       As filed with the Securities Exchange Commission on June 14, 2000
                                                              File No. 333-76609

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM S-11A3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          CORNERSTONE REALTY FUND, LLC

      (Exact name of registrant as specified in its governing instruments)
                         4590 MacArthur Blvd., Suite 610
                             Newport Beach, CA 92660
                                 (949) 852-1007
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Terry G. Roussel
                         4590 MacArthur Blvd., Suite 610
                             Newport Beach, CA 92660
                                 (949) 852-1007
  (Name, address, including zip code, and telephone number, including area code, of registrant's agent for service of process)

                                   Copies to:
                           Karen Nicolai Winnett, Esq.
                        Oppenheimer Wolff & Donnelly LLP
                       500 Newport Center Drive, Suite 700
                             Newport Beach, CA 92660
                                 (949) 823-6000

         Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


=============================================================================================================================
                                                       Amount        Proposed maximum        Proposed            Amount of
                     Title of                           to be         offering price         maximum           registration
            securities being registered               registered         per unit         offering price            fee
-----------------------------------------------------------------------------------------------------------------------------
LIMITED LIABILITY COMPANY UNITS..........              100,000*            $500             $50,000,000           $13,900
=============================================================================================================================


* Includes Limited Liability Company Units that may be offered upon the Managing Member's exercise of the right to sell up to an additional 50,000 Limited Liability Company Units.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

             PROSPECTUS SUBJECT TO COMPLETION, DATED ____________, 2000
                                   $3,000,000
                          CORNERSTONE REALTY FUND, LLC
                   UNITS OF LIMITED LIABILITY COMPANY INTERESTS
                   MINIMUM OFFERING OF 6,000 UNITS ($3,000,000)
                  MAXIMUM OFFERING OF 50,000 UNITS ($25,000,000)

                                ----------------
         Cornerstone Realty Fund, LLC is a California limited liability company which will invest in multi-tenant industrial business parks catering to small business tenants. We will purchase properties on an all cash basis. We will not use debt financing. Our managing member is Cornerstone Industrial Properties, LLC, a California limited liability company.

         SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF THE MATERIAL RISKS OF PURCHASING UNITS INCLUDING:

      -  OUR UNITS WILL NOT BE TRADED ON ANY EXCHANGE OR NASDAQ.
      - WE DO NOT OWN ANY PROPERTIES AND HAVE NOT SPECIFIED ANY PROPERTIES WE WILL PURCHASE. IF WE SELL LESS THAN ALL THE UNITS, WE MAY LACK ASSET DIVERSIFICATION.
      -  YOU WILL RELY COMPLETELY ON THE MANAGING MEMBER IN MANAGING THE FUND.
      - WE HAVE AUTHORIZED THE PAYMENT OF SUBSTANTIAL FEES TO MANAGING MEMBER AND ITS AFFILIATES:
         -  Property management fee of 6% of rents
         - Property refurbishment supervision fee of 10% of property improvements
         -  Leasing commissions of up to 6% of scheduled rents
         -  Sales commissions of up to 6% on properties sold
         - 10% of cash from operations each year until investors receive an 8% per year return, then 50% of cash from operations
         - After investors receive the return of their investment, 10% of cash from property sales until investors receive an overall 8% per year return taking into account all prior distributions, and thereafter 50% of cash from property sales
      -  WE WILL PAY SUBSTANTIAL FEES TO DEALER MANAGER FOR SELLING THE UNITS:
         - Commissions of 8% on first $3,000,000 of funds raised and 7% thereafter
         -  Marketing fees of 2.0% of funds raised less $30,000
         -  Expense allowances of 1 1/2% of funds raised
      - YOU MAY BE UNABLE TO RESELL OR DISPOSE OF UNITS AND THERE ARE LIMITATIONS ON TRANSFER.


         The dealer manager must sell the minimum number of securities offered (6,000 units) if any are sold. The dealer manager is required to use only its best efforts to sell the maximum number of securities offered (50,000 units). The offering will end on ______, 2002. Funds received from investors will be placed in escrow at U.S. Bank, National Association, Newport Beach,
California until the minimum offering amount has been raised. There is a minimum investment of $2,500 for 5 units or $1,000 for 2 units for IRAs and tax-qualified retirement plans.


------------------------------------------------------------------------------------------------------------------------------------
                                                    Price to Public            Selling  Commissions                Proceeds to Fund
------------------------------------------------------------------------------------------------------------------------------------
Per Limited Liability Company Unit
    for the first $3,000,000 of Units......                    $500                             $40                            $460
Per Limited Liability Company Unit
    thereafter                                                 $500                             $35                            $465
Total Minimum..............................              $3,000,000                        $240,000                      $2,760,000
Total Maximum..............................             $25,000,000                      $1,780,000                     $23,220,000
Total Maximum with Right...................             $50,000,000                      $3,530,000                     $46,470,000
------------------------------------------------------------------------------------------------------------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is __________, 2000

         The information in this prospectus is not complete and may be amended. We may not sell units until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor a solicitation of an offer to buy the units in any state where the offer or sale is not permitted.

                                                    TABLE OF CONTENTS



PROSPECTUS SUMMARY................................................................................................1
RISK FACTORS......................................................................................................5
      WE WILL NOT BE ABLE TO DIVERSIFY OUR INVESTMENTS IF WE RAISE ONLY THE MINIMUM OFFERING......................5
      THE MANAGING MEMBER MAY PURCHASE UNITS TO ENABLE US TO REACH THE MINIMUM....................................5
      YOU ARE RELYING ENTIRELY ON THE MANAGING MEMBER TO MANAGE THE FUND..........................................5
      THERE WILL NOT BE A PUBLIC MARKET FOR THE UNITS.............................................................5
      THERE ARE LIMITATIONS ON YOUR TRANSFER OF UNITS.............................................................5
      WE MAY NOT GENERATE SUFFICIENT CASH FOR DISTRIBUTIONS.......................................................5
      YOU MAY HAVE ADVERSE TAX CONSEQUENCES IF YOU SELL YOUR UNITS................................................5
      CORNERSTONE VENTURES, INC. AND ITS OFFICERS ALSO HAVE MANAGEMENT RESPONSIBILITIES TO OTHER
      ENTITIES....................................................................................................5
      WE HAVE NOT IDENTIFIED ANY PROPERTIES WE PLAN TO PURCHASE...................................................6
      YOUR INVESTMENT IN THE UNITS WILL NOT PROVIDE YOU WITH TAX SHELTER FOR YOUR OTHER INCOME....................6
      PLAN FIDUCIARIES OF ERISA PLANS INVESTING IN UNITS COULD BE RESPONSIBLE FOR FUND LOSSES.....................6
      YEAR 2000 TECHNOLOGY ISSUES COULD AFFECT OUR OPERATIONS.....................................................6
      A DELAY IN OUR PURCHASE OF PROPERTIES MAY DELAY DISTRIBUTIONS TO YOU........................................7
      WE CANNOT ASSURE YOU THAT DESIRABLE INCOME-PRODUCING PROPERTIES WILL BE AVAILABLE FOR US
      TO PURCHASE OR THAT THE PURCHASE TERMS WILL BE ECONOMICALLY ATTRACTIVE......................................7
      MULTI-TENANT INDUSTRIAL PROPERTIES ACCOMMODATING SMALL BUSINESS TENANTS HAVE A SUBSTANTIAL ON-
      GOING RISK OF TENANT LEASE DEFAULTS.........................................................................7
      RISKS WE DO NOT CONTROL WILL AFFECT THE VALUE OF OUR PROPERTIES.............................................7
      WE MAY EXPERIENCE UNINSURED LOSSES ON OUR PROPERTIES........................................................7
      WE MAY BE SUBJECT TO ENVIRONMENTAL LIABILITIES..............................................................7
      WE WILL NOT SEEK ANY RULINGS FROM THE INTERNAL REVENUE SERVICE REGARDING ANY TAX ISSUES.....................8
      IF WE LOSE OUR "PARTNERSHIP" STATUS WE WOULD BE TAXED AS A CORPORATION......................................8
      IF WE ARE CLASSIFIED AS A "PUBLICLY TRADED PARTNERSHIP" WE WOULD BE TAXED AS A CORPORATION..................8
      THE IRS MAY CHALLENGE OUR ALLOCATIONS OF INCOME, GAIN, LOSS, AND DEDUCTION..................................8
      THE IRS MAY DISALLOW DEDUCTION OF FEES AND EXPENSES OR REALLOCATE BASIS.....................................8
      YOU MAY BE TAXED ON INCOME WHICH EXCEEDS THE CASH DISTRIBUTIONS MADE TO YOU.................................8
      YOU MAY BE SUBJECT TO ALTERNATIVE MINIMUM TAX WHICH COULD REDUCE TAX BENEFITS FROM YOUR
      PURCHASE OF UNITS...........................................................................................8
      OUR FEDERAL INCOME TAX RETURNS MAY BE AUDITED BY THE IRS....................................................9
      THE STATE OR LOCALITY IN WHICH YOU ARE A RESIDENT OR IN WHICH WE OWN PROPERTIES MAY IMPOSE
      INCOME TAX ON US OR ON YOUR SHARE OF OUR TAXABLE INCOME.....................................................9
      FUTURE EVENTS MAY RESULT IN FEDERAL INCOME TAX TREATMENT OF US AND YOU THAT IS MATERIALLY AND
      ADVERSELY DIFFERENT FROM THE TREATMENT WE HAVE DESCRIBED IN THIS PROSPECTUS.................................9
WHO MAY INVEST....................................................................................................9
   For California Residents......................................................................................10
   For California and Indiana Residents..........................................................................10
   For Iowa Residents............................................................................................10
ESTIMATED USE OF PROCEEDS........................................................................................12
SELECTED FINANCIAL DATA..........................................................................................13
MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATION..........................................14
MANAGEMENT COMPENSATION..........................................................................................15
      OUR MANAGEMENT COMPENSATION DIFFERS SIGNIFICANTLY FROM MANAGEMENT COMPENSATION IN
      TYPICAL PUBLIC REAL ESTATE PROGRAMS........................................................................15
FIDUCIARY RESPONSIBILITIES OF THE MANAGING MEMBER................................................................18
MANAGEMENT.......................................................................................................19
   Management of the Managing Member.............................................................................20

                                       (i)

   Compensation..................................................................................................20
   Services Performed by Others..................................................................................20
PRIOR PERFORMANCE................................................................................................21
CONFLICTS OF INTEREST............................................................................................22
INVESTMENT OBJECTIVES AND POLICIES...............................................................................25
   General.......................................................................................................25
   Types of Investments..........................................................................................25
   Investment Restrictions.......................................................................................25
   Borrowing Policies............................................................................................26
   Distributions.................................................................................................26
   Managing Cash Distributions...................................................................................26
   Sale of Fund Properties.......................................................................................27
   Authority of the Managing Member..............................................................................27
BUSINESS.........................................................................................................28
   General.......................................................................................................28
   Multi-Tenant Industrial Business Parks........................................................................28
   For California Residents......................................................................................29
   The Small Business Opportunity................................................................................29
   Higher Construction Costs.....................................................................................32
   Acquisition Strategies........................................................................................32
   Property Features.............................................................................................33
   Property Selection............................................................................................33
   The Asset Management Function.................................................................................34
   Property Management Services..................................................................................34
SUMMARY OF THE OPERATING AGREEMENT...............................................................................36
   General.......................................................................................................36
   Capital Contributions and Members.............................................................................36
   Capital Accounts..............................................................................................36
   Control of Our Operations.....................................................................................36
   Compensation of the Managing Member and Affiliates............................................................36
   Allocations and Distributions.................................................................................36
   Meetings of Members...........................................................................................37
   Voting........................................................................................................37
   Payments to Managing Member upon Removal......................................................................37
   No Certificates for Units will be Issued......................................................................37
   Transfer of Units.............................................................................................37
   Allocations and Distributions on Transfer of Units............................................................38
   Other Activities..............................................................................................38
   Dissolution...................................................................................................38
   Repurchase of Units...........................................................................................38
   Books and Records.............................................................................................38
   Reports.......................................................................................................39
   Power of Attorney.............................................................................................39
FEDERAL INCOME TAX CONSIDERATIONS................................................................................40
   General.......................................................................................................40
   Legal Opinion.................................................................................................40
   Partnership Status............................................................................................41
      GENERAL CLASSIFICATION RULES...............................................................................41
      PUBLICLY TRADED PARTNERSHIP RULES..........................................................................42
   Taxation of the Unitholders...................................................................................43
   Qualified Plan Investors......................................................................................43


                                       (ii)

   Allocations of Net Income and Net Loss........................................................................44
   Allocations to Newly Admitted Unitholders or Transferees of Units.............................................44
   Basis, At Risk, and Passive Activity Limitations on Deduction of Losses.......................................45
   Passive Activity Income.......................................................................................45
   Cash Distributions to Unitholders.............................................................................46
   Alternative Minimum Tax.......................................................................................46
   Syndication and Organizational Expenses.......................................................................46
   Tax Treatment of Certain Fees.................................................................................46
   Sale of Units.................................................................................................47
   Dissolution of the Fund.......................................................................................47
   Allocation of Fund's Purchase Price in Properties.............................................................47
   Property Held Primarily For Sale..............................................................................48
   Capital Gains and Losses......................................................................................48
   Audit of Income Tax Returns...................................................................................48
   Election for Basis Adjustments................................................................................49
   Interest on Underpayment of Taxes.............................................................................49
   Accuracy-Related Penalties....................................................................................49
   State and Local Taxes.........................................................................................50
   Foreign Investors as Unitholders..............................................................................50
   Tax Shelter Registration......................................................................................51
   Importance of Obtaining Professional Tax Advice...............................................................51
ERISA CONSIDERATIONS.............................................................................................52
   ERISA Fiduciary Duties........................................................................................52
   Prohibited Transactions.......................................................................................52
   Plan Asset Regulations........................................................................................52
   Publicly Offered Securities...................................................................................52
      REGISTERED.................................................................................................52
      WIDELY-HELD................................................................................................52
      FREELY-TRANSFERABLE........................................................................................52
   Real Estate Operating Company.................................................................................53
   Non-ERISA Plans...............................................................................................53
THE OFFERING.....................................................................................................54
   Offering Amounts and Length of Offering.......................................................................54
   How the Units are Being Offered...............................................................................54
   Compensation to the Dealer Manager for Selling the Units......................................................54
   Escrow Conditions.............................................................................................55
   Interest on Escrowed Funds....................................................................................55
   How to Purchase Units.........................................................................................55
   Determination of Investor Suitability.........................................................................55
   Volume Discounts..............................................................................................56
HOW TO SUBSCRIBE.................................................................................................57
YOUR REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT................................................58
SUPPLEMENTAL SALES MATERIAL......................................................................................58
LEGAL MATTERS....................................................................................................59
EXPERTS..........................................................................................................59
AVAILABLE INFORMATION............................................................................................59
ADDITIONAL INFORMATION...........................................................................................60
INDEX TO FINANCIAL STATEMENTS....................................................................................61
PRIOR PERFORMANCE TABLES.........................................................................................62
   TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS...........................................................64
   TABLE II - COMPENSATION TO SPONSOR AND AFFILIATES.............................................................65
   TABLE III - OPERATING RESULTS FROM PRIOR PROGRAMS.............................................................66


                                       (iii)

   TABLE IV - RESULTS OF COMPLETE PROGRAMS.......................................................................73
   TABLE V - SALE OR DISPOSAL OF PROPERTY........................................................................75
   TABLE VI - GENERAL INFORMATION OF PROJECTS....................................................................79


EXHIBITS:
         Exhibit "A"     -  Operating Agreement
         Exhibit "B"     -  Opinion of Tax Counsel
         Exhibit "C-1"   -  Subscription Agreement
         Exhibit "C-2"   -  IRA Application and Subscription Document


                                     (iv)

                               PROSPECTUS SUMMARY

This summary highlights selected information from the prospectus and may not contain all of the information that is important to you.

THE FUND:                           We are a California limited liability
                                    company which will invest in multi-tenant industrial business parks catering to small business tenants. We will purchase properties on an all cash basis. We will not use any debt financing. We will purchase existing, leased properties located in major metropolitan areas in the United States.


TERM OF INVESTMENT:                 We expect to own our properties for 5 years,
                                    but we may hold our properties for a longer period of time. We are required by the operating agreement to sell our properties and dissolve in the year 2010.


INVESTMENT OBJECTIVES               Our primary investment objectives are to:
AND POLICIES
                                            -   Reduce risk by acquiring
                                                properties on an all cash basis
                                            -   Provide periodic cash
                                                distributions from rental
                                                operations
                                            -   Increase income by reducing
                                                operating costs and entering
                                                into leases with scheduled rent
                                                increases
                                            -   Generate additional income on
                                                sale of our properties by using
                                                asset management strategies to
                                                increase property values

DEPRECIATION METHOD:             We intend to use the straight-line method of
                                 depreciation for real property and accelerated methods of depreciation for personal property.

FUND MEMBERS:                    By purchasing units, you will become a member
                                 of the fund. You will NOT participate in our management.

MANAGEMENT:                      Our managing member is Cornerstone Industrial
                                 Properties, LLC, a California limited liability company. Our managing member is managed by Cornerstone Ventures, Inc. Cornerstone
                                 Ventures, Inc. is an experienced real estate operating company specializing in the acquisition, operation and repositioning of multi-tenant industrial business parks catering to small business tenants.

                                 -------------------
                                      Cornerstone     Manager of managing member
                                     Ventures, Inc.
                                 -------------------

                                 -------------------
                                    Managing Member   Manager of fund
                                 -------------------

                                 -------------------
                                          Fund
                                 -------------------

                                 Our managing member will:
                                     -    Identify properties to be acquired
                                     -    Create a business plan for enhancing
                                          the income and values of our
                                          properties
                                     -    Supervise property management,
                                          leasing, refurbishment, and operations
                                          of our properties
                                     -    Supervise our operations and our
                                          communications with you.
                                     -    Supervise the sale of our properties

                                 The historical performance of other programs managed by Cornerstone Ventures, Inc. and its affiliates is disclosed in the "Prior Performance" section of this prospectus beginning at page 21.


                                 The address and telephone number of the
                                 managing member is:

                                          4590 MacArthur Boulevard
                                          Suite 610
                                          Newport Beach, California 92660
                                          949/852-1007

ESTIMATED USE OF PROCEEDS:       The minimum amount we will raise is $3,000,000.
                                 The maximum amount we expect to raise is $25,000,000. The managing member has the right to have the fund raise up to an additional
                                 $25,000,000. The managing member and its affiliates may purchase units in this offering.
                                 These purchases may be made to enable us to reach the minimum raise of $3,000,000. We will use the money raised in the offering to purchase properties and for working capital.
                                 The managing member estimates that we will pay an average purchase price of $5,000,000 for each property we purchase.

PROPERTY DESCRIPTIONS:           We do not presently own any properties. As of
                                 the date of this prospectus, we have not chosen any properties to purchase. Properties which we purchase will be described in a supplement to the prospectus.


COMPENSATION TO THE              We will pay the managing member and the dealer
MANAGING MEMBER AND              manager significant compensation for services
DEALER MANAGER:                  in the offering of units and the management,
                                 leasing and sale of properties as follows:

                                 We have authorized the payment of substantial fees to the managing member and its affiliates:

                                    -   Property management fee of 6% of rents
                                    -   Property refurbishment supervision fee
                                        of 10% of  property improvements
                                    -   Leasing commissions of up to 6% of
                                        scheduled rents
                                    -   Sales commissions of up to 6% on
                                        properties sold
                                    -   10% of cash from operations each year
                                        untilinvestors receive an 8% per year
                                        return, then 50% of cash from operations
                                    -   After investors receive the return of
                                        their investment, 10% of net proceeds
                                        from property sales until investors
                                        receive an overall 8% per year return
                                        taking into account all prior
                                        distributions, and thereafter 50% of net proceeds from property sales


                                 THE MANAGING MEMBER WILL NOT CHARGE US FOR
                                 PROPERTY ACQUISITION FEES WHICH ARE TYPICALLY PAID IN CASH TO THE MANAGER AT THE TIME A PROPERTY IS FIRST ACQUIRED. THE MANAGING MEMBER WILL NOT CHARGE US A FIXED ASSET MANAGEMENT FEE OR FUND ADMINISTRATION SUPERVISORY FEES WHICH ARE GENERALLY CHARGED ON A QUARTERLY BASIS THROUGHOUT THE LIFE OF A FUND. IN OTHER PROGRAMS, THESE FEES ARE CHARGED EVEN WHEN THE PROGRAM IS NOT PROFITABLE. The managing member believes that allocations and distributions and managing member compensation have been structured to align the interests of the managing member with your interests. The compensation structure motivates the managing member to maximize income at the properties and minimize operating costs in order to generate the highest possible cash flow. The compensation structure also motivates the managing member to maximize the value of the properties as quickly as possible and sell the properties.


                                 We will also pay fees to the dealer manager for selling the offering:


                                        -  Commissions of 8% of the first
                                           $3,000,000 of funds raised and 7%
                                           thereafter
                                        -  Marketing fees of 2% of funds raised
                                           less $30,000
                                        -  Expense allowances of 1 1/2 of
                                           funds raised.



                                 The dealer manager is an affiliate of the managing member.


OPERATING AGREEMENT:             The operating agreement governs the manner in
                                 which we operate. The operating agreement is included as Exhibit "A" to this prospectus.

DISTRIBUTIONS:

--------------------------------------------------------------------------------
                                 DISTRIBUTIONS TO UNITHOLDERS

--------------------------------------------------------------------------------
 NET CASH FLOW FROM OPERATIONS   Unitholders will receive 90% of net cash flow
                                 from operations each year until unitholders have received distributions equal to an 8% per annum return for the year, and early investors have received the early investors' 12% incentive return, and thereafter unitholders will receive 50% of net cash flow from operations

 NET PROCEEDS FROM PROPERTY      Unitholders will receive 100% of net proceeds
 SALES                           from property sales until unitholders have
                                 received distributions equal to their original investment, then unitholders will receive 90% of net proceeds from property sales until unitholders have received an 8% per annum return since the date of their investment and early investors have received the early investors' 12% incentive return taking into account all prior distributions, and thereafter unitholders will receive 50% of net proceeds from property sales

--------------------------------------------------------------------------------
EARLY INVESTORS 12% INCENTIVE    Unitholders who purchase the first 6,000 units
RETURN:                          we sell will receive the early investors'
                                 12% incentive return for a period of 12 months from the date the purchase price for those units is deposited in escrow. The early investors' 12% incentive return is equal to a 12% annual, non-cumulative simple return. This
                                 12% incentive return is being made to the early investors instead of the regular 8% return. We anticipate making distributions to pay the early investors' 12% incentive return no later than 12 months after the closing of the minimum offering.

                                 We will determine which investors purchased the first 6,000 units based on the date their investment funds are deposited in escrow. In the event the escrow agent receives investment funds which exceed 6,000 units, investors depositing funds on the day on which we sell the first 6,000 units will be chosen to be included as early investors based first on the amount of their investment with larger investments being given first priority and thereafter by random drawing.

                                 Once the first 6,000 units are sold, we will supplement this prospectus to advise potential investors that the early investors' 12% incentive return is not available for units subsequently sold.

AMOUNT AND TIMING OF             The amount and timing of distributions we make
DISTRIBUTIONS:                   will vary. While we are selling units in this
                                 offering, we expect distributions to be erratic or non-existent due to lack of completing a property acquisition, higher uncertainty of cash flow from rental operations and our higher administrative costs relative to the revenues we are generating from rental operations. The amount of distributions will also depend on the overall size of our fund. If we sell less than all of the units we are offering, our fixed operating costs will be higher per unit and will reduce the amount available for distributions per unit.

                                 We anticipate that we will make our first distribution of net cash flow from operations no later than 12 months after the closing of the minimum offering.

ALLOCATIONS:                     The allocation provisions of the operating
                                 agreement are designed to allocate net income and net loss to the managing member and the unitholders in a similar manner as cash distributions are made. The allocations include balancing or "chargeback" provisions to even out net income and net loss allocations from year to year.

--------------------------------------------------------------------------------
                      ALLOCATION OF NET INCOME AND NET LOSS TO UNITHOLDERS

--------------------------------------------------------------------------------
 NET INCOME                      Net income is allocated (1) in an amount equal
                                 to the prior allocation of net loss to
                                 unitholders; (2) in an amount equal to prior
                                 cash distributions to unitholders; and then (3)
                                 50% to unitholders
--------------------------------------------------------------------------------

 NET LOSS Net loss is allocated (1) in an amount equal to the prior allocation of net income; and then
                                 (2) 90% to unitholders
--------------------------------------------------------------------------------

THE OFFERING:                    We are offering a minimum of 6,000 units and a
                                 maximum of 50,000 units at $500 per unit. We will raise between $3,000,000 and $25,000,000.
                                 The managing member may increase the maximum amount we will raise to up to $50,000,000. The offering will end on ___________, 2002. If we do not raise $3,000,000 on or before __________, 2001, subscription proceeds plus interest as earned will be returned to subscribers within 10 days thereafter.

WHO MAY INVEST:                  YOU MUST MEET ONE OF TWO FINANCIAL TESTS TO
                                 INVEST IN THE UNITS. YOU MUST EITHER


                                     -   HAVE A NET WORTH OF AT LEAST $150,000
                                         EXCLUDING YOUR HOME, HOME FURNISHINGS
                                         AND AUTOMOBILES OR


                                     -   HAVE A NET WORTH OF AT LEAST $45,000
                                         EXCLUDING YOUR HOME, HOME FURNISHINGS
                                         AND AUTOMOBILES AND HAVE GROSS INCOME
                                         IN EXCESS OF $45,000 PER YEAR.


                                 YOU SHOULD PURCHASE THE UNITS ONLY AS A
                                 LONG-TERM INVESTMENT. YOU SHOULD NOT INVEST
                                 MONEY WHICH YOU MAY NEED TO USE FOR
                                 EMERGENCIES. You may not be able to sell your units in the event of a financial emergency because there will not be a public trading market for the units.

RISK FACTORS:                    Before purchasing units, you should carefully
                                 review the "Risk Factors" section of the prospectus which follows this summary.


                                  RISK FACTORS

         You should carefully consider the following risk factors and the other information in this prospectus before purchasing units.

         WE WILL NOT BE ABLE TO DIVERSIFY OUR INVESTMENTS IF WE RAISE ONLY THE MINIMUM OFFERING. Our ability to reduce risk by purchasing multiple properties in different geographic areas will be limited by the amount of funds we raise. We will consider the purchase of properties with prices ranging between $2.5 million and $15 million. We may not sell all of the units we are offering. If only $3,000,000 is raised, we will be able to acquire only one property.

         THE MANAGING MEMBER MAY PURCHASE UNITS TO ENABLE US TO REACH THE MINIMUM. The managing member may purchase up to $450,000 of units to enable us to reach the minimum offering of $3,000,000.


         YOU ARE RELYING ENTIRELY ON THE MANAGING MEMBER TO MANAGE THE FUND. You will have no right or power to take part in the management of the fund, except through the exercise of your limited voting rights described in the operating agreement. You should not purchase units unless you are willing to trust the managing member to manage the fund. See "Summary of the Operating Agreement - Voting."



         THERE WILL NOT BE A PUBLIC MARKET FOR THE UNITS. You may not be able to sell your units promptly or at the price you want. You may not be able to use your units as collateral for a loan. You may not be able to sell your units in the event of a financial emergency. You should purchase units only as a long-term investment.

         THERE ARE LIMITATIONS ON YOUR TRANSFER OF UNITS. Transfer of the units is restricted by the operating agreement. You may NOT:

         - Transfer units to persons who do not meet the suitability requirements is described under "Who May Invest" at page 9 of this prospectus
         -    Transfer partial units
         - Transfer less than the minimum investment of 5 units or 2 units for tax qualified retirement plans
         - Retain less than the minimum investment of 5 units or 2 units for tax qualified retirement plan following a transfer


See "Summary of the Operating Agreement - Transfer of Units."


         WE MAY NOT GENERATE SUFFICIENT CASH FOR DISTRIBUTIONS. If the rental revenues from the properties we acquire do not exceed our operating expenses, we will not be able to make cash distributions until such time as we sell a property.


         YOU MAY HAVE ADVERSE TAX CONSEQUENCES IF YOU SELL YOUR UNITS. If your original basis in your units is reduced by losses, the sale of your units would force you to recapture the prior losses even if the sale price was the same as the amount you originally invested. See "Federal Income Tax Consequences - Sale of Units."


         CORNERSTONE VENTURES, INC. AND ITS OFFICERS ALSO HAVE MANAGEMENT RESPONSIBILITIES TO OTHER ENTITIES. Cornerstone Ventures, Inc. may have conflicts of interests in allocated management time between us and other entities. These other entities purchase, operate and sell the same type of properties which we will be purchasing. Our managing member which is operated by Cornerstone Ventures, Inc.

may have conflicts of interest in determining which entity will acquire a particular property. A conflict could also arise in deciding whether or not to sell a property since the interest of the managing member and your interests may differ as a result of their financial and tax position and the compensation to which our managing member or affiliates may be entitled to receive upon the sale of a property. See "Conflicts of Interest."


         WE HAVE NOT IDENTIFIED ANY PROPERTIES WE PLAN TO PURCHASE. Our ability to achieve our investment objectives and to make cash distributions to you depends upon the properties we purchase. You will not have a chance to evaluate the purchase terms or financial data concerning the properties before we purchase them.


         YOUR INVESTMENT IN THE UNITS WILL NOT PROVIDE YOU WITH TAX SHELTER FOR YOUR OTHER INCOME. We expect that any tax deductions you are allocated from us will NOT be sufficient to shelter all of the income you are allocated by us.


         RESIDENTS OF CERTAIN STATES MUST MEET HIGHER SUITABILITY STANDARDS.
The fund did not comply with all merit offering requirements in these states and/or qualified the units for sale based on a limited offering qualification or exemption. Residents of the states of california, indiana, iowa, north carolina and washington must meet the higher suitability standards set forth under "Who May Invest."


         PLAN FIDUCIARIES OF ERISA PLANS INVESTING IN UNITS COULD BE RESPONSIBLE FOR FUND LOSSES. If our assets are "plan assets" under ERISA (1) the exemptions from the "prohibited transaction" rules under ERISA might not be available for our transactions, and (2) the prudence standards of ERISA would apply to investments made by us. We believe that our assets will not be ERISA "plan assets" of any qualified pension, profit-sharing and stock bonus plans, including Keogh plans and IRAs that invest in the units. We have not obtained a legal opinion on this issue. ERISA makes plan fiduciaries personally responsible for any losses resulting to any such plan from any breach of fiduciary duty and the IRS imposes nondeductible excise taxes on prohibited transactions. See "Erisa Considerations."


         YEAR 2000 TECHNOLOGY ISSUES COULD AFFECT OUR OPERATIONS. Many computer systems record years in a two-digit format. These systems may recognize a date using "00" as the year 1900 rather than the year 2000. This could lead to disruptions of operations. We have confirmed that all of our computer systems will be able to function without disruption due to Year 2000 issues. We cannot predict the extent to which the Year 2000 issues will affect the operations of the properties we acquire or the companies with whom we do business, including providers of financial reporting, investor relations and management services, sellers and purchasers of properties and tenants. Disruptions in the systems of others could have a material adverse effect on our business financial condition and results of operations. The worst case scenario would be that (1) we experience limited operational problems with the properties we acquire, (2) we receive inaccurate financial reports from others, and (3) that we experience delays in receipt of money due to us. Few computer-based systems are used in the operation of multi-tenant industrial real properties other than fire monitoring systems which automatically notify the fire department. A failure of these systems can be temporarily addressed by providing on-site after hours security personnel. Because we are buying the properties for all cash, inaccurate financial reports or delay in receipt of funds due to us over a short period of time is not expected to require extensive contingency plans since we will not be at risk of loan defaults or property foreclosures.

         A DELAY IN OUR PURCHASE OF PROPERTIES MAY DELAY DISTRIBUTIONS TO YOU. Our ability to accomplish our investment objectives and the timing of distributions of cash to you will depend upon the success and timing of our purchase of properties. There may be a substantial period of time before we purchase a property, which would delay our making distributions to you.

         WE CANNOT ASSURE YOU THAT DESIRABLE INCOME-PRODUCING PROPERTIES WILL BE AVAILABLE FOR US TO PURCHASE OR THAT THE PURCHASE TERMS WILL BE ECONOMICALLY ATTRACTIVE. We cannot assure you that we will be successful in purchasing properties on financially attractive terms or that, if we purchase properties, the properties we purchase will be desirable properties or will increase in value.

         MULTI-TENANT INDUSTRIAL PROPERTIES ACCOMMODATING SMALL BUSINESS TENANTS HAVE A SUBSTANTIAL ON-GOING RISK OF TENANT LEASE DEFAULTS. If a tenant defaults on a lease, we will generally lose rental income and have to pay legal costs, repair costs and re-leasing commissions. We may be unable to re-lease the property for as much rent as we previously received. We may incur additional expenditures in re-leasing the property. We could experience delays in enforcing our rights and collecting rents due from a defaulting tenant.

         RISKS WE DO NOT CONTROL WILL AFFECT THE VALUE OF OUR PROPERTIES. The values of the properties we purchase will be affected by:

         -    changes in the general economic climate
         - oversupply of space or reduced demand for real estate in local area
         -    competition from other available space
         -    governmental regulations
         -    changes in zoning or tax laws
         -    interest rate levels
         -    availability of financing
         -    potential liability under environmental laws

         These factors may cause our rental income and the value of our properties to decrease and may make it difficult for us to sell properties.

         WE MAY EXPERIENCE UNINSURED LOSSES ON OUR PROPERTIES. We intend to obtain commercial general liability insurance and property damage insurance on our properties. We believe this insurance will be adequate to cover most risks. We may not obtain earthquake insurance on our properties due to the lack of available and affordable earthquake insurance. If one of our properties sustains damage as a result of an earthquake, we may incur substantial losses and lose our investment in the property. If we, as a property owner, incur any liability which is not fully covered by insurance, we would be liable for such amounts, and the return you receive on your investment could be reduced.

         WE MAY BE SUBJECT TO ENVIRONMENTAL LIABILITIES. An owner or operator of real estate may be required by various federal and state environmental laws and regulations to investigate and clean up hazardous or toxic substances, asbestos containing materials, or petroleum product releases at the property. The presence of contamination or the failure to remedy contamination will adversely affect the owner's ability to sell or lease real estate. The owner or operator of a site may be liable to third parties for damages and injuries resulting from environmental contamination.

         We will obtain satisfactory Phase I environmental assessments on each property we purchase. A Phase I assessment is an inspection and review of the property, its existing and prior uses, aerial maps and records of government agencies for the purpose of determining the likelihood of environmental contamination. A Phase I assessment includes only non-invasive testing. Where indicated, we may also obtain a Phase II assessment of the property. A Phase II assessment involves further exploration and may include soils testing, lead paint testing or asbestos testing. The managing member may determine that a Phase I or Phase II environmental assessment is satisfactory even if an environmental problem exists and has not been resolved at the time we purchase the property. This could happen if the seller has agreed in writing to pay for any costs we incur or if the managing member determines that the problem is minor or can be easily remediated by us at a reasonable cost. It is possible that a seller will not be able to pay the costs we incur or that the managing member may underestimate the cost of remediation. It is also possible that all environmental liabilities will not be identified or that a prior owner, operator or current occupant has created an environmental condition which we do not know about. We are unable to assure you that future laws, ordinances or regulations will not impose material environmental liability on us or that the current environmental condition of our properties will not be affected by our tenants, or by the condition of land or operations in the vicinity of our properties such as the presence of underground storage tanks or groundwater contamination.

         WE WILL NOT SEEK ANY RULINGS FROM THE INTERNAL REVENUE SERVICE REGARDING ANY TAX ISSUES. We are relying on opinions of our legal counsel. The opinions are based upon representations and assumptions and conditioned upon the existence of specified facts. The opinions are not binding on the IRS or the courts. For a more complete discussion of the tax risks and tax consequences of an investment in units, see "Federal Income Tax Considerations."


         IF WE LOSE OUR "PARTNERSHIP" STATUS WE WOULD BE TAXED AS A CORPORATION. Our legal counsel has given the opinion included as Exhibit "B" to the prospectus that we will be treated as a "partnership" for federal income tax purposes and that we will not be treated as an association taxable as a corporation, subject to the publicly-traded partnership rules discussed below. If we were to be reclassified as an association taxable as a corporation, we would be taxed on our net income at rates of up to 35% for federal income tax purposes. All items of our income, gain, loss, deduction, and credit would be reflected only on our tax returns and would not be passed through to you. If we were treated as a corporation, distributions to you would be ordinary dividend income to the extent of our earnings and profits, and the payment of such dividends would not be deductible by us. See "Federal Income Tax Consequences - Partnership Status."



         IF WE ARE CLASSIFIED AS A "PUBLICLY TRADED PARTNERSHIP" WE WOULD BE TAXED AS A CORPORATION. The application of "publicly traded partnership" rules to us will be based upon future facts. The IRS may determine that we will be treated as a "publicly-traded partnership" if our units are publicly traded or frequently transferred. We have included provisions in the operating agreement designed to avoid this result. Our classification as a "publicly-traded partnership" could result in our being taxed as a corporation. Our net income could be treated as portfolio income rather than passive income. See "Federal Income Tax Consequences - Partnership Status."



         THE IRS MAY CHALLENGE OUR ALLOCATIONS OF INCOME, GAIN, LOSS, AND DEDUCTION. The operating agreement provides for the allocation of income, gain, loss and deduction among the unitholders. The rules regarding partnership allocations are complex. It is possible that the IRS could successfully challenge the allocations in the operating agreement and reallocate items of income, gain, loss or deduction in a manner which reduces benefits or increases income allocable to you. See "Federal Income Tax Consequences - Allocation of Net Income and Net Loss."


         THE IRS MAY DISALLOW DEDUCTION OF FEES AND EXPENSES OR REALLOCATE BASIS. The IRS may challenge or disallow our deduction of some or all fees and expenses. The IRS could seek to reallocate our basis in properties among land, improvements and personal property. This could result in reduced tax losses or increased income without a corresponding increase in net cash flow to you.

         YOU MAY BE TAXED ON INCOME WHICH EXCEEDS THE CASH DISTRIBUTIONS MADE TO YOU. In any year in which we report income or gain in excess of expenses, you will be required to report your share of such net income on your personal income tax returns even though you may have received total cash distributions which are less than the amount of net income you must report.


         YOU MAY BE SUBJECT TO ALTERNATIVE MINIMUM TAX WHICH COULD REDUCE TAX BENEFITS FROM YOUR PURCHASE OF UNITS. The effect of the alternative minimum tax upon you depends on your particular overall tax and financial situation. You should consult with your tax advisor regarding the possible application of this tax. See "Federal Income Tax Consequences - Alternative Income Tax."


         OUR FEDERAL INCOME TAX RETURNS MAY BE AUDITED BY THE IRS. This could result in an audit by the IRS of your federal income tax returns. An audit of your returns could result in adjustments to items on your returns that are related or unrelated to us. There are special procedures pertaining to audits of partnership tax returns which may reduce the control that you would otherwise have over proceedings concerning any proposed adjustment of our tax items by the IRS. If the IRS determines that you have underpaid tax, you would be required to pay the amount of the underpayment plus interest on the underpayment. You may also be liable for penalties from the date the tax originally was due. See "Federal Income Tax Considerations - Audit of Income Tax Returns, - Interest on Underpayment of Taxes, and - Accuracy-Related Penalties."


         THE STATE OR LOCALITY IN WHICH YOU ARE A RESIDENT OR IN WHICH WE OWN PROPERTIES MAY IMPOSE INCOME OR OTHER TAXES ON US OR ON YOUR SHARE OF OUR TAXABLE INCOME. Many states have implemented or are implementing programs to require entities taxed as partnerships to withhold and pay state income taxes owed by nonresident members on income-producing properties located in their states. We may be required to withhold state taxes from cash distributions otherwise payable to you. These collection and filing requirements at the state or local level, and the possible imposition of state or local income, franchise or other taxes on the fund, may result in increases in our administrative expenses which would reduce cash available for distribution to you. Your tax return filing obligations and expenses may also be increased as a result of expanded state and local filing obligations. We encourage you to consult with your own tax advisor on the impact of applicable state and local taxes and state tax withholding requirements.



         FUTURE EVENTS MAY RESULT IN FEDERAL INCOME TAX TREATMENT OF US AND YOU THAT IS MATERIALLY AND ADVERSELY DIFFERENT FROM THE TREATMENT WE HAVE DESCRIBED IN THIS PROSPECTUS. The discussion in this prospectus of the federal income tax aspects of the offering is based on current law, including the internal revenue code, the treasury regulations, administrative interpretations, and court decisions. Changes could affect taxable years arising before and after such events. We cannot assure you that future legislation and administrative interpretations will not be applied retroactively.


                                 WHO MAY INVEST

         This offering is directed only to persons of legal age in the state of his or her residence who have substantial net worth or substantial recurring income or both. Units will be sold only to persons representing that they have either


             (1) a net worth of at least $150,000 EXCLUSIVE of their home, home furnishings and personal automobiles, OR



         (2) a net worth of at least $45,000 EXCLUSIVE of their home, home furnishings and personal automobiles, AND annual gross income in excess of $45,000.


         The suitability standards referred to above represent minimum suitability requirements for prospective investors and do not necessarily mean that the units are a suitable investment for such investors.

         An investment in the units may also be suitable for tax-exempt entities, including tax qualified retirement plans including IRAs and Keogh plans. See "Federal Income Tax Considerations - Qualified Plan Investors" and "ERISA Considerations."

         In the case of the purchase of units by fiduciary accounts, one of the foregoing conditions must be met by the fiduciary or by the fiduciary account or by the donor who directly or indirectly supplies the funds for the purchase of the units. In the case of gifts to minors, one of the foregoing conditions must be met either by the custodian or by the person who directly or indirectly supplies the funds for such purchase.

         We anticipate that comparable suitability standards will be imposed by us in connection with any resale of units. See "Summary of the Operating Agreement" and "Federal Income Tax Considerations"


For California Residents

         This offering was approved in California on the basis of a limited offering qualification where offers and sales may be made to prospective investors based on their meeting the suitability standards set forth below. The fund was not required to demonstrate compliance with some or all of the merit regulations of the Department of Corporation as found in Title 10, CA Code of Regulations, Rule 260.140 et seq.

         The exceptions for secondary trading available under Corporations Code
Section 25104(h) have been withheld, but there may be other exceptions to cover private sales of the units by the bona fide owner for his own account without advertising and without being effected by or through a broker dealer in a public offering.

For California and Indiana Residents

         Units will be sold only to residents of the States of California and Indiana representing that they meet one of the following suitability standards.

         (1) a net worth of at least $500,000 exclusive of their home, home furnishings and personal automobiles; OR

         (2) a net worth of at least $250,000, exclusive of their home, home furnishings and personal automobiles, AND annual gross income of $65,000 or more; OR

         (3) a net worth of at least $1,000,000; OR

         (4) annual gross income of $200,000 or more.

For Iowa Residents

         Units will be sold only to residents of the State of Iowa representing that they meet one of the following suitability standards:

         (1) a net worth of at least $350,000, exclusive of their home, home furnishing and personal automobiles; OR

         (2) a net worth of at least $100,000, exclusive of their home, home furnishings and personal automobiles, AND annual taxable income of $75,000 or more.

         IRA investors must purchase a minimum of $3,000 of units.

For North Carolina Residents

         Units will be sold only to residents of the State of North Carolina representing that they meet one of the following suitability standards:

         (1) a net worth of at least $250,000, exclusive of their home, home furnishing and personal automobiles; OR

         (2) a net worth of at least $60,000, exclusive of their home, home furnishings and personal automobiles, AND had annual taxable income of $60,000 or more during the last tax year or estimates having annual taxable income of $60,000 or more during the current tax year without regard to the investment in the units.

For Washington Residents

         Units will be sold only to residents of the State of Washington representing that they meet one of the following suitability standards:

         (1) a net worth of at least $225,000, exclusive of their home, home furnishing and personal automobiles; OR

         (2) a net worth of at least $70,000, exclusive of their home, home furnishings and personal automobiles, AND annual gross income of $50,000 or more.

                            ESTIMATED USE OF PROCEEDS

         The following table tells you about how we expect to use the funds we raise, assuming we sell the minimum and maximum number of units we are offering. The managing member and its affiliates may purchase units in this offering. These purchases may be made to enable us to reach the minimum offering amount of $3,000,000. Many of the numbers in the table are estimates because we cannot determine all expenses precisely at this time.


                                                 MINIMUM OFFERING                           MAXIMUM OFFERING
                                                    6,000 UNITS                               50,000 UNITS
                                       ------------------------------------  ------------------------------------------
                                           DOLLAR            PERCENT OF              DOLLAR             PERCENT OF
                                           AMOUNT          GROSS OFFERING            AMOUNT           GROSS OFFERING
                                           RAISED             PROCEEDS               RAISED              PROCEEDS
                                       -------------- ---------------------  -------------------- ---------------------

Gross offering proceeds                  $3,000,000            100.0%              $25,000,000             100.0%
Offering expenses:
      Selling commissions                   240,000              8.0%                1,780,000               7.1%
      Marketing support fee                  30,000              1.0%                  470,000               1.9%
      Expenses reimbursed to
        dealer manager                       30,000              1.0%                  250,000               1.0%
      Due diligence expense
        allowance fee                        15,000              0.5%                  125,000               0.5%
      Other organization and
        offering expenses                   120,000              4.0%                1,000,000               4.0%
                                      --------------- ---------------------  -------------------- ---------------------
Amount available for investment          $2,565,000             85.5%              $21,375,000              85.5%
                                      =============== =====================  ==================== =====================

  Prepaid terms and fees related            Not determinable at this time.
     to purchase of property
  Cash purchase price                       Not determinable at this time.

  Real estate or other
   commissions, finder's fees,
   selection fees or non-
   recurring management fees,
   payable to the managing member               0                0%                        0              0%
 Reserves                                  60,000              2.0%                  400,000            2.0%
                                      --------------- ---------------------  -------------------- ---------------------
 Proceeds invested including
   reserves for operating and
   capitalized tenant
   improvements and leasing
   concessions                           $2,565,000             85.5%              $21,375,000              85.5%
 Public offering expenses                   435,000             14.5%                3,625,000              14.5%
                                      --------------- --------------------  --------------------- ---------------------
 Total application of proceeds           $3,000,000            100.0%              $25,000,000             100.0%
                                      =============== ====================  ===================== =====================

         Public offering expenses which are also referred to as organizational and offering expenses are those expenses incurred by the fund in preparing the fund for registration and offering the fund units including sales commissions and other amounts paid to broker-dealers in connection with sale of the units. We will not pay organizational and offering expenses including underwriting compensation in excess of 14.5% of gross offering proceeds.


                             SELECTED FINANCIAL DATA

         The following selected financial data are derived from the financial statements of Cornerstone Realty Fund, LLC. The data should be read in conjunction with the financial statements, related notes, and other financial information included herein and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" which follows.

                          STATEMENT OF OPERATIONS DATA


                                                                                                              Period from
                                     Three Months              Three Months                                 October 28, 1998
                                        Ended                      Ended               Year Ended            (Inception) to
                                    March 31, 2000            March 31, 1999        December 31, 1999       December 31, 1998
                                    --------------            --------------        -----------------       -----------------
                                     (unaudited)               (unaudited)

Revenues                          $        -0-                $    -0-              $      -0-              $      -0-

Net loss                                (71,008)                 (31,299)                (166,176)              (61,594)

Net loss per unit                          N/A                     N/A                     N/A                    N/A

Cash distributions per unit                N/A                     N/A                     N/A                    N/A


                                                    BALANCE SHEET DATA


                                                                                         As of December 31
                                                       As of                             -----------------
                                                   March 31, 2000                    1999                 1998
                                                   --------------                    ----                 ----
                                                    (unaudited)
    Total assets                                      $232,890                      $180,453              $74,278
    Total liabilities (all current)                    530,668                       407,223              134,872


                      MANAGEMENT'S DISCUSSION OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


LIQUIDITY


         The fund is in the organizational stage. The fund's organizational activities have been financed to date through advances from the managing member. The fund will continue to incur organizational and offering expenses until it has completed the registration of its units with the Securities and Exchange Commission and state securities commissions and completed the sale of such units. The fund is currently dependent on its ability to obtain capital contributions and advances in order for it to meet its obligations as they become due. The managing member believes that it has sufficient liquid assets available to finance all capital contributions that will be required to pay for the fund's obligations as they come due prior to the closing of the minimum offering (see the managing member's balance sheet included elsewhere in this registration statement). In the event that the managing member does not have sufficient liquid assets, the terms of its operating agreement indicate that its members may be asked to make additional contributions; however, its members are not committed by any contract to make such additional contributions or provide any other financial assistance. In the event its members choose not to make such additional contributions, its managing member would be entitled to look to a third party to fund any shortfall and may reduce the percentage interest of its non-contributing members.



         Provided the fund is able to sell the minimum offering of 6,000 units, the fund will use the gross offering proceeds received from the sale of units to pay offering and other organizational expenses and to reimburse the managing member for amounts advanced for organizational and other expenses only in the amounts and percentages set forth in the "Estimated Use of Proceeds" section at page 12 of this prospectus. The fund will not reimburse the managing member for any amounts advanced for organizational expenses which exceed the amounts and percentages set forth in the "Estimated Use of Proceeds" section. Any such expenses incurred by the managing member on behalf of the fund, that are not reimbursed by the fund, will be reflected as a capital contribution to the fund by the managing member with an offsetting expense recognized in the fund's statement of operations.


CAPITAL RESOURCES

         The fund intends to use the net proceeds from the sale of its units to acquire multi-tenant industrial properties and for capital improvement, operating and other reserves. The fund has not identified any properties which it may purchase and has not made any material commitment for capital expenditures.

RESULTS OF OPERATIONS


         The fund is in the organizational stage and the fund has generated no revenues. The fund's expenses, including interest on advances, aggregated $61,594 for the period from October 28, 1998 (inception) to December 31, 1998, aggregated $166,176 for the year ended December 31, 1999 and aggregated $71,008 for the three months ended March 31, 2000. Organizational and other start-up expenses and associated losses are expected to continue until the organization of the fund is completed.

                             MANAGEMENT COMPENSATION

         OUR MANAGEMENT COMPENSATION DIFFERS SIGNIFICANTLY FROM MANAGEMENT COMPENSATION IN TYPICAL PUBLIC REAL ESTATE PROGRAMS. The managing member is not charging a property acquisition fee or a fixed asset management fee. Instead of these fixed fees, we have allocated a greater share of net proceeds from the sale and operating cash flow of properties to the managing member. OUR MANAGING MEMBER'S COMPENSATION IS DEPENDENT TO A LARGER DEGREE ON THE SUCCESS OF THE FUND. WE BELIEVE THAT YOUR FINANCIAL INTERESTS AND THE FINANCIAL INTERESTS OF OUR MANAGING MEMBER ARE MORE CLOSELY ALIGNED THAN IN OTHER SIMILAR REAL ESTATE PROGRAMS.

         The following table summarizes the compensation, reimbursements and distributions which we will pay directly or indirectly to the managing member or its affiliates. The actual amounts received will depend on the number of units sold and the values of our properties. The table does not include distributions to the managing member or its affiliates based on their purchase and ownership of units. Where there are maximum amounts or ceilings on the compensation which the managing member or its affiliates may receive for services rendered to us, the managing member and its affiliates may not charge us more by reclassifying their services under a different compensation or fee category. The compensation arrangements between us, the managing member and its affiliates were NOT determined by arm's-length negotiations. See "Conflicts of Interest."

-------------------------------------------------------------------------------------------------------------------
          TYPE OF COMPENSATION
             AND RECIPIENT                     METHOD OF COMPENSATION                   ESTIMATED AMOUNT
-------------------------------------------------------------------------------------------------------------------
                                                  ORGANIZATION AND
                                                   OFFERING STAGE
-------------------------------------------------------------------------------------------------------------------
  Selling commissions payable to the    Up to 8% of offering proceeds on the     $240,000 if 6,000 units are sold;
  dealer manager and participating      first $3,000,000 raised and 7% of        $1,780,000 if 50,000 units
  brokers                               offering proceeds thereafter.            are sold
-------------------------------------------------------------------------------------------------------------------
  Marketing support fee payable to      Up to 2.0% of offering proceeds less     $30,000 if 6,000 units are sold;
  the dealer manager and                $30,000.                                 $470,000 if 50,000 units are sold
  participating brokers
-------------------------------------------------------------------------------------------------------------------
  Reimbursement of  non-accountable     Up to 1% of offering proceeds.           $30,000 if 6,000 units are sold;
  expenses payable to the dealer                                                 $250,000 if 50,000 units are sold
  manager and participating brokers
-------------------------------------------------------------------------------------------------------------------
  Due diligence expense allowance fee   Up to 0.5% of offering proceeds.         $15,000 if 6,000 units are sold;
  payable to the dealer manager and                                              $125,000 if 50,000 units are sold
  participating brokers
-------------------------------------------------------------------------------------------------------------------
                                                                                 Estimated at $120,000 if 6,000
  Reimbursement to managing member      Reimbursement of actual expenses         units are sold or $1,000,000 if
  and its affiliates for                and costs.                               50,000 units are sold but not
  organizational and offering expenses                                           determinable at this time
-------------------------------------------------------------------------------------------------------------------
                                                 ACQUISITION STAGE
-------------------------------------------------------------------------------------------------------------------
  Acquisition fees payable to the
  managing member and its affiliates
                                        NONE                                     NONE
-------------------------------------------------------------------------------------------------------------------


                                       15

-------------------------------------------------------------------------------------------------------------------
          TYPE OF COMPENSATION
             AND RECIPIENT                     METHOD OF COMPENSATION                   ESTIMATED AMOUNT
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
  Reimbursement to the managing         Reimbursement of actual expenses         Not determinable at this time.
  member and its affiliates for         and costs.
  acquisition expenses incurred in
  the acquisition of properties
  including non-refundable option
  payments on property not acquired,
  surveys, appraisals, title
  insurance and escrow fees, legal
  and accounting fees and expenses,
  architectural and engineering
  reports, environmental and asbestos
  audits, travel and communication
  expenses and other related expenses
-------------------------------------------------------------------------------------------------------------------
                                                 OPERATIONAL STAGE
-------------------------------------------------------------------------------------------------------------------
  Fund administration supervisory fee
  payable to the managing member
                                                        NONE                     NONE
-------------------------------------------------------------------------------------------------------------------
  Fixed asset management fee payable                    NONE                     NONE
  to the managing member
-------------------------------------------------------------------------------------------------------------------
  Property management fees payable to   Property management fees equal to        Not determinable at this time.
  the managing member and/or its        6% of the gross rental income
  affiliates some or all of which may   generated by each property will be
  be paid to unaffiliated third         paid monthly.
  parties
-------------------------------------------------------------------------------------------------------------------
  Property refurbishment supervision    Property refurbishment supervision       Not determinable at this time.
  fee payable to the managing member    fee equal to 10% of the cost of
  and/or its affiliates some or all     tenant improvements or capital
  of which may be paid to               improvements made to our properties.
  unaffiliated third parties
-------------------------------------------------------------------------------------------------------------------
  Leasing commissions payable           Leasing commissions paid upon            Not determinable at this time.
  to the managing member and/or         execution of each lease equal to
  its affiliates some or all            6% of rent scheduled to be paid be
  of which may paid to unaffiliated     during the first and second year of
  third  parties the                    lease, 5% during the third and
                                        fourth years and 4% during the fifth
                                        and later years.
-------------------------------------------------------------------------------------------------------------------


                                       16

-------------------------------------------------------------------------------------------------------------------
          TYPE OF COMPENSATION
             AND RECIPIENT                     METHOD OF COMPENSATION                   ESTIMATED AMOUNT
-------------------------------------------------------------------------------------------------------------------
  Incentive share of net cash flow      10% of net cash flow from operations     Not determinable at this time.
  from operations payable to the        each year until unitholders have
  managing member.                      received distributions equal to an
                                        8% per annum, simple return for the year
                                        or the early investors 12% incentive
                                        return, then 50% of net cash flow from
                                        operations.
-------------------------------------------------------------------------------------------------------------------
  Reimbursement of actual cost of       Reimbursement of actual expenses         Not determinable at this time.
  goods, materials and other services   and costs.
  supplied to the fund by the
  managing member.
-------------------------------------------------------------------------------------------------------------------
                                                 LIQUIDATION STAGE
-------------------------------------------------------------------------------------------------------------------
  Property disposition fees payable     Property disposition fees in an           Not determinable at this time.
  to the managing member and/or its     amount equal to 6% of the contract
  affiliates some or all of which may   sales price of the property.
  be paid to unaffiliated third
  parties.  The managing member will
  not be given an exclusive right to
  sell our properties.
-------------------------------------------------------------------------------------------------------------------
  Incentive share of net sales          After the unitholders have received       Not determinable at this time.
  proceeds payable to the managing      an amount equal to their aggregate
  member.                               capital contributions, 10% of
                                        proceeds from property sales until the
                                        unitholders have received an amount
                                        equal to an aggregate 8% per annum,
                                        cumulative, non-compounded return taking
                                        into account all prior distributions and
                                        thereafter 50% of proceeds from property
                                        sales.
-------------------------------------------------------------------------------------------------------------------

                FIDUCIARY RESPONSIBILITIES OF THE MANAGING MEMBER

         The managing member is accountable to us as a fiduciary. This requires the managing member to exercise good faith and integrity in handling our affairs. The managing member has fiduciary responsibility for the safekeeping and use of our money and properties. The managing member may not use or permit anyone else to use our assets except for our exclusive benefit.

         The operating agreement requires us to indemnify the managing member and its affiliates from any damage, liability, legal fees and expenses arising from participation in our operations. We will only indemnify persons who have acted in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests. We will not indemnify persons for acts which are a breach of fiduciary duty, fraud, gross negligence or willful misconduct. Indemnity payments will be made only from our assets. You are not required to make payments from your separate assets.

         The operating agreement provides that the managing member is not liable to us or you for errors in judgment or other acts or omissions which are not a breach of fiduciary duty, fraud, willful misconduct or gross negligence. The operating agreement may limit your rights to bring an action against the managing member for simple negligence. Further, if we are required to indemnify the managing member, any damages would be paid by us and adequate legal remedies may not be available to you or affordable in the event the managing member breaches its fiduciary obligations to us or you. The damage from the breach of fiduciary duty could exceed the available assets of the managing member. You may not be able to afford the legal fees and costs of bringing a legal action against the managing member.

         The managing member will not be indemnified against liabilities arising under the Securities Act of 1933, unless it succeeds in defending against the claims or the indemnification is approved by the court. The court will be advised that the Securities and Exchange Commission believes that indemnification for violations of securities law violates the Securities Act of 1933. IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 IS AGAINST PUBLIC POLICY AND THEREFORE UNENFORCEABLE.

                                   MANAGEMENT


         Cornerstone Industrial Properties, LLC is a California limited liability company which was organized solely for the purpose of being our managing member. The manager of the managing member is Cornerstone Ventures, Inc. Cornerstone Ventures, Inc. oversees the activities of the managing member and provides many of the services necessary for the managing member to fulfill its responsibilities to the fund. The Cornerstone Ventures, Inc. team of professionals brings together a unique blend of talent and experience. Cornerstone Ventures, Inc. is the owner of 45% of the equity profits interests in our Managing Member and has sole voting control with respect to operations of the fund. Terry G. Roussel is the sole shareholder of Cornerstone Ventures, Inc.



         TERRY G. ROUSSEL, age 47, is one of the founding shareholders of the Cornerstone-related entities which commenced operations in 1989. Mr. Roussel is President, Chief Executive Officer and sole shareholder of Cornerstone Ventures, Inc., the operating member of the Managing Member. In 1993, Cornerstone related entities were formed for the purpose of joint venturing in the acquisition and repositioning of multi-tenant industrial real estate with Koll Capital Markets Group, Inc., a wholly owned subsidiary of Koll Management Services, Inc. At the time of the joint venture with Cornerstone Ventures, Inc., Koll Management Services, Inc. was one of the largest managers and operators of commercial real estate in the United States. In August 1997, Koll Capital Markets Group, Inc. was acquired by CB Richard Ellis (NYSE: CBG). Mr. Roussel is responsible for the ongoing supervision, management and administration of Cornerstone Ventures, Inc., as well as related Cornerstone entities including ongoing joint ventures with Koll Capital Markets Group, Inc., and its parent company CB Richard Ellis.

         Under the direction of Mr. Roussel, Cornerstone Ventures, Inc. and its affiliates continue as the managing partner of these above-described joint ventures. As managing partner of the above-described joint ventures, Cornerstone and its affiliates are responsible for the acquisition, operation, leasing, and disposition of all jointly owned properties. In connection with acquiring properties for the account of these joint ventures, Mr. Roussel has personally supervised the acquisition of each property, has initiated and directed the business plan for each property, and has arranged financial joint ventures for the purpose of financing the acquisition of such properties.

         Mr. Roussel attended California State University at Fullerton where he graduated with honors in 1977 and holds a B.A. in Business Administration.

         JAMES V. CAMP, age 38, has been a Senior Vice President, Secretary and Director of Cornerstone Ventures, Inc. since its formation in 1995. Mr. Camp joined the Cornerstone-related entities in 1993. Mr. Camp oversees the real estate operations of Cornerstone Ventures, Inc. including acquisitions, asset management and dispositions. In this capacity, Mr. Camp reviews all property submittals, coordinates with the real estate brokerage community and manages property acquisitions including purchase negotiations, due diligence and escrow closings. Once properties are purchased, Mr. Camp oversees the asset management function including property leasing, property management, tenant improvement construction, property refurbishment and entitlement processing through local governmental municipalities.

         From late 1989 to early 1993, Mr. Camp served as a project manager of Burke Commercial Development, a Southern California based developer of industrial buildings. Mr. Camp's responsibilities included site selection, project design, construction management, leasing and sales. Mr. Camp began his real estate career in 1988 as a commercial leasing agent with Trammell Crow Company where he was responsible for leasing bulk distribution warehouse space and build-to-suit industrial development projects.

         Mr. Camp is an active member of the Orange County Chapter of the National Association of Industrial and Office Parks, where he served on the Board of Directors and also serves as Co-Chairman of the Special Events Committee. Prior to 1998, Mr. Camp served as a Director and Treasurer of the Commercial Industrial Development Association.

         Mr. Camp received his Masters of Business Administration degree from the University of Michigan in 1988. Mr. Camp also graduated with cum laude honors from the University of Southern California in 1983 where he received a Bachelor of Science Degree in Business Administration with an emphasis in accounting.

MANAGEMENT OF THE MANAGING MEMBER

         The managing member is managed by Cornerstone Ventures, Inc. The managing member is owned by Cornerstone Ventures, Inc. and various investors none of whom have any voting rights or control with respect to the operations of the managing member. The management of the managing member is vested solely in Cornerstone Ventures, Inc.

COMPENSATION

         We will reimburse the managing member for its direct expenses in administering the fund and pay the managing member compensation for its services as provided in the operating agreement. The managing member will also receive a percentage of net cash flow from operations and net sales proceeds. We will not pay the managing member any other compensation for its services as managing member. See "Management Compensation."

SERVICES PERFORMED BY OTHERS

         The managing member and its affiliates intend to hire independent persons and companies to provide services to us as called for by the operating agreement or, which in the opinion of the managing member, would be in our best interests. We will pay the cost of all such services other than services for which we are paying the managing member to perform.


DEALER MANAGER MANAGEMENT


         The dealer manager of the fund is Pacific Cornerstone Capital, Incorporated, an affiliate of the managing member and a member of the National Association of Securities Dealers, Inc. The officers of the dealer manager bring 45 years of combined experience in the broker dealer community and will be responsible for marketing of the fund to the broker dealers.


         Belden Brown joined Cornerstone in July 1999 and is a Senior Vice President of the dealer manager. Mr. Brown has 17 years of experience in marketing programs nationally in the broker dealer community with a major real estate development firm and then subsequently with a San Diego, California based registered investment advisory firm. Mr. Brown holds Series 24, 7 and 63 licenses. Mr. Brown attended the University of Miami and Norwalk Community College where he majored in Business Administration and Marketing.


         Alfred Pizzurro joined Cornerstone in April 1998 and is a Senior Vice President of the dealer manager. Mr. Pizzurro focuses on new business development and institutional investors. Mr. Pizzurro served as a pilot in the United States Marine Corps between 1979 and 1986 where he attained the rank of CAPTAIN. From 1986 to 1992, Mr. Pizzurro was the Director of Marketing for a regional real estate company. Between 1993 and 1998, Mr. Pizzurro was responsible for business development both domestically and internationally for a research and development company. Mr. Pizzurro holds Series 24, 7 and 63 licenses.

                                PRIOR PERFORMANCE


         This section provides you with information about the historical experience of real estate programs organized and sponsored by Cornerstone Ventures, Inc. and its affiliates, the manager of our managing member. Since February 1993, Cornerstone entities have been responsible for the identification, acquisition and operation of multi-tenant industrial properties being acquired by two real estate operating joint ventures formed between Cornerstone and Koll Capital Markets Group, Inc. The two joint ventures have historically operated under the name of Koll Cornerstone. Between February 1993 and August 1997, Koll Capital Markets Group, Inc., was owned by Koll Management Services, Inc. In August 1997, Koll Capital Markets Group, Inc. was acquired by CB Richard Ellis (NYSE: CBRE). Both joint ventures continue in operation today and Cornerstone entities continue in their capacity as managing partner for these entities. Cornerstone Ventures, Inc. and its affiliates have also acquired properties in partnership with one of the largest financial institutions in the United States. THE ABOVE-DESCRIBED OPERATING JOINT VENTURES ARE UNRELATED TO THE FUND. NEITHER KOLL NOR CB RICHARD ELLIS HAS ANY INVOLVEMENT WITH THE FUND.


         Cornerstone Ventures, Inc. intends to bring the same level of managerial expertise to us as it has brought to the unrelated joint ventures between Koll Capital Markets Group, Inc. and CB Richard Ellis, Inc.


         A tabular presentation of information about these programs is presented under "Prior Performance Tables" at page 61 of this prospectus. All of these programs used debt financing to acquire properties and had different investment policies and objectives than we have.

         You will not receive any interest in these programs or properties, and you should not assume that you will experience investment returns comparable to the investors in these other programs.

         During the last ten years, Cornerstone Ventures, Inc. and its affiliates have sponsored 8 real estate limited partnerships which raised a total of $18,315,699 from 52 investors. These programs acquired a total of 11 properties, all of which were existing multi-tenant industrial business parks located in Southern California. The total purchase price of these properties was $61,476,000, a significant portion of which was represented by borrowed funds. Of these properties, 5 have been sold in their entirety as of December 31, 1999 and another property was in escrow and closed in January of 2000. Subdivided portions of 4 of the remaining properties have been sold as of December 31, 1999.

         Because all of these prior private programs acquired their properties with substantial amounts of borrowed money and most had different investment objectives, their investment objectives are not believed to be similar to our investment objectives.

         As of the date of this prospectus, the managing member believes that there have been no major adverse business developments or conditions experienced by any prior program that would be material to you. Operating results of these prior programs may be found in Table III of the Prior Performance Tables.

         During the most recent three years, these programs have acquired 2 properties, which were multi-tenant industrial business parks located in Southern California. Each of these properties was acquired using debt financing of approximately 75% of the purchase price of the properties.

         Cornerstone Ventures, Inc. and its affiliates have not sponsored any prior public programs.

                              CONFLICTS OF INTEREST

         We are subject to various conflicts of interest arising out of our relationship with the managing member and its affiliates. Following is a discussion of all of the material conflicts of interest. The managing member and its affiliates will try to balance our interests with their own interests. The managing member has a fiduciary duty to conduct our affairs in your best interests and to act with integrity and in good faith in all matters involving our business. See "Fiduciary Responsibilities of the Managing Member."

         THE MANAGING MEMBER AND ITS AFFILIATES MAY PURCHASE UNITS IN THIS OFFERING. Purchases of up to $450,000 of units may be made to enable us to reach the minimum raise of $3,000,000. The managing member will not purchase more than $450,000 of units.


         THE MANAGING MEMBER AND ITS AFFILIATES ALSO EXPECT TO FORM, SELL INTERESTS IN AND MANAGE OTHER PUBLIC AND PRIVATE REAL ESTATE ENTITIES AND TO CONTINUE TO MAKE REAL ESTATE INVESTMENTS. The managing member was formed for the purpose of being the managing member of the fund and other funds to be offered in the future and has no other investment interests at this time. Cornerstone Ventures, Inc. invests for itself and through joint ventures in multi-tenant industrial properties. See "Prior Performance Tables." The managing member and its affiliates may own, operate, lease, and manage multi-tenant industrial business parks that may be suitable investments for us.


         AFFILIATES OF THE MANAGING MEMBER MAY PURCHASE MULTI-TENANT INDUSTRIAL PROPERTIES AT THE SAME TIME THAT WE ARE PURCHASING PROPERTIES. If these properties are located near our properties, the value of our investments and our lease income from our properties and our cash flow could be affected. The managing member believes that it is unlikely that its ownership or operation of any other properties would have a material adverse effect on the value or business of our properties.

         AFFILIATES OF THE MANAGING MEMBER MAY HAVE CONFLICTS OF INTEREST IN ALLOCATING MANAGEMENT TIME, SERVICES AND FUNCTIONS BETWEEN US AND OTHER EXISTING AND FUTURE REAL ESTATE JOINT VENTURES AND PROGRAMS AND OTHER BUSINESS VENTURES.
  We rely on the managing member and its affiliates to manage and oversee our daily operations and our assets. Cornerstone Ventures, Inc., the manager of the managing member, manages multi-tenant industrial properties for three joint venture entities and is developing an internet travel resource company. The amount of time Cornerstone Ventures, Inc. will spend on fund affairs will depend on the amount we raise and the number of properties we purchase. There is no minimum amount of time which Cornerstone Ventures, Inc. has committed to allocate to fund management. The fund will use outside agents for investor relations and reporting, accounting, on-site property management, construction of tenant improvements, leasing, environmental assessments and appraisals. The managing member and its affiliates believe they have access to sufficient staff, including outsourcing to outside independent agents, to be fully capable of performing their responsibilities for the fund.

         AS A RESULT OF THEIR EXISTING RELATIONSHIPS AND PAST EXPERIENCE, THE MANAGING MEMBER AND ITS AFFILIATES REGULARLY WILL HAVE OPPORTUNITIES TO PURCHASE PROPERTIES THAT ARE SUITABLE FOR US TO PURCHASE. The managing member or its affiliates also may be subject to potential conflicts of interest in determining which entity will acquire a particular property. In an effort to establish standards for resolving these potential conflicts, the managing member and its affiliates have agreed to the guidelines set forth below and in Section 9.5 of the operating agreement. The managing member has a fiduciary obligation to act in your best interests and will use its best efforts to assure that we will be treated as favorably as any joint venture or other program with investment objectives that are similar to or the same as ours. See "Fiduciary Responsibilities of the Managing Member."

         A CONFLICT COULD ARISE IN THE DECISION OF THE MANAGING MEMBER OR ITS AFFILIATES WHETHER OR NOT TO SELL A PROPERTY, SINCE THE INTERESTS OF THE MANAGING MEMBER AND ITS AFFILIATES AND YOUR INTERESTS MAY DIFFER AS A RESULT OF THEIR FINANCIAL AND TAX POSITIONS AND THE COMPENSATION TO WHICH THEY MAY

BE ENTITLED UPON THE SALE OF A PROPERTY. The managing member would have an incentive to retain a property if the property management fees, leasing commissions and construction supervision fees it was receiving exceeded the sales commission and percentage of cash from net sales it would receive on sale of the property. See "Management Compensation" for a description of these compensation arrangements.

         IF WE AND ANOTHER INVESTMENT PROGRAM MANAGED BY THE MANAGING MEMBER OR ITS AFFILIATES ATTEMPTED TO SELL SIMILAR PROPERTIES AT THE SAME TIME, A CONFLICT COULD ARISE SINCE THE TWO INVESTMENT PROGRAMS POTENTIALLY COULD COMPETE WITH EACH OTHER FOR A SUITABLE PURCHASER. In order to resolve this potential conflict, the managing member and its affiliates have agreed not to attempt to sell any of our properties at the same time as property owned by another investment program managed by the managing member or its affiliates if the two properties are within a five-mile radius of each other, unless the managing member believes that a suitable purchaser can be located for each property.

         NONE OF THE AGREEMENTS FOR SERVICES PERFORMED BY THE MANAGING MEMBER IS THE RESULT OF ARM'S-LENGTH NEGOTIATIONS. The managing member and its affiliates will be engaged to perform various services for us and will receive fees and compensation for such services. It is possible that the fund will pay the managing member more than it would pay a third party for comparable services. See "Management Compensation."

         THE OWNER OF CORNERSTONE VENTURES, INC., IS FORMING A BROKER DEALER WHICH WILL LIKELY BECOME THE DEALER MANAGER PRIOR TO THE TERMINATION OF THIS OFFERING. THIS RELATIONSHIP MAY CREATE CONFLICTS FOR THE DEALER MANAGER IN FULFILLING ITS DUE DILIGENCE OBLIGATIONS. The participating brokers are expected to make their own due diligence investigations. The initial dealer manager, or any subsequent dealer manager affiliated with the managing member, can participate in the offer and sale of securities offered by other programs that may have investment objectives similar to ours.

         OPPENHEIMER WOLFF & DONNELLY LLP, WHICH SERVES AS OUR SECURITIES COUNSEL IN THIS OFFERING, MAY ALSO SERVE AS SECURITIES COUNSEL FOR THE MANAGING MEMBER AND ITS AFFILIATES IN CONNECTION WITH OTHER MATTERS. We and you will not have separate counsel. Pursuant to Section 12.1 of the operating agreement, each unitholder

         - Acknowledges that counsel did not represent the interests of the unitholders and

         - Waives any conflict of interest with respect to counsel's representation of the fund.

         - In the event any controversy arises following the termination of this offering in which our interests appear to be in conflict with the interests of the managing member or its affiliates, other legal counsel may be retained for one or more of the parties.

         The operating agreement contains provisions designed to minimize conflicts of interest.

         - The operating agreement prohibits us from purchasing any real estate investments from, or selling any real estate investment to, the managing member or its affiliates or any entity affiliated with or managed by any of them. We do not intend to enter into a lease for any property with such persons or to make loans to any persons.

         - The operating agreement prohibits the commingling of our funds with the funds of any other person or entity.

         - The operating agreement prohibits the managing member and its affiliates from receiving rebates or give-ups or participating in reciprocal business arrangements which would have the effect of increasing the compensation of the managing member or its affiliates or circumventing the restrictions against the fund dealing with the managing member or its affiliates.

         - The operating agreement prohibits the managing member and its affiliates directly or indirectly from paying or awarding commissions to any person engaged by a potential investor for investment advice to induce such person to advise the purchase of the units. This does not prohibit the payment of normal sales commissions to registered broker-dealers for selling the units.

         IN ORDER TO REDUCE OR ELIMINATE POTENTIAL CONFLICTS OF INTEREST, THE OPERATING AGREEMENT CONTAINS A NUMBER OF RESTRICTIONS ON TRANSACTIONS BETWEEN US AND THE MANAGING MEMBER OR ITS AFFILIATES, FUTURE OFFERINGS, AND ALLOCATION OF PROPERTIES AMONG AFFILIATED VENTURES. These restrictions include the following:

         - All transactions where the managing member or its affiliates provide goods or services to us, other than those specifically provided for in the operating agreement, must be pursuant to written agreements which may be terminated without penalty, upon 60 days' prior written notice, by a vote of members holding a majority of the outstanding units. The terms must be comparable to the terms available from unrelated parties. The compensation payable must be competitive with the amount charged by independent parties for comparable goods or services.

         - Reimbursement to the managing member or its affiliates for goods, materials and services other than as provided in the operating agreement is limited to the cost we would pay an unaffiliated party for goods, materials, and services which the managing member believes are reasonably necessary for our prudent operation.

         - The managing member and its affiliates have agreed that, in the event an investment opportunity becomes available which is suitable for us and another entity with the same investment objectives and structure, and for which we and the other entity have sufficient funds available to invest, then the investment opportunity will be first offered to the entity which has waited the longest period of time since it was last offered an investment opportunity. In determining whether or not an investment opportunity is suitable for more than one investment program, the managing member and its affiliates will examine such factors as the cash requirements of each investment program, the effect of the acquisition on diversification of each investment program's investments by geographic area, the anticipated cash flow of each investment program, the size of the investment, the amount of funds available to each investment program, and the length of time such funds have been available for investment.

                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL


         Our primary investment objectives are to:

         -   reduce risk by acquiring properties on an all cash basis
         -   provide periodic cash distributions from rental operations
         - increase income by reducing operating expenses and entering into leases with scheduled rent escalations
         - generate additional income on sale of our properties by using asset management strategies to increase property values

TYPES OF INVESTMENTS

         We will try to acquire a diversified portfolio of multi-tenant industrial business parks. Each property we purchase will have 5 or more business tenants and some properties may have more than 100 business tenants. Having multiple and diverse tenants is intended to mitigate the impact which may be experienced from losing a single tenant. We will purchase properties located in major metropolitan areas throughout the United States. Geographic diversification of our properties is also intended to mitigate the impact which may be experienced from an economic downturn in any one geographic location. We will acquire properties on an all cash basis using no debt financing.

         We will acquire properties that are currently existing and generating income from rental operations. We will not develop new properties or acquire raw land.

         We will attempt to acquire multi-tenant industrial business parks at prices below what the managing member estimates the new development cost of a similar property located within a competitive geographic area to be. Our ability to acquire properties at prices below new development cost is subject to market conditions and there is no assurance that we will be able to do so.

         Although, we are permitted to invest in multi-tenant industrial properties through partnerships or joint ventures with non-affiliates of the managing member that own or operate one or more properties provided we acquire a controlling interest in the general partnerships or joint ventures, we do not expect that we will do this. If we do this, (1) the fund and the other entity must have similar investment objectives, (2) there will be identical sponsor compensation and no duplicate fees payable to the managing member and its affiliates, (3) our investment and the investment of the other entity will be on substantially the same terms and conditions, and (4) we will have the right of first refusal to buy the property if the joint venture decides to sell the property.

INVESTMENT RESTRICTIONS

         We have not engaged in the following types of activities and it is our policy NOT to engage in any of the following types of activities:

         - issue securities which are senior to or have priority over the units
         -    make loans to any persons
         - invest in the securities of other issuers for the purpose of exercising control
         -    underwrite securities of other issuers
         -    engage in the rapid purchase and sale (churning) of investments
         -    offer securities in exchange for property
         -    repurchase or otherwise reacquire our units or other securities

         These policies CANNOT be changed by our managing member without a vote of unitholders.

         We will not:
         -    issue units other than for cash
         -    make loans or investments in real property mortgages
         -    make loans to any persons
         - operate in such a manner as to be classified as an investment company for purposes of the
         -    Investment Company Act of 1940
         -    invest more than $10,000,000 in any single property
         -    engage in roll up transactions
         -    invest in trust deeds, mortgage or other similar obligations

BORROWING POLICIES

         We intend to acquire properties for all cash and without debt financing. We are authorized to borrow the greater of $100,000 or five percent of the invested capital contributions of all unitholders on an unsecured basis in order to meet our operating expenses. If we borrow money from the managing member or its affiliates, the managing member or affiliate will loan the money to us at its cost of borrowing but not in excess of that charged by unrelated lending institutions on comparable loans for the same purpose.

DISTRIBUTIONS

         We will distribute net cash flow from operations to unitholders periodically. We anticipate that we will begin making periodic distributions of net cash flow from operations not later than 12 months after the closing of the minimum offering. Distributions will be made to the unitholders as of the record dates selected by the managing member.

         The amount and timing of distributions we make will vary. While we are selling units in this offering, we expect distributions to be erratic or non-existent due to the uncertainty of cash flow and our higher administrative costs relative to revenues being generated by leasing of properties. The amount of distributions will also depend on the overall size of our fund. If we sell less than all of the units we are offering, our fixed operating costs will be higher per unit and will reduce the amount available for distributions per unit.

         The frequency of the distributions we make will depend on the cost of making the distributions and the dates on which properties are acquired. We will not make distributions more frequently than quarterly and may make distributions much less frequently to minimize our operating cost and maximize your return on investment.

         Our distributions will be made at the discretion of the managing member depending primarily on net cash flow from operations and our general financial condition. We intend to increase distributions based on increases in net cash flow from operations.

MANAGING CASH DISTRIBUTIONS

         We expect distributions to fluctuate until the offering is terminated and the funds we raise are used to purchase properties. After that, to the extent possible, we will attempt to avoid the fluctuations in distributions which might result if distributions were based strictly on cash received during the distribution period. We may use net cash flow from operations received during prior periods or during subsequent periods, but prior to the date of the distribution, in order to pay annualized distributions consistent with the distribution level we establish from time to time. Our ability to maintain this policy is dependent upon our net cash flow from operations. We cannot assure you that we will have net cash flow from operations available to pay distributions, or that the amount we distribute will not fluctuate.

SALE OF FUND PROPERTIES


         We expect to own our properties for 5 years, but we may hold our properties for a longer period of time. The actual time we sell a property will depend upon factors which we cannot predict today. In deciding whether or not to sell a property, the managing member will consider factors, such as:


         -    the value of the property
         -    the availability of buyers
         -    our investment objectives
         -    the current real estate and money market conditions
         -    operating results of the property.

         Net cash flow from operations and net sale proceeds will be distributed to unitholders in accordance with the operating agreement and will not be reinvested in additional properties. The managing member will decide whether net sales proceeds from the sale of properties will be applied to working capital reserves for our contingent or future liabilities, for repair or improvement of properties or to distributions.

AUTHORITY OF THE MANAGING MEMBER

         The managing member is vested with full authority as to our general management and supervision of our business and affairs. You will have no right to participate in management. All our policies other than those specified in or limited by the operating agreement may be changed by the managing member without a vote of the members. The managing member will determine how our business will be conducted. You should not purchase units unless you are willing to trust the managing member with all aspects of our management.

                                    BUSINESS

GENERAL


         We are a real estate fund that seeks positive return on investment through the acquisition, management and sale of multi-tenant industrial business parks. We intend to acquire and operate a diversified portfolio of existing, leased multi-tenant industrial business parks catering to the small business tenant. The managing member believes that investment opportunities in multi-tenant industrial business parks are ordinarily not readily available to investors other than large institutional investors and experienced real estate operators with specialized knowledge and experience in a specific geographic area. We believe we are offering a unique opportunity for you to participate in an asset class under-looked by most investors, with a sharing arrangement which aligns closely with yours. We are committed to creating investor opportunity with the highest level of integrity and ethics, through excellence in the acquisition, operations and sales of multi-tenant industrial business parks.


         The properties we acquire will cater to the small business tenant and have lease terms averaging two to three years. During economic conditions when rental rates are rising rapidly, these relatively short-term leases should allow us to increase rental income at a faster rate than on properties with longer-term leases. This occurs at times when the annual rental rate increases provided for in existing leases are less than the actual level of growth in market rents.

         We will purchase properties located in major metropolitan areas throughout the United States. We will emphasize the acquisition of properties in geographic areas nationwide that have historically demonstrated strong levels of demand for rental space by tenants requiring small industrial buildings. We will attempt to acquire the highest quality properties available in the highest demand locations.

         We will acquire properties that are currently existing and generating income from rental operations. We will not develop new properties or acquire raw land.

         We will attempt to acquire properties at prices below what the managing member estimates the new development cost of a similar property located within the same competitive geographic area to be. In stabilized market areas where tenant demand for space is high, when a tenant's lease expires, the tenant may not be able to find a competitive space to rent. In high tenant demand locations, rental rates and property values should eventually increase to the levels necessary to justify the construction of competitive properties. The increase in rental rates and property values is expected to occur to balance out the high levels of tenant demand for space as compared to the restricted amounts of available space for a tenant to choose from. If this occurs, we could experience financial gain as a result of having acquired properties at prices below their new development cost.

MULTI-TENANT INDUSTRIAL BUSINESS PARKS


         Multi-tenant industrial business parks comprise one of the major segments of the commercial real estate market on a nationwide basis. These properties contain a large number of diversified tenants and differ from large warehouse and manufacturing buildings which rely on a single tenant. Multi-tenant industrial business parks are ideal for small businesses that require both office and warehouse space. This combination of office and warehouse space cannot generally be met in other commercial property types. Multi-tenant industrial business park tenants come from a broad spectrum of industries including light manufacturing, assembly, distribution, import/export, general contractors, telecommunications, computer technology, general office/warehouse, wholesale, service, high-tech and other fields. These properties diversify revenue by generating rental income from multiple businesses instead of relying on one or two large tenants.


         Of all businesses in the United States, approximately 80% are classified as "small business". Office parks serve businesses that are generally service oriented. Industrial parks accommodate businesses that need both office and warehouse space. The primary difference between these two types of buildings is the percentage of office space within a given unit. We will acquire multi-tenant industrial business parks with varying percentages of interior office improvements. We may acquire properties with interior office improvements approaching 100% which will have limited or no warehouse or assembly space.

         The typical multi-tenant industrial business park includes 100,000 square feet of rentable space with rental unit sizes ranging from 500 square feet to 30,000 square feet. This type of property accommodates tenant's growth patterns. For example, a 1,200 square foot tenant may grow to 2,400 square feet by leasing the adjacent unit. This flexibility diversifies the owner's risk of losing a tenant as the tenant's business grows. A single-tenant industrial building cannot accommodate a tenant's growth.


         One of the most attractive features of multi-tenant industrial business parks is the ability to adapt to changing market conditions and to meet the diversification needs of small business tenants. A multi-tenant industrial business park is the first home for many small businesses. In good economic times, new businesses are forming and existing businesses are growing. Multi-tenant industrial business parks can accommodate this growth via a tenant's expansion into multiple units. It is not uncommon to see a tenant occupy 2 to 4 units as its business expands. In difficult economic times, a tenant's space requirements often contract. Many tenants who previously outgrew their space in a multi-tenant industrial business park, move back during periods of contraction since they can no longer afford the larger facility they leased. Tenants move through this type of property in growing and declining economies.


         These factors contribute to the advantage of shorter lease terms inherent in multi-tenant industrial business parks. Lease terms generally range from month-to-month to 5 years. The average lease term is 2 to 3 years. Leasing activity is typically more diversified with smaller-size tenants. The managing member views regularly expiring leases with varying lease terms as an attractive diversification feature of multi-tenant industrial business parks. The most significant benefit of shorter term leases is that we can adjust the rents upward to market more rapidly in an upward trending market. In a downward trending rental rate market, tenants tend to renegotiate lease terms downward whether or not they have entered into long-term leases. Leasing for properties that we purchase will contain stipulated rent escalation provisions when market conditions allow. After rental adjustment, a property's income and the resulting cash flow will adjust accordingly.


         The managing member believes that multi-tenant industrial business parks offer specific characteristics that may support an investor's portfolio diversification strategy.



THE SMALL BUSINESS OPPORTUNITY

         For the last ten years, Cornerstone Ventures, Inc. and its affiliates have achieved success by focusing on the needs of small business tenants. Cornerstone Ventures, Inc. focuses on what the small business tenant wants in terms of functional, well-designed space in which to operate its business. Cornerstone Ventures, Inc. believes that it knows how to differentiate between tenant spaces and projects that should maintain their demand over the long term versus those that might ultimately lag in performance.

From 1994 through 1998, smaller businesses led the growth in the
economy (see Fig.1). with the advent of newer technology and the         [GRAPH]
world becoming a global economy, smaller firms are able to adapt quickly. Multi-tenant industrial parks can accommodate this growth by allowing tenant expansion into multiple units.

                                                            Fig. 1

Small businesses is a large part of our economy. Most of the businesses operating in the united states are classified as "small
businesses," employing fewer than twenty employees (Fig. 2) and          [GRAPH]
multi-tenant industrial parks fulfill this need.

                                                            Fig. 2



From 1994 to 1998 businesses that employed under 100 people
expanded their employment base by 26.8% vs. larger businesses (100
employees or greater), which only expanded by 6.0%. Businesses           [GRAPH]
with fewer than 20 employees represented 69.7% of that growth in the small business sector (see Fig. 3). In each industry group, smaller firms outgrew larger firms (see Fig. 4).

                                                            Fig. 3



The statistical information presented here is based on a 1999
survey published by Cognetics, Inc., a Cambridge,                        [GRAPH]
Massachusetts-based economic and business research firm founded in 1983.

                                                            Fig. 4

HIGHER CONSTRUCTION COSTS

         Compared to industrial buildings that serve the large or single user tenant, costs to construct multi-tenant buildings serving the small business tenant can be 50% to 60% higher due to the following differences:

         -    Two restrooms generally required for each individual tenant space
         -    Numerous walls to separate individual tenant spaces
         -    Multiple entrances for each tenant space
         -    Utility connections for each tenant space
         -    Separate office build-out in each tenant space
         -    Separate HVAC installations
         -    Individual truck roll-up doors for each tenant space
         - Construction interest expense significantly higher due to longer initial lease-up with numerous tenants

         These additional features drive up the cost of multi-tenant industrial business parks as compared to other industrial properties.

ACQUISITION STRATEGIES



         Cornerstone Ventures, Inc. specializes in the multi-tenant industrial segment of the commercial real estate market. As managing partner in a joint venture with a nationally prominent real estate company, Cornerstone Ventures, Inc. has substantial operating experience investing in and operating multi-tenant industrial business parks. Cornerstone Ventures, Inc. offers in-depth real estate expertise through an experienced team of industry professionals with extensive understanding of industrial real estate.




         The fund will pursue a strategy of purchasing properties in major industrial markets with considerable tenant demand. The fund intends to acquire properties in areas with strong tenant demand and a large base of existing industrial properties, a high population of small business tenants and substantial competitive barriers to entry.


         Among Cornerstone Ventures, Inc.'s acquisition strategies, one is the recognition of opportunities to purchase multi-tenant industrial business parks at prices below replacement cost. Cornerstone Ventures, Inc. has observed that such opportunities exist because rental rates at projects configured for the small business tenant are at times below the levels necessary to justify the development of new projects. With market rents at such levels, the managing member may be able to identify an opportunity to purchase a property at a price below the levels needed to justify development of competitive properties.

         Because projects serving the needs of the small industrial business tenant may be currently operating at or near capacity in many sub-markets, rental rates are expected to continue to rise to the point where development of new space is justified. Compared to single-user industrial properties that typically have longer lease terms, the shorter-term multi-tenant industrial business park leases allow for greater opportunities to increase rents and maximize revenue growth in upward trending markets. The managing member's acquisition strategy, therefore, will be to purchase and reposition properties and capitalize on shorter lease terms, rising rents, increasing cash flow and increasing market value.

         We expect to achieve diversification by purchasing multi-tenant industrial business parks serving the small business tenant in high tenant demand markets nationwide. The number of properties which we will purchase will depend on the amount of funds we raise in this offering and upon the size and location of the properties we purchase. The maximum dollar amount of net proceeds which we will invest in any single property is $10,000,000. If we sell only the minimum number of units, the managing member estimates that we will acquire only one property. If we sell the maximum number of units, we may acquire up to 10 or more properties. These estimates are subject to significant variations based on the individual purchase price of each property.

PROPERTY FEATURES

         LAND: Lot sizes for the properties we purchase will generally range from approximately 4 to 25 acres depending upon the number of buildings and building sizes. Individual buildings contained in any specific property may be located on a single parcel of land or on multiple parcels of land depending upon the configuration and layout of the entire project. Sites will be zoned for industrial, commercial and/or office uses depending on local governmental regulations. The location of each property to be acquired will be considered carefully and we will focus on purchasing what we consider to be prime properties in prime locations.

         BUILDINGS: The actual buildings contained in any project will generally be rectangular in shape and constructed utilizing concrete tilt up construction methods and in some cases brick and mortar methods. Building sizes will generally range from 5,000 to 200,000 square feet divided into leasable unit sizes ranging from 500 square feet to 30,000 square feet. We will generally look for the following building features:


         - Functional site plan offering ample tenant parking and good truck and car circulation
         -   Multiple truck doors with ground level and dock high loading
         - Ceiling clear heights in each tenant space from 14 feet to 24 feet high
         - Attractive front entry and visibility with a location for tenant's address and sign
         - Quality office improvements including private offices, restrooms and reception area
         -   Minimum of 100 amps of electrical service
         - Heating, ventilating and air conditioning systems for the office area
         -   Fire sprinklers where required by local governmental agencies


         We will evaluate a property's physical condition and, if capital improvements are necessary, we will incorporate this into the acquisition analysis for the property.

PROPERTY SELECTION


         The managing member will have experienced staff engaged in the selection and evaluation of properties which we may acquire. The acquisition process will be performed by the managing member with no acquisition fees payable to the managing member by us. All property acquisitions will be approved by the managing member through Cornerstone Ventures, Inc. based upon its experience in the area of multi-tenant industrial business parks and our investment objectives and supported by an appraisal prepared by a competent independent appraiser.


         We will purchase properties based on the independent decision of the managing member after an examination and evaluation of some or all of the following:

         -  Functionality of the physical improvements at the property
         -  Historical financial performance of the property
         -  Current market conditions for leasing space at the property
         -  Proposed purchase price, terms, and conditions
         -  Potential cash flow and profitability of the property
         - Estimated cost to develop a new competitive property within the immediate market area
         -  Demographics of the area in which the property is located
         - Demand for space by small business tenants in the immediate market area
         - Rental rates and occupancy levels at competing business parks in the immediate area
         -  Historical tenant demand for space at the property
         - Current market versus actual rental rates at the property and in the immediate area
         - Operating expenses being incurred and expected to be incurred at the property

         - Potential capital improvements and leasing commissions reasonably expected to be expended
         -  A review of the terms of each tenant lease in effect at the property
         - An evaluation of title and the obtaining of satisfactory title insurance
         - An evaluation of a current appraisal conducted by a qualified independent appraiser
         - An evaluation of any reasonably ascertainable risks such as environmental contamination

         The managing member intends to bring us the same expertise Cornerstone Ventures, Inc. has exercised in the accumulation and operation of its joint venture properties. See "Management" and "Prior Performance."

THE ASSET MANAGEMENT FUNCTION


         Asset management includes preparation, implementation, supervision and monitoring of a business plan specifically designed for each property. The managing member will perform the asset management function for us at no additional charge. The managing member through Cornerstone Ventures, Inc. will perform the following asset management services for us:



         - Create and implement an individualized plan for enhancing the profitability and value of each property
         - Supervise the day-to-day operations of property managers assigned to each property
         - Select and supervise the on-going marketing efforts of leasing agents responsible for marketing the property to prospective tenants
         - Coordinate semi-annual rental surveys of competitive projects in the local geographic area - this function is designed to maintain the property at the highest possible rental rates allowable in the market where the property is located
         - Approve lease terms negotiated by leasing agents with new tenants and tenants renewing their leases - this includes making sure that lease rates being attained are in line with market conditions as well as in line with the then current operating plan for the property
         - Review and approve any capital improvements necessary at the property, including tenant improvements necessary to lease space
         - Supervise the collection of rent and resolution of tenant lease defaults
         -  Review monthly financial reports prepared by property managers with a focus on improving the cost efficiency of operating the property
         -  Prepare annual property operating budgets for review and approval by senior management
         - Prepare regular updates regarding operations of the property as compared to budget estimates


         Although most real estate operating companies charge a separate fee for asset management services, the managing member will not charge us a separate fee for such services.

PROPERTY MANAGEMENT SERVICES


         The managing member is responsible for providing property management services for our properties. The managing member through Cornerstone Ventures, Inc. will be responsible for overseeing all day-to-day operations for each property, including the following:



         - Invoice tenants for monthly rent - Collect rents - Pay property level operating expenses
         -  Solicit bids from vendors for monthly contract services
         -  Provide property level financial reports on a monthly basis
         -  Review and comment on annual property operating budgets
         -  On-going assessment of potential risks or hazards at the property
         -  Clean up and prepare vacant units to be leased
         -  Supervise tenant improvement construction

         -  Supervise tenant and owner compliance with lease terms
         -  Supervise tenant compliance with insurance requirements
         -  Periodically inspect tenant spaces for lease compliance
         -  Respond to tenant inquiries


         Due to the short-term nature of the tenant leases, as well as the large number of small business tenants at each property, multi-tenant industrial business parks are highly management intensive. The type of properties we will acquire are generally considered to be more management intensive than other types of commercial real estate used by larger business tenants with longer term leases. For this reason, property management fees for multi-tenant industrial properties are generally higher than property management fees for other types of commercial real estate. The managing member believes in providing a very high level of property management service and in ensuring strict property maintenance standards in order to maximize the value of each property. The managing member may subcontract for such services with either an affiliate or third party property management organization.

                       SUMMARY OF THE OPERATING AGREEMENT

         You should read and familiarize yourself with the operating agreement that appears as Exhibit "A" to this prospectus. The following statements are brief summaries of the material provisions of the operating agreement. These summaries are not complete. These summaries do not modify or amend the operating agreement. In the event these summaries differ from the operating agreement, the provisions of the operating agreement will control.

GENERAL

         We are a California limited liability company. A limited liability company is a business organization that is generally intended to be taxed as a "partnership" for federal income taxation purposes, while providing limited liability for its members. The owners of the equity interests in a limited liability company are called "members." For federal income tax purposes, a limited liability company, like a partnership, is a pass-through entity, and generally its income and losses are taxed only at the member level. See "Federal Income Tax Considerations." The business affairs of a limited liability company are governed by an operating agreement, which is like a partnership agreement.

CAPITAL CONTRIBUTIONS AND MEMBERS

         Our initial members will be our managing member, Terry G. Roussel and the persons who purchase units in this offering. The initial capital contributions will be the amounts contributed by the managing member and Mr. Roussel, and the proceeds of this offering. Mr. Roussel will contribute the same amount for his units as other unitholders. The managing member and unitholders are as the fund's "members."

CAPITAL ACCOUNTS

         We will establish and maintain a separate capital account for each member. Except as otherwise provided in the operating agreement

         - no interest will accrue on your capital contribution or on your positive capital account balance
         - you will not have any right to withdraw any part of your capital account or to demand or receive the return of your capital contribution
         - you will have the right to receive distributions from us only as determined by the managing member
         - you will not be required to make any further contribution to our capital or make any loan to us
         - you will not have any liability for the return of any other member's capital account or capital contributions

CONTROL OF OUR OPERATIONS

         The managing member is vested with full, exclusive and complete discretion in the management and control of our business.

COMPENSATION OF THE MANAGING MEMBER AND AFFILIATES

         See "Management Compensation".

ALLOCATIONS AND DISTRIBUTIONS

         See "Prospectus Summary" at page 1 of this prospectus.

MEETINGS OF MEMBERS

         There will be no regularly scheduled meetings of our members. Meetings of our members may be called by the managing member, and will be called upon the written request to the managing member of unitholders holding in the aggregate at least ten percent (10%) of the units.

VOTING

         Unless a greater or lesser quorum is required by law, the members present at a meeting in person or by proxy who, as of the record date for such meeting, are holders of a majority of all the issued and outstanding units shall constitute a quorum at the meeting. When an action is to be taken by a vote of the members, it will be authorized by the affirmative vote of the unitholders holding a majority of all the issued and outstanding units. See "Management".

         Approval of the members is required to:

         -  permit the voluntary withdrawal of the managing member
         -  appoint a new managing member
         - sell all or substantially all of the fund's assets other than in the ordinary course of business
         -  adopt an agreement of merger or reorganization
         -  change the character of the business and affairs of the fund
         - commit any act that would make it impossible for the fund to carry on its ordinary business and affairs
         - commit any act that would contravene any provision of the articles, the operating agreement, or the limited liability company law

         The unitholders may, without the concurrence of the managing member:

         - amend or restate the articles or this agreement provided an amendment which modifies the compensation or distributions to which the managing member is entitled, or affects its duties, requires the consent of the managing member and provided that an amendment is required, in the opinion of tax counsel to the fund, to permit the fund to be taxed as a partnership for federal income tax purposes, shall not require the approval of the unitholders
         -  remove the managing member
         -  elect a new managing member
         -  dissolve the fund

PAYMENTS TO MANAGING MEMBER UPON REMOVAL

         Upon the removal or termination of the managing member, the fund is required to pay the terminated managing member all amounts owed to the managing member. The fund may terminate the terminated managing member's interest in fund income, losses, distributions and capital by payment of an amount equal to the then present fair market value of the terminated managing member's interest determined by agreement of the terminated managing member and the fund, or, if they cannot agree, by arbitration in accordance with the rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the terminated managing member and the fund.

NO CERTIFICATES FOR UNITS WILL BE ISSUED

         Ownership of the units will be registered on the books of the fund. No certificates evidencing ownership of the units will be issued.

TRANSFER OF UNITS

         If you want to transfer your units subsequent to your initial investment, you must comply with the applicable provisions of the operating agreement among other restrictions. The managing member may impose "suitability standards" of the type described under "Who May Invest" at page 9 of this prospectus to transfers of units by you. You may not transfer less than the minimum number of units investors are required to purchase in this offering. You may not transfer, fractionalize or subdivide units if you will retain less than this minimum number of units. You may not separate financial rights of units from the units and assign them separately from the units. You must pay a transfer fee of $250 to cover our costs.

         The managing member must consent to all transfers or dispositions of units. "Prohibited dispositions" are set forth in Section 7.2 of the operating agreement. Subject to the limitations and restrictions of the operating agreement, all transfers which comply with the operating agreement shall be effective as of the last day of the month following the date in the assignment and receipt of notice of such assignment by the managing member, or such earlier date as may be required by applicable rules and regulations. Further, you may not sell or transfer units if our legal counsel believes it would result in our termination or result in adverse tax consequences to us or our unitholders.

         Upon delivery of the completed and executed assignment to the managing member and its acceptance thereof, the assignee becomes entitled to receive the various benefits of ownership of the units, including income, distributions and losses.

ALLOCATIONS AND DISTRIBUTIONS ON TRANSFER OF UNITS

         In the event of a transfer of units, we will make all allocations and distributions as of the last day of the calendar month for which such allocation or distribution is to be made by us. All allocations of net income and net loss to any unit which may have been transferred during a year will be allocated between the transferor and the transferee based on the number of days that each was recognized as the holder or assignee of the unit, without regard to results of our operations during the calendar year and without regard to whether cash distributions were made to the transferor or transferee during the calendar year.

OTHER ACTIVITIES

         The managing member is generally permitted to compete with us without limitation. See "Conflicts of Interest."

DISSOLUTION

         We will dissolve and our affairs will be wound up on the first to occur of the following events:


             -  December 31, 2010
             - the entry of a decree of judicial dissolution, as provided under California law
             - by the consent of unitholders owning a majority of all the issued and outstanding units


REPURCHASE OF UNITS

         The fund will not repurchase units. The managing member and its affiliates may, but are not required to, purchase units from unitholders who want to sell their units. The managing member and its affiliates will hold any units purchased by them for investment and will not resell the units.

BOOKS AND RECORDS

         You have the right to inspect our records including a list of all our unitholders and their ownership interest. The fund will maintain copies of appraisals for all properties acquired by the fund for at least five years. The appraisals shall be made available to you for inspection and duplication.

REPORTS

         We will provide you with the following reports, statements and tax information:

         WITHIN 75 DAYS OF THE END OF OUR TAXABLE YEAR. Information necessary in the preparation of the Federal income tax returns and state income and other tax returns with regard to the jurisdictions where the properties are located.

         WITHIN 120 DAYS OF THE END OF OUR TAXABLE YEAR. Upon request, annual financial statements (balance sheet, statement of income or loss, statement of unitholders' and managing member's equity and a statement of cash flows) prepared in accordance with generally accepted accounting principles and accompanied by a report therein containing the opinion of an independent certified public accountant; an annual report on our business; an annual report identifying the various types of distributions to unitholders and the source of such distributions; and a detailed statement of any transactions with the managing member or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the managing member or its affiliates for the fiscal year completed, the amount paid or accrued to each recipient, the source of each distribution and the services performed.

         WITHIN 60 DAYS OF THE END OF EACH OF THE FIRST THREE FISCAL QUARTERS OF OUR TAXABLE YEAR. Upon request, the information specified in Form 10-Q, beginning with the fiscal quarter in which we are first required to register under Section 12(g) of the Securities Exchange Act of 1934.

         IF WE ARE NOT A "REPORTING COMPANY." If filings are not required by the Securities and Exchange Commission, a semiannual report for the first six (6) months of operations will be prepared containing at least a balance sheet, statement of income and cash flow statement and other pertinent information regarding the fund and furnished upon request within 60 days following the end of the first six (6) month period.

         WITHIN 60 DAYS OF THE END OF EACH QUARTERLY PERIOD OF OUR TAXABLE YEAR. Upon request, a statement of compensation received by the managing member from us during the quarter, including the nature of services rendered or to be rendered by the managing member, and any other relevant information.

         WITHIN 60 DAYS OF THE END OF EACH QUARTERLY PERIOD IN WHICH WE ACQUIRE PROPERTIES. Upon request, a special report setting forth details of the acquisition by us of properties. The report may be in the form of a supplement to the prospectus and may be distributed to unitholders more frequently than quarterly if deemed appropriate by the managing member.

POWER OF ATTORNEY

         Each unitholder, by executing the Subscription Agreement, appoints the managing member as such unitholder's attorney in fact with to sign:

         -  the operating agreement
         - any certificate or other instrument, including registrations or filings concerning the use of fictitious names and necessary or appropriate filings under the federal and state securities laws
         -  documents required to dissolve and terminate the fund
         - amendments and modifications to the articles of organization or any of the documents described above
         - amendments and modifications to the operating agreement which have been approved pursuant to the terms thereof

         All loan and security agreements, notes, instruments and other similar documents which are necessary or desirable for the fund to conduct its business as contemplated by the operating agreement.

                        FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         This summary discusses the material federal income tax considerations that reasonably can be anticipated to affect an investment in the fund by you. This summary assumes that you are an individual. It does not generally discuss the federal income tax consequences of an investment in the fund peculiar to corporate taxpayers, tax-exempt pension or profit-sharing trusts or IRAs, foreign taxpayers, estates, or taxable trusts or to transferees of units.

         YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH SPECIFIC REFERENCE TO YOUR OWN TAX AND FINANCIAL SITUATION INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND OTHER TAX LAWS AND ANY POSSIBLE CHANGES IN THE TAX LAWS AFTER THE DATE HEREOF. THIS SECTION IS NOT TO BE CONSTRUED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING.

         Except as expressly noted, the statements, conclusions, and opinions contained herein are based on existing law as contained in the Code, Treasury Regulations, administrative rulings, and court decisions as of the date of this prospectus. No rulings have been or will be requested from the IRS concerning any of the tax matters described herein. Accordingly, there can be no assurance that the IRS or a court will agree with the following discussion or with any of the positions taken by the fund for federal income tax reporting purposes.

LEGAL OPINION

         The U.S. Treasury Department has set forth certain guidelines that are to be followed by practitioners who provide opinions analyzing the federal tax effects of so-called "tax shelter" investments. Generally, in such an opinion, the practitioner must provide, where possible, an opinion as to whether it is "more likely than not" that you will prevail on the merits of each material tax issue presented by the offering as well as an overall evaluation of whether the material tax benefits in the aggregate more likely than not will be realized. Where the practitioner cannot give such an opinion with respect to any material tax issue, the opinion must set forth the reasons for the practitioner's inability to opine as to the likely outcome. Likewise, the opinion must explain why the practitioner is unable to give an overall evaluation. For purposes of these guidelines, a "tax shelter" is an investment which has as a significant and intended feature for federal income or excise tax purposes the generation of tax losses or credits to offset taxable income from other sources.

         Oppenheimer Wolff & Donnelly LLP ("counsel") does not believe that the fund constitutes a "tax shelter" because the production of losses or credits to offset income or tax liability from other sources is not a significant or specifically intended feature of an investment in the fund, it merely follows from the pass-through nature of the fund. Thus, counsel is not required to render an overall opinion with respect to realization of the material tax benefits from such investment. Nevertheless, counsel has rendered its opinion, which is attached hereto as Exhibit "B" with respect to all material federal income tax issues presented by an investment in the fund for which a legal opinion is possible:

         Counsel's opinion addresses the following material federal income tax issues:


         - Classification of the fund as a partnership for federal income tax purposes
         -  Exemption of the fund from publicly traded partnership status
         - Treatment of your fund interest as a passive activity and characterization of your fund net income as passive income
         - Allocations of fund net income or net loss by the fund comply with applicable Treasury Regulations
         -  Exemption of the fund from tax shelter registration requirements

         As of the date of this prospectus, the fund has not invested in any properties. Therefore, it is impossible at this time to opine on the application of the law to the specific facts which will only exist when such investments are made. In addition, counsel is unable to express an opinion as to certain issues because of their inherently factual nature or which will vary for each investor.


         The tax issues which are discussed below but for which no opinion has been given because of the lack of actual facts with respect to the issue, or the inherently factual nature of the inquiry, or the issue being dependent upon your specific situation, are as follows:


         -  Income tax treatment of certain payments made by the fund
         - Possible taxation of investments by qualified plans and other tax exempt entities
         -  Allocation of the fund's purchase price in properties
         -  Classification of the fund as a dealer in property
         -  Sales of fund units
         - Special tax rates applicable to long-term capital gains and losses from the fund
         - Tax consequences upon fund dissolution - Special tax rules for foreign investors
         -  State and local tax consequences to investors
         -  Special fund-level audit rules
         -  Federal penalties possibly applicable to tax understatements


PARTNERSHIP STATUS

         THE FUND IS EXPECTED TO BE TREATED AS A PARTNERSHIP FOR TAX PURPOSES WITH "PASS-THROUGH" TAX CONSEQUENCES TO YOU AS AN INVESTOR. Treatment of the fund as a "partnership" for federal income tax purposes is essential to your ability to derive tax benefits from your purchase of units. If, for any reason, the fund were classified as an association taxable as a corporation:

          (1) the fund would be subject to federal income tax on any taxable income it earned at regular federal corporate tax rates of up to 35%,

          (2) you would not be required or entitled to take into account your distributive share of the tax items of the fund, and

          (3) distributions of cash or property by the fund would be taxed to you (without a corresponding deduction to the fund), first, as dividend income to the extent of the fund's current and accumulated earnings and profits, and second, as capital gain to the extent that any remaining distributions exceed your basis in units.


         GENERAL CLASSIFICATION RULES. IT IS THE OPINION OF COUNSEL THAT, SUBJECT TO THE ASSUMPTIONS SET FORTH IN THE DISCUSSION BELOW REGARDING "PUBLICLY TRADED PARTNERSHIPS," THE FUND WILL BE CLASSIFIED AS A "PARTNERSHIP" AND NOT AS AN "ASSOCIATION TAXABLE AS A CORPORATION" FOR FEDERAL INCOME TAX PURPOSES IF SUCH ISSUE WERE CHALLENGED BY THE IRS, LITIGATED AND JUDICIALLY DECIDED. The fund has been formed as a "limited liability company" under California law. A California limited liability company is considered an "eligible entity" under Treasury Regulations classifying business entities. Since its formation, the fund has had at least two members. Under current Treasury Regulations, a newly formed domestic eligible entity that has two or more owners will automatically qualify for "partnership" tax classification status subject to other Code provisions that may alter such status, such as the publicly traded partnership rules, discussed below. The fund, as a California limited liability company, has been formed as a qualifying domestic eligible entity, and, accordingly, it automatically will default to "partnership" classification status subject to other Code provisions that may alter such status, such as the publicly traded partnership rules, discussed below.

         PUBLICLY TRADED PARTNERSHIP RULES. IT IS THE OPINION OF COUNSEL THAT, THE FUND WILL NOT BE TREATED AS A PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION. Section 7704 of the Code provides that any "publicly traded partnership" will be taxed as a "corporation" for federal income tax purposes even though such partnership otherwise would be classified as a partnership for federal income tax purposes. It is important for the fund to avoid "publicly traded partnership" status due to the adverse tax consequences of such "corporate" classification status on the fund and unitholders, as described above. A partnership is considered to be a publicly traded partnership if interests in the partnership are (or become):



         (1)   traded on established securities markets or


         (2) readily tradable on a secondary market (or the substantial equivalent thereof).

         The IRS has issued regulations under Section 7704 (the "Section 7704 Regulations") that set forth limited safe harbors from the definition of a publicly traded partnership, at least two of which may be applicable to the fund:

         (1) interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof if the partnership does not participate in the establishment of the market or the inclusion of its interests thereon and the partnership does not recognize any transfers made on the market by redeeming the transferor partner or admitting the transferee as a partner or otherwise recognizing any rights of the transferee; or

         (2) interests in a partnership will not be considered readily tradable if, for any taxable year of the partnership, the sum of the percentage interests in partnership capital or profits represented by partnership interests that are sold or otherwise disposed of during the taxable year does not exceed two percent (2%) of the total interests in partnership capital or profits.


         Since a significant portion of the fund's gross income will consist of rental income from commercial real estate, the fund may also meet an exception from publicly traded partnership status set forth in Code Section 7704(c) due to its receipt of such qualifying income in the amount of ninety percent (90%) or more of its gross income. An exception from "publicly traded partnership" status exists under Code Section 7704(c) for certain partnerships where ninety percent (90%) or more of their gross income consists of certain "qualifying" passive types of income (including interest, dividends, certain real property rents and gain from the sale or other disposition of real property and gain from the sale or disposition of capital assets). If only the qualifying income exception is relied upon to avoid publicly traded partnership status, the passive activity rules, pursuant to Code Section 469(k) and discussed below, will be applied separately with respect to the fund, thus, for example, preventing fund net income from being offset against passive activity losses of unitholders from other sources.


         The operating agreement prohibits the managing member or any other member from:


         (1) listing, facilitating, or recognizing the trading of units on established securities markets, or



         (2) creating for units or facilitating or recognizing the trading of units on a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704 and the Section 7704 Regulations promulgated thereunder. The managing member has also agreed to take all steps reasonably available (and the operating agreement grants broad powers to the managing member) to (a) prevent the trading of units by third parties on an established securities market or a secondary market (or the substantial equivalent thereof) or (b) allow any transfers of units which could cause the fund to violate the safe harbors set forth in the Section 7704 Regulations.

         Based on (1) the items set forth above, and the nature of the fund's expected gross income, (2) the fund being operated in accordance with the operating agreement, (3) the representations of the managing member that the fund units will be issued in a transaction registered under the Securities Act, (4) the representations of the managing member that the units in the fund will not be traded on an established securities market, and (5) the covenant of the managing member that it will take all actions necessary to prevent the interests in the fund from being traded on a secondary market or the substantial equivalent thereof, counsel is of the opinion that the fund will not be treated as a "publicly traded partnership" for federal income tax purposes if such issue were challenged by the IRS, litigated and judicially decided. There can be no assurance, however, that the IRS will not successfully contend that the fund should be treated as a publicly traded partnership based on, for example, the recognition of transfers in contravention of the operating agreement, the actions of third parties not within the control of the managing member or the fund, the ineffectiveness of the provisions of the operating agreement designed to avert the creation of a secondary market (or the substantial equivalent thereof), or the fund failing to generate sufficient qualifying gross income to avoid such status.


TAXATION OF THE UNITHOLDERS


         As an investor in a partnership, you will be required to report on your federal income tax returns, and to take into account in determining your own income tax, your allocable shares of the income, gain, loss, deductions and tax preference items of the fund for the portion of any year during which you are a unitholder of the fund. The fund itself will not be subject to tax.


         You are subject to tax on your distributive shares of the fund's taxable income and items of fund income, gain, or items of tax preference required to be taken into account separately even though you may have received total cash distributions that are less than the amount of reportable income or gain to you, or less than the resultant federal income tax liability. To the extent that the resultant income tax imposed on you exceeds cash distributions to you in any year, such excess will constitute an out-of-pocket expense that must be funded by you from other sources.

QUALIFIED PLAN INVESTORS


         BECAUSE THE FUND WILL NOT INCUR INDEBTEDNESS WITH RESPECT TO THE PROPERTIES IT ACQUIRES, DISTRIBUTIONS BY THE FUND YOU TO YOU IF YOU ARE A TAX-EXEMPT ENTITY ARE NOT EXPECTED TO CONSTITUTE UBTI UNLESS THE TAX-EXEMPT ENTITY BORROWS FUNDS TO ACQUIRE ITS UNITS (OR OTHERWISE INCURS ACQUISITION INDEBTEDNESS WITHIN THE MEANING OF THE CODE WITH RESPECT TO ITS ACQUISITION OF UNITS), OR UNITS ARE OTHERWISE USED IN AN UNRELATED TRADE OR BUSINESS OF THE TAX-EXEMPT ENTITY. Qualified plans including IRAs and SEPs generally are exempt from federal income taxation except to the extent that their "unrelated business taxable income" ("UBTI") from all sources exceeds $1,000 during any fiscal year. Income from partnerships will be considered UBTI unless an exemption applies. For example, dividends, interest, royalties, certain rents, and gains from non-inventory sales of property, among other items, are excluded, as well as all deductions directly connected with such UBTI; provided, however, that if such otherwise exempt income is from "debt-financed property" the exemption may not be available.



         Certain income from unrelated businesses, such as interest and dividends, is considered income from "passive activities" and is excluded from UBTI. Also excluded from UBTI is certain rental income and gain from the sale of property, but only if such, property neither (i) was held primarily for sale to customers in the ordinary course of the seller's trade or business, nor (ii) was stock in trade or other property of a kind which would be properly included in the seller's inventory if on hand at the close of the taxable year. The fund has not been organized to engage in the purchase and sale of properties and, accordingly, it is not expected that the fund will be treated as a dealer in properties. See "Property Held Primarily For Sale," below. However, since the determination of this issue depends on the intentions of the managing member and the fund and also depends on the facts of the fund's operations from time to time (including the timing and number of purchases, the sales of properties held, the manner in which such sales are solicited, and the amount of time and effort spent in managing and attempting to sell properties), counsel is unable to render an opinion as to whether the fund will be treated as a dealer in property.

         ALTHOUGH THE FUND INCOME LIKELY WILL NOT CONSTITUTE UBTI, NO OPINION IS EXPRESSED ON THIS ISSUE. IF YOU ARE A QUALIFIED PLAN INVESTOR YOU ARE URGED TO SEEK TAX ADVICE FROM YOUR OWN COUNSEL REGARDING WHETHER OR NOT YOU SHOULD INVEST IN THE FUND AND THE TAX CONSEQUENCES TO YOU OF RECEIVING DISTRIBUTIONS AND ALLOCATIONS FROM THE FUND.

BASIS OF UNITS

         Your basis in units is relevant in determining:

         (1) gain or loss on the sale or other disposition of the units (see "Sale of Units" below);

         (2) the taxability of cash distributions to you (see "Cash Distributions to Unitholders" below); and

         (3) your ability to deduct losses of the fund (see "Basis, At-Risk, and Passive Activity Limitations on Deduction of Losses" below).

         Your adjusted basis in a unit initially will equal the amount of your actual cash capital contribution to the fund (I.E., the purchase price of units) and will be increased by your allocable share of items of fund net income. Your basis in a unit will be decreased (but not below zero) by (1) cash distributions received from the fund, and (2) your distributive share of items of the fund's net loss. Your basis in units is also generally affected by the amount of fund debt allocated to you, with increases in allocable debt increasing basis and decreases reducing basis. Since the fund does not intend to incur any debt, such basis adjustments resulting from increases or decreases in fund debt are not addressed in detail herein.

ALLOCATIONS OF NET INCOME AND NET LOSS

         THE PASS-THROUGH OF FUND INCOME, GAIN OR LOSS TO YOU WILL BE RESPECTED BY THE INTERNAL REVENUE SERVICE IF REVIEWED BY THEM. Your distributive share of partnership income, gain, loss, or deduction for federal income tax purposes generally is determined in accordance with the provisions of the partnership agreement, or, in the case of the fund, the operating agreement. Under Section 704(b) of the Code, however, an allocation, or portion thereof, will be respected only if it either has "substantial economic effect" or is in accordance with the "partner's interest in the partnership." If the allocation or portion thereof contained in the partnership agreement does not meet either test, the IRS will make a reallocation of such items in accordance with the IRS' determination of each partner's economic interest in the partnership. Treasury Regulations under Code Section 704(b) contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the operating agreement (see "Summary of the Operating Agreement - Allocations and Distributions," above) are intended to comply with the Treasury Regulations' test for having substantial economic effect.

         Accordingly, it is the opinion of Counsel that the operating agreement will comply with the safe harbor provisions in the Treasury Regulations under Code Section 704(b) and that the allocations of net income and net loss set forth in the operating agreement will have substantial economic effect or will be otherwise treated as being in accordance with your interest in the fund, if such issue were challenged by the IRS, litigated and judicially decided.

ALLOCATIONS TO NEWLY ADMITTED UNITHOLDERS OR TRANSFEREES OF UNITS

         NEW UNITHOLDERS WILL BE ALLOCATED A PROPORTIONATE SHARE OF INCOME OR LOSS FOR THE YEAR IN WHICH THEY BECAME UNITHOLDERS. The operating agreement permits the managing member to select any method and convention permissible under Code Section 706(d) for the allocation of tax items during the time persons are admitted as unitholders, but requires that any method or convention first utilized be consistently applied thereafter for all subsequent admissions of unitholders, unless it is determined subsequently that such method or convention is not permissible under Section 706(d). In addition, the operating agreement provides that: (i) upon the transfer of all or a portion of a unitholder's units, other than at the end of the fund's fiscal year, the entire year's net income or net loss allocable to the transferred units will be apportioned between the transferor and transferee based on the number of days during the year that each is treated under the operating agreement as owning the units, and (ii) permitted transfers of units will be deemed to occur at the end of the month in which they actually occur.


BASIS, AT RISK, AND PASSIVE ACTIVITY LIMITATIONS ON DEDUCTION OF LOSSES

         The managing member anticipates that the fund will produce taxable net income in each year of operations beginning in 2000 and that you generally will not be allocated net loss because of the fund's investment criteria of acquiring properties on an all-cash basis. There can, of course, be no assurance that such objective can be achieved in any fiscal year of the fund. Your ability to utilize any net loss in a year, should a net loss be allocated to you, is determined by applying the following three limitations dealing with basis, at-risk and passive losses.

         (1) BASIS. You may not deduct an amount exceeding your adjusted basis in your units pursuant to Code Section 704(d). If your share of the fund's net loss exceeds your basis in your units at the end of any taxable year, such excess net loss may be carried over indefinitely and deducted to the extent that at the end of any succeeding year your adjusted basis in your units exceeds zero.

         (2) AT-RISK RULES. Under the Section 465 "at-risk" provisions of the Code, if you are an individual taxpayer (including an individual partner in a partnership) or a closely-held corporation, you may deduct losses from a trade or business activity, and thereby reduce your taxable income from other sources, only to the extent you are considered "at risk" with respect to that particular activity. The amount you are considered to have at risk includes money contributed to the activity and certain amounts borrowed with respect to the activity.

         (3) PASSIVE LOSS RULES. Under Section 469 of the Code, deductions by you, if you are an individual (or certain closely-held corporations) of losses from all businesses in which you do not "materially participate" and from all rental activities in which you do not "actively participate" (collectively "passive activities") are allowed only to the extent of income from such passive activities. Because of this limitation, net losses from passive activities cannot be used to offset earned income, income from businesses in which you are significantly involved, or portfolio income (such as interest, dividends, royalties, and non-business capital gains). Any losses in excess of income from passive activities can be carried forward indefinitely to offset future income from passive activities, including any income or gain from the eventual complete disposition of the activity that generated the losses.

         The fund's commercial real property leasing activities are anticipated to be passive activities for you and counsel will opine that your interest in the fund will be a passive activity if you are not affiliated with or employed by the managing member.

PASSIVE ACTIVITY INCOME

         FUND OPERATING INCOME WILL MORE LIKELY THAN NOT BE CONSIDERED "PASSIVE INCOME" AND BE AVAILABLE TO OFFSET YOUR CURRENT OR SUSPENDED PASSIVE LOSSES FROM THE FUND OR CERTAIN OTHER INVESTMENTS. If the fund is successful in achieving its investment and operating objectives, you may be allocated taxable income from the fund. To the extent that your share of the fund's net income constitutes income from a passive activity (as described above), such income may generally be offset by your net losses and credits from investments in other passive activities.

         Counsel will opine that, assuming (1) the properties are acquired and operated in the manner described in this prospectus, (2) the properties are owned for federal income tax purposes by the fund, and (3) the fund is not viewed as a "publicly traded partnership" within the meaning of Code Section 469(k), that it is more likely than not that your share of the fund net income will be net income or gain from a "passive activity," as defined in Section 469 of the Code, which passive income can generally be offset by your net losses and credits from other passive activities, if such issue were challenged by the IRS, litigated and judicially decided. This opinion will not apply to any income that is attributable to (1) the investment by the fund in liquid investments, such as certificates of deposit or money-market funds prior to the investment in properties, or to distributions of net cash flow from operations or net sales proceeds to the members, or (2) the investment, in interest bearing accounts or otherwise, of amounts held as working capital, as security deposits, or in reserve. Such income described in the preceding sentence will constitute, for purposes of Section 469, "portfolio income" which cannot be offset by losses from passive activities.
If the fund is a "publicly traded partnership" within the meaning of Code
Section 469(k), any income from the fund cannot offset losses from other passive activities and will be treated in a manner similar to portfolio income. The Treasury Department has been given broad authority to issue regulations defining income that does not constitute passive activity income, and no assurance can be given that future regulations promulgated under Code
Section 469 will not treat fund net income as income that is not from a passive activity, thereby preventing any setoff of such income against unrelated passive losses or credits.


CASH DISTRIBUTIONS TO UNITHOLDERS

         CASH DISTRIBUTIONS THAT ARE LESS THAN YOUR ADJUSTED TAX BASIS IN THE FUND WILL NOT BE TAXABLE TO YOU. A cash distribution to you from the fund (other than a cash distribution made in exchange for all or part of your interest in the fund) will not be taxable to you except to the extent, if any, that the distribution exceeds the adjusted basis of your units in the fund. See "Basis of Units" above. A cash distribution in excess of your adjusted basis in a unit will be taxable to the unitholder as if it resulted from a sale or exchange of the unit. See "Sale of Units" below.

ALTERNATIVE MINIMUM TAX

         YOU COULD BE SUBJECT TO THE ALTERNATIVE MINIMUM TAX. The Code contains an "alternative minimum tax," which may reduce the benefit to you of an investment in the fund. The individual alternative minimum tax is imposed at tax rates of from 26% to 28% of alternative minimum taxable income ("AMTI") in excess of certain exemption amounts. Capital gains, however, are taxed for alternative minimum tax purposes at the same rates as those that apply for regular income tax purposes. See "Capital Gains and Losses," below. The alternative minimum tax is payable to the extent that it exceeds the "regular" federal income tax payable for that year. No regular tax credits other than the foreign tax credit may be applied against the alternative minimum tax.

SYNDICATION AND ORGANIZATIONAL EXPENSES

         The Code provides for various treatments of certain initial expenditures of the fund. Expenses incurred by the fund with respect to the offering and sale of units (I.E., syndication costs) must be capitalized and cannot be deducted or amortized. In contrast, amounts paid to organize the fund as well as other start-up expenditures, may (if so elected) be amortized ratably over 60 months. The fund intends to treat selling commissions, the due diligence and marketing support fee, and most of organizational and offering expenses as syndication expenses. The remainder of organizational and offering expenses will be treated as amortizable organizational expenses. There can be no assurance that the IRS will not challenge the treatment of such fees and expenses paid by the fund.

TAX TREATMENT OF CERTAIN FEES

         The fund will pay fees to the managing member and its affiliates for services rendered to the fund. For a more complete description of these fees, see "Management Compensation." The amount of the fees has not been determined by arm's-length negotiations. Instead, the amounts have been set by the managing member on the basis of its judgment as to the reasonable value of the services provided.

         The IRS could:

         (1) assert that the amount paid for some or all of the services should be treated as a nondeductible fund distribution;

         (2) assert that such amount exceeds the reasonable value of those services and is not deductible to the extent of such excess;

         (3) accept the reasonableness of a fee, but contend that the fee should be deducted in a later year, or be capitalized rather than deducted, or be amortized over a period longer than the period chosen by the fund; or

         (4) attempt to re-characterize a fee as a nondeductible, non-amortizable syndication expense or as an itemized deduction subject to the limitation on deductions of such so-called "miscellaneous itemized deductions" by unitholders on their individual income tax returns.

         Counsel is unable to render an opinion with respect to the deductibility of the foregoing fees, due to the inherently factual nature thereof.

SALE OF UNITS

         YOU MAY HAVE GAIN OR LOSS ON THE SALE OF YOUR UNITS, WHICH GAIN MAY BE PARTIALLY TAXABLE AS ORDINARY INCOME OR AT SPECIAL DEPRECIATION RECAPTURE RATES. Upon your sale of a unit, the excess, if any, of the amount realized on the sale over your adjusted basis in the unit will be taxable gain to you. If you are not a "dealer" with respect to such unit and you held it for more than one year, your gain will generally be treated as long-term capital gain, except for that portion of any gain attributable to your share of the fund's "unrealized receivables" and "inventory items," as defined in Section 751 of the Code, would be taxable as ordinary income. Recently proposed regulations provide that the holding period of a partnership interest will be divided if a partner acquires portions of an interest at different times. Moreover, the portion of any long-term capital gain attributable to depreciation allowances taken previously with respect to fund real property may be subject to a maximum tax rate of 25%, rather than the 20% maximum rate applicable to most long-term capital gains. See "Capital Gain and Losses," below.

DISSOLUTION OF THE FUND

         A FUND DISSOLUTION AND LIQUIDATION MAY BE TAXABLE TO YOU, UNLESS FUND PROPERTIES ARE DISTRIBUTED IN KIND. The dissolution of the fund will involve the distribution to you of the assets, if any, remaining after payment of all of the debts and liabilities of the dissolving fund. Upon dissolution of the fund, your unit may be liquidated by one or more distributions of cash or other property. If you receive only cash upon the dissolution, gain would be recognized by you to the extent, if any, that the amount of cash received exceeds your adjusted basis in your units. No gain or loss is recognized by a partnership upon distributions of its own assets in dissolution. The managing member does not intend to have the fund make any distributions in kind.

ALLOCATION OF FUND'S PURCHASE PRICE IN PROPERTIES

         THE ALLOCATION OF PURCHASE PRICE TO VARIOUS CATEGORIES OF ASSETS PURCHASED BY THE FUND COULD BE CHALLENGED BY THE IRS. Following the acquisition of properties, the managing member will allocate the fund's aggregate basis in each of the properties among the various components thereof according to their relative fair market values. The fund will allocate its purchase price of each of the properties into three major categories: land, real property improvements, and personal property. Land is non-depreciable, while real property improvements and personal property will be depreciated from the dates such assets are placed in service by the fund.

         The valuation of the fund properties and the various components thereof (as well as the correct allocation of the aggregate tax basis among the various components of the fund properties) is inherently a factual question not susceptible to a legal determination because such a determination can only be made by a qualified real estate professional based on information available at the time of acquisition. In making these allocations, the managing member will review the facts and circumstances relevant to each of the properties and consider the report of the appraiser(s), if any, of the properties. The allocations computed by the managing member can be challenged by the IRS who may assert that the aggregate bases of the properties should be allocated in a different manner that would yield less favorable tax consequences to you. For example, the IRS could attempt to allocate a greater portion of the aggregate purchase price of certain of the properties to items such as land, which is non-depreciable. Since allocation of the cost basis of the properties is not susceptible to a legal analysis because such a determination can only be made by a qualified real estate professional based on information available at the time of acquisition, Counsel is unable to express any opinion, favorable or unfavorable, as to whether the fund's allocations of purchase price, when they are made, will be respected for tax purposes.

PROPERTY HELD PRIMARILY FOR SALE

         THE FUND DOES NOT EXPECT TO BE CONSIDERED A "DEALER" IN REAL PROPERTY. The fund has been organized for the purpose of acquiring and developing real estate for investment and rental purposes. However, if the fund were at any time deemed for tax purposes to be a "dealer" in real property (one who holds real estate primarily for sale to customers in the ordinary course of business), any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute UBTI to you if you are a tax-exempt entity. Under existing law, whether property is or was held primarily for sale to customers in the ordinary course of business must be determined from all of the facts and circumstances surrounding the particular property and sale in question. Because the issue is dependent upon facts which will not be known until the time a property is sold or held for sale and due to the lack of judicial authority in this area, counsel is unable to render an opinion as to whether the fund will be considered to hold any or all of its properties primarily for sale to customers in the ordinary course of business.

CAPITAL GAINS AND LOSSES


         The characterization of income or gain recognized by you upon a sale of properties by the fund or a sale of units by you as capital or ordinary income is relevant in determining the rate at which such income is taxed and the extent to which you may deduct capital losses. See "Sale of Units." Ordinary income is taxed to you, if you are an individual, at a maximum federal marginal rate of 39.6%, while long-term capital gains of individuals (on most capital assets held for more than one year) are taxed at a maximum marginal rate of 20% (10% for taxpayers in the 15% rate bracket). To the extent that any gain from the sale of real property by the fund represents the recapture of prior straight-line depreciation deductions by the fund, the capital gain attributable to depreciation from real estate held for more than one year will be subjected to a maximum tax rate of 25%, rather than the general 20% maximum long-term capital gain rate. These lower long-term capital gain rates also apply for purposes of computing your alternative minimum tax. Recapture of depreciation with respect to personal property is taxed at ordinary income tax rates. You are also cautioned that the sale of a unit may require you to "look through" the units sold, with a portion of such sale possibly taxable as ordinary income (see "Sale of Units"), and, under recently promulgated proposed regulations, a portion of any long-term capital gain generated on the sale of a unit subjected to the higher 25% maximum long-term capital gain rate applicable to straight-line real estate depreciation recapture. Capital losses generally may be used by you to offset capital gains and, in addition, a maximum of $3,000 of ordinary income annually. The capital losses not utilized by you in any year may be carried forward indefinitely to succeeding years.


AUDIT OF INCOME TAX RETURNS

         The IRS may examine the returns of the fund and may disagree with the tax positions taken on such returns. If challenged by the IRS, the tax position taken on the returns may not be sustained by the courts. An audit of the return of the fund could lead to separate audits of your tax returns, which could result in adjustments attributable to non-fund items as well as the fund items.

         Generally, the tax treatment of partnership items will be determined at the fund level pursuant to administrative or judicial proceedings conducted at the fund level. You generally are required to file your tax returns in a manner consistent with the information returns filed by the fund or you are subject to possible penalties, unless you file a statement with your tax return on Form 8082 describing any inconsistency. The managing member will be the "tax matters partner" for the fund and as such will have certain responsibilities with respect to any IRS audit and any court litigation relating to the fund. You should consult your tax advisors as to the potential impact of these procedural rules upon you.

ELECTION FOR BASIS ADJUSTMENTS

         THE FUND WILL NOT ADJUST ITS TAX BASIS IN PROPERTIES UPON A SALE OF UNITS BY YOU, SO A PURCHASER MIGHT PAY LESS FOR THE UNITS YOU SELL. Under
Section 754 of the Code, partnerships may elect to adjust the basis of partnership property upon the transfer of an interest in the partnership so that the transferee of a partnership interest will be treated for purposes of calculating depreciation and realizing gain as though such transferee had acquired a direct interest in the partnership's assets. However, as a result of the complexities and added expense of the tax accounting required to implement such an election, the managing member does not intend to cause the fund to make any such election on behalf of the fund. As a consequence, depreciation available to a transferee of units will be limited to the transferor's share of the remaining depreciable basis of fund properties, and upon a sale of a fund property, taxable income or loss to the transferee of the units will be measured by the difference between such person's share of the amount realized upon such sale and such person's share of the fund's tax basis in the property, which may result in greater tax liability to such person than if a Section 754 election had been made. In addition, the absence of such an election by the fund may result in unitholders having greater difficulty in selling their units.

INTEREST ON UNDERPAYMENT OF TAXES

         If it is finally determined that you underpaid tax for any taxable year, you must pay the amount of underpayment plus interest on the underpayment and possibly certain penalties from the date the tax originally was due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify you of amounts owing within 18 months of the date you filed your income tax return. The suspension period ends 21 days after the IRS sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

ACCURACY-RELATED PENALTIES

         Section 6662 of the Code imposes penalties relating to the accuracy of tax returns. A 20% penalty is imposed with respect to any "substantial understatement of income tax" and with respect to the portion of any underpayment of tax attributable to a "substantial valuation misstatement" or to "negligence." All of those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.


         SUBSTANTIAL UNDERSTATEMENT PENALTY. Section 6662 imposes a 20% penalty on the amount of an understatement of income tax if such understatement is "substantial." An understatement of tax liability is "substantial" if the amount of the understatement exceeds the greater of $5,000 ($10,000 for certain corporations) or 10% of the total tax required to be shown on the return for the taxable year. If the understatement is not attributable to a "tax shelter" (defined as an arrangement a significant purpose of which is the avoidance or evasion of federal income tax), there will be no substantial understatement penalty if there was "substantial authority" for the taxpayer's position or if the position had a "reasonable basis" and the relevant facts are disclosed adequately on the taxpayer's tax return. A taxpayer may use Form 8275 to ensure adequate disclosure of a non-tax shelter matter. If the understatement arises out of a tax shelter, to avoid the penalty the taxpayer must have relied upon substantial authority for such position and must also have had a reasonable belief that the position taken was more likely than not the proper treatment. The managing member expects that the fund will not be considered a "tax shelter" for this purpose; however, because the issue is dependent upon facts relating to future fund operations, the acquisition and disposition of fund properties and other factual determinations which are not known at this time, Counsel is unable to render an opinion as to whether an investment in the fund will be considered a tax shelter for purposes of Section 6662 of the Code. Congress and the Treasury Department are currently considering a number of alternatives for modifying the definition of, and the tax consequences related to, "tax shelters" and there can be no assurance that any such modification will not adversely affect the fund.


         SUBSTANTIAL VALUATION MISSTATEMENT PENALTY. A 20% substantial valuation misstatement penalty applies to the portion of any underpayment of tax attributable to a "substantial valuation misstatement." There is a substantial valuation misstatement under Section 6662 if (i) the value or adjusted basis of property claimed on a return is 200% or more of the correct value or adjusted basis, and (ii) the resulting underpayment of tax exceeds $5,000. Further, the amount of the penalty is increased to 40% of the resulting underpayment if the value or adjusted basis of property claimed on a return is 400% or more of the correct value or adjusted basis. The IRS has ruled under the predecessor provision of Section 6662 that the substantial valuation misstatement penalty applies to individual partners when the overstatement is made by a partnership on the partnership return.

         NEGLIGENCE PENALTY. Section 6662 imposes a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer's return will not necessarily prevent the imposition of the negligence penalty. In addition, a valuation misstatement that results in the underpayment of tax but does not fall within the scope of the substantial valuation misstatement provisions may still be subject to a 20% penalty if it is attributable to negligence.

STATE AND LOCAL TAXES

         In addition to the federal income tax consequences described above, you should consider the state and local tax consequences of an investment in the fund. This prospectus makes no attempt to summarize the state and local tax consequences to an investor in those states in which the fund may own properties or carry on activities.

         You are urged to consult your own tax advisor on all matters relating to state and local taxation, including the following:

         (1) whether the state in which you reside will impose a tax upon your share of the taxable income of the fund;

         (2) whether an income tax or other return must also be filed by you in those states where the fund will own properties;

         (3) whether you will be subject to state income tax withholding in states where the fund will own properties;

         (4) whether a state or locality where the fund owns properties will levy an income, franchise, gross receipts or similar fund-level tax on the fund irrespective of its classification as a "partnership" for federal income tax purposes; and

         (5) whether your state of residence will offer a tax credit for taxes paid by you or the fund to other states or localities.

FOREIGN INVESTORS AS UNITHOLDERS


         As a general matter, foreign investors may purchase units in the fund. This prospectus makes no attempt to summarize the tax consequences to foreign investors and no opinion is expressed thereon. A foreign investor who purchases units and becomes a unitholder in the fund will generally be required to file a United States income tax return on which such unitholder must report such person's distributive share of the fund's items of income, gain, loss, deduction and credit, and pay United States federal income tax at regular United States tax rates on such person's share of any net income, whether ordinary or capital gains. A foreign investor may also be subject to tax on such person's distributive share of the fund's income and gain in such person's country of nationality or residence or elsewhere. In addition, cash distributions otherwise payable to a foreign investor from the fund, allocations of net income that are effectively connected with a United States trade or business, and amounts payable upon the sale of a foreign investor's units may be reduced by United States tax withholding made pursuant to various applicable provisions of the Code, including, but not limited, to Code Sections 1445 and 1446.


TAX SHELTER REGISTRATION

         THE FUND MORE LIKELY THAN NOT WILL NOT BE CONSIDERED A TAX SHELTER SINCE LOSSES ARE NOT ANTICIPATED. Any entity deemed to be a "tax shelter," as defined in Section 6111 of the Code, is required to register with the IRS. The fund is not intended to constitute a "tax shelter." Further, the managing member has represented that, in the absence of events which are unlikely to occur, the aggregate amount of deductions derived from any unitholder's investment in the fund, determined without regard to income, will not exceed twice the amount of any such unitholder's investment in the fund, as of the close of any year in the fund's first five calendar years.


         Based upon the authority of the Treasury Regulations under Section 6111 (including the exception for "projected income investments") and the representations of the managing member that, in the absence of events which are unlikely to occur, the "tax shelter ratio" with respect to an investment in the fund will not exceed 2 to 1 for any investor as of the close of any year in the fund's first five calendar years, counsel has concluded that it is more likely than not that the fund is not currently required to register as a tax shelter with the IRS under Section 6111 of the Code prior to the offer and sale of the units, if the issue were challenged by the IRS, litigated and judicially decided.


IMPORTANCE OF OBTAINING PROFESSIONAL TAX ADVICE

THE FOREGOING ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY SINCE THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND ARE COMPLEX AND CERTAIN OF THESE CONSEQUENCES COULD VARY SIGNIFICANTLY WITH YOUR PARTICULAR TAX AND FINANCIAL SITUATION. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR WITH SPECIFIC REFERENCE TO YOUR OWN TAX AND FINANCIAL SITUATIONS REGARDING THE POSSIBLE TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND.

                              ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of Code Section 4975 that may be relevant to a prospective investor which is an employee benefit plan or holds assets of an employee benefit plan. This discussion does not address all aspects of ERISA or Code Section 4975 or, to the extent not preempted, state law that may be relevant to particular employee benefit plan unitholders in light of their particular circumstances.

ERISA FIDUCIARY DUTIES

         ERISA imposes certain duties on persons who are fiduciaries of pension, profit-sharing, retirement or other employee benefit plans subject to ERISA ("Plans"). Under ERISA, any person who exercises any authority or control in the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan and is subject to the standards of fiduciary conduct under ERISA. These standards require that the fiduciary of the Plan consider, among other things, whether the investment of Plan assets:
(i) will be in accordance with the documents and instruments governing the investments by such Plan; (ii) will allow the Plan to satisfy the diversification requirements of ERISA, if applicable; (iii) will result in UBTI to the Plan (see "Federal Income Tax Considerations -- Qualified Plan Investors"); (iv) will provide sufficient liquidity; (v) is prudent under the general ERISA fiduciary standards; and (vi) is being made for the exclusive benefit of the Plan's participants and beneficiaries.

PROHIBITED TRANSACTIONS

         In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in the units should also consider whether the acquisition or the continued holding of the units might constitute or give rise to a direct or indirect prohibited transaction.

PLAN ASSET REGULATIONS

         The United States Department of Labor (the "DOL") has issued final regulations (the "DOL Regulations") providing guidance on the definition of "plan assets" under ERISA. Under the DOL Regulations, if a Plan acquires an equity interest in an entity such as the fund, both the equity interest and an individual interest in the assets held by the entity may be treated as the Plan's assets, unless certain exemptions apply. These exemptions include "publicly-offered securities" and a security issued by certain operating companies, including a "real estate operating company."

PUBLICLY OFFERED SECURITIES

         Under the DOL Regulations, a publicly-offered security is a security that is "widely-held," "freely-transferable" and registered under the Securities Exchange Act of 1934, as amended. As discussed below, the units of the fund should be treated as publicly offered securities and, as such, the assets of the fund should not be considered plan assets of any unitholder which is an employee benefit plan.

         REGISTERED. The units are registered under the Securities Exchange Act of 1934, as amended.

         WIDELY-HELD The DOL Regulations provide that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security may still be treated as "widely-held" if the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. The fund expects the units to be "widely-held" upon completion of the offering.

         FREELY-TRANSFERABLE. The DOL Regulations provide that whether a security is a "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances.

No assurance can be given that the DOL will conclude that the units are freely-transferable. The DOL Regulations provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are freely transferable. The DOL Regulations provide that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of any entity for federal or state income tax purposes will not affect whether securities are freely transferable.

REAL ESTATE OPERATING COMPANY

         Even if the fund's units were not to qualify for the "publicly-offered securities" exemption, the DOL Regulations also exempt an investment entity's assets as plan assets if the entity is a "real estate operating company." An entity is a real estate operating company if at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors) valued at cost, are invested in real estate which is managed or developed and with respect to which the entity has the right to participate substantially in the management or development activities. The fund intends to devote more than 50% of its assets to management and development of real estate and will attempt to comply with the requirements of this exemption.

         An example contained in the DOL Regulations indicates that, although some management and development activities may be performed by independent contractors rather than by the entity itself, if over 50% of the entity's properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants thereof, the entity is not eligible for the real estate operating company exemption. In an effort to comply with the real estate operating company exemption, the managing member of the fund intends to structure its management and development activities such that at all times more than 50% of the fund's assets are invested in multi-tenant properties with individually negotiated leases pursuant to which general and common area maintenance activities will be the fund's responsibility and not that of the tenants of such properties.


         Due to the uncertainty of the application of the standards set forth in the examples in the dol regulations, however, there can be no assurance as to the fund's ability to qualify for the real estate operating company exemption.


         A Plan fiduciary considering the purchase of units should consult its legal advisor regarding whether the fund's assets would be considered Plan assets and, as such, whether the Plan's investment could give rise to other violations of its fiduciary standards.

NON-ERISA PLANS

         The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents, not prohibited under Code Section 4975 and permitted under applicable state law.

                                  THE OFFERING

OFFERING AMOUNTS AND LENGTH OF OFFERING

         We are offering a minimum of 6,000 units ($3,000,000) and a maximum of 50,000 units ($25,000,000) at a purchase price of $500 per unit to persons who meet the standards set forth under "Who May Invest." Our managing member has the right to increase the maximum number of units we offer to 100,000 units ($50,000,000). A minimum purchase of five units ($2,500) is required, subject to the right of the managing member in its sole discretion, to accept subscriptions for a single unit after the initial subscription has been made by a unitholder. Qualified pension, profit sharing and stock bonus plans, including Keogh plans and IRAs, must make a minimum purchase of at least two units ($1,000).

         The managing member and its affiliates may purchase up to $450,000 of units to enable us to meet the minimum offering. The units will be purchased for investment and will not be resold. No commissions will be paid on units purchased by the managing member and its affiliates.

         The offering will terminate not later than __________, 2002. Unless we sell 6,000 units on or before __________, 2001, we will refund all subscription proceeds to subscribers together with interest earned thereon on a pro rata basis, based on the number of days the subscriber's funds were held in escrow, less escrow expenses within 10 days.

HOW THE UNITS ARE BEING OFFERED

         The units will be offered on a "best efforts" basis through the Pacific Cornerstone Capital, Incorporated, the dealer manager, and the participating brokers who are members of the National Association of Securities Dealers, Inc. or other persons or entities exempt from broker-dealer registration. The dealer manager is an affiliate of the managing member. "Best efforts" means that the dealer manager is not guaranteeing that any specified amount will be raised. There are no undertakings with the dealer manager with respect to volume limitations on sales. The agreement with the dealer manager may be terminated by the dealer manager prior to reaching the minimum offering of (1) the fund or managing member has become a defendant in litigation expected to have a materially adverse outcome,
(2) if there is a material adverse change in the financial or other condition of the fund, (3) there are changes in financial markets, national or world affairs, postal strikes, a general banking moratorium or acts of God, or (4) the managing member has breached the agreement. After reaching the minimum offering, the dealer manager may terminate the agreement at any time.

         The fund and the managing member have agreed to indemnify the dealer-manager from liabilities based on any untrue statement of a material fact or omission in this prospectus or in any supplemental sales material.

COMPENSATION TO THE DEALER MANAGER FOR SELLING THE UNITS

         We will pay the dealer manager

         - Selling commissions equal to eight percent (8%) of the first $3,000,000 of offering proceeds and seven percent (7%) of the offering proceeds on all units sold thereafter for serving as the dealer manager of the offering and for the sale of units through its efforts
         - Marketing support fee equal to two percent (2%) of the offering proceeds less $30,000 for marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation
         - Reimbursement of expenses of up to one percent (1%) of the offering proceeds
         - Due diligence expense allowance fee of one half of one percent (.05%) of the offering proceeds on all units sold.

         All or a portion of these fees may be paid by the dealer manager to the participating brokers.

         The total amount of underwriting compensation, including sales commissions, due diligence fees and reimbursement of expenses paid in connection with the offering will not exceed 10% for sales commissions, expense reimbursement, wholesaling fees, marketing support fees, bonus and incentive compensation, plus a 0.5% for bona fide due diligence fee on units sold. See "Estimated Use of Proceeds" and "Management Compensation."


ESCROW CONDITIONS


         Subscription proceeds will be deposited in a segregated escrow account with U.S. Bank, National Association, Newport Beach, California and held in trust for the benefit of the subscribers until the minimum of $3,000,000 has been raised. Thereafter, subscription proceeds will be deposited directly into the fund's accounts.


         The fund will pay escrow fees of $1,500 plus $1 per $1,000 of subscription funds in excess of $1,500,000 but less than $10,000,000. This will be $3,000 in the event 6,000 units are sold. The fund will also pay a $250 fee to hold the escrow open beyond one year. The fund will pay wire fees of $25 per wire and disbursement fees of $15 per check. The fund will also pay for messenger fees, air courier charges and other out-of-pocket expenses of the escrow holder.

INTEREST ON ESCROWED FUNDS

         We will pay you interest from the date your funds are deposited in escrow until the release from escrow. No interest checks for amounts less than $25 will be issued.

HOW TO PURCHASE UNITS

         The units are being sold subject to acceptance by the managing member. The managing member has the unconditional right to accept or reject any subscription. Your subscription will be accepted or rejected by us within 10 days after our receipt of a copy of your subscription agreement, fully completed, and your payment in good funds for the number of units you have subscribed to purchase. Most of the time, we will accept or reject subscriptions within 24 hours. If your subscription is accepted, a confirmation will be mailed to you not more than ten business days after our acceptance. A sale of the units may not be completed until at least five business days after the date you receive a prospectus and, in some states, a copy of our organizational documents. If for any reason your subscription is rejected, your check and subscription agreement will be returned to you within ten days after receipt.

DETERMINATION OF INVESTOR SUITABILITY

         The dealer manager and each participating broker will make every reasonable effort to determine that you satisfy the suitability standards set forth herein and that an investment in the units is an appropriate investment for you. See "Who May Invest." The participating brokers must ascertain that you can reasonably benefit from an investment in the units. In making the determination, the participating brokers will consider whether:

         (1) You have the capability of understanding our fundamental aspects based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;

         (2) You have an apparent understanding of:

         - the fundamental risks and possible financial hazards of this type of investment;
         -   the lack of liquidity of this investment;
         -   the managing member's role in directing or managing the investment;
             and
         -   the tax consequences of the investment; and

         (3) You have the financial capability to invest in the units.

         By executing the subscription agreement, your participating broker acknowledges its determination that the units are a suitable investment for you. Each participating broker is required to represent and warrant that it has complied with all applicable laws in determining the suitability of the units as an investment for you. The dealer manager and/or the participating brokers must maintain a record of the information obtained to determine that an investor meets the suitability standards and a representation of the investor that the investor is investing for the investor's own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards, for at least six years.

VOLUME DISCOUNTS

         Investors purchasing in excess of $250,000 worth of units (501 units) will be entitled to a reduction in the selling commission payable in connection with the sale of these units in accordance with the following schedule:


      AMOUNT OF PURCHASER'S INVESTMENT                                         RE-ALLOWED COMMISSIONS PER UNIT
    -------------------------------------                                     -----------------------------------
        FROM                      TO              PRICE PER UNIT               PERCENT              DOLLAR AMOUNT
    ------------             ------------         --------------              ---------            --------------
         $1,000                 $250,000              $500.00                   7.0%                   $35.00
       $250,001                 $500,000              $495.00                   6.0%                   $30.00
       $500,001               $1,000,000              $490.00                   5.0%                   $25.00
     $1,000,001               $5,000,000              $485.00                   4.0%                   $20.00
     $5,000,001              $10,000,000              $480.00                   3.0%                   $15.00
    $10,000,001              $20,000,000              $475.00                   2.0%                   $10.00

         Any such reduction in the selling commission for volume discounts will be credited to the "purchaser," as defined below, by reducing the total purchase price otherwise payable by the "purchaser." For example, if you purchase 2,000 units, you could pay as little as $980,000 rather than $1,000,000 for the units, in which event the selling commissions on the sale of such units would be $60,000 ($30 per unit). The net proceeds we receive will not be affected by such discounts.

         Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," provided all such units are purchased through the same participating broker or through the dealer manager. The volume discount will be prorated among the separate subscribers considered to be a single purchaser. Further subscriptions for units will not be combined for purposes of the volume discount in the case of subscriptions by any "purchaser" who subscribes for additional units subsequent to the purchaser's initial purchase of units.

         For purposes of such volume discounts, "purchaser" includes:

         (1) an individual, his or her spouse, and their children under the age of 21, who purchase the units for his, her or their own accounts, and all pension or trust funds established by each such individual

         (2) a corporation, partnership, limited liability company association, joint stock company, trust fund, or any organized group of persons, whether incorporated or not which have been in existence for at least six months before purchasing the units and were formed for a purpose other than to purchase the units at a discount

         (3) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under Section 401 of the Code

         (4)      all pension, trust, or other funds maintained by a given bank

         In addition, the managing member, in its sole discretion, may aggregate and combine separate subscriptions for units received during the offering period from

         (1)      the dealer manager or the same participating broker

         (2) investors whose accounts are managed by a single investment advisor registered under the Investment Advisers Act of 1940

         (3) investors over whose accounts a designated bank, insurance company, trust company, or other entity exercises discretionary investment responsibility

         (4) a single corporation, partnership, trust association, or other organized group of persons, whether incorporated or not and whether such subscriptions are by or for the benefit of such corporation, partnership, trust association, or group

         Except as provided herein, subscriptions will not be cumulated, combined, or aggregated.

         Any request to combine more than one subscription must be made in writing in a form satisfactory to the managing member and must set forth the basis for such request. Any such request will be subject to verification by the dealer manager that all of such subscriptions were made by a single "purchaser." If a "purchaser" does not reduce the per unit purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate subscribers for units.

         Any reduction in commissions will reduce the effective purchase price per unit to the unitholder involved but will not alter the net proceeds payable to us as a result of such sale. All unitholders will be deemed to have contributed the same amount per unit to us whether or not the unitholder receives a discount. Accordingly, for purposes of distributions, unitholders who pay reduced commissions will receive higher returns on their investments in us as compared to unitholders who do not pay reduced commissions.

                                HOW TO SUBSCRIBE

         You may purchase units if you meet the suitability standards described above under "Who May Invest" at page 9 of this Prospectus by doing the following:

         (1) Read the entire prospectus and any current supplement(s) and the operating agreement, set forth as Exhibit "A" to this prospectus.

         (2) Fill out and sign a subscription agreement. A copy of the subscription agreement and power of attorney and instructions for all investors other than IRA investors is Exhibit "C-1". A copy of the IRA application, subscription agreement and power of attorney and instructions for IRA investors is Exhibit "C-2" to this prospectus.

         (3) Make your check payable to "USB Escrow No. 12563-GG for Cornerstone Realty Fund" during the escrow impound period or to "Cornerstone Realty Fund, LLC" following the termination of the escrow impound.

         (4) Send your subscription agreement and check to your participating broker.

         By purchasing units, you confirm that you meet the suitability standards for purchasers of units and agree to be bound by all of the terms of the subscription agreement and the operating agreement.

         Within ten days of our receipt of your subscription agreement, we will accept or reject your subscription. If your subscription is accepted, we will mail you a confirmation within three days after it is accepted. If your subscription is rejected, your check and subscription agreement will be promptly returned to you, without interest or deduction, within ten days after receipt.

         Subscriptions made through pension, profit sharing and stock bonus plans, must be processed through and forwarded to us by an approved trustee. In the case of plan subscribers, the confirmation will be sent to the trustee.

        YOUR REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT

         By executing the subscription agreement, you are making representations and warranties to us that:

         (1)      You have received this prospectus;

         (2) You meet the suitability standards for investors in this offering;

         (3) You are aware that there are restrictions on your transfer of units;

         (4) You are purchasing the units for your or your family's benefit or account, or in a fiduciary capacity for another person and NOT as an agent;

         (5)      You are aware that there is no public market for the units;

         (6) You are purchasing the units for economic profit and not for tax benefits;

         (7)      You adopt and agree to be bound by the operating agreement;
and

         (8) You have granted the managing member the power of attorney described in "Summary of the Operating Agreement."

         These representations and warranties are being made to us to assure us that you understand the investment you are making and for us to rely on in determining that we can sell securities to you. If you act in a manner contrary to these representations and warranties, we would assert that you could not do so based upon the representations and warranties you made in the subscription agreement.

                           SUPPLEMENTAL SALES MATERIAL

         In addition to this prospectus, we plan to utilize other sales material in connection with the offering of the units, including an investor sales promotion brochure, an investment summary, a fact sheet to be used internally by broker/dealers, an audio tape, a video tape, form letters, and third-party articles. We also plan to establish an internet web site, http:\\www.cvinc.net, which may be accessed by potential purchasers of units.

         Other than as described herein, we have not authorized the use of other sales material including fact sheets or marketing bulletins which are expressly labeled for broker/dealer use only. The offering is made only by means of this prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this prospectus, units are being offered only through this prospectus. The sales material does not purport to be complete and should be read only in conjunction with this prospectus.

                                  LEGAL MATTERS

         Inquiries or requests for information should be directed to the managing member at 4590 MacArthur Boulevard, Suite 610, Newport Beach, California 92660, Attention: Investor Services Department.

         The law firm of Oppenheimer Wolff & Donnelly LLP, serves as securities counsel to the fund and the managing member and has rendered an opinion with respect to material federal income tax issues relating to this offering. See Exhibit "B" - Tax Opinion. In addition, a copy of counsel's opinion concerning the organization and existence of the fund and the valid issuance and non-accessibility of the units will be supplied to you or your representative upon written request to the managing member at 4590 MacArthur Boulevard, Suite 610, Newport Beach, California 92660, Attention: Investor Services Department.

                                     EXPERTS

         The financial statements of Cornerstone Realty Fund, LLC at December 31, 1999 and 1998, and for the year ended December 31, 1999 and the period from October 28, 1998 to December 31, 1998 and the consolidated balance sheet of Cornerstone Industrial Properties, LLC at December 31, 1999, all appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form S-11 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, with respect to the units offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to us and the units we are offering, reference is made to the registration statement and such exhibits.

         We will become subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we will file reports, proxy statements and other information with the SEC pursuant to the Exchange Act.

         The registration statement, including exhibits, and the reports, proxy statements and other information filed by us can be inspected without charge at, or copies obtained upon payment of the prescribed fees from, the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a Web site that contains registration statements, reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis, and Retrieval System. This site can be accessed at http://www.sec.gov.

         Statements contained in this prospectus as to the contents of any contract or other document which is filed as an Exhibit to the registration statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

         In addition to applicable legal requirements, if any, we will make annual reports containing audited financial statements with a report thereon from our independent public accountants and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year available to the unitholders upon request.

                             ADDITIONAL INFORMATION

         The managing member will answer all inquiries from you and your representatives concerning any matters relating to the offer and sale of the units, and will give you and your representatives the opportunity to review any documents referred to in this prospectus or any other documents relating to investment in properties and the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in this prospectus. This information will be provided to the extent that the managing member possesses such information, or can acquire it without unreasonable effort or expense.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                           Page
                                                                                                         Number
                                                                                                         ------
CORNERSTONE REALTY FUND, LLC

Report of Independent Auditors............................................................................F-1

Balance Sheets as of March 31, 2000 (Unaudited) and December 31, 1999 and 1998............................F-2

Statements of Operations and Members' Deficit for the Three Months Ended March 31, 2000 and
March 31, 1999 (Unaudited) and for the Year Ended December 31, 1999 and the Period from October 28, 1998
(Inception) to December 31, 1998..........................................................................F-3

Statements of Cash Flows for the Three Months Ended March 31, 2000 and March 31, 1999 (Unaudited)
and for the Year Ended December 31, 1999 and the Period from October 28, 1998 (Inception) to
December 31, 1998.........................................................................................F-4

Notes to Financial Statements.............................................................................F-5


CORNERSTONE INDUSTRIAL PROPERTIES, LLC

Report of  Independent Auditors ..........................................................................F-8

Consolidated Balance Sheets as of March 31, 2000 (Unaudited) and December 31, 1999 .......................F-9

Notes to Consolidated Balance Sheets.....................................................................F-10


All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

                         REPORT OF INDEPENDENT AUDITORS


To the Members
Cornerstone Realty Fund, LLC

         We have audited the accompanying balance sheets of Cornerstone Realty Fund, LLC, a California limited liability company (the "Fund"), as of December 31, 1999 and 1998 and the related statements of operations and members' deficit and cash flows for the year ended December 31, 1999 and for the period from October 28, 1998 (inception) to December 31, 1998. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cornerstone Realty Fund, LLC at December 31, 1999 and 1998 and the results of its operations and its cash flows for the year ended December 31, 1999 and for the period from October 28, 1998 (inception) to December 31, 1998, in conformity with accounting principles generally accepted in the United States.


                                                           /S/ ERNST & YOUNG LLP


Newport Beach, California
February 1, 2000

                          CORNERSTONE REALTY FUND, LLC
                    (A CALIFORNIA LIMITED LIABILITY COMPANY)

                                 BALANCE SHEETS


                                     ASSETS

                                                                   MARCH 31,              DECEMBER 31,
                                                                   --------         ------------------------
                                                                     2000             1999           1998
                                                                     ----           ------------------------
                                                                  (unaudited)

Office equipment, less accumulated depreciation of $893 in 2000,
   $751 in 1999 and $268 in 1998.................................   $  1,961        $   2,103       $  2,034
Deferred offering costs..........................................    230,929          178,350         72,244
                                                                    --------        ---------     ----------
Total assets.....................................................   $232,890        $ 180,453       $ 74,278
                                                                    ========        =========     ==========

                        LIABILITIES AND MEMBERS' DEFICIT

Current liabilities
   Accounts payable..............................................   $ 29,749        $   5,235       $ 51,849
   Advances payable to managing member...........................    500,919          401,988         83,023
                                                                    --------        ---------     ----------
                                                                     530,668          407,223        134,872
Members' deficit (100,000 units authorized, none issued or
   outstanding)..................................................   (297,778)        (226,770)       (60,594)
                                                                    --------        ---------     ----------
Total liabilities and members' deficit...........................   $232,890        $ 180,453       $ 74,278
                                                                    ========        =========     ==========


   The accompanying notes are an integral part of these financial statements.

                          CORNERSTONE REALTY FUND, LLC
                    (A CALIFORNIA LIMITED LIABILITY COMPANY)

                  STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIT


                                                    THREE MONTHS ENDED                              PERIOD FROM
                                                    ------------------                           OCTOBER 28, 1998
                                                         MARCH 31,                 YEAR ENDED     (INCEPTION) TO
                                                         ---------                DECEMBER 31,     DECEMBER 31,
                                                   2000             1999              1999             1998
                                                   ----             ----          -------------------------------
                                                        (unaudited)
                                                        -----------
Expenses
   General and administrative expenses...         $  28,948     $  12,373        $  48,420           $20,322
   Consulting fees to related party......            30,906        16,394           96,585            38,957
   Interest expense on advances payable
     to member...........................            11,154         2,532           21,171             2,315
                                                  ----------    ----------       ----------        ----------
   Net loss..............................           (71,008)      (31,299)        (166,176)          (61,594)

Members' Deficit
   Deficit at beginning of period........          (226,770)      (60,594)         (60,594)                -
   Capital contributions.................                 -             -                -             1,000
                                                  ----------    ----------       ----------        ----------
   Deficit at end of period..............         $(297,778)    $ (91,893)       $(226,770)        $ (60,594)
                                                  ==========    ==========       ==========        ==========



   The accompanying notes are an integral part of these financial statements.

                          CORNERSTONE REALTY FUND, LLC
                    (A CALIFORNIA LIMITED LIABILITY COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                       THREE MONTHS ENDED                              PERIOD FROM
                                                       ------------------                            OCTOBER 28, 1998
                                                            MARCH 31,                 YEAR ENDED     (INCEPTION) TO
                                                            --------                 DECEMBER 31,     DECEMBER 31,
                                                      2000             1999              1999             1998
                                                      ----             ----          -------------------------------
                                                           (unaudited)
                                                           ------------
OPERATING ACTIVITIES
Net loss.....................................         $(71,008)         $(31,299)       $(166,176)         $(61,594)
Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation............................              142               115              483               268
     Changes in operating assets and
         liabilities
              Accounts payable...............           24,514           (26,299)         (15,432)           17,466
                                                     ---------         ---------        ----------         ---------
Net cash used in operating activities........          (46,352)          (57,483)        (181,125)          (43,860)

INVESTING ACTIVITIES
Purchases of office equipment................                -                 -             (552)           (2,302)

Net cash used in investing activities........                -                 -             (552)           (2,302)

FINANCING ACTIVITIES
Deferred offering costs......................          (52,579)          (41,006)        (137,288)          (37,861)
Advances from managing member................           98,931            98,489          318,965            83,023
Capital contributions........................                -                 -                -             1,000
                                                     ---------         ---------        ----------         ---------
Net cash provided by financing activities               46,352            57,483          181,677            46,162
                                                     ---------         ---------        ----------         ---------
Net change in cash...........................                -                 -                -                 -

Cash at beginning of period..................                -                 -                -                 -
                                                     ---------         ---------        ----------         ---------
Cash at end of period........................         $      -          $      -        $       -          $      -
                                                     =========         =========        ==========         =========


   The accompanying notes are an integral part of these financial statements.

                          CORNERSTONE REALTY FUND, LLC
                    (A CALIFORNIA LIMITED LIABILITY COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION AND BUSINESS

         Cornerstone Realty Fund, LLC, a California limited liability company (the "Fund") (formerly Cornerstone Multi-Tenant Industrial Business Parks Fund, LLC and Cornerstone Industrial Properties Income and Growth Fund I, LLC) was formed on October 28, 1998. The members of Fund are Cornerstone Industrial Properties, LLC, a California limited liability company ("CIP"), as the managing member and Terry G. Roussel, an individual. The purpose of the Fund is to acquire, operate and sell multi-tenant industrial properties. The Fund intends to issue and sell in a public offering equity interests ("units") in the Fund and to admit the new unitholders as members of the Fund.


         The Fund is currently dependent on the managing member providing capital contributions and advances in order for it to meet its obligations as they come due. The managing member intends to continue providing such capital contributions and advances until the initial closing of the Fund's public offering, at which time management believes the fund will have sufficient cash to meet its obligations as they come due.



         Each member's liability is limited pursuant to the provisions of the Beverly-Killea Limited Liability Company Act. The term of the Fund shall continue until December 31, 2010, unless terminated sooner pursuant to the operating agreement.

         The operating agreement, as amended and restated, provides, among other things, for the following:

         The managing member generally has complete and exclusive discretion in the management and control of the Fund; however, the unitholders holding the majority of all outstanding and issued units have certain specified voting rights which include the removal and replacement of the managing member.

         Net Cash Flow from Operations, as defined, will be distributed 90% to the unitholders and 10% to the managing member until the unitholders have received either an 8% or 12% non-cumulative, non-compounded annual return on their Invested Capital Contributions, as defined. The 12% return applies to specified early investors for the twelve-month period subsequent to the date of their Invested Capital Contributions and is in lieu of the 8% return during that period.

         Net Sales Proceeds, as defined, will be distributed first, 100% to the unitholders in an amount equal to their Invested Capital Contributions; then, 90% to the unitholders and 10% to the managing member until the unitholders have received an amount equal to the unpaid balance of their aggregate 8% non-cumulative, non-compounded annual return on their Invested Capital Contributions; and thereafter, 50% to the unitholders and 50% to the managing member.

         Net Income, as defined, is allocated first, 10% to the managing member and 90% to the unitholders until Net Income allocated equals cumulative Net Losses, as defined, previously allocated in such proportions; second, in proportion to and to the extent of Net Cash Flow from Operations and Net Sales Proceeds previously distributed to the members, exclusive of distributions representing a return of Invested Capital Contributions; and then 50% to the managing member and 50% to the unitholders.

         Net Loss is allocated first, 50% to the managing member and 50% to the unitholders, until Net Loss allocated equals cumulative Net Income previously allocated in such proportions; then remaining Net Loss is allocated 10% to the managing member and 90% to the unitholders.

         All allocations and distributions to the unitholders are to be pro rata in proportion to their share of the allocations and distributions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Interim Financial Information

         The accompanying unaudited consolidated financial statements as of March 31, 2000 and for the three months ended March 31, 2000 and 1999, have been prepared in accordance with accounting principles generally accepted in the United States and the requirements of Regulation S-X for interim financial information. Accordingly, they do not disclose all of the information required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation, have been included. Operating results for the three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.


USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ materially from the estimates in the near term.

INCOME TAX MATTERS

         It is the intent of the Fund and its members that the Fund be treated as a partnership for income tax purposes. As a limited liability company, the Fund is subject to certain minimal taxes and fees; however, income taxes on the income or losses realized by the Fund are generally the obligation of the members.

OFFICE EQUIPMENT

         Office equipment is stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. The estimated useful life of the office equipment is five years.

DEFERRED OFFERING COSTS

         Specific incremental costs incurred in connection with the offering of membership units are deferred and charged against the gross proceeds of the related offerings. Deferred costs related to aborted offerings are expensed in the period the offering is aborted.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Fund believes that the recorded value of all financial instruments approximates their current values.

3. RELATED PARTY TRANSACTIONS

         In order to fund its initial operating costs, the Fund has received unsecured advances amounting to $401,988 from CIP through December 31, 1999. These advances bear simple interest at the prevailing prime commercial lending rate plus two percentage points. Interest expense totaling $21,171 in 1999 and $2,315 during the period from October 28, 1998 to December 31, 1998 was incurred on these advances. The accrued interest incurred through December 31, 1999 has been added to the advances payable balance. These advances and accrued interest are expected to be repaid with proceeds from the planned offering of units.


         During the 1999, the Fund incurred $11,651 in office rental expenses to a related party. These expenses are included in general and administrative expenses.

         During the 1999 and during the period from October 28, 1998 to December 31, 1998, $96,585 and $38,957, respectively, was paid to employees of CIP's managing member for services related to the planned offering of units.

         The managing member and/or its affiliates are entitled to receive various fees, compensation and reimbursements as specified in the Fund's operating agreement.

                         REPORT OF INDEPENDENT AUDITORS


To the Members
Cornerstone Industrial Properties, LLC

         We have audited the accompanying consolidated balance sheet of Cornerstone Industrial Properties, LLC, a California limited liability company (the "Company"), as of December 31, 1999. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Cornerstone Industrial Properties, LLC at December 31, 1999 in conformity with accounting principles generally accepted in the United States.


                                                           /S/ ERNST & YOUNG LLP


Newport Beach, California
February 1, 2000

                     CORNERSTONE INDUSTRIAL PROPERTIES, LLC
                    (A CALIFORNIA LIMITED LIABILITY COMPANY)


                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS


                                                                                      MARCH 31,       DECEMBER 31,
                                                                                        2000              1999
                                                                                     -----------      ------------
                                                                                     (unaudited)
Current assets
   Cash......................................................................        $   147,043       $  117,497
   Marketable equity securities..............................................          1,181,458        1,034,580
                                                                                     -----------      -----------
Total current assets.........................................................          1,328,501        1,152,077

Office equipment, less accumulated depreciation of $893 in 2000 and $751 in                1,961
   1999......................................................................                               2,103
Deferred offering costs                                                                  405,886          325,774
                                                                                     -----------      -----------
Total assets.................................................................        $ 1,736,348       $1,479,954
                                                                                     ===========      ===========

                        LIABILITIES AND MEMBERS' CAPITAL

Current liabilities
   Accounts payable..........................................................         $   71,253       $   10,384
   Advances payable to member................................................             46,754           45,837
                                                                                     -----------      -----------
                                                                                         118,007           56,221
Members' capital.............................................................          1,730,759        1,533,187
   Member's capital contribution note........................................           (112,418)        (109,454)
                                                                                     -----------      -----------
   Member's capital, net.....................................................          1,618,341        1,423,733
                                                                                     -----------      -----------
Total liabilities and members' capital.......................................         $1,736,348       $1,479,954
                                                                                     ===========      ===========


   The accompanying notes are an integral part of these balance sheet.

                     CORNERSTONE INDUSTRIAL PROPERTIES, LLC
                    (A CALIFORNIA LIMITED LIABILITY COMPANY)

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1999


1. ORGANIZATION AND BUSINESS

         Cornerstone Industrial Properties, LLC, a California limited liability Company (the "Company"), was formed on February 5, 1999. The managing member is Cornerstone Ventures, Inc., a California corporation ("Ventures"). The purpose of the Company is to sponsor, organize and serve as the managing member of Cornerstone Industrial, a California limited liability company ("Fund I"), and Cornerstone Realty Fund, a California limited liability company ("Fund") (collectively, the "Funds"). The purpose of the Funds is to acquire, operate and sell multi-tenant industrial properties.

         Each member's liability is limited pursuant to the provisions of the Beverly-Killea Limited Liability Company Act. The term of the Company shall continue until December 31, 2033, unless terminated sooner pursuant to the operating agreement.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Interim Financial Information

         The accompanying unaudited consolidated balance sheet as of March 31, 2000 has been prepared in accordance with accounting principles generally accepted in the United States and the requirements of Regulation S-X for interim financial information. Accordingly, it does not disclose all of the information required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation, have been included.


CONSOLIDATION

         The consolidated balance sheet includes the accounts of the Company and the Funds. All significant intercompany transactions have been eliminated in consolidation. The Company consolidates the Funds because it has control over all activities of the Funds and has provided 100% of the Funds' required advances and capital contributions.

USE OF ESTIMATES

         The preparation of the consolidated balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could differ materially from those estimates in the near term.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company believes all of the financial instruments' recorded values approximate current values.

                     CORNERSTONE INDUSTRIAL PROPERTIES, LLC
                    (A CALIFORNIA LIMITED LIABILITY COMPANY)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

MARKETABLE EQUITY SECURITIES AND MEMBERS' CAPITAL

         Marketable equity securities consist of common stock investments. Marketable equity securities are stated at market value as determined by the most recently traded price of each security at the balance sheet date. All marketable securities are defined as trading securities or available-for-sale securities under the provisions of Statement of Financial Accounting Standards No. ("SFAS") 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES.

         Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such determination at each balance sheet date. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and unrealized holding gains and losses are included in earnings. Equity securities not classified as trading securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported as a separate component of members' equity. The cost of investments sold is determined on the specific identification or the first-in, first-out method. As of December 31, 1999, all marketable equity securities are classified as trading securities and are carried on the balance sheet at their aggregate fair value of $1,034,580. The cost of and unrealized gain on these securities are $1,007,600 and $26,980, respectively, at December 31, 1999.

         The marketable equity securities were contributed to the Company by certain members as their capital contributions. The purpose of the contributions was to maintain the Company's net worth as specified in the operating agreement, as amended. The operating agreement requires that the securities be held in segregated accounts of the Company ("Special Accounts") apart from other assets and that the Special Accounts are not to be used by the Company for any purpose other than to maintain the Company's net worth as specified in operating agreement. If any of the assets in the Special Accounts are used to pay Company expenses or fund any of the Company's investees, the funds withdrawn are to earn interest at the prevailing prime commercial lending rate plus two percentage points. Any amounts withdrawn from the Special Accounts, plus interest thereon, is to be repaid into the Special Accounts prior to any other payments or distributions to the members. The funds in the Special Accounts are to be invested at the direction of the contributing members or their designees. In the event that the aggregate fair market value of the assets held in any Special Account is less than the initial capital contribution of the contributing member, then the Manager may require such member to make an additional capital contribution to the extent of the difference. In the event such member defaults in making an additional capital contribution, the Company may obtain the shortfall from a third party and may dilute the defaulting member's equity ownership percentage as specified in the operating agreement.

         Any member that contributed into a Special Account may request a distribution of all of the balance in the account upon 120 days notice. The Company is obligated to distribute the balance if it is able to secure an equal amount of replacement capital from an existing or new member, otherwise, the Company is not obligated to distribute such balances to the requesting member.

                     CORNERSTONE INDUSTRIAL PROPERTIES, LLC
                    (A CALIFORNIA LIMITED LIABILITY COMPANY)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAX MATTERS

         It is the intent of the Company and its members that the Company be treated as a partnership for income tax purposes. As a limited liability company, the Company is subject to certain minimal taxes and fees; however, income taxes on income or losses realized by the Company are generally the obligation of the members.

3. ADVANCES PAYABLE TO MEMBER

         The advances payable to member bear simple interest at the prevailing prime commercial lending rate plus two percentage points.

4. MEMBER'S CAPITAL CONTRIBUTION NOTE

         The member's capital contribution note represents a $100,000 revolving note receivable from Ventures. The note bears interest at the prevailing prime commercial lending rate plus two percentage points. The note matures on December 2, 2001 and is secured by Venture's interest in a California general partnership and is personally guaranteed by the sole shareholder of Ventures. Accrued interest receivable of $9,454 has been added to the note receivable balance at December 31, 1999.

                           PRIOR PERFORMANCE TABLES

         The prior performance tables that follow present information regarding private placement programs previously sponsored by affiliates of the managing member. The information presented in the tables represents historical experience of thirteen private real estate programs organized and managed by affiliates of the managing member. The prior private programs utilized substantial amounts of acquisition debt and had investment policies and objectives different than ours. This information should not be considered as indicative of the results to be obtained by any investment in our fund. The information contained in these tables does not relate to any properties our fund may acquire and the purchase of the units will not create any ownership interest in the programs included in these tables.

         Our fund is designed for all cash property purchases to generate maximum cash flow from operations, with returns also anticipated from property value appreciation. Our fund does not have significant tax shelter features. The prior private placement programs of the affiliates were oriented more towards capital growth with a modest near-term emphasis on cash flow.

         The tables described below contain information on the prior programs, but none of the information in the tables is covered by the report of an independent certified public accountant. The purpose of the Tables is to provide information from the prior performance of the affiliates of the managing member. For a narrative summary of the prior performance of the affiliates of the managing member, see "Prior Performance" at page 21 in the text of the prospectus.


TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS


         The purpose of Table I is to present information as to the previous performance of the affiliates of the managing member in raising funds through programs the offering of which closed during the period of January 1, 1997 through December 31, 1999. The managing member and its affiliates have not previously participated in a public program.


TABLE II - COMPENSATION TO SPONSOR AND AFFILIATES


         Table II summarizes the compensation paid to affiliates during the years 1997 through 1999 for all programs, the offering of which closed during such period. Also summarized in the aggregate is compensation received from all other programs during the same period. The compensation as used in these Tables includes acquisition fees, real estate commissions, property management and administrative fees, construction supervision fees, and proceeds from the sale or refinancing of the properties.


TABLE III - OPERATING RESULTS FROM PRIOR PROGRAMS


         Table III summarizes the operating results for programs which were formed during the years 1995 through 1999. The basis for accounting is indicated on each program report. Generally, the information is presented on a Generally Accepted Accounting Principles (GAAP) basis. However, some of the Programs maintained their financial statements on a tax basis and they are noted accordingly. On these Programs, the GAAP basis reporting would include differences in such matters as accrual and recognition of income and expense items, capitalization, depreciation and amortization bases and periods.

TABLE IV - RESULTS OF COMPLETE PROGRAMS

         Table IV summarizes the operating and disposition results of programs that have completed operations (no longer hold properties) during the years 1995 through 1999.

TABLE V - SALE OR DISPOSAL OF PROPERTY

         Table V identifies the sales or disposals of properties by program and the details of the cash received through closing for sales or disposals which have closed been acquired in the years 1997 through 1999.

TABLE VI - GENERAL INFORMATION OF PROJECTS

         Table VI provides general information of each individual program regarding the nature and location of the properties and the manner in which the properties were acquired during the years 1997 through 1999.

                                 TABLE I
          EXPERIENCE IN RAISING AND INVESTING FUNDS - JANUARY 1, 1997
                          THROUGH DECEMBER 31, 1999


                                                        WHITE STAR                   WHITE STAR
                                                        PARTNERS -                   PARTNERS -
                                                          PHASE I                      PHASE II
                                                      ---------------              ---------------
Dollar amount offered                                      3,524,603                    1,312,897

Dollar amount raised (100%)                                3,524,603    100.00%         1,312,897    100.00%

Less offering expenses:
         Organization expenses                                 6,160      0.17%             3,035      0.23%
         Equity placement & administrative fees                    0      0.00%                 0      0.00%
         Investment acquisition fees                               0      0.00%                 0      0.00%
         Offering administrative & selling expenses                0      0.00%                 0      0.00%
Reserves                                                           0      0.00%                 0      0.00%
                                                      ---------------              ---------------
Amount Available for Investment                            3,518,443     99.83%         1,309,862     99.77%
                                                      ===============              ===============

Acquisition costs:
         Prepaid items and fees related
             to purchase of property                         142,837      1.21%            18,997      0.44%
         Cash down payment                                 2,655,560     22.50%           989,183     22.68%
         Mortgage financing                                8,743,200     74.09%         3,256,800     74.67%
         Building improvements paid outside of escrow              0      0.00%                 0      0.00%
         Acquisition fees                                    259,017      2.19%            96,483      2.21%
                                                      ---------------              ---------------
Total acquisition costs                                   11,800,614    100.00%         4,361,463    100.00%
                                                      ---------------              ---------------

Percent leverage (mortgage financing                          74.09%                       74.67%
         divided by total acquisition cost)

Date offering began                                       Feb-99                       Feb-99
Length of offering (in months)                             [1]                          [1]

Months to invest 90% of amount
         available for investment                          [1]                          [1]

                                                              CARSON                     CARSON
                                                             INDUSTRIAL                INDUSTRIAL
                                                              PARTNERS -               PARTNERS-
                                                               PHASE I                  PHASE II
                                                          --------------               --------------
Dollar amount offered                                           529,677                    2,223,323

Dollar amount raised (100%)                                     529,677    100.00%         2,223,323    100.00%

Less offering expenses:
         Organization expenses                                      430      0.08%             1,693      0.08%
         Equity placement & administrative fees                       0      0.00%                 0      0.00%
         Investment acquisition fees                             13,949      2.63%            58,551      2.63%
         Offering administrative & selling expenses                   0      0.00%                 0      0.00%
Reserves                                                            577      0.11%             2,423      0.11%
                                                          --------------               --------------
Amount Available for Investment                                 514,721     97.18%         2,160,656     97.18%
                                                          ==============               ==============

Acquisition costs:
         Prepaid items and fees related
             to purchase of property                              3,973      0.28%             3,817      0.06%
         Cash down payment                                      357,401     24.94%         1,500,191     24.95%
         Mortgage financing                                   1,038,960     72.51%         4,361,040     72.53%
         Building improvements paid outside of escrow             4,540      0.32%            30,535      0.51%
         Acquisition fees                                        27,898      1.95%           117,102      1.95%
                                                          --------------               --------------
Total acquisition costs                                       1,432,772    100.00%         6,012,685    100.00%
                                                          --------------               --------------

Percent leverage (mortgage financing                             72.51%                       72.53%
         divided by total acquisition cost)

Date offering began                                          Aug-97                       Aug-97
Length of offering (in months)                                 [1]                          [1]

Months to invest 90% of amount
         available for investment                              [1]                          [1]


[1]      Offering was made within thirty days of acquiring the property.

                                    TABLE II
        COMPENSATION TO SPONSOR JANUARY 1, 1997 THROUGH DECEMBER 31, 1999

                                                                                           CARSON            CARSON
                                                  WHITE STAR         WHITE STAR          INDUSTRIAL        INDUSTRIAL
                                                  PARTNERS -         PARTNER -      PARTNERS - PHASE    PARTNERS - PHASE
Type of Compensation                               PHASE I            PHASE II               I                  II
                                                ---------------   ----------------   ----------------    ----------------

Date offering commenced                             Feb-99             Feb-99             Aug-97              Aug-97

Dollar amount raised                                 3,524,603          1,312,897            529,677           2,223,323

Amount paid to sponsor from proceeds
       of offering:
       Investment acquisition fees                           0                  0                  0                   0
       Acquisition fees                                172,678             64,322             27,898             117,102

                                                ---------------   ----------------   ----------------    ----------------
                                                       172,678             64,322             27,898             117,102
                                                ---------------   ----------------   ----------------    ----------------

Dollar amount of cash generated from operations
   before deducting payments to sponsor:               486,128             61,965            146,211             586,113

Amount paid to sponsor from operations:
       Property management fees                              0                  0             17,477              82,722
       Administrative service fees                      21,046  [1]         5,138  [1]        11,450 [1]          62,196 [1]
       Lease commissions                                 8,005  [2]        15,042  [2]        12,461 [2]          40,531 [2]
       Construction supervision fee                        315  [3]           736  [3]         1,291 [3]          25,047 [3]

                                                ---------------   ----------------   ----------------    ----------------
                                                        29,366             20,916             42,679             210,496
                                                ---------------   ----------------   ----------------    ----------------

Dollar amount of property sales and refinancing
   before deducting payments to sponsor:
       Cash                                          3,905,000          4,800,000          2,500,000                   0
       Notes                                                 0                  0                  0                   0
                                                ---------------   ----------------   ----------------    ----------------
                                                     3,905,000          4,800,000          2,500,000                   0
                                                ---------------   ----------------   ----------------    ----------------

Amount paid to sponsor from
   property sales and refinancing:
       Real estate commissions                          39,050             48,000             25,000                   0
       Incentive fees                                        0                  0                  0                   0

                                                ---------------   ----------------   ----------------    ----------------
                                                        39,050             48,000             25,000                   0
                                                ---------------   ----------------   ----------------    ----------------

 [1] The program paid partnership management & administrative fees directly to the sponsor who paid a third-party company who provided partnership referral and management services. The amounts below reflect the net partnership management & administrative fees compensation to the sponsor:

       Total partnership management fees
       paid to sponsor                                  21,046              5,138             11,450              62,196
       Less: Amount paid by sponsor to third
       party                                             3,157                771                714               9,329
                                                ---------------   ----------------   ----------------    ----------------
       Net partnership management fees
       earned by sponsor                                17,889              4,367             10,736              52,867
                                                ===============   ================   ================    ================

 [2] The program paid leasing commission fees directly to the sponsor who incurred fees paid to a third-party company that provided or assisted in the actual leasing services. The amounts below reflect the net leasing commission compensation to the sponsor:

       Total leasing commission fees paid to
       sponsor                                           8,005             15,042             12,461              40,531
       Less: Amount paid by sponsor to third
       party                                             7,037             12,153                  0                   0
                                                ---------------   ----------------   ----------------    ----------------
       Net commission fees earned by
       sponsor                                             968              2,889             12,461              40,531
                                                ===============   ================   ================    ================

 [3] Construction supervision fees paid to the sponsor were capitalized and depreciated, therefore they were not fully expensed in operations.

                                    TABLE III
                         BALDWIN BUSINESS PARK PARTNERS
                           BASIS OF ACCOUNTING - GAAP
                       OPERATING RESULTS OF PRIOR PROGRAMS

                                                                1996 [1]           1997              1998             1999
                                                           ----------------- ----------------  ----------------  ---------------
Gross Revenues                                                       71,672        1,034,319         1,090,925          780,958
Profit on sale of properties                                              0                0                 0        1,952,898
Less:        Operating expenses                                      20,718          408,392           389,095          270,199
             Interest expense                                        32,100          426,285           415,810          259,704
             Depreciation & amortization                              7,217          152,558           179,760          315,370
                                                           ----------------- ----------------  ----------------  ---------------
Net Income-GAAP Basis                                                11,637           47,084           106,260        1,888,583
                                                           ================= ================  ================  ===============

Taxable Income
         -   from operations                                          7,374           60,171           110,870          (77,749)
         -   from gain on sale                                            0                0                 0        1,952,898

Cash generated from operations                                       78,275          164,440           206,400          125,130
Cash generated from sales                                                 0                0                 0        8,404,304
Cash generated from refinancing                                           0                0                 0                0
                                                           ----------------- ----------------  ----------------  ---------------
Cash generated from operations,
   sales and refinancing                                             78,275          164,440           206,400        8,529,434

Less:  Cash distributions to investors
         -   from operating cash flow                                     0           60,294            60,027          453,924
         -   from sales and refinancing                                   0                0                 0        1,479,319
         -   from return of capital                                       0                0                 0        2,119,000
                                                           ----------------- ----------------  ----------------  ---------------
                                                                          0           60,294            60,027        4,052,243
                                                           ----------------- ----------------  ----------------  ---------------
Cash generated (deficiency) after cash distributions                 78,275          104,146           146,373        4,477,191
 Special items:
         -   Partners' capital contributions                      2,186,400                0                 0                0
         -   Borrowing  secured by property                       4,700,000                0                 0                0
         -   Accrued  property acquisition fees                       9,545           (9,545)                0                0
         -   Reserve retained in sub-tier Partnership                  (400)               0                 0                0
         -   Capitalized loan fees & organization cost             (170,373)         (22,781)                0                0
         -   Loans from/(to) Affiliates                                   0             (338)              338                0
         -   Capitalized equity placement fees                      (67,000)               0                 0                0
         -   Property acquisitions and improvements              (6,566,229)         (22,651)         (142,951)               0
         -   Decrease in borrowings secured by property              (3,198)         (38,371)          (38,371)      (4,620,060)
Cash generated (deficiency) after cash
                                                           ----------------- ----------------  ----------------  ---------------
   distributions and special items                                  167,020           10,460           (34,611)        (142,869)
                                                           ================= ================  ================  ===============
TAX AND DISTRIBUTION DATA PER $1000 INVESTED

Federal Income Tax Results:
             Ordinary income (loss)
                            - from operations                           3.4             27.5              50.7            (35.6)
                            - from recapture                            0.0              0.0               0.0              0.0
             Capital gain (loss)                                        0.0              0.0               0.0            893.2
Cash Distributions to Investors
             Source (on GAAP basis)
                            - Investment income                         0.0             26.9              27.5            884.9
                            - Return of capital                         0.0              0.7               0.0            968.5
             Source (on cash basis)
                            - Operations                                0.0             27.6              27.5            207.6
                            - Refinancing                               0.0              0.0               0.0              0.0
                            - Sales                                     0.0              0.0               0.0          1,645.8

Amount  remaining invested at the end of  the period                   100%           99.93%            99.93%            3.08% [3]
(expressed as a percentage of the amount originally invested in the property)


[1]          For period 11/08/96 (inception) through 12/31/96.
[2]          The partnership files the tax return on the cash basis which results in differences between net income - GAAP basis and taxable income.
[3]          The partnership sold all assets and liquidated in 1999. The remaining amount invested represents capitalized equity placement fees that are not deductible by the partnership.

                                    TABLE III
                        VAN BUREN BUSINESS PARK PARTNERS
                           BASIS OF ACCOUNTING - GAAP
                       OPERATING RESULTS OF PRIOR PROGRAMS


                                                          1995 [1]             1996          1997          1998          1999
                                                      -----------------------------------------------------------------------------
Gross Revenues                                                 208,082           344,047       291,914      293,036         49,369
Profit on sale of properties                                   311,439                 0       103,535      222,775      1,174,923
Less:     Operating expenses                                    74,461           122,106       136,305      113,656         51,518
          Interest expense                                      88,976           168,573       162,346      125,540          7,881
          Depreciation & amortization                           37,443            67,958        62,038       55,105         31,920
                                                      -----------------------------------------------------------------------------
Net Income-GAAP Basis                                          318,641           (14,590)       34,760      221,510      1,132,973
                                                      =============================================================================

Taxable Income
       -  from operations                                        8,993           (16,091)      (68,776)      (1,263)       (41,951)
       -  from gain on sale                                    311,149 [2]             0       103,536      222,774      1,174,922

Cash generated from operations                                  64,882            58,484        14,204       21,754        (33,777)
Cash generated from sales                                    1,176,624                 0       341,834      627,366      2,692,774
Cash generated from refinancing                                      0           230,000             0            0              0
                                                      -----------------------------------------------------------------------------
Cash generated from operations,
   sales and refinancing                                     1,241,506           288,484       356,038      649,120      2,658,997

Less:  Cash distributions to investors
       -  from operating cash flow                              64,882            58,484        14,204       21,754              0
       -  from sales and refinancing                           311,439           169,216       103,535      222,775      1,174,923
       -  from return of capital                               123,679                 0        37,261       55,471        591,954
                                                      -----------------------------------------------------------------------------
                                                               500,000           227,700       155,000      300,000      1,766,877
                                                      -----------------------------------------------------------------------------
Cash generated (deficiency) after cash distributions           741,506            60,784       201,038      349,120        892,120
 Special items:
       -  Partners' capital contributions                    1,572,781                 0             0            0              0
       -  Borrowing  secured by property                     2,000,000                 0             0            0              0
       -  Reserve retained in sub-tier Partnership              (5,000)                0             0            0              0
       -  Capitalized loan fees & Organization Cost            (76,645)           (2,867)            0            0              0
       -  Capitalized equity placement fees                   (132,300)                0             0            0              0
       -  Property acquisitions and improvements            (3,353,405)           (2,314)       (4,574)           0              0
       -  Decrease in borrowings secured by property          (630,671)          (11,787)     (203,802)    (338,343)    (1,045,396)
Cash generated (deficiency) after cash
                                                      -----------------------------------------------------------------------------
   distributions and special items                             116,266            43,816        (7,338)      10,777       (153,276)
                                                      =============================================================================
TAX AND DISTRIBUTION DATA PER $1000 INVESTED
Federal Income Tax Results:
          Ordinary income(loss)
                      - from operations                            5.7             (10.2)        (43.7)        (0.8)         (26.7)
                      - from 1231 gain                           197.8 [2]           0.0           0.0          0.0            0.0
          Capital gain(loss)                                       0.0               0.0          65.8        141.6          747.0

Cash Distributions to Investors
          Source (on GAAP basis)
                      - Investment income                        202.6               0.0          12.8        140.8          720.4
                      - Return of capital                        115.3             144.8          85.7         49.9          403.0
          Source (on cash basis)
                      - Operations                                 0.0               0.0           0.0          0.0            0.0
                      - Refinancing                                0.0             144.8           0.0          0.0            0.0
                      - Sales                                    317.9               0.0          98.6        190.7        1,123.4

Amount  remaining invested at the end of  the period            88.47%            73.99%        65.42%       60.43%         20.12%
(expressed as a percentage of the amount originally
invested in the property)


[1]       For period 04/24/95 (inception) through 12/31/95.
[2] Due to the holding period of the asset, the entire gain was recognized as ordinary income on the tax return.

                                    TABLE III
                            TORRANCE AMAPOLA PARTNERS
                           BASIS OF ACCOUNTING - GAAP
                       OPERATING RESULTS OF PRIOR PROGRAMS


                                                                1995 [1]         1996         1997         1998        1999 [2]
                                                             ----------------------------------------------------------------------
Gross Revenues                                                        40,337       712,378       698,382     686,737       897,607
Profit on sale of properties                                               0             0             0           0             0
Less: Operating expenses                                               5,171       265,312       210,186     231,994       251,317
       Interest expense                                               14,372       289,747       301,001     303,494       388,314
       Depreciation & amortization                                     3,914        86,675       104,574     120,809       172,178
                                                             ----------------------------------------------------------------------
Net Income-GAAP Basis                                                 16,880        70,644        82,621      30,440        85,798
                                                             ======================================================================

Taxable Income
    -  from operations                                                 2,317        85,900        87,371      44,896       102,100
    -  from gain on sale                                                   0             0             0

Cash generated from operations                                        24,401       154,828       131,640      66,616       220,170
Cash generated from sales                                                  0             0             0           0             0
Cash generated from refinancing                                            0             0       149,582           0     1,347,737
                                                             ----------------------------------------------------------------------
Cash generated from operations,
   sales and refinancing                                              24,401       154,828       281,222      66,616     1,567,907

Less:  Cash distributions to investors
    -  from operating cash flow                                            0       100,000       100,000           0       196,555
    -  from sales and refinancing                                          0             0             0           0     1,347,737
    -  from return of capital                                              0             0             0           0             0
                                                             ----------------------------------------------------------------------
                                                                           0       100,000       100,000           0     1,544,292
                                                             ----------------------------------------------------------------------

Cash generated (deficiency) after cash distributions                  24,401        54,828       181,222      66,616        23,615
 Special items:
    -  Partners' capital contributions                             1,601,046             0             0           0             0
    -  Borrowing  secured by property                              3,150,000             0             0           0             0
    -  Accrued property acquisition fees                               9,350        (9,350)            0           0             0
    -  Reserve retained in sub-tier Partnership                       (5,000)            0             0           0             0
    -  Acquisition fee paid directly by sub-tier Partnership         (25,000)            0             0           0             0
    -  Capitalized loan fees & Organization Cost                     (83,450)       (8,671)            0           0             0
    -  Loans from/(to) Affiliates                                    (60,889)       60,789             0           0             0
    -  Capitalized  equity placement fees                            (92,258)      (70,697)            0           0             0
    -  Property acquisitions and improvements                     (4,189,812)     (127,172)     (150,815)    (95,119)      (99,918)
    -  Decrease in borrowings secured by property                          0       (29,993)      (33,538)    (38,397)      (69,957)
    -  Escrow Deposits [2]                                                 0             0             0           0       200,000
Cash generated (deficiency) after cash
   distributions and special items
                                                             ----------------------------------------------------------------------
                                                                     328,388      (130,266)       (3,131)    (66,900)       53,740
                                                             ======================================================================

TAX AND DISTRIBUTION DATA PER $1000 INVESTED
Federal Income Tax Results:
       Ordinary income (loss)
                      - from operations                                  1.4          53.7          54.6        28.0          63.8
                      - from recapture                                   0.0           0.0           0.0         0.0           0.0
       Capital gain (loss)                                               0.0           0.0           0.0         0.0           0.0

Cash Distributions to Investors
       Source (on GAAP basis)
                      - Investment income                                0.0          54.7          51.6         0.0         124.2
                      - Return of capital                                0.0           7.8          10.9         0.0         840.3
       Source (on cash basis)
                      - Operations                                       0.0          62.5          62.5         0.0         122.8
                      - Refinancing                                      0.0           0.0           0.0         0.0         841.8
                      - Sales                                            0.0           0.0           0.0         0.0           0.0

Amount  remaining invested at the end of  the period                 100.00%        99.22%        98.14%      98.14%        14.10%
(expressed as a percentage of the amount originally invested in the property)


[1]    For period 12/18/95 (inception) through 12/31/95.

[2] Sale of project in escrow at 12/31/99; escrow closed on January 7, 2000 with a contract sales price of $7,075,000.

                                    TABLE III
                      CARSON INDUSTRIAL PARTNERS - PHASE I
                           BASIS OF ACCOUNTING - GAAP
                       OPERATING RESULTS OF PRIOR PROGRAMS

                                                                          1997 [1]                       1998
                                                                     ------------------           ------------------
Gross Revenues                                                                 119,977                      250,754
Profit on sale of properties                                                         0                      879,003
Less:        Operating expenses                                                 36,744                       90,039
             Interest expense                                                   35,396                       72,708
             Depreciation & amortization                                         7,818                       41,326
                                                                     ------------------           ------------------
Net Income-GAAP Basis                                                           40,019                      925,684
                                                                     ==================           ==================

Taxable Income
         -   from operations                                                    36,239                       45,555
         -   from gain on sale                                                       0                      879,003

Cash generated from operations                                                  54,174                       50,649
Cash generated from sales                                                            0                    2,337,534
Cash generated from refinancing                                                      0                            0
                                                                     ------------------           ------------------
Cash generated from operations,
   sales and refinancing                                                        54,174                    2,388,183

Less:  Cash distributions to investors
         -   from operating cash flow                                                0                      104,823
         -   from sales and refinancing                                              0                      860,880
         -   from return of capital                                                  0                        1,385
                                                                     ------------------           ------------------
                                                                                     0                      967,088
                                                                     ------------------           ------------------

Cash generated (deficiency) after cash distributions                            54,174                    1,421,095
 Special items:
         -   Partners' capital contributions                                   529,677                            0
         -   Borrowing  secured by property                                  1,038,960                            0
         -   Reserve retained in sub-tier Partnership                             (577)                           0
         -   Capitalized loan fees & organization cost                         (29,650)                           0
         -   Transfers between Phase I and Phase II                                  0                     (527,998)[2]
         -   Advances to affiliates                                                 19                          (19)
         -   Capitalized  equity placement fees                                (13,949)                           0
         -   Property acquisitions and improvements                         (1,432,772)                           0
         -   Decrease in borrowings secured by property                         (3,597)                  (1,035,363)
Cash generated (deficiency) after cash
   distributions and special items
                                                                     ------------------           ------------------
                                                                               142,285                     (142,285)
                                                                     ==================           ==================

TAX AND DISTRIBUTION DATA PER $1000 INVESTED
Federal Income Tax Results:
             Ordinary income (loss)
                            - from operations                                     68.4                         86.0
                            - from recapture                                       0.0                          0.0
             Capital gain (loss)                                                   0.0                      1,659.5

Cash Distributions to Investors
             Source (on GAAP basis)
                            - Investment income                                    0.0                      1,823.2 [2]
                            - Return of capital                                    0.0                          2.6
             Source (on cash basis)
                            - Operations                                           0.0                        197.9
                            - Refinancing                                          0.0                          0.0
                            - Sales                                                0.0                      1,625.3

Amount  remaining invested at the end of  the period                              100%                       99.68%
(expressed as a percentage of the amount originally invested in the property)


[1]          For period 04/14/97 (inception) through 12/31/97.

[2] This program was included with another program that was reported by a single partnership entity. Both programs were financed by an umbrella loan. Upon disposition of this property the lender required paydown on the umbrella in an amount greater than the debt allocated to it. The remaining partners' equity was transferred to the other program (Carson Industrial Partners - Phase II)

                                    TABLE III
                      CARSON INDUSTRIAL PARTNERS - PHASE II
                           BASIS OF ACCOUNTING - GAAP
                       OPERATING RESULTS OF PRIOR PROGRAMS

                                                                    1997 [1]                  1998                    1999
                                                                ------------------      ------------------      -----------------
Gross Revenues                                                            270,880                 766,821                763,738
Profit on sale of properties                                                    0                       0                      0
Less:        Operating expenses                                            75,987                 234,284                256,264
             Interest expense                                             148,579                 367,328                331,752
             Depreciation & amortization                                   27,804                  93,479                102,050
                                                                ------------------      ------------------      -----------------
Net Income-GAAP Basis                                                      18,510                  71,730                 73,672
                                                                ==================      ==================      =================

Taxable Income
         -   from operations                                               10,074                 114,826                 76,127
         -   from gain on sale                                                  0                       0                      0

Cash generated from operations                                             47,782                 167,303                183,692
Cash generated from sales                                                       0                       0                      0
Cash generated from refinancing                                                 0                       0                      0
                                                                ------------------      ------------------      -----------------
Cash generated from operations,
   sales and refinancing                                                   47,782                 167,303                183,692

Less:  Cash distributions to investors
         -   from operating cash flow                                           0                       0                130,500
         -   from sales and refinancing                                         0                       0                      0
         -   from return of capital                                             0                       0                      0
                                                                ------------------      ------------------      -----------------
                                                                                0                       0                130,500
                                                                ------------------      ------------------      -----------------
Cash generated (deficiency) after cash distributions                       47,782                 167,303                 53,192
 Special items:
         -   Partners' capital contributions                            2,223,323                       0                      0
         -   Borrowing  secured by property                             4,361,040                       0                      0
         -   Reserve retained in sub-tier partnership                      (2,423)                      0                      0
         -   Capitalized loan fees & organization cost                   (116,948)                      0                      0
         -   Transfers Phase I and Phase II                                     0                 527,998 [2]                  0
         -   Loans from/(to) Affiliates                                        81                      19                      0
         -   Capitalized  equity placement fees                           (58,551)                      0                      0
         -   Property acquisitions and improvements                    (6,012,685)               (319,114)               (26,118)
         -   Decrease in borrowings secured by property                   (15,097)               (441,774)               (49,500)
Cash generated (deficiency) after cash
   distributions and special items
                                                                ------------------      ------------------      -----------------
                                                                          426,522                 (65,568)               (22,426)
                                                                ==================      ==================      =================

TAX AND DISTRIBUTION DATA PER $1000 INVESTED
Federal Income Tax Results:
             Ordinary income (loss)
                            - from operations                                 4.5                    51.6                   34.2
                            - from recapture                                  0.0                     0.0                    0.0
             Capital gain (loss)                                              0.0                     0.0                    0.0

Cash Distributions to Investors
             Source (on GAAP basis)
                            - Investment income                               0.0                     0.0                   58.7
                            - Return of capital                               0.0                     0.0                    0.0
             Source (on cash basis)
                            - Operations                                      0.0                     0.0                   58.7
                            - Refinancing                                     0.0                     0.0                    0.0
                            - Sales                                           0.0                     0.0                    0.0

Amount  remaining invested at the end of the period                          100%                    100%                   100%
(expressed as a percentage of the amount originally invested in the property)


[1]          For period 04/14/97 (inception) through 12/31/97.

[2] This program was included with another program that were reported by a single partnership entity. Both programs were financed by an umbrella loan. Upon disposition of Phase I property the lender required paydown on the umbrella in an amount greater than the debt allocated to it. The remaining partners equity from sales and operational profit was transferred from the other program (Carson Industrial Partners - Phase I)

                                    TABLE III
                          WHITE STAR PARTNERS - PHASE I
                           BASIS OF ACCOUNTING - GAAP
                       OPERATING RESULTS OF PRIOR PROGRAMS

                                                                                     1999         [1]
                                                                              ------------------
Gross Revenues                                                                        1,275,332
Profit on sale of properties                                                            515,042
Less:       Operating expenses                                                          342,508
            Interest expense                                                            569,813
            Depreciation & amortization                                                 146,695
                                                                              ------------------
Net Income-GAAP Basis                                                                   731,357
                                                                              ==================

Taxable Income
        -   from operations                                                             226,024
        -   from gain on sale (ordinary income)                                         515,042 [3]
Cash generated from operations                                                          457,077
Cash generated from sales                                                             3,711,443
Cash generated from refinancing                                                               0
                                                                              ------------------
Cash generated from operations,
   sales and refinancing                                                              4,168,520

Less:  Cash distributions to investors
        -   from operating cash flow                                                          0
        -   from sales and refinancing                                                  101,925
        -   from return of capital                                                            0
                                                                              ------------------
                                                                                        101,925
                                                                              ------------------
Cash generated (deficiency) after cash distributions                                  4,066,595
Special items:
        -   Partners' capital contributions                                           3,524,603
        -   Borrowing  secured by property                                            8,743,200
        -   Capitalized loan fees & organization cost                                  (137,492)
        -   Transfers Phase I and Phase II                                              (32,068)[2]
        -   Property acquisitions and improvements                                  (11,827,537)
        -   Decrease in borrowings secured by property                               (3,671,936)
Cash generated (deficiency) after cash
   distributions and special items
                                                                              ------------------
                                                                                        665,366
                                                                              ==================

TAX AND DISTRIBUTION DATA PER $1000 INVESTED
Federal Income Tax Results:
            Ordinary income (loss)
                           - from operations                                               64.1
                           - from 1231 gain                                               146.1 [3]
            Capital gain (loss)                                                             0.0

Cash Distributions to Investors
            Source (on GAAP basis)
                           - Investment income                                             28.9
                           - Return of capital                                              0.0
            Source (on cash basis)
                           - Operations                                                     0.0
                           - Refinancing                                                    0.0
                           - Sales                                                         28.9
Amount  remaining invested at the end of  the period                                       100%
(expressed as a percentage of the amount originally invested in the property)


[1]         For period 02/04/99 (inception) through 12/31/99.

[2] This program was included with another program that was reported by a single partnership entity. Both programs were financed by an umbrella loan. Upon disposition of Phase II property the loan fees and other intangible assets were transferred to Phase I from Phase
            II. Some of the partners' equity from sales and operational profit was transferred to the Phase II program to pay- off the original investment. (See White Star Partners - Phase II)

[3] Due to the holding period of the asset, the entire gain was recognized as ordinary income on the tax return.

                                    TABLE III
                         WHITE STAR PARTNERS - PHASE II
                           BASIS OF ACCOUNTING - GAAP
                       OPERATING RESULTS OF PRIOR PROGRAMS

                                                                           1999         [1]
                                                                     ------------------
Gross Revenues                                                                 343,572
Profit on sale of properties                                                   193,729
Less:        Operating expenses                                                130,561
             Interest expense                                                  174,453
             Depreciation & amortization                                        50,062
                                                                     ------------------
Net Income-GAAP Basis                                                          182,225
                                                                     ==================

Taxable Income
         -   from operations                                                    12,707
         -   from gain on sale (ordinary income)                               193,730 [3]

Cash generated from operations                                                  41,785
Cash generated from sales                                                    4,570,830
Cash generated from refinancing                                                      0
                                                                     ------------------
Cash generated from operations,
   sales and refinancing                                                     4,612,615

Less:  Cash distributions to investors
         -   from operating cash flow                                           41,785
         -   from sales and refinancing                                        140,440
         -   from return of capital                                          1,312,897
                                                                     ------------------
                                                                             1,495,122
                                                                     ------------------
Cash generated (deficiency) after cash distributions                         3,117,493
Special items:
         -   Partners' capital contributions                                 1,312,897
         -   Borrowing  secured by property                                  3,256,800
         -   Capitalized loan fees & organization cost                         (51,218)
         -   Transfers Phase I and Phase II                                     32,068 [2]
         -   Property acquisitions and improvements                         (4,411,240)
         -   Decrease in borrowings secured by property                     (3,256,800)
Cash generated (deficiency) after cash
   distributions and special items
                                                                     ------------------
                                                                                    (0)
                                                                     ==================

TAX AND DISTRIBUTION DATA PER $1000 INVESTED
Federal Income Tax Results:
             Ordinary income (loss)
                            - from operations                                      9.7
                            - from 1231 gain                                     147.6 [3]
             Capital gain (loss)                                                   0.0

Cash Distributions to Investors
             Source (on GAAP basis)
                            - Investment income                                  138.8
                            - Return of capital                                1,000.0
             Source (on cash basis)
                            - Operations                                          31.8
                            - Refinancing                                          0.0
                            - Sales                                            1,107.0

Amount  remaining invested at the end of  the period                                0%
(expressed as a percentage of the amount originally invested in the property)


[1]          For period 02/04/99 (inception) through 12/31/99.

[2] This program was included with another program that was reported by a single partnership entity. Both programs were financed by an umbrella loan. Upon disposition of this property, loan fees and other intangible assets were transferred to Phase I. Additional partners' equity from Phase I was transferred to pay-off the original investment in Phase II. ( See White Star Partners - Phase
             I)

[3] Due to the holding period of the asset, the entire gain was recognized as ordinary income on the tax return.

                                    TABLE IV
RESULTS OF COMPLETED PROGRAMS FOR THE PERIOD JANUARY 1, 1995 - DECEMBER 31, 1999




                                                               FAIRWAY              BEACH              WESTLAKE I
                                                           ----------------     ---------------     -----------------
     Dollar amount raised                                      563,005             514,166              297,745
     Number of properties purchased                              One                 One                  One
     Date of closing of offering                              10/25/94             10/25/94             10/25/94
     Date of first  sale of property                          02/15/96             01/31/97             10/29/96
     Date of final sale of property                           02/15/96             01/31/97             10/29/96

Tax  and distribution data per $1,000 investment
     Federal income tax results:
        Ordinary income (loss):
           From operations                                          (365.0)             (735.6)               (746.9)
           From recapture or holding period                            0.0                 0.0                   0.0
        Gross capital gain                                         2,883.9             1,313.7               2,117.9
        Deferred gain:                                                 0.0                 0.0                   0.0
     Cash distributions to investors:
        Source (on GAAP basis)
           Investment income                                       2,518.9               578.2               1,371.0
           Return of capital                                         843.8 [3]           843.8 [3]             843.8 [3]

        Source (cash basis):
           Sales                                                   3,362.6 [1]         1,421.9 [1]           2,214.8 [1]
           Refinancing                                                 0.0                 0.0                   0.0
           Operations                                                  0.0                 0.0                   0.0
           Other                                                       0.0                 0.0                   0.0

Receivable on net purchase money financing                             0.0                 0.0                   0.0


                                                                                    CARSON
                                                                                  INDUSTRIAL
                                                                                   PARTNERS
                                                             WESTLAKE II            PHASE I
                                                           ----------------     -----------------
     Dollar amount raised                                      320,821              529,677
     Number of properties purchased                             Nine                  One
     Date of closing of offering                              10/25/94              4/14/97
     Date of first  sale of property                          12/27/96              10/9/98
     Date of final sale of property                           10/13/99              10/9/98

Tax  and distribution data per $1,000 investment
     Federal income tax results:
        Ordinary income (loss):
           From operations                                        (1,137.0)              154.4
           From recapture or holding period                            0.0                 0.0
        Gross capital gain                                         7,571.7             1,659.5
        Deferred gain:                                                 0.0                 0.0
     Cash distributions to investors:
        Source (on GAAP basis)
           Investment income                                       6,433.9             1,823.2
           Return of capital                                         843.8 [3]             2.6 [1]

        Source (cash basis):
           Sales                                                   7,277.7 [1]         1,627.9
           Refinancing                                                 0.0                 0.0
           Operations                                                  0.0               197.9
           Other                                                       0.0                 0.0

Receivable on net purchase money financing                             0.0                 0.0


                                    TABLE IV
RESULTS OF COMPLETED PROGRAMS FOR THE PERIOD JANUARY 1, 1995 - DECEMBER 31, 1999

                                                              BALDWIN BUSINESS             WHITE STAR
                                                                    PARK                    PHASE II
                                                             -------------------     -----------------------
     Dollar amount raised                                        2,186,400                 1,312,897
     Number of properties purchased                                 One                       One
     Date of closing of offering                                  11/8/96                    2/4/99
     Date of first  sale of property                              8/30/99                   9/17/99
     Date of final sale of property                               8/30/99                   9/17/99

Tax  and distribution data per $1,000 investment
     Federal income tax results:
        Ordinary income (loss):
           From operations                                            46.0                         9.7
           From recapture or holding period                            0.0                       147.6
        Gross capital gain                                           893.2                         0.0
        Deferred gain:                                                 0.0                         0.0
     Cash distributions to investors:
        Source (on GAAP basis)
           Investment income                                         939.2                       138.8
           Return of capital                                         969.2 [3]                 1,000.0

        Source (cash basis):
           Sales                                                   1,645.8                     1,107.0
           Refinancing                                                 0.0                         0.0
           Operations                                                262.6                        31.8
           Other                                                       0.0                         0.0

Receivable on net purchase money financing                             0.0                         0.0

                                                              CORNERSTONE WALNUT          CORNERSTONE WALNUT
                                                                   PHASE I                    PHASE II
                                                             ---------------------      ----------------------
     Dollar amount raised                                          642,400                    1,557,600
     Number of properties purchased                                  One                       Eleven
     Date of closing of offering                                    7/2/92                     7/2/92
     Date of first  sale of property                                5/6/98                     3/8/94
     Date of final sale of property                                 5/6/98                     4/9/99

Tax  and distribution data per $1,000 investment
     Federal income tax results:
        Ordinary income (loss):
           From operations                                              108.0                   (367.2)
           From recapture or holding period                               0.0                      0.0
        Gross capital gain                                            1,150.7                    959.3
        Deferred gain:                                                    0.0                      0.0
     Cash distributions to investors:
        Source (on GAAP basis)
           Investment income                                          n/a [2]                  n/a [2]
           Return of capital                                          n/a [2]                  n/a [2]

        Source (cash basis):
           Sales                                                        764.3                  1,376.3
           Refinancing                                                  303.2                    217.8
           Operations                                                   557.8                      0.0
           Other                                                          0.0                      0.0

Receivable on net purchase money financing                                0.0                      0.0

[1] This program was included with other programs that were reported by a single partnership entity. All of the programs were financed by an umbrella loan. Upon disposition of properties the lender may have required a paydown on the umbrella loan in an amount greater than the debt that was allocated to it.

[2] The program's books and records were maintained on a cash basis and therefore GAAP information is not available.

[3]     All capital was distributed net of equity placement fees.

                                    TABLE V.
                        SALES OR DISPOSALS OF PROPERTIES
                    JANUARY 1, 1997 THROUGH DECEMBER 31, 1999

                 DATE         DATE OF
PROPERTY       ACQUIRED        SALE                       SELLING PRICE NET OF CLOSING COSTS AND GAAP ADJUSTMENTS
========================================== =================================================================================

                                                                            PURCHASE
                                                                              MONEY            ADJUSTMENT
                                                CASH        MORTGAGE        MORTGAGE         RESULTING FROM
                                            RECEIVED NET   BALANCE AT      TAKEN BACK        APPLICATION OF
                                             OF CLOSING   TIME OF SALE     BY PROGRAM             GAAP           TOTAL
                                           ---------------------------------------------------------------------------------
VAN BUREN
Building 7      5/31/1995     1/21/1997       152,526         189,308               0                  0        341,834
Building 10     5/31/1995     3/13/1998       157,049         168,299               0                  0        325,348
Building 4      5/31/1995     3/17/1998       145,031         156,987               0                  0        302,018
Buildings 1-3   5/31/1995     1/13/1999       817,023         715,157               0                  0      1,532,180
Building 8      5/31/1995     2/26/1999       404,273         324,324               0                  0        728,597
Building 6      5/31/1995     7/30/1999       430,752               0               0                  0        430,752
                                           ---------------------------------------------------------------------------------
                                            2,106,654       1,554,075               0                  0      3,660,729
                                           =================================================================================
TAMARACK
Unit 480D       4/4/1993      1/10/1997        35,181         178,305               0                  0        213,486
Unit 450C       4/4/1993      8/29/1997        22,628         177,160               0                  0        199,788
Unit 420A       4/4/1993     12/31/1997        44,524         187,624               0                  0        232,148
Unit 450A       4/4/1993      7/17/1998        42,205         179,191               0                  0        221,396
Unit 480E       4/4/1993      8/18/1998        49,132         187,624               0                  0        236,756
Unit 420E       4/4/1993      4/27/1999       182,761               0               0                  0        182,761
Unit 595D       4/4/1993      7/15/1999       225,604               0               0                  0        225,604
Unit 595E       4/4/1993     11/24/1999       243,487               0               0                  0        243,487
                                           ---------------------------------------------------------------------------------
                                              845,522         909,904               0                  0      1,755,426
                                           =================================================================================

                          COST OF PROPERTY INCLUDING CLOSING AND SOFT COSTS
                        ===============================================================
                                                                                        EXCESS (DEFICIT)
                                                   TOTAL ACQUISITION                       OF PROPERTY
                                                    COST, CAPITAL                       OPERATIONAL CASH
                                 ORIGINAL           IMPROVEMENTS                         RECEIPTS OVER
                                 MORTGAGE           CLOSING & SOFT                            CASH
                                 FINANCING  FTNT       COSTS                 TOTAL        EXPENDITURES
                         -------------------------------------------------------------

       VAN BUREN
       Building 7                 146,571  [1]       104,093                250,664         [2]
       Building 10                130,305  [1]        94,790                225,095         [2]
       Building 4                 121,547  [1]        88,614                210,161         [2]
       Buildings 1-3              553,707  [1]       393,170                946,877         [2]
       Building 8                 261,057  [1]       185,380                446,437         [2]
       Building 6                 159,061  [1]       112,946                272,007         [2]
                         -----------------       -------------------------------------
                                1,372,248                      978,993      2,351,241
                         =================       =====================================
       TAMARACK
       Unit 480D                   97,280  [1]                  75,138        172,418       [2]
       Unit 450C                   96,710  [1]                  72,586        169,296       [2]
       Unit 420A                  102,410  [1]                  76,948        179,358       [2]
       Unit 450A                   97,850  [1]                  75,133        172,983       [2]
       Unit 480E                  102,410  [1]                  79,266        181,676       [2]
       Unit 420E                   70,870  [1]                  55,646        126,516       [2]
       Unit 595D                   83,809  [1]                  87,188        170,997       [2]
       Unit 595E                   90,250  [1]                  86,098        176,348       [2]
                         -----------------       -------------------------------------
                                  741,589                      608,003      1,349,592
                         =================       =====================================

                    DATE     DATE OF
PROPERTY          ACQUIRED    SALE                     SELLING PRICE NET OF CLOSING COSTS AND GAAP ADJUSTMENTS
========================================== =================================================================================

                                                                            PURCHASE
                                                                              MONEY            ADJUSTMENT
                                                CASH        MORTGAGE        MORTGAGE         RESULTING FROM
                                            RECEIVED NET   BALANCE AT      TAKEN BACK        APPLICATION OF
                                             OF CLOSING   TIME OF SALE     BY PROGRAM             GAAP           TOTAL
                                           ---------------------------------------------------------------------------------
THE PARK
Units 1041/1035    11/22/1993   11/7/1997     422,154         635,538            0              0               1,057,692
Unit 1025          11/22/1993  11/26/1997     157,804         242,228            0              0                 400,032
Unit 1021          11/22/1993  12/15/1997     276,955         390,134            0              0                 667,089
Unit 1001          11/22/1993   2/20/1998      98,740         123,539            0              0                 222,279
Unit 1029          11/22/1993   3/30/1998     172,740         239,706            0              0                 412,446
Unit 1139          11/22/1993   9/22/1998     117,447         139,525            0              0                 256,972
Unit 1127          11/22/1993    1/6/1999     159,395         222,828            0              0                 382,223
Unit 1111          11/22/1993   6/15/1999     167,323         200,014            0              0                 367,337
Units 1101 & 1107  11/22/1993  10/22/1999     584,414         631,703            0              0               1,216,117
                                            -----------------------------------------------------------------------------
                                            2,156,972       2,825,215            0              0               4,982,187
                                            =============================================================================
WESTLAKE II
Unit 301           12/22/1993   4/24/1997     175,278         440,294            0              0                 615,572
Unit 403           12/22/1993   7/15/1997     106,898         232,848            0              0                 339,746
Units 401-2        12/22/1993    1/2/1998     192,971         465,696            0              0                 658,667
Unit 302           12/22/1993   6/30/1998     206,199         517,440            0              0                 723,639
Units 501-502      12/22/1993   8/13/1999     397,989         895,994            0              0               1,293,983
Building 1         12/22/1993  10/13/1999     298,928         667,498            0              0                 966,426
                                            -----------------------------------------------------------------------------
                                            1,378,263       3,219,770            0              0               4,598,033
                                            =============================================================================

                                            =============================================================================
WALNUT  I            7/2/1992    5/6/1998     603,488       1,645,018            0              0               2,248,506
---------
                                            =============================================================================
WALNUT  II
Unit 5B              7/2/1992    6/3/1997     325,757               0            0              0                 325,757
Unit 4B              7/2/1992   12/5/1997     446,855               0            0              0                 446,855
Unit 9               7/2/1992    4/9/1999     697,893               0            0              0                 697,893
                                            ------------------------------------------------------------------------------
                                            1,470,505               0            0              0               1,470,505
                                            ==============================================================================


                          COST OF PROPERTY INCLUDING CLOSING AND SOFT COSTS
                        =======================================================
                                                                                  EXCESS (DEFICIT)
                                           TOTAL ACQUISITION                        OF PROPERTY
                                             COST, CAPITAL                        OPERATIONAL CASH
                       ORIGINAL              IMPROVEMENTS                          RECEIPTS OVER
                       MORTGAGE              CLOSING & SOFT                            CASH
                       FINANCING  FTNT           COSTS           TOTAL              EXPENDITURES
                  -------------------------------------------------------------
THE PARK
Units 1041/1035          614,392 [1][3]            95,159        709,551                 [2]
Unit 1025                234,012 [1][3]            66,927        300,939                 [2]
Unit 1021                377,312 [1][3]            52,902        430,214                 [2]
Unit 1001                119,635 [1][3]            23,931        143,566                 [2]
Unit 1029                231,821 [1][3]            46,920        278,741                 [2]
Unit 1139                134,973 [1][3]            27,273        162,246                 [2]
Unit 1127                215,607 [1][3]            43,899        259,506                 [2]
Unit 1111                193,257 [1][3]            51,553        244,810                 [2]
Units 1101 & 1107        610,886 [1][3]           160,424        771,310                 [2]
                       -----------------       -------------------------------------
                       2,731,895                  568,988      3,300,883
                       =================       =====================================
WESTLAKE II
Unit 301                 308,981 [1][3]            78,805        387,786                 [2]
Unit 403                 163,403 [1][3]            41,816        205,219                 [2]
Units 401-2              326,806 [1][3]            91,362        418,168                 [2]
Unit 302                 363,118 [1][3]           104,800        467,918                 [2]
Units 501-502            628,772 [1][3]           163,811        792,583                 [2]
Building 1               468,423 [1][3]           119,417        587,840                 [2]
                      -----------------       -------------------------------------
                       2,259,503                  600,011      2,859,514
                      =================       =====================================

                      =================       =====================================
WALNUT  I              1,153,400 [1][3]           689,848      1,843,248               358,319
                      =================       =================================================
WALNUT  II
Unit 5B                  169,850 [1][3]           120,372        290,222                 [2]
Unit 4B                  225,150 [1][3]           151,157        376,307                 [2]
Unit 9                   292,300 [1][3]           237,948        530,248                 [2]
                      -----------------       -------------------------------------
                         687,300                  509,477      1,196,777
                      =================       =====================================


                                  DATE       DATE OF
            PROPERTY            ACQUIRED      SALE               SELLING PRICE NET OF CLOSING COSTS AND GAAP ADJUSTMENTS
       ============================================== ==============================================================================

                                                                                          PURCHASE
                                                                                           MONEY          ADJUSTMENT
                                                         CASH             MORTGAGE        MORTGAGE       RESULTING FROM
                                                     RECEIVED NET        BALANCE AT      TAKEN BACK     APPLICATION OF
                                                      OF CLOSING        TIME OF SALE     BY PROGRAM          GAAP        TOTAL
                                                      -----------------------------------------------------------------------------
       BALDWIN BUSINESS PARK    12/5/1996   8/30/1999    3,822,901       4,597,678             0               0      8,420,579
                                                      =============================================================================

       CARSON PHASE I           8/15/1997   10/9/1998      921,042       1,420,834             0               0      2,341,876
                                                      =============================================================================

       BEACH COMMERCE CENTER   12/22/1993   1/31/1997      330,170       4,368,836             0               0      4,699,006
                                                      =============================================================================

       WHITE STAR I
       Bldgs 2-3                 2/5/1999   9/20/1999      791,811       2,957,900             0               0      3,749,711
                                                      =============================================================================

       WHITE STAR PHASE II       2/5/1999   9/17/1999      875,930       3,694,900             0               0      4,570,830
                                                      =============================================================================


                                COST OF PROPERTY INCLUDING CLOSING AND SOFT COSTS
                              ===============================================================
                                                                                             EXCESS (DEFICIT)
                                                        TOTAL ACQUISITION                       OF PROPERTY
                                                          COST, CAPITAL                      OPERATIONAL CASH
                                  ORIGINAL                 IMPROVEMENTS                       RECEIPTS OVER
                                  MORTGAGE                CLOSING & SOFT                          CASH
                                 FINANCING     FTNT           COSTS            TOTAL           EXPENDITURES
                               -----------------------------------------------------------
       BALDWIN BUSINESS PARK         5,360,000                 1,585,313      6,945,313       574,245
                               ================       ==================================================

       CARSON PHASE I                1,038,960 [1][3]             467,025      1,505,985       104,823
                               ================       ==================================================

       BEACH COMMERCE CENTER         4,115,000                   299,926      4,414,926        13,192
                               ================       ==================================================

       WHITE STAR I
       Bldgs 2-3                     2,389,600 [1][3]            871,439      3,261,039         [2]
                               ================       ====================================

       WHITE STAR PHASE II           3,256,800 [1][3]          1,205,658      4,462,458        41,785
                               ================       ==================================================

[1] Original mortgage financing allocated to unit based on square footage percentage of total project.
[2] The sponsor did not record income and expenditures on a unit by unit basis and excess cash receipts over expenditures by unit is not available.
[3] Debt paid down on blanket loan at time of sale that included multiple units in the same program or multiple programs. The lender determined debt paydown at each property sale and often required a paydown in a larger percentage of total debt than allocated to the individual unit.

                                    TABLE V.
                        SALES OR DISPOSALS OF PROPERTIES
                    JANUARY 1, 1997 THROUGH DECEMBER 31, 1999

[4] The following project was in escrow on December 31, 1999 and closed January 7, 2000 with a contract sales price of $7,075,000.

                             DATE          DATE OF
            PROPERTY       ACQUIRED          SALE               SELLING PRICE NET OF CLOSING COSTS AND GAAP ADJUSTMENTS
       ============================================ ===============================================================================

                                                                                    PURCHASE
                                                                                     MONEY            ADJUSTMENT
                                                         CASH       MORTGAGE        MORTGAGE         RESULTING FROM
                                                     RECEIVED NET  BALANCE AT      TAKEN BACK        APPLICATION OF
                                                      OF CLOSING  TIME OF SALE    BY PROGRAM           GAAP              TOTAL
                                                    -------------------------------------------------------------------------------
      TORRANCE AMAPOLA
      PARTNERS            12/15/1995     1/7/2000    2,092,886        4,505,043               0                 0         6,597,929
                                                    ===============================================================================

                                                                                EXCESS (DEFICIT)
                                                                                  OF PROPERTY
                                                                                OPERATIONAL CASH
                                                                                  RECEIPTS OVER
                                                                                      CASH
                        COST OF PROPERTY INCLUDING CLOSING AND SOFT COSTS         EXPENDITURES
                        =================================================

                                                 TOTAL
                                              ACQUISITION
                                              COST, CAPITAL
                           ORIGINAL           IMPROVEMENTS
                           MORTGAGE           CLOSING & SOFT
                        FINANCING FTNT            COSTS             TOTAL
                        ------------------------------------------------------
   TORRANCE AMAPOLA
   PARTNERS                3,150,000            1,645,045         4,795,045       597,655
                        ================    ================================================


                                    TABLE VI
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS
            FOR THE PERIOD JANUARY 1, 1997 THROUGH DECEMBER 31, 1999

                                          WHITE STAR PARTNERS           WHITE STAR PARTNERS
                                                   PHASE I                    PHASE II
                                         ------------------------  --------------------------
Location                                    Anaheim, California       Anaheim, California
                                              Multi-tenant             Multi-tenant Industrial
Type of Property                             Industrial Bldgs.              Bldgs.
Gross Leasable Space                        204,047 square feet       76,012 square feet
Date of Purchase                             February 4, 1999          February 4, 1999
Mortgage Financing                              $8,743,200                $3,256,800
Cash Down Payment                               $2,655,560                 $989,183
Purchase Price plus Acquisition Fee             $11,688,160               $4,319,574
Other Cash Expenditures Expensed                    N/A                       N/A
Other Cash Expenditures Capitalized              $112,454                   $41,889
Total Acquisition Cost                          $11,800,614               $4,361,463


                                             CARSON PHASE I            CARSON PHASE II
                                        ------------------------  ------------------------
Location                                Carson, California         Carson, California
                                         Multi-tenant                 Free-Standing
Type of Property                         Industrial Bldgs.          Industrial Bldgs.
Gross Leasable Space                    39,592 square feet         166,191 square feet
Date of Purchase                          August 15, 1997            August 15, 1997
Mortgage Financing                          $1,038,960                 $4,361,040
Cash Down Payment                            $357,401                  $1,500,191
Purchase Price plus Acquisition Fee         $1,413,178                 $5,931,822
Other Cash Expenditures Expensed                N/A                        N/A
Other Cash Expenditures Capitalized           $19,594                    $80,863
Total Acquisition Cost                      $1,432,772                 $6,012,685


                                   EXHIBIT "A"



                          CORNERSTONE REALTY FUND, LLC



                     A CALIFORNIA LIMITED LIABILITY COMPANY





                               OPERATING AGREEMENT

                             (AMENDED AND RESTATED)

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1. ORGANIZATION.................................................................................................A-1
         1.1. Formation.........................................................................................A-1
         1.2. Name..............................................................................................A-1
         1.3. Purpose...........................................................................................A-2
         1.4. Duration..........................................................................................A-2
         1.5. Principal Place of Business, Registered Office and Resident Agent.................................A-2
         1.6. Title to Fund Property............................................................................A-2
         1.7. Intention for Fund................................................................................A-2
         1.8. Definitions.......................................................................................A-2

2. BOOKS, RECORDS AND ACCOUNTING................................................................................A-2
         2.1. Books and Records.................................................................................A-2
         2.2. Fiscal Year; Accounting...........................................................................A-2
         2.3. Bank Accounts.....................................................................................A-2
         2.4. Reports to Members................................................................................A-3
         2.5. Tax Returns.......................................................................................A-4
         2.6. Appraisals........................................................................................A-4
         2.7. List of Members...................................................................................A-4
         2.8. Valuation of Units................................................................................A-4

3. MEMBERS, UNITHOLDERS AND MEETINGS OF MEMBERS.................................................................A-4
         3.1. Units of Membership Interest......................................................................A-4
         3.2. Book Entry Evidence of Ownership..................................................................A-5
         3.3. Place of Meetings.................................................................................A-5
         3.4. Meetings of Members...............................................................................A-5
         3.5. Notice of Meetings................................................................................A-5
         3.6. Record Dates......................................................................................A-5
         3.7. List of Members...................................................................................A-5
         3.8. Quorum............................................................................................A-6
         3.9. Proxies...........................................................................................A-6
         3.10. Inspectors of Election...........................................................................A-6
         3.11. Manner of Voting.................................................................................A-6
         3.12. Actions Without a Meeting........................................................................A-6

4. CAPITAL CONTRIBUTIONS........................................................................................A-6
         4.1. Contributions, Members and Unitholders............................................................A-6
         4.2. Capital Accounts..................................................................................A-7
         4.3. Capital Accounts and Capital Contributions in General.............................................A-7

5. ALLOCATIONS OF NET INCOME AND NET LOSS.......................................................................A-7
         5.1. Timing and Effect.................................................................................A-7
         5.2. Allocation of Net Income and Net Loss.............................................................A-8
         5.3. Reallocations to Avoid Excess Deficit Balances....................................................A-8
         5.4. Allocations Among Unitholders.....................................................................A-8
         5.5. Allocation in the Event of Section 754 Election...................................................A-8
         5.6. Recapture of Deductions and Credits...............................................................A-9
         5.7. Regulatory and Curative Allocations...............................................................A-9

                                                 A-i

6. DISTRIBUTIONS...............................................................................................A-10
         6.1. Distributions To Members.........................................................................A-10
         6.2. Distributions of Uninvested Assets...............................................................A-11
         6.3. Limitations on Distributions.....................................................................A-11
         6.4. Return of Distribution...........................................................................A-11
         6.5. Withholding on Distributions.....................................................................A-11

7. DISPOSITION OF UNITS........................................................................................A-11
         7.1. General..........................................................................................A-11
         7.2. Prohibited Dispositions..........................................................................A-12
         7.3. Permitted Dispositions...........................................................................A-12
         7.4. Admission of Assignee as a Member................................................................A-12

8. MANAGEMENT..................................................................................................A-12
         8.1. Management of Business...........................................................................A-12
         8.2. General Powers of the Managing Member............................................................A-13
         8.3. Limitations; Voting Rights of Members............................................................A-13
         8.4. Compensation and Expense Reimbursement...........................................................A-14
         8.5 Contracts with the Managing Member and its Affiliates.............................................A-15
         8.6. Authority........................................................................................A-15
         8.7. Fiduciary Duty; Standard of Care.................................................................A-15
         8.8. Liability........................................................................................A-15
         8.9. Other Interests..................................................................................A-16
         8.10. Prohibited Acts.................................................................................A-16

9. INVESTMENT OBJECTIVES AND POLICIES..........................................................................A-16
         9.1. Duties and Responsibilities; Investment Allocation...............................................A-16
         9.2. Prohibited Investments and Activities............................................................A-17
         9.3. Borrowing Policies...............................................................................A-28
         9.4. Conflicts of Interest............................................................................A-28
         9.5. Conflict Resolution Procedures...................................................................A-28

10. INDEMNIFICATION............................................................................................A-20
         10.1. Indemnification.................................................................................A-20
         10.2. Certain Actions.................................................................................A-20
         10.3. Expenses of Successful Defense..................................................................A-20
         10.4. Determination that Indemnification is Proper....................................................A-20
         10.5. Indemnification for Portion of Expenses.........................................................A-21
         10.6. Expense Advances................................................................................A-21
         10.7. Indemnification of Employees and Agents of the Fund.............................................A-21
         10.8. Former Managing Members, Officers, Employees and Agents.........................................A-22
         10.9. Insurance.......................................................................................A-22
         10.10. Contract Right to Indemnity....................................................................A-22
         10.11. Exclusivity; Other Indemnification.............................................................A-22
         10.12. Amendment or Deletion..........................................................................A-22

11. DISSOLUTION, WINDING UP AND REDEMPTION.....................................................................A-22
         11.1. Dissolution.....................................................................................A-22
         11.2. Winding Up......................................................................................A-22

                                                 A-ii



12. MISCELLANEOUS PROVISIONS...................................................................................A-23
         12.1. Counsel to the Fund.............................................................................A-23
         12.2. Counterparts....................................................................................A-23
         12.3. Entire Agreement................................................................................A-23
         12.4. Severability....................................................................................A-23
         12.5. Pronouns; Statutory Reference...................................................................A-23
         12.6. Power of Attorney...............................................................................A-24
         12.7. Notices.........................................................................................A-24
         12.8. Binding Effect..................................................................................A-24
         12.9. Governing Law...................................................................................A-24
         12.10. Attorneys' Fees................................................................................A-24

13. DEFINITIONS................................................................................................A-24

                               OPERATING AGREEMENT
                             (AMENDED AND RESTATED)

                                       FOR

                          CORNERSTONE REALTY FUND, LLC

                     A CALIFORNIA LIMITED LIABILITY COMPANY


         THIS OPERATING AGREEMENT is dated as of January 31, 2000 among Cornerstone Industrial Properties, LLC, a California limited liability company, Terry G. Roussel, and the Persons executing this Agreement as members of the Fund and those Persons who will hereafter be admitted as members upon acceptance by the Managing Member of an executed Subscription Agreement pursuant to which such parties accept and adopt the provisions of this Operating Agreement (the "Members"), who agree as follows:

         1.       ORGANIZATION

                  1.1 FORMATION. Cornerstone Realty Fund, LLC (the "Fund") has been organized as a California limited liability company pursuant to the laws of the State of California, including the Beverly-Killea Limited Liability Company Act, all as the same may be amended from time to time (all of such applicable laws being hereinafter referred to as the "Limited Liability Company Law"), by the filing of Articles of Organization ("Articles") with the Office of the Secretary of State of the State of California as required by the Limited Liability Company Law. The Managing Member shall cause the execution, filing, and recording of all such other certificates and documents, including amendments to the Articles of the Fund, and shall do or cause to be done such other acts as may be appropriate to comply with all requirements for the formation, continuation, and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of California and any other jurisdiction in which the Fund may own property or conduct business.

                  1.2 NAME. The name of the Fund will be Cornerstone Realty Fund, LLC. The Fund may also conduct its business under one or more assumed names.

                  1.3 PURPOSE. The purpose of the Fund is to engage for a competitive profit in any activity within the purposes for which limited liability companies may be organized under the Limited Liability Company Law. Notwithstanding the foregoing, without the consent of Unitholders owning a majority of the outstanding Units and the Managing Member, the Fund shall not engage in any business other than the following:


                           1.3.1.   The business of acquiring, operating and
selling multi-tenant industrial properties; and


                           1.3.2.   Such other activities directly related to
the foregoing business as may be necessary, advisable, or appropriate in the reasonable discretion of the Managing Member to further the foregoing business.

         The Fund will have all the powers necessary or convenient to effect that purpose, including all powers granted by the Limited Liability Company Law.

                  1.4 DURATION. The Fund will continue in existence for the period fixed in the Articles for the duration of the Fund or until the Fund is sooner dissolved and its affairs wound up in accordance with the Limited Liability Company Law or this Agreement.

                  1.5 PRINCIPAL PLACE OF BUSINESS, REGISTERED OFFICE AND RESIDENT AGENT. The principal office of the Fund shall be located at 4590 MacArthur Blvd., Suite 610, Newport Beach, CA 92660, or such other address as may be designated from time to time by the Managing Member. The Fund shall have an office at such other address(es) as may be designated from time to time by the Managing Member. The name and address of the registered agent for service of process on the Fund in the State of California is Terry G. Roussel, 4590 MacArthur Blvd., Suite 610, Newport Beach, CA 92660, or such other agent and address as may be designated from time to time by the Managing Member.

                  1.6 TITLE TO FUND PROPERTY. All Properties owned by the Fund, whether real or personal, tangible or intangible, shall be deemed to be owned by the Fund as an entity, and no Member, individually, shall have any ownership of such Properties. The Fund may hold any of its assets in its own name or in the name of a nominee.

                  1.7 INTENTION FOR FUND. The Members have formed the Fund as a limited liability company under the Limited Liability Company Law. The Members specifically agree that, except for purposes of federal income tax classification, the Fund will not be a partnership (including a limited partnership) or any other venture, but the Fund will be a limited liability company under the Limited Liability Company Law. Except for purposes of federal income tax classification, no Member will be construed to be a partner in the Fund or a partner of any other Member or Person; and the Articles, and this Agreement and the relationships it creates, will not be construed to suggest otherwise. Except as required under the Limited Liability Company Law or as expressly set forth in this Agreement, no Member shall be personally liable for any debt, obligation, or liability of the Fund, whether that liability or obligation arises in contract, tort, or otherwise. A Member's liability shall be limited to such Member's Capital Contribution and its share of undistributed Net Income of the Fund.

                  1.8 DEFINITIONS. Certain capitalized terms used in this Agreement are defined in Section 14.

         2.       BOOKS, RECORDS AND ACCOUNTING

                  2.1 BOOKS AND RECORDS. The Fund will maintain at its principal office complete and accurate books of account and records of the Fund's business and affairs as required by the Limited Liability Company Law, and showing the assets, liabilities, costs, expenditures, receipts, profits and losses of the Fund, and which books of account and records shall include provision for separate Capital Accounts for each Member, and shall provide for such other matters and information as a Member shall reasonably request, together with copies of all documents executed on behalf of the Fund. Each Member and its representatives, duly authorized in writing, shall have the right to inspect and examine, at all reasonable times, at the Fund's principal office, all such books of account, records, and documents. The Managing Member shall appoint a firm of certified public accountants to audit the Fund's annual financial statements.

                  2.2 FISCAL YEAR; ACCOUNTING. The Fund's fiscal year will be the calendar year. The Fund shall follow generally accepted accounting principles and use the accrual method of accounting in preparation of its financial statements and the appropriate tax method in preparation of its tax returns.

                  2.3 BANK ACCOUNTS. One or more accounts in the name of the Fund shall be maintained in such bank or banks as the Managing Member may from time to time select. Any checks of the Fund may be signed by any Person(s) designated, from time to time, by the Managing Member.

                  2.4 REPORTS TO MEMBERS. At the expense of the Fund, the Managing Member shall cause to be prepared and made available to the Members during each year the following:

                           2.4.1. If and for as long as the Fund is required to
file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the information contained in each such report for a quarter shall be sent upon request to the Members within sixty (60) days after the end of such quarter. Such reports shall contain at least an unaudited balance sheet, an unaudited statement of income for the quarter then ended, an unaudited cash flow statement for the quarter then ended (in the form set forth in quarterly reports required from time to time under the Securities Exchange Act of 1934), and other pertinent information concerning the Fund and its activities during the quarter covered by such reports. If and when such reports are not required to be filed, each Member will be furnished within sixty (60) days after the end of the first six (6) month period of Fund operations an unaudited financial report for that period containing the same information required in the quarterly reports described above.

                           2.4.2.   Within seventy-five (75) days after the end
of the Fund's fiscal year, all information necessary for the preparation of the Members' federal income tax returns and state income and other tax returns with regard to the jurisdictions where the Properties are located shall be sent to each Member.

                           2.4.3.   Within one hundred twenty (120) days after
the end of the Fund's fiscal year, an annual report containing (i) a balance sheet as of the end of its fiscal year and statements of income, Member's equity, and statement of cash flows, for the year then ended, shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of an independent certified public accountant, and (ii) a report of the activities of the Fund during the period covered by the report shall be sent to each member upon request. Such report shall include a schedule of all compensation paid and distributions made to the Managing Member, including a description of the services performed and identifying the source of each distribution. Such report shall also set forth Distributions to the Members for the period covered thereby and shall separately identify Distributions from (1) Net Cash Flow from Operations during such period, (2) Net Cash Flow from Operations during a prior period which had been held as reserves, (3) Net Sales Proceeds from the disposition of Property and investments, and (4) reserves from the Gross Proceeds of the offering originally contributed by the Members. Such report shall set forth the valuation of a Unit in accordance with Section 2.8 of this Agreement.

                            2.4.4.   The Managing Member shall, within sixty
(60) days of the end of each quarter wherein fees were received, send upon request to each Member a detailed statement setting forth the services rendered, or to be rendered, by the Managing Member and the amount of the fees received. In addition, an annual report shall be prepared summarizing such fees and other remuneration and such report shall include a breakdown of costs reimbursed to the Managing Member with verification of the allocation of costs confirmed by the Fund's certified public accountants. Such annual report shall be furnished at the same time as the report in Section 2.4.3 above.

                            2.4.5.   Within sixty (60) days of the end of each
quarter in which the Fund acquires Properties, the Managing Member shall send quarterly reports setting forth the details of the acquisition of Properties to each Member upon request. The report may be in the form of a supplement to the Prospectus and may be prepared more frequently than quarterly. The report shall contain the following information: (a) the location and a description of the general character of all materially important real properties acquired or presently intended to be acquired by the Fund during the quarter, (b) the present or proposed use of such properties and their suitability and adequacy for such use, (c) the terms of any material lease affecting the property, (d) a statement that title insurance has been or will be obtained on all properties acquired, and (e) a statement of the amount of proceeds in the Fund which remain uncommitted or unexpended, stated as both a dollar amount and percentage of the total amount of the offering proceeds of the Fund.

         The Fund shall post all of the foregoing reports on its website.

         The Managing Member shall also make such reports available upon request of the administrator of the securities agency in any state in which Units were registered for sale.

                  2.5 TAX RETURNS. As soon as practicable after the end of each fiscal year, the Fund shall cause to be prepared and transmitted to the Members federal and appropriate state and local Income Tax Schedules "K-1," or any substitute therefor, with respect to such fiscal year on appropriate forms prescribed. The Fund, in the discretion of the Managing Member, shall be entitled to utilize any special reporting opportunities available under the Code to programs with a large number of Members.

                  2.6 APPRAISALS. All Property acquisitions made by the Fund shall be supported by an appraisal prepared by a competent, independent appraiser. The appraisals shall be maintained by the Managing Member for at least five years, and shall be available for inspection and duplication by any Unitholder.

                  2.7 LIST OF MEMBERS. An alphabetical list of names, addresses and business telephone numbers of Unitholders and the number of Units held by each of them shall be maintained as part of the books and records of the Fund and shall be made available for inspection by Unitholder or its designated agent at the principal office of the Fund upon request by a Unitholder. A copy of such list in readily readable type size shall be mailed to any Unitholder requesting the list within 10 days of the request. The Fund may make a reasonable charge for copy work.

                  2.8 VALUATION OF UNITS. For the first two (2) full fiscal years following the termination of the offering, the value of a Unit will be deemed to be $500, and no valuations will be performed. Thereafter the estimated value of each Unit will be determined annually based upon the estimated amount a Unitholder would receive if all of the Fund's assets were sold as of the close of the Fund's fiscal year for their estimated values and if such proceeds, without reduction for selling expenses, together with the other assets of the Fund, were distributed in liquidation of the Fund. Such estimated values will be based upon annual valuations of Fund properties performed by the Managing Member, but no independent appraisals will be obtained.

         3.       MEMBERS, UNITHOLDERS AND MEETINGS OF MEMBERS

                  3.1 UNITS OF MEMBERSHIP INTEREST. Units shall be issued to Members pursuant to the Fund's offering of interests as described in the Form S-11 registration statement and prospectus included therein (the "Prospectus") filed by the Fund under the Securities Act of 1933, as amended (Registration No. 333-76609) (the "Offering"). Except as otherwise provided in this Section 3.1, no additional Units shall thereafter be issued by the Fund. Notwithstanding any contrary provision of this Agreement, the Fund shall do or cause to be done whatever is required so that the Units shall be "Publicly-Offered Securities" within the meaning of Section 2510.3-101 of the Department of Labor Regulations, 29 CFR Section 2510.3-101, as amended, or any successor provision. The Managing Member may, in its discretion, in order to comply with the foregoing requirement, issue for such consideration as it may determine (including by gift) Units to such Persons and in such Percentage Interests as it may determine. The Managing Member will receive its interest in the Fund for a contribution of $1,000, and such interest of the Managing Member will not be considered an interest in Units for purposes hereof. Notwithstanding the preceding sentence, the Managing Member may acquire Units and be treated in the same manner as other Unitholders with respect thereto.

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

                  3.2      BOOK-ENTRY EVIDENCE OF OWNERSHIP

                           3.2.1.   The Units will be issued only in fully
registered book-entry form. Ownership of Units in the Fund will be shown on and transfer thereof will be effected only through book-entry in records maintained by the Fund. Certificates evidencing ownership of Units will not be issued.

                           3.2.2.   Units of the Fund shall be transferable in
the manner prescribed by law and in this Agreement, subject to restrictions set forth in Article 7 hereof. Assuming all restrictions on transfers have been met, transfers of Units shall be made on the books of the Fund.

                  3.3 PLACE OF MEETINGS. All meetings of Members shall be held at the principal office of the Fund or at such other place as shall be determined by the Managing Member and stated in the notice of meeting.

                  3.4 MEETINGS OF MEMBERS. Meetings of all Members may be called by the Managing Member and shall be called upon the written request to the Managing Member of Members holding in the aggregate at least ten percent (10%) of the Percentage Interests owned by all Members. The request shall state the purpose or purposes for which the meeting is to be called.

                  3.5 NOTICE OF MEETINGS. In the case of a meeting requested by Members holding at least ten percent (10%) in the aggregate of the Percentage Interests owned by all Members, the notice shall be delivered to the Members of the Fund within 10 business days of receipt of such request. Except as otherwise provided by statute, written notice of the time, place and purposes of a meeting of Members shall be given not less than 10 nor more than 60 days before the date of the meeting to each Member, either personally or by mailing such notice to its last address as it appears on the books and records of the Fund. The notice must include a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Members and of any proposed amendment to the Agreement. The Fund will provide for proxies or written consents which specify a choice between approval and disapproval of each matter to be acted upon at the meeting. No notice need be given of an adjourned meeting provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record on the new record date entitled to notice as provided in this Agreement.

                  3.6 RECORD DATES. The Managing Member may fix in advance a date as the record date for the purpose of determining Members entitled to notice of and to vote at a meeting of Members or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining Members entitled to receive payment of a Distribution or allotment of a right, or for the purpose of any other action. The date fixed shall not be more than 60 nor less than 20 days before the date of the meeting, nor more than 60 days before any other action. In such case only such Members as shall be Members of record on the date so fixed shall be entitled to notice of and to vote at such meeting or adjournment thereof, or to express consent or to dissent from such proposal, or to receive payment of such Distribution or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any Units on the books of the Fund, or otherwise, after any such record date. Nothing in this Agreement shall affect the rights of a Member and its transferee or transferor as between themselves.

                  3.7 LIST OF MEMBERS. The agent of the Fund having charge of the transfer records for Units of the Fund shall make and certify a complete list of the Members entitled to vote at a Members' meeting or any adjournment thereof. The list (i) shall be arranged alphabetically, with the address of, and the Percentage Interest of, each Member; (ii) shall be produced at the time and place of the meeting; (iii) shall be subject to inspection by any Member during the whole time of the meeting; and (iv) shall be prima facie evidence as to who are the Members entitled to examine the list or vote at the meeting.

                  3.8 QUORUM. Unless a greater or lesser quorum is required in the Articles or by the Limited Liability Company Law, the Members present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the Percentage Interests held by all Members shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of Members may be adjourned by a vote of the Members present in person or by proxy.

                  3.9 PROXIES. A Member entitled to vote at a meeting of Members or to express consent or dissent without a meeting may authorize other Persons to act for such Member by proxy. A proxy shall be signed by the Member or its authorized agent or representative and shall not be valid after the expiration of one year from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the Member executing it except as otherwise provided by the Limited Liability Company Law.

                  3.10 INSPECTORS OF ELECTION. The Managing Member, in advance of a Members' meeting, may, and on request of a Member entitled to vote thereat shall, appoint one or more inspectors. In case a Person appointed fails to appear or act, the vacancy may be filled by appointment made by the Managing Member in advance of the meeting or at the meeting by the Person presiding thereat. If appointed, the inspectors shall determine the Percentage Interests of all Members represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Members. On request of the person presiding at the meeting or a Member entitled to vote thereat, the inspectors shall make and execute a written report to the Person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.

                  3.11 MANNER OF VOTING. Votes shall be cast in writing, signed by the Member or its proxy. When an action is to be taken by a vote of the Members, and a quorum is present, it shall be authorized by the affirmative vote of the holders of a majority of the Percentage Interests owned by all of the Members, unless a greater plurality is required by the Articles, this Agreement or by the Limited Liability Company Law.

                  3.12 ACTIONS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the number of Members required to approve such action, but in no event less than a majority in Percentage Interest of the Members. Each written consent will bear the date and signature of each Member who signs the consent.

         4.       CAPITAL CONTRIBUTIONS

                  4.1      CONTRIBUTIONS, MEMBERS AND UNITHOLDERS.

                           4.1.1.   The Fund intends to issue and sell in a
public offering pursuant to a Form S-11 registration statement under the Securities Act of 1933 as amended, not less than $3,000,000 nor more than $50,000,000 in Units and to admit as Members the Unitholders who contribute cash to the capital of the Fund for such Units. Each purchaser of Units must purchase a minimum of five (5) Units, except that for Qualified Plans the minimum purchase shall be two (2) Units. Units shall be issued in Units of $500 each. A minimum of 6,000 Units and a maximum of 100,000 Units shall be issued pursuant to said registration statement.

                           4.1.2.   Upon receipt by the Escrow Agent of Three
Million Dollars ($3,000,000) in cash, representing the subscription payments for 6,000 Units, the Fund will direct the Escrow Agent to transfer such funds to the Fund's general account and will commence admitting the purchasers of the Units to the Fund as Members and Unitholders not later than fifteen (15) days after escrow funds are released. Interest from the date funds were deposited in escrow until the release from escrow (net of escrow expenses) will be distributed to purchasers pro rata based on the number of days such purchaser's funds were held in escrow as soon as practicable after the date the minimum number of Units is sold. No interest in an amount less than $5.00 will be paid to purchasers. The Managing Member or its Affiliates may purchase up to $450,000 of Units to permit the release of funds from escrow. Units so purchased will be acquired for investment and on the same terms as offered to other purchasers. If subscriptions for at least 6,000 Units have not been received by one year following the effective date of the Offering, all funds received from purchasers as of such time will be promptly refunded to each purchaser along with any interest earned thereon (after escrow expenses) on a pro rata basis, based on the number of days such purchaser's funds were held in escrow. Following release of funds from escrow, Unitholders will be admitted not later than the last day of the calendar month following the date their subscription is accepted by the Fund.

                  4.2 CAPITAL ACCOUNTS. The Fund shall establish and maintain a separate capital account for each Member ("Capital Account"). The Fund shall determine and maintain each Capital Account in accordance with Regulations Section 1.704-1(b)(2)(iv). Each Capital Account shall reflect, among other items (i) all Capital Contributions made to the Fund, (ii) all allocations of Net Income and Net Loss, and (iii) all Distributions made by the Fund. Any and all amounts distributed by the Fund to a Member as a fee and/or as compensation or reimbursement for services shall not reduce such Member's Capital Account.

                           4.2.1.   The Capital Accounts and the other
provisions in this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with those Regulations and in the event of any conflict, those Regulations shall prevail.

                  4.3      CAPITAL ACCOUNTS AND CAPITAL CONTRIBUTIONS IN
GENERAL.

                           4.3.1.   In the event that a Member's Units or a
portion thereof are transferred in accordance with the provisions of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Units or portion thereof so transferred.

                           4.3.2.   Except as otherwise provided in this
Agreement (i) no interest will accrue on any Capital Contribution or on the positive balance, if any, in any Capital Account, (ii) no Member will have any right to withdraw any part of its Capital Account or to demand or receive the return of its Capital Contribution, or to receive any Distributions from the Fund, (iii) no Member shall be required to make any additional contribution to the capital of, or any loan to, the Fund, and (iv) no Member shall have any liability for the return of any other Member's Capital Account or Capital Contributions.

         5.       ALLOCATIONS OF NET INCOME AND NET LOSS

                  5.1 TIMING AND EFFECT. Except as otherwise provided in this Article 5, Net Income and Net Loss shall be allocated to the Members for any fiscal year in a manner so as to comply with the requirements of Regulation
Section 1.704-1(b)(2)(iv).

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

                  5.2      ALLOCATION OF NET INCOME AND NET LOSS.

                           5.2.1.   Subject to Sections 5.3 and 5.7, Net Income
shall be allocated to the Members as follows:

                                    (a)     First, ten percent (10%) to the
Managing Member and ninety percent (90%) to the Unitholders, until the Net Income allocated pursuant to this Section 5.2.1(a) for the current year and all prior fiscal years equals the cumulative Net Loss allocated to the Members pursuant to Section 5.2.2(b) for all prior fiscal years (pro rata among the Members in proportion to their share of the Net Loss being offset); and

                                    (b)     Next, to the Members in the same
proportion as Net Cash Flow from Operations or Net Sales Proceeds were distributed to the Members pursuant to Sections 6.1.1 and 6.1.2 for the current year and all prior fiscal years, exclusive of any Distributions representing a return of Invested Capital Contributions pursuant to Section 6.1.2(i), until such time as the allocations of Net Income pursuant to this Section 5.2.1(b) for the current year and all prior fiscal years equal such Distributions for the current year and all prior fiscal years (pro rata among the Members in proportion to their share of such Distributions); and

                                    (c)     The balance, if any, fifty percent
(50%) to the Managing Member and fifty percent (50%) to the Unitholders.

                           5.2.2.   Subject to Sections 5.3 and 5.7, Net Loss
shall be allocated as follows:

                                    (a)     First, fifty percent (50%) to
Managing Member and fifty percent (50%) to the Unitholders until the Net Loss allocated pursuant to this Section 5.2.2(a) for the current year and all prior fiscal years equals the cumulative Net Income allocated to the Members pursuant to Section 5.2.1(c) for all prior fiscal years (pro rata among the Members in proportion to their share of the Net Income being offset); and

                                    (b)     The balance, if any, ten percent
(10%) to the Managing Member and ninety percent (90%) to the Unitholders.

                  5.3 REALLOCATIONS TO AVOID EXCESS DEFICIT BALANCES. Notwithstanding any other provisions of this Agreement to the contrary, no Net Loss shall be allocated to any Member to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit. Such Net Loss or deduction shall be reallocated away from such Member and to the other Members, on a pro rata basis, but only to the extent that such reallocation would not cause or increase any such other Member's Adjusted Capital Account Deficit. Any Net Loss reallocated hereunder shall be subject to an immediate chargeback of Net Income prior to any other allocations of Net Income pursuant to Section
5.2.1 in any subsequent period.

                  5.4 ALLOCATIONS AMONG UNITHOLDERS. Except as otherwise provided in this Article V, including, without limitation, Section 5.7.7 with respect to transferred Units, allocations of Net Income or Net Loss to Unitholders as a class shall be allocated among the Unitholders in accordance with their respective Percentage Interests, including, without limitation,
Section 5.7.7 with respect to transferred Units.

                  5.5 ALLOCATION IN THE EVENT OF SECTION 754 ELECTION. To the extent an adjustment to the adjusted tax basis of any Fund asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulation
Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining

Capital Accounts, the amount of that adjustment to the Capital Accounts shall be treated as an item of Net Income (if the adjustment increases the basis of the asset) or Net Loss (if the adjustment decreases the basis of the asset), and that Net Income or Net Loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that Regulation.

                  5.6 RECAPTURE OF DEDUCTIONS AND CREDITS. If any "recapture" of deductions or credits previously claimed by the Fund is required under the Code upon the sale or other taxable disposition of any Property, those recaptured deductions or credits shall, to the extent possible, be allocated to the Members pro rata in the same manner that the deductions and credits giving rise to the recapture items were originally allocated, using the "first-in, first-out" method of accounting; provided, however, that this Section 5.6 shall only affect the characterization, but not amount of Net Income allocated among the Members for tax purposes.

                  5.7      REGULATORY AND CURATIVE ALLOCATIONS.

                           5.7.1.   QUALIFIED INCOME OFFSET.  In the event that
any Member unexpectedly receives any adjustment, allocation or distribution described in Regulation Sections 1.704-1(b)(2)(ii)(d) (4), (5) or (6), items of Net Income shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of that Member as quickly as possible.

                           5.7.2.   GROSS INCOME ALLOCATION.  In the event that,
despite Section 5.3, any Member has an Adjusted Capital Account Deficit at the end of any fiscal year, that Member shall be specially allocated items of Net Income (or gross income) to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 5.7.2 shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 5 have been made as if Section 5.7.1 and this Section 5.7.2 were not in the Agreement.

                           5.7.3.   MINIMUM GAIN CHARGEBACK.  To the extent
required under Regulation Section 1.704-2(f), if there is a net decrease in Fund Minimum Gain during any fiscal year, each Member shall be allocated, before any other allocation of Fund items for such taxable year, items of Net Income for such year (and, if necessary, subsequent years), in proportion to, and to the extent of, an amount equal to the portion of such Member's share of such net decrease in Minimum Gain as determined under Regulation Section 1.704-2(g). The items so allocated shall be determined in accordance with Regulation Section 1.704-2(j)(2)(i). This Section 5.7.3 is intended to comply with the "minimum gain chargeback" requirements of the Regulations and shall be interpreted consistently therewith.

                           5.7.4.   MEMBER MINIMUM GAIN CHARGEBACK.  To the
extent required under Regulation Section 1.704-2(i), if there is a net decrease in minimum gain attributable to Member non-recourse debt during a Fund taxable year, any Member with a share of that Member non-recourse debt minimum gain (determined under Regulation Section 1.704-2(i)(5)) as of the beginning of the year must be allocated items of Net Income for such year (and if necessary, subsequent years) equal to that Member's share of the net decrease in the Member non-recourse debt minimum gain. A Member's share of the net decrease in Member non-recourse debt minimum gain is determined in a manner consistent with the provisions of Regulation Section 1.704-2(i)(5). The items so allocated shall be determined in accordance with Regulation Section 1.704-2(j)(2)(ii). This Section
5.7.4 is intended to comply with the "partner minimum gain chargeback" requirements of the Regulations and shall be interpreted consistently therewith.

                           5.7.5.   CURATIVE ALLOCATIONS.  The allocations set
forth in Sections 5.3, 5.5, 5.7.1, 5.7.2, 5.7.3 and 5.7.4 (the "Regulatory
Allocations") are intended to comply with certain requirements of

Regulation Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article 5 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

                           5.7.6.   ADJUSTMENT TO ALLOCATIONS.  It is the
intention of the Members that the Net Income and Net Loss for each fiscal year will be allocated to the Members in such a manner that would cause each Member's Adjusted Capital Account Balance to equal the amount that would be distributed to such Member pursuant to Section 11.2 upon a hypothetical liquidation of the Fund. For purposes of this Section 5.7.6, the "Adjusted Capital Account Balance" of a Member equals the balance of such Member's Capital Account at the end of the fiscal year increased by any amount which the Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Sections 1.704-2(g)(1) and (i)(5). In determining the amounts distributable to the Members under Section 11.2 upon a hypothetical liquidation, it shall be presumed that (i) all of the Fund's assets would be sold at their fair market value as determined in good faith by the Managing Member, (ii) payments to any holder of a non-recourse debt would be limited to the fair market value of the assets secured by repayment of such debt, and (iii) the proceeds of such hypothetical sale would be applied and distributed in accordance with Section
11.2. If, upon the advice of the public accounting firm retained to prepare the income tax returns of the Fund, it is determined that the intentions set forth in this Section 5.7.6 are not being met by the allocations in Article V, the Managing Member shall make such allocations of Net Income or Net Loss, or items of income, gain, loss, or deduction comprising such Net Income or Net Loss as necessary to achieve the intentions set forth in this Agreement.

                           5.7.7.   ALLOCATION OF NET INCOME AND NET LOSS AND
DISTRIBUTIONS IN RESPECT OF TRANSFERRED INTEREST. To the extent allowed by
Section 706(d) of the Code, and except as otherwise expressly provided in this
Article V, if any Units are transferred during any tax year of the Fund, each item of income, gain, loss, deduction, or credit of the Fund for such tax year that is allocable to Unitholders shall be assigned pro rata to each day in the fiscal year to which such item is attributable and the amount of each such item so assigned to any such day shall be allocated to the Unitholder based upon its respective Percentage Interest at the close of such day; provided, however, for the purpose of accounting convenience and simplicity, the Fund shall treat a transfer of, or an increase or decrease in, Units which occurs at any time during a month as having been consummated on the last day of such month, regardless of when during such month such transfer, increase, or decrease actually occurs.

         6.       DISTRIBUTIONS

                  6.1      DISTRIBUTIONS TO MEMBERS.

                           6.1.1.   NET CASH FLOW FROM OPERATIONS.  Subject to
Section 6.3, distributions of Net Cash Flow from Operations of the Fund for any fiscal year will be made ninety percent (90%) to the Unitholders and ten percent (10%) to the Managing Member until the "Unitholders' 8% Preferred Return" is attained (pro rata among the Unitholders in proportion to their share of the Unitholders' 8% Preferred Return) and until the Early Investors' 12% Incentive Return is attained (pro rata among the Unitholders in proportion to their shares of the Early Investors' 12% Incentive Return). Thereafter, Distributions of Net Cash Flow from Operations shall be made fifty percent (50%) to the Unitholders (pro rata among the Unitholders in proportion to their Percentage Interests) and fifty percent (50%) to the Managing Member.

                           6.1.2.   NET SALES PROCEEDS.  Subject to Section 6.3,
Net Sales Proceeds, after replenishment of any reserves, will be distributed in the following order of priority: (i) first, one hundred percent (100%) to the Unitholders in an amount equal to their Invested Capital Contributions, calculated at the time of such Distribution (pro rata among the Unitholders in proportion to their Invested Capital Contributions); (ii) ninety percent
(90%) to the Unitholders and ten percent (10%) to the Managing Member until the Unitholders have received distributions in an amount equal to the unpaid balance of their aggregate Unitholders' 8% Preferred Return (pro rata among the Unitholders in proportion to their share of the Unitholders' 8% Preferred Return); and (iii) thereafter, fifty percent (50%) to the Unitholders (pro rata among the Unitholders in proportion to their Percentage Interests) and fifty percent (50%) to the Managing Member.

                  6.2 DISTRIBUTIONS OF UNINVESTED ASSETS. Subject to the provisions of Section 6.4, all cash or cash equivalents which constitute part of the assets of the Fund which have not been invested in Properties within one year following the termination of the Offering shall be distributed pursuant to
Section 6.1.2(i) to the Unitholders promptly after and as of the end of such year.

                  6.3 LIMITATIONS ON DISTRIBUTIONS. The Distributions to be made pursuant to this Article 6 are subject to the limitations of this Section
6.3. Distributions may be made only if the Managing Member determines in its reasonable judgment that the Fund has sufficient cash on hand exceeding the current and the anticipated needs of the Fund to fulfill its business purposes (including its needs for operating expenses, acquisitions and reserves). Distributions will be made in cash. No Distribution will be declared or made if, after giving it effect, the Fund would not be able to pay its debts as they become due in the usual course of business or the fair market value of the Fund's assets would be less than the sum of its liabilities. All such Distributions to Unitholders shall be made only to the Persons who, according to the books and records of the Fund, are the holders of record of the Units in respect of which such Distributions are made on the actual date of Distribution. Neither the Fund nor the Managing Member shall incur any liability for making Distributions in accordance with this Article 6.

                  6.4 RETURN OF DISTRIBUTION. Except for Distributions made in violation of the Limited Liability Company Law or this Agreement, no Unitholder shall be obligated to return any Distribution to the Fund or pay the amount of any Distribution for the account of the Fund or to any creditor of the Fund. The amount of any Distribution returned to the Fund by a Unitholder or paid by a Unitholder for the account of the Fund or to a creditor of the Fund shall be added to the account or accounts from which it was subtracted when it was distributed to the Unitholder.

                  6.5 WITHHOLDING ON DISTRIBUTIONS. To the extent that any Distribution is subject to Federal or state withholding, the portion of any such Distribution withheld and paid over to Federal or state authorities shall be treated for all purposes hereunder as if such amount was actually distributed to the particular Member otherwise entitled to receive such amount.

         7.       DISPOSITION OF UNITS

                  7.1 GENERAL. Every sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other disposition of any Units will be made only in compliance with this Article 7. No Units will be disposed of unless and until:

                           7.1.1.   such instruments as may be required by the
Limited Liability Company Law or other applicable law or to effect the continuation of the Fund and the Fund's ownership of its Properties are executed and delivered and/or filed;

                           7.1.2.   the instrument of assignment binds the
assignee to all of the terms and conditions of this Agreement, and all amendments thereto, as if the assignee were a signatory party hereto; and

                           7.1.3.   the instrument of assignment is manually
signed by the assignee and assignor and transfer fee of $250 is paid and the proposed disposition is consented to by the Managing Member, in its reasonable discretion, after determining that such disposition will not be a prohibited disposition pursuant to Section 7.2.

                  7.2 PROHIBITED DISPOSITIONS. Any attempted sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other disposition of any Units will be null and void if it is not made in compliance with this Article 7 or:

                           7.2.1.   subject to waiver by the Managing Member
upon advice of counsel, if the disposition (in conjunction with prior dispositions) would cause a termination of the Fund under the Code;

                           7.2.2.   if the disposition would, in the opinion of
tax counsel to the Fund, jeopardize the status of the Fund as a partnership for federal income tax purposes or cause the Fund to be treated as a publicly-traded partnership;

                           7.2.3.   if the disposition would not be in
compliance with any and all state and federal securities laws and regulations;
or

                           7.2.4.   if the disposition would cause the assets
of the Fund to be characterized as "plan assets" under ERISA.

                  7.3 PERMITTED DISPOSITIONS. Subject to applicable law, and the provisions of this Article 7, a Member may assign all or part of its Units in the Fund. Unless authorized by the Managing Member, a Member may not assign fractional Units or less than the minimum number of Units purchasers were initially required to purchase pursuant to the Form S-11 registration statement. No partial interest (i.e., an interest in only Distributions and allocations of the Fund) in any Unit or Units may be assigned by a Unitholder. Only an entire interest in any Unit or Units may be assigned pursuant to this Article 7.

                  7.4      ADMISSION OF ASSIGNEE AS A MEMBER.

                           7.4.1.   An assignee of a Unit pursuant to an
assignment permitted in this Agreement shall, subject to the provisions of this
Article 7, and with the consent of the Managing Member pursuant to Section 7.1.3, be admitted as a Member and Unitholder in the Fund in the place and stead of the assignor Unitholder in respect of the Units acquired from the assignor Unitholder and shall have all of the rights, powers, obligations, and liabilities, and be subject to all of the restrictions, of the assignor Unitholder, including, without limitation, but without release of the assignor Unitholder, the liability of the assignor for any existing unperformed obligations of the assignor Unitholder. The Fund shall admit substitute members on the first day of each fiscal quarter or more frequently in the discretion of the Managing Member.

                           7.4.2.   The substitute Unitholder will be considered
a Member of the Fund, will have all of the rights and powers and is subject to all of the restrictions and liabilities of an initial Unitholder.

         8.       MANAGEMENT

                  8.1 MANAGEMENT OF BUSINESS. The business and affairs of the Fund shall be managed by its Managing Member. The initial Managing Member of the Fund shall be Cornerstone Industrial Properties, LLC, a California limited liability company. No Member, in its individual capacity, shall have the power or authority to legally bind the Fund, except as otherwise provided herein.

                  8.2 GENERAL POWERS OF THE MANAGING MEMBER. Except as may otherwise be provided in this Agreement, the ordinary and usual decisions concerning the business and affairs of the Fund will be made by the Managing Member. The Managing Member has the power, on behalf of the Fund, to do all things necessary or convenient to carry out the business and affairs of the Fund, including, without limitation, the power to: (a) purchase, lease or otherwise acquire any real or personal property; (b) sell, convey, lease, exchange, or otherwise dispose any real or personal property; (c) open one or more depository accounts and make deposits into and checks and withdrawals against such accounts; (d) incur liabilities, and other obligations; (e) enter into agreements and execute contracts, documents, and instruments; (f) engage employees and agents, define their duties, and establish their compensation or remuneration; (g) obtain insurance covering the business and affairs of the Fund and its property and its employees and agents; (h) prosecute or defend any proceeding in the Fund's name; and (i) take all steps reasonably available to prevent the trading of Units by third parties on an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704 or to allow any transfers of Units which could cause the Fund to violate the safe harbors set forth in the Regulations promulgated under Section 7704 of the Code.

                  8.3 LIMITATIONS; VOTING RIGHTS OF MEMBERS. Notwithstanding the foregoing Section 8.2, or any other provision contained in this Agreement to the contrary, no act will be taken, sum expended, decision made, obligation incurred, or power exercised by the Managing Member or any officer on behalf of the Fund except by the affirmative vote of the Managing Member and Unitholders holding a majority of the Percentage Interests with respect to (a) amendment of the Articles or this Agreement except amendments which do not adversely affect the right of Unitholders, (b) voluntarily withdraw as the Managing Member, (c) appointment of a new managing member, (d) sale of all or substantially all of the Fund's assets other than in the ordinary course of business, (e) causing the merger or other reorganization of the Fund; (f) any change in the character of the business and affairs of the Fund; (g) the commission of any act that would make it impossible for the Fund to carry on its ordinary business and affairs; (h) any act that would contravene any provision of the Articles, this Agreement, or the Limited Liability Company Law; or (i) dissolving the Fund. Unitholders holding a majority of the Percentage Interests may, without the concurrence of the Managing Member: (i) amend or restate the Articles or this Agreement provided an amendment which modifies the compensation or Distributions to which the Managing Member is entitled, or affects its duties, requires the consent of the Managing Member and provided that an amendment is required, in the opinion of tax counsel to the Fund, to permit the Fund to be taxed as a partnership for federal income tax purposes, shall not require the approval of the Unitholders; (ii) remove the Managing Member (including, without limitation, upon the Managing Member's bankruptcy); (iii) elect a new Managing Member; (iv) approve or disapprove the Sale of all or substantially all of the assets of the Fund other than in the ordinary course of its business; or (v) dissolve the Fund. In any such vote, the Managing Member may not vote any Units owned by it.

         Upon the removal or termination of the Managing Member, the Fund is required to pay the terminated Managing Member all amounts then accrued and owing to the Managing Member. The Fund may terminate the terminated Managing Member's interest in Fund income, losses, distributions and capital by payment of an amount equal to the then present fair market value of the terminated Managing Member's interest determined by agreement of the terminated Managing Member and the Fund, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the terminated Managing Member and the Fund. The fair market value of the terminated Managing Member's interest shall be the amount of the terminated Managing Member would receive upon dissolution and termination of the Fund assuming that such dissolution or termination occurred on the date of the terminating event and the assets of the Fund were sold for their then fair market value without any compulsion on the part of the Fund to sell such assets. Where the termination is voluntary, the payment to the terminated Managing Member will be made by a non-interest bearing unsecured promissory note with principal payments payable, if at all, from distributions which the terminated Managing Member would have received under this Agreement had the Managing Member not terminated. Where the termination is involuntary, the payment will be made by an interest bearing promissory note coming due in no less than 5 years with equal installments each year.

         Without the concurrence of Unitholders owning a majority of the Percentage Interests, the Managing Member may not voluntarily withdraw as the Managing Member unless such withdrawal would not affect the tax status of the Fund and would not materially adversely affect the Unitholders.

                  8.4 COMPENSATION AND EXPENSE REIMBURSEMENT. The Managing Member and/or its Affiliates which may include the Dealer Manager shall be entitled to receive the following compensation and expense reimbursements:

                           8.4.1.   Selling commissions of eight percent (8%)
per Unit on the first $3,000,000 of Units issued by the Fund and seven percent (7%) per Unit on all Units issued by the Fund thereafter, payable to the Dealer Manager;

                           8.4.2.   Marketing Support Fee of two percent (2%)
per Unit on all Units issued by the Fund less $30,000 payable to the Dealer Manager;

                           8.4.3.   Non-Accountable Expense Allowance of one
percent (1%) per Unit on all Units issued by the Fund payable to the Dealer Manager;

                           8.4.4.   Due Diligence Expense Allowance Fee of up to
one-half percent (0.5%) per Unit on all Units issued by the Fund, payable to the Dealer Manager;

                           8.4.5.   Reimbursement of actual expenses incurred in
connection with the offer and sale of the Units by the Fund including but not limited to legal and accounting fees, registration and filing fees, printing costs, travel, escrow and other expenses in connection with Fund formation, qualification and registration and in marketing and distributing the Units under applicable federal and state law. This includes any expenses directly related to the offering and sale of Units including the salary and benefits of two employees of Cornerstone Ventures, Inc. who were solely dedicated to working with members of the National Association of Securities Dealers, Inc. to evaluate products available and attractive to their customers and to structure the Fund and in developing advertising materials for the Fund;

                           8.4.6.   Reimbursement of actual expenses incurred in
connection with the acquisition of Properties whether or not acquired, including non-refundable option payments on property not acquired, surveys, appraisals, title insurance and escrow fees, legal and accounting fees, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses and other related expenses;

                           8.4.7.   Reimbursement of actual cost of goods and
materials and services necessary to the prudent operation of the Fund which are supplied to the Fund by the Managing Member but not in excess of the cost that the Fund would pay an unaffiliated third party for such goods, materials or services, provided, however, that the Fund will not reimburse the Managing Member or its Affiliates for the general overhead of the Managing Member or its Affiliates;

                           8.4.8.   Property management fees of no more than six
percent (6%) of the gross income generated by the Fund from gross rental income generated by each Property;

                           8.4.9.   Leasing commissions paid upon execution of
new and renewal leases equal to six percent (6%) of rent scheduled to be paid during the first and second year of the lease, five percent (5%) during the third and fourth years and four percent (4%) during the fifth and later years;

                           8.4.10.  Construction supervision fee equal to ten
percent (10%) of the cost of tenant improvements and capital improvements to the Properties;


                           8.4.11.  Distribution of ten percent (10%) of Net
Cash Flow from Operations until Unitholders have received Distributions equal to the Unitholders' 8% Preferred Return (an Early Investors' 12% Incentive Return, as applicable) and thereafter fifty percent (50%) of Net Cash Flow from Operations;


                           8.4.12.  Property disposition fees equal to six
percent (6%) of the contract sales price of the Properties sold by the Managing Member and/or its Affiliates pursuant to a non-exclusive arrangement; and

                           8.4.13.  Ten percent (10%) of the Net Sales Proceeds
after Unitholders have received an amount equal to one hundred percent (100%) of their Invested Capital Contributions and their Unitholders' 8% Preferred Return and thereafter, fifty percent (50%) of Net Sales Proceeds after Unitholders have received an amount equal to their Unitholders' 8% Preferred Return.

                  8.5 CONTRACTS WITH THE MANAGING MEMBER AND ITS AFFILIATES. Any agreements, contracts and arrangements with the Managing Member or its Affiliates permitted hereunder shall be subject to the following conditions: (i) any such agreements, contracts or arrangements, other than for Property leasing services, Property management services, construction supervision services or Property disposition services provided for in Sections 8.4.8, 8.4.9, 8.4.10 and 8.4.12 of this Agreement, shall be embodied in a written contract which describes the services to be rendered and all compensation to be paid; (ii) the compensation, price or fee must be competitive with the compensation price or fee of any non-affiliate which could render comparable services or sell or lease comparable goods on competitive terms to the Fund; (iii) any such agreements, contracts or arrangements shall be fully and promptly disclosed to all Members in the reports made available pursuant to
Section 2.4; (iv) any such agreements, contracts or arrangements other than for Property leasing services, Property management services, construction supervision services or Property disposition services provided for in Sections 8.4.8, 8.4.9, 8.4.10 and 8.4.12 of this Agreement shall be terminable by a majority in Percentage Interest of the Unitholders, without penalty, upon not more than sixty (60) days' prior written notice; (v) the Managing Member or its Affiliate must be previously and independently engaged in the business of rendering the services or selling or leasing the goods to be provided, as an ordinary and ongoing business; and (vi) goods or services other than for Property leasing services, Property management services, construction supervision services or Property disposition services provided for in Sections 8.4.8, 8.4.9, 8.4.10 and 8.4.12 of this Agreement shall be provided by the Managing Member only in extraordinary circumstances.

                  8.6 AUTHORITY. All employees and agents of the Fund shall have such authority and perform such duties in the conduct and management of the business and affairs of the Fund as may be designated by the Managing Member and this Agreement.

                  8.7 FIDUCIARY DUTY; STANDARD OF CARE. The Managing Member shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund, whether or not in the Managing Member's possession or control. The Managing Member shall not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Fund. Each person appointed by the Managing Member to perform duties for the Fund will discharge his or her duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he or she reasonably believes to be in the best interests of the Fund.

                  8.8 LIABILITY. To the extent that, at law or in equity, a Member or other Person has duties (including fiduciary duties) and liabilities thereto to the Fund or to another Member or the Managing Member, any such Member or other Person acting under this Agreement shall not be liable to the Fund or to any such other Member for the Member's or other Person's good faith reliance on the provisions of this Agreement. No Member or any other Person shall be liable for any monetary damages to the Fund for any breach of such duties except for receipt of a financial benefit to which the Member or other Person is not entitled, voting for or assenting to a Distribution to Members in violation of this Agreement or the Limited Liability Company Law, a knowing violation of law, participation in tortious conduct or pursuant to a written agreement or contractual obligation other than this Agreement entered into by the Member.

                  8.9 OTHER INTERESTS. Subject to Sections 9.4 and 9.5 and applicable law, each of the Members may engage in or possess an interest in other business ventures (unconnected with the Fund) of every kind and description, independently or with others including, but not limited to, participation in other limited liability companies and partnerships engaged in the same line of business as the Fund. Neither the Fund nor the Members shall have any rights in and to such independent ventures or the income or profits therefrom by reason of any position in the Fund.

                  8.10     PROHIBITED ACTS.

                           8.10.1.  TAX ELECTION.  The Managing Member is
prohibited from electing corporate tax classification status.

                           8.10.2.  NO TRADING MARKET FOR UNITS.  The Members
are prohibited from (i) listing, facilitating, or recognizing the trading of Units on an established securities market or (ii) creating for Units or facilitating or recognizing the trading of Units on a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704 and the Regulations promulgated thereunder.


                           8.10.3   REBATES, KICKBACKS AND RECIPROCAL
ARRANGEMENTS. No rebates or give-ups may be received by the Managing Member or its Affiliates nor may the Managing Member or its Affiliates participate in any reciprocal business arrangements which would circumvent the restrictions on Managing Member imposed by this Agreement.


                           8.10.4   NO PAYMENT FOR INVESTMENT ADVICE FOR SALE OF
UNITS. The Managing Member and its Affiliates shall not directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of the Units; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling the Units.

                           8.10.5   CONTRACTING AWAY FIDUCIARY DUTY.  The
Managing Member shall not permit the Fund or its Unitholders to contract away the fiduciary duty owed to the Unitholders by the Managing Member under common law.

         9.       INVESTMENT OBJECTIVES AND POLICIES

                  9.1 DUTIES AND RESPONSIBILITIES; INVESTMENT ALLOCATION. It shall be the duty of the Managing Member to ensure that the purchase, sale, retention and disposal of the Fund's Properties, and the investment policies of the Fund and the limitations thereon or amendment thereof are at all times consistent with such policies, limitations and restrictions as are contained in this Article 9. Except as specifically restricted in this Agreement, the investment objectives and policies of the Fund shall be controlled by the Managing Member, which has the power to modify or alter such policies without the consent of the Members.

                  9.2 PROHIBITED INVESTMENTS AND ACTIVITIES. Unless approved by the Members of the Fund in the manner provided in Section 3.11, the Fund shall commit funds to investment in Properties and shall further be subject to the following restrictions:

                           9.2.1.   Prior to acquisition of Properties, and with
respect to reserves and any other uninvested funds of the Fund, the Fund may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as (i) government obligations,
(ii) bank accounts or certificates of deposit, (iii) short-term debt obligations and interest-bearing accounts all of which are insured, guaranteed, or issued by the United States Government and (iv) money market funds investing solely in government-backed securities. No funds shall be commingled with those of other Persons.

                           9.2.2.   No investment shall be made in mortgages,
trust deeds and other similar obligations.

                           9.2.3.   The Fund shall not reinvest Net Cash Flow
from Operations or Net Sale Proceeds.

                           9.2.4.   Investments by the Fund in Properties other
than multi-tenant industrial properties shall be prohibited. The Fund may invest in properties through general partnerships, limited liability companies or joint ventures with non-Affiliates that own or operate one or more properties if the Fund (i) acquires a controlling interest in the general partnerships, limited liability companies or joint ventures, (ii) such entities have similar investment objectives, (iii) the entities have identical sponsor compensation and no duplication of fees, (iv) the investment of the Fund and other entity will be on substantially the same terms and conditions, and (v) the Fund has the right of first refusal to buy the property if the other entity decides to sell the property.

                           9.2.5.   All Property purchases by the Fund will be
supported by an appraisal.


                           9.2.6.   The Fund will not invest more than
$10,000,000 in any one Property.


                           9.2.7.   The Fund shall not purchase or lease any
properties from, or sell or lease properties to the Managing Member or its Affiliates or any entity affiliated with or managed by any of them.

                           9.2.8.   The Fund shall not make loans to the
Managing Member or its Affiliates or to any other person or entity.

                           9.2.9.   The Fund shall not repurchase Units.

                           9.2.10.  The Fund shall not pay Acquisition Fees for
any Property which exceed 18% of the Gross Proceeds applicable to such Property or such lesser amount customarily charged in arms' length transactions by persons rendering similar services as an ongoing public activity in the same geographic location and for comparable property.

                           9.2.11   The Fund will not engage in any roll-up
transaction.


                  9.3 BORROWING POLICIES. The Members acknowledge that funds may be required in addition to the Capital Contributions made pursuant to
Section 4.1 hereof in order to meet the operating expenses of the Fund. All additional funds required for such purpose will be obtained from the proceeds of unsecured loans pursuant to such terms, provisions and conditions and in such manner as the Managing Member shall determine. Following completion of the Fund's public offering, the Fund will not borrow funds for any other purpose, including, without limitation, for the purpose of acquiring or holding any Properties. The aggregate borrowings of the Fund for operating expenses will not exceed the greater of $100,000 or five percent of the Capital
Contributions of all Members and will be reviewed by the Managing Member at least quarterly. In the event the Fund borrows money from the Managing Member or an Affiliate of the Managing Member, the Managing Member or Affiliate shall make such loan to the Fund at the Managing Member's or Affiliate's cost of borrowing but not in excess of the cost charged by unrelated lending institutions on comparable loans for the same purpose.


                  9.4 CONFLICTS OF INTEREST. Any Member may engage independently or with others, in other business ventures of any nature and description, whether or not in competition, including, without limitation, the rendering of advice or services of any kind to other investors and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit the Managing Member or any of its Affiliates from dealing, or otherwise engaging in business, with Persons transacting business with the Fund or from providing services relating to the purchase, sale, management, development or operation of real property and receiving compensation therefor; provided that such dealings, business, or provisions of services shall not involve any rebate or reciprocal arrangement that has the effect of circumventing any restriction set forth herein upon dealing with Affiliates of the Managing Member. Neither the Fund nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such ventures, even if such ventures compete with the business of the Fund.

                  9.5 CONFLICT RESOLUTION PROCEDURES. In order to reduce or eliminate certain potential conflicts of interest, the Managing Member hereby agrees to the following restrictions relating to (i) transactions between the Fund and the Managing Member or any of its Affiliates, (ii) certain future offerings, and (iii) allocation of Properties among certain affiliated ventures:

                           9.5.1.   All transactions between the Fund and the
Managing Member or any of its Affiliates for the provision of goods or services to the Fund, other than those specifically provided for in the Operating Agreement, must be evidenced by written agreements which may be terminated without penalty, upon 60 days' prior written notice, by vote of the Members as provided in Section 3.11. The terms of such agreements must be comparable to the terms available from unrelated parties, and the compensation payable thereunder shall be competitive with the amount charged by independent parties for comparable goods or services.

                           9.5.2.   In the event that the Fund and a public or
private entity with which the Managing Member or any of its Affiliates are affiliated have the same investment objectives and structure, and an investment opportunity becomes available which is suitable for both entities and for which both entities have sufficient funds available to invest, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. In determining whether or not an investment opportunity is suitable for more than one investment program, the Managing Member and its Affiliates will examine such factors, among others, as the cash requirements of each investment program, the effect of the acquisition both on diversification of each investment program's investments by geographic area, the size of the investment, the amount of funds available to each investment program, and the length of time such funds have been available for investment.

                           9.5.3.   The Managing Member and its Affiliates have
agreed not to attempt to sell any Property or any interest therein contemporaneously with a property owned by another investment program managed by the Managing Member or any of its Affiliates if the two properties are within a five-mile radius of each other, unless it is believed that a suitable purchaser for each facility can be located.

         10.      INDEMNIFICATION

                  10.1 INDEMNIFICATION. Subject to all of the other provisions of this Article 10, the Fund shall indemnify a Person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the Fund, by reason of the fact that he, she or it is or was a Managing Member of the Fund, or is or was serving at the request of the Fund as a director, officer, partner, trustee, employee or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, her or it in connection with the action, suit or proceeding, if the Person acted in good faith and in a manner he, she or it reasonably believed to be in or not opposed to the best interests of the Fund or its Members, did not breach such Person's fiduciary duties to the Fund and whose actions did not constitute fraud, willful misconduct or gross negligence, and with respect to a criminal action or proceeding, if the Person had no reasonable cause to believe his, her or its conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, itself, create a presumption that the Person did not act in good faith and in a manner which he, she or it reasonably believed to be in or not opposed to the best interests of the Fund or its Members, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his, her or its conduct was not unlawful.

                  10.2 CERTAIN ACTIONS. Subject to all of the provisions of this Article, the Fund shall indemnify a Person who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the Fund to procure a judgment in its favor by reason of the fact that he, she or it is or was a Managing Member or officer of the Fund, or is or was serving at the request of the Fund as a director, officer, partner, trustee, employee or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys' fees, and amounts paid in settlement incurred by the Person in connection with the action or suit, if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Fund or its Members, did not breach such Person's fiduciary duties to the Fund and whose actions did not constitute fraud, willful misconduct or gross negligence. However, indemnification shall not be made for a claim, issue, or matter in which the Person has been found liable to the Fund unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

                  10.3 EXPENSES OF SUCCESSFUL DEFENSE. To the extent that a Person has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 10.1 or 10.2 of this Agreement, or in defense of a claim, issue or matter in the action, suit, or proceeding, he, she or it shall be indemnified against expenses, including actual and reasonable attorneys' fees, incurred by him, her or it in connection with the action, suit or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this
Article 10.

                  10.4 DETERMINATION THAT INDEMNIFICATION IS PROPER. An indemnification under Section 10.1 or 10.2 of this Agreement, unless ordered by a court, shall be made by the Fund only as authorized in the specific case upon a determination that indemnification of the Person is proper in the circumstances because he, she or it has met the applicable standard of conduct set forth in Section 10.1 or 10.2, whichever is applicable. Determination that indemnification is proper shall be made as follows:

                           10.4.1.  MANAGING MEMBER.  For the indemnification
of the Managing Member of the Fund, such determination shall be made only if all of the following conditions shall be satisfied:

                                    10.4.1.1.   The Managing Member has
determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Fund.

                                    10.4.1.2.  Such liability or loss was not
the result of fraud, gross negligence or willful misconduct by the Managing Member.

                                    10.4.1.3.  Such indemnification or
agreement to hold harmless is recoverable only out of the assets of the Fund and not from the Members.

                                    10.4.1.4.  Such determination shall be
made in either of the following ways: (A) by independent legal counsel in a written opinion; or (B) by the Members pursuant to Section 3.11.

         If and only to the extent prohibited by applicable law, indemnification will not be allowed on any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws associated with the offer and sale of the Fund's Units. Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits if (1) there has been a successful adjudication of the merits of each count involving alleged securities law violations as to the indemnitee or (2) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the indemnitee or (3) a court of competent jurisdiction approves the settlement of the claims against the indemnitee and finds that indemnification of the settlement and related costs should be made and prior to seeking such approval, the court has been apprised that the California Commissioner of Corporations and the Securities and Exchange Commission believes that indemnification for violations of securities law violates the California Corporate Securities Law of 1968 and the Securities Act of 1933 and is against public policy and therefore unenforceable.

                           10.4.2.  OTHERS.  For the indemnification of all
Persons other than the Managing Member of the Fund, such determination shall be made in any of the following ways: (A) by the Managing Member provided the Managing Member was not a party to the action, suit or proceeding; (B) by independent legal counsel in a written opinion; or (C) by the Members pursuant to Section 3.11.

                  10.5 INDEMNIFICATION FOR PORTION OF EXPENSES. If a Person is entitled to indemnification under Section 10.1 or Section 10.2 of this Agreement for a portion of expenses including attorneys' fees, judgments, penalties, fines and amounts paid in settlement, but not for the total amount thereof, the Fund may indemnify the Person for the portion of the expenses, judgments, penalties, fines or amounts paid in settlement for which the Person is entitled to be indemnified.

                  10.6 EXPENSE ADVANCES. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Section 10.1 or
10.2 of this Agreement may be paid by the Fund in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Person involved to repay the expenses if it is ultimately determined that the Person is not entitled to be indemnified by the Fund and, in the event of an action initiated by a Unitholder or a third party, provided a court of competent jurisdiction specifically approves such advance. The undertaking shall be by unlimited general obligation of the Person on whose behalf advances are made but need not be secured.

                  10.7 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE FUND. The Fund may, to the extent authorized from time to time by the Managing Member, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Fund to the fullest extent of the provisions of this Article 10 with respect to the indemnification and advancement of expenses of the Managing Member and officers of the Fund.

                  10.8 FORMER MANAGING MEMBERS, OFFICERS, EMPLOYEES AND AGENTS. The indemnification provided in the foregoing sections of this
Article 10 continues as to a Person who has ceased to be a Managing Member, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such Person.

                  10.9 INSURANCE. The Fund may purchase and maintain insurance on behalf of any Person who is or was a Managing Member, officer, employee or agent of the Fund, or who is or was serving at the request of the Fund as a director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Person and incurred by such Person in any such capacity or arising out of such Person's status as such, whether or not the Fund would have power to indemnify such Person against such liability under this Agreement or the laws of the State of California. The Fund will not incur the cost of that portion of liability insurance which insures the Managing Member for any liability for which the Fund is prohibited from indemnifying the Managing Member.

                  10.10 CONTRACT RIGHT TO INDEMNITY. The right to indemnification conferred in this Article 10 shall be a contract right, and shall apply to services of a Managing Member or officer as an employee or agent of the Fund as well as in such Person's capacity as a Managing Member or officer. Except as provided in Section 10.4 of this Agreement, the Fund shall have no obligations under this Article 10 to indemnify any Person in connection with any proceeding, or part thereof, initiated by such Person without authorization by the Managing Member.

                  10.11 EXCLUSIVITY; OTHER INDEMNIFICATION. The indemnification or advancement of expenses provided under this Article 10 is not exclusive of other rights to which a Person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the Fund. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the Person seeking indemnification or advancement of expenses.

                  10.12 AMENDMENT OR DELETION. No amendment or deletion of this Article 10 shall apply to or have any effect on any Managing Member or officer of the Fund for or with respect to any acts or omissions of any such Person occurring prior to such amendment or repeal.

         11.      DISSOLUTION, WINDING UP AND REDEMPTION

                  11.1 DISSOLUTION. The Fund will dissolve and its affairs will be wound up on the first to occur of the following events: (a) December 31, 2010; (b) the entry of a decree of judicial dissolution, as provided under the Limited Liability Fund Law; or (c) by the consent of a majority of the Unitholders by Percentage Interest. None of the events set forth in Section 17350(d) of the Limited Liability Company Law will cause or result in a dissolution of the Fund, and the occurrence of any such events will have no effect on the Fund or its continuing existence. All of the Members are hereby deemed to consent to continue the Fund without interruption upon the occurrence of any such events to the extent that this Agreement is determined not to control whether a dissolution has occurred upon the occurrence of any such events.

                  11.2 WINDING UP. Upon dissolution, the Fund will cease carrying on its business and affairs, will commence the winding up of the Fund's business and affairs, and will complete the winding up as soon as practicable. The Managing Member will control such winding-up process. Upon the winding up of the Fund, the assets of the Fund will be distributed first to creditors to the extent permitted by law in satisfaction of the Fund's debts, liabilities, and obligations, including contingent liabilities for which reserves may be established in the discretion of the Managing Member, and then to the Members in accordance with Article 6 and their relative positive Adjusted Capital Account Balances. Such proceeds will be distributed to such Members as soon as practicable after the date of winding up.

         12.      MISCELLANEOUS PROVISIONS

                  12.1 COUNSEL TO THE FUND. Counsel to the Fund may also be counsel to the Managing Member or any Affiliate of the Managing Member. The Managing Member may execute on behalf of the Company and the Unitholders any consent to the representation of the Fund that counsel may request pursuant to the California Rules of Professional Conduct or similar rules in any other jurisdiction ("Rules"). The Fund has initially selected Oppenheimer Wolff & Donnelly LLP ("Counsel") as legal counsel to the Fund. Each Unitholder acknowledges that Counsel does not represent any Unitholder in the absence of a clear and explicit agreement to such effect between the Unitholder and Counsel, and that in the absence of any such agreement, Counsel will owe no duties directly to a Unitholder. In the event any dispute or controversy arises between any Members and the Fund, or between any Unitholders or the Fund, on the one hand, and the Managing Member (or Affiliate of the Managing Member) that Counsel represents, on the other hand, then each Member agrees that Counsel may represent either the Fund or such Managing Member (or its Affiliate), in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation. Each Unitholder further acknowledges that Counsel has not represented the interests of any Unitholder and hereby waives any conflict of interest with respect to Counsel's representation of the Fund.

                  12.2 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which will constitute one and the same.

                  12.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties and contains all of the agreements among the parties with respect to its subject matter. This Agreement supersedes all other agreements, either oral or written, among the parties with respect to its subject matter.

                  12.4 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement will not affect its other provisions, and this Agreement will be construed in all respects as if such invalid or unenforceable provisions were omitted.

                  12.5 PRONOUNS; STATUTORY REFERENCE. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Limited Liability Company Law or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

                  12.6 POWER OF ATTORNEY. Each Member constitutes and appoints the Managing Member of the Fund with full power of substitution, its true and lawful attorney to make, execute, and acknowledge and file in its name, place and stead:

                           12.6.1.  This Agreement;

                           12.6.2.  Any certificate or other instrument,
including registrations or filings concerning the use of fictitious names and necessary or appropriate filings under the federal and state securities laws;

                           12.6.3.  Documents required to dissolve and
terminate the Fund;

                           12.6.4.  Amendments and modifications to the
Articles or any of the instruments described above;

                           12.6.5.  Amendments and modifications to this
Agreement which have been approved pursuant to the terms hereof; and

                           12.6.6.  All loan and security agreements, notes,
instruments and other similar documents which are necessary or desirable for the Fund to conduct its business as contemplated by this Agreement.

         This power of attorney is coupled with an interest and is irrevocable.

                  12.7 NOTICES. Any notice permitted or required under this Agreement will be conveyed to the party at the address set forth in the books and records of the Fund and will be deemed to have been given when deposited in the United States mail, postage paid, or when delivered in person, by courier, or by facsimile transmission. In the event all notices and distributions sent to a Unitholder have been returned for two consecutive years, the Fund may cease sending notices and distributions to said Unitholder.

                  12.8 BINDING EFFECT. Subject to the provisions of this Agreement relating to disposition of Units, this Agreement will be binding upon and will inure to the benefit of the parties and their distributees, heirs, successors, and assigns.

                  12.9 GOVERNING LAW. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of California.

                  12.10 ATTORNEYS' FEES. If any party commences an action, either arbitration or court proceedings, against any other party arising out of or in connection with this Agreement, the prevailing party or parties shall be entitled to receive from the losing party or parties, both attorney's fees and costs of the arbitration and/or suit as part of the judgment rendered.

         13.      DEFINITIONS

         The following terms used in this Agreement shall have the meanings described below:

         "ACQUISITION FEES" shall mean the total of all fees and commissions paid by any person or entity to any other person or entity in connection with the selection or acquisition of any property, including, without limitation, real estate or other commissions, acquisition fees, finder's fees, selection fees, non-recurring management fees, consulting fees, or any other fees or commissions of a similar nature.

         "ADJUSTED CAPITAL ACCOUNT BALANCE" shall have the meaning given such term in Section 5.7.6.

         "ADJUSTED CAPITAL ACCOUNT DEFICIT" shall mean, with respect to any Member, the deficit balance, if any, in that Person's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments: (a) credit to that Capital Account the amount by which that Person is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Sections 1.704-2(g)(1) and (i)(5) and (b) debit to that Capital Account the items described in paragraphs (4), (5) and (6) in Section 1.704-1(b)(2)(ii)(d) of the Regulations. This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         "AFFILIATE" of another Person shall mean (i) any Person or entity directly or indirectly through one or more intermediaries controlling, controlled by or under common control with another Person or entity, (ii) any Person or entity owning or controlling ten percent (10%) or more of the outstanding voting securities of another Person or entity, (iii) any officer, director, partner or trustee of such Person or entity, and (iv) if such other Person is an officer, director, partner or trustee of a Person or entity, the Person or entity for which such other Person or entity acts in any such capacity.

         "AGREEMENT" shall mean this Operating Agreement, as the same may be amended from time to time.

         "ARTICLES" shall have the meaning given such term in Section 1.1.

         "BANKRUPTCY" shall mean, with respect to the Managing Member, the happening of any of the following:

                  (a) the making of a general assignment for the benefit of creditors;

                  (b) the filing of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing an inability to pay debts as they become due;

                  (c) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating the Person to be bankrupt or insolvent;

                  (d) the filing of a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

                  (e) the filing of an answer or other pleading admitting the material allegations of, or consenting to, or defaulting in answering, a bankruptcy petition filed against the Person in any bankruptcy proceeding;

                  (f) the filing of an application or other pleading or any action otherwise seeking, consenting to or acquiescing in the appointment of a liquidating trustee, receiver or other liquidator of all or any substantial part of the Person's properties;

                  (g) the commencement of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation which has not been quashed or dismissed within 180 days; or

                  (h) the appointment without consent of such Person or acquiescence of a liquidating trustee, receiver or other liquidator of all or any substantial part of such person's properties without such appointment being vacated or stayed within 90 days and, if stayed, without such appointment being vacated within 90 days after the expiration of any such stay.

         "CAPITAL ACCOUNT" shall have the meaning given such term in Section 4.2.1.

         "CAPITAL CONTRIBUTION" as to any Unitholder shall mean $500 multiplied by the number of Units subscribed for by the Unitholder and, as to the Managing Member and Terry G. Roussel, shall mean the $1,000 contributed to the Fund by the Managing Member on or before a specified date. The Capital Contribution of a substituted Unitholder shall be that attributable to the interest in the Fund assigned to such substituted Unitholder.

         "CLOSING" shall mean the date or dates on which purchasers of Units are admitted to the Fund as Members.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.


         "DEALER MANAGER" shall mean Pacific Cornerstone Capital,
Incorporated, or such other Person or entity selected by the Managing Member to act as the dealer manager for the Offering, which Person may be an Affiliate of the Managing Member.


         "DISTRIBUTIONS" shall mean cash or property distributed to the Members arising from their respective interests in the Fund.

         "DUE DILIGENCE EXPENSE ALLOWANCE FEE" shall mean a fee equal to one-half percent (0.5%) of the Gross Proceeds which is payable to the Dealer Manager to cover its due diligence expenses. Such fee may be reallowed in whole or in part to Participating Brokers which sell Units.


         "EARLY INVESTORS' 12% INCENTIVE RETURN" shall mean distributions of Net Cash Flow from Operations in an amount equal to a 12% non-cumulative, non-compounded annual return on a Unitholders' Invested Capital Contribution with respect to the first 6,000 Units sold by the Fund, calculated from the date the purchase price for the Units is deposited in escrow, and for twelve
(12) months thereafter, to the extent that sufficient cash is available to make such distributions, in each case reduced by all prior Distributions of Net Cash Flow from Operations for the current fiscal year and all prior fiscal years. The Early Investors' 12% Incentive Return is in lieu of the Unitholders' 8% Preferred Return during the twelve (12) month period for which it applies. For purposes of determining the Unitholders' 8% Preferred Return pursuant to clause (ii) of Section 6.1.2, the Unitholders' 8% Preferred Return shall include the Early Investors' 12% Incentive Return.


         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW AGENT" shall mean a Southern California bank in Newport Beach, California, which will hold subscribers' funds until the minimum number of Units is sold.

         "FUND" shall mean Cornerstone Realty Fund, LLC, a California limited liability company.

         "GROSS PROCEEDS" shall mean $500 multiplied by the number of Units of the Fund sold through the Offering.

         "INVESTED CAPITAL CONTRIBUTION", as of any date, shall mean the Capital Contribution to the Fund of a Unitholder, increased by the amount of any Volume Discount received by the Unitholder, reduced by all prior Distributions to such Unitholder pursuant to Section 6.1.2(i). Invested Capital Contributions may differ from Capital Accounts, but may not be less than zero.

         "LIMITED LIABILITY COMPANY LAW" shall have the meaning given such term in Section 1.1.

         "MANAGING MEMBER" shall have the meaning given such term in Section
8.1.

         "MARKETING SUPPORT FEE" shall mean a fee equal to two percent (2%) of the Gross Proceeds less $30,000 which is payable to the Dealer Manager in consideration for assisting Participating Brokers in marketing the Units. Such fee may be reallowed in whole or in part to Participating Brokers who sell Units.

         "MEMBER" shall mean the Managing Member and any Unitholder admitted to the Fund as a Member, including any Person admitted to the Fund as a substituted Member in accordance with the

Operating Agreement. "Members" shall mean all Members of the Fund, including the Managing Member and all Unitholders.

         "MINIMUM GAIN" shall have the meaning set forth in Regulation
Section 1.704-2(d)(1).

         "NET CASH FLOW FROM OPERATIONS" shall mean the Net Income or Net Loss for each fiscal year, exclusive of Net Sales Proceeds with respect to gain or loss arising from a Sale, with the following adjustments: (i) there shall be added to such Net Income or Net Loss the amount charged for any deduction not involving a cash expenditure (such as depreciation, amortization and accruals), and any cash receipts (excluding Net Sales Proceeds) or reserves which the Managing Member, in its sole discretion, deems to be available for Distribution; and (ii) there shall be subtracted from such Net Income or Net Loss the amount of any reserves established or maintained by the Managing Member in its sole discretion and any other nondeductible cash items, including expenditures for the acquisition of Properties and, similar capital outlay items, Distributions made to the Members prior to the end of such fiscal year, and, the amount of any and all income not attributable to cash receipts of the Fund (such as accrued accounts receivable).

         "NET INCOME" shall mean the taxable income of the Fund for federal income tax purposes for each taxable year, if any, determined using the accrual method of accounting.

         "NET LOSS" shall mean the taxable loss of the Fund for federal income tax purposes for each taxable year, if any, determined using the accrual method of accounting.

         "NET SALES PROCEEDS" shall mean, in the case of a transaction described in the definition of Sale, the proceeds of any such transaction less the amount of all real estate and other brokerage commissions and closing costs paid by the Fund. In any case in which a Property is sold and the Fund receives a payment as a result thereof, such payment also shall constitute Net Sales Proceeds. Net Sales Proceeds shall not include any reserves established by the Managing Member in its sole discretion.

         "NON-ACCOUNTABLE EXPENSE ALLOWANCE" shall mean a fee equal to one percent (1%) of the Gross Proceeds which is payable to the Dealer Manager as reimbursement of its costs incurred in selling the Units. Such fee may be reallowed in whole or in part to Participating Brokers which sell Units.

         "OFFERING" shall have the meaning given such term in Section 3.1.

         "ORGANIZATIONAL AND OFFERING EXPENSES" shall mean any and all costs and, expenses, exclusive of Selling Commissions and the Due Diligence and Marketing Support Fee payable to the Dealer Manager, incurred by the Fund, the Managing Member, or its Affiliates in connection with the formation, qualification, organization, and registration of the Fund and the marketing and distribution of Units, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; facsimile and telephone costs; and all advertising and marketing expenses including the costs related to broker-dealer sales meetings, including the salary and benefits of one employee of Cornerstone Ventures, Inc. solely dedicated to identifying and communicating with the Participating Brokers.

         "PARTICIPATING BROKERS" shall mean those broker-dealers that are members of the National Association of Securities Dealers, Inc., and that enter into participating broker agreements with the Dealer Manager to sell Units. The Dealer Manager will be considered a Participating Broker to the extent it sells Units directly to investors.

         "PERCENTAGE INTEREST" shall mean the percentage set forth in the books and records of the Fund, and identified as such Member's Percentage Interest, as the same may be increased or decreased from time to time pursuant to the provisions of this Agreement. Such Percentage Interest is calculated with respect to any Member by dividing the Units held by such Member by the total Units issued and outstanding and held by all the Members. The total Percentage Interest held by the Members shall always equal 100%. The Managing Member shall have no Percentage Interest with respect to its interest as Managing Member, but it may own Units and hold a Percentage Interest in the Fund with respect thereto.

         "PERSON" shall mean any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

         "PROPERTY" or "PROPERTIES" shall mean the land, buildings and improvements, and related personal property, if any, which the Fund acquires.

         "PROSPECTUS" shall have the meaning given such term in Section 3.1.

         "PUBLIC OFFERING EXPENSES" shall mean all expenses incurred by the Fund in connection with the preparation and filing of the Form S-11 registration statement by the Fund under the Securities Act of 1933, as amended, and the sale of Units pursuant to said registration statement.

         "QUALIFIED PLANS" shall mean qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and individual retirement accounts.

         "REGULATORY ALLOCATIONS" shall have the meaning given such term in
Section 5.7.5.

         "SALE" shall mean any transaction or series of transactions whereby the Fund sells, grants, transfers, conveys, or relinquishes its ownership and/or interest in any Property or any portion thereof, including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards.

         "SELLING COMMISSIONS" shall mean the sales commissions payable to the Dealer Manager in connection with the sale of Units as described in the Prospectus equal to eight percent (8%) of the first $3,000,000 of Gross Proceeds and seven percent (7%) of Gross Proceeds thereafter, subject to reduction under certain circumstances.

         "TREASURY REGULATIONS" or "REGULATIONS" shall mean those final, temporary and proposed regulations promulgated by the United States Treasury Department interpreting and implementing various provisions of the Code, as amended.

         "UNIT" shall mean the membership interest of a Unitholder in the Fund which is represented by a Capital Contribution of $500. Where applicable, "Units" shall mean multiple or fractional Units held by a Unitholder.

         "UNITHOLDER" shall mean any Person that owns Units, including the Managing Member with respect to Units, if any, owned by it.

         "UNITHOLDERS' 8% PREFERRED RETURN" shall mean (i) in the case of distributions of Net Cash Flow from Operations, an amount equal to an 8% non-cumulative, non-compounded annual return on a Unitholder's Invested Capital Contribution, and (ii) in all other cases, an amount equal to an 8% cumulative, non-compounded annual return on a Unitholder's Invested Capital Contribution, in each case calculated from the date a Unitholder acquires the Units and the Capital Account attributable to such Unitholder is established, to the extent that sufficient cash is available to make such Distributions, in each case reduced by all prior Distributions of Net Cash Flow from Operations and of Net Sales Proceeds for the current fiscal year and all prior fiscal years other than those prior Distributions made as a return of an Unitholder's Invested Capital Contribution pursuant to Section 6.1.2(i).

         IN WITNESS WHEREOF, the parties have executed this Agreement, to be effective on the date first above written.

                                    "MANAGING MEMBER"

                                    CORNERSTONE INDUSTRIAL PROPERTIES, LLC,
                                    a California limited liability company


                                    By:  Cornerstone Ventures, Inc., a
                                         California corporation
                                         Its Manager


                                         By:  /S/ TERRY G. ROUSSEL
                                              ---------------------------------
                                              Terry G. Roussel, President




                                    "UNITHOLDERS"


                                    By:  Cornerstone Industrial Properties, LLC,
                                         a California limited company, the
                                         Managing Member, as attorney-in-fact
                                         for the Unitholders set forth in the
                                         books and records of the Fund,
                                         pursuant to Section 12.6 and each such
                                         Unitholder's  Subscription Agreement

                                    By:  Cornerstone Ventures, Inc., a
                                         California corporation,
                                         Its Manager


                                         By:  /S/ TERRY G. ROUSSEL
                                              ---------------------------------
                                              Terry G. Roussel, President

                                   EXHIBIT "B"


                                                                   June 12, 2000


                                   OPINION OF
                             COUNSEL WITH RESPECT TO
                       MATERIAL FEDERAL INCOME TAX MATTERS


Cornerstone Realty Fund, LLC
4590 MacArthur Blvd., Suite 610
Newport Beach, CA  92660

         Re:      CORNERSTONE REALTY FUND, LLC

Ladies and Gentlemen:

         You have requested our opinion concerning the material federal income tax aspects of the offering and sale of Units of limited liability company interest in Cornerstone Realty Fund, LLC, a California limited liability company (hereinafter referred to as the "Fund"), which has Cornerstone Industrial Properties, LLC, a California limited liability company, as managing member (the "Managing Member"), all as described in the Registration Statement on Form S-11 filed with the Securities and Exchange Commission on or about April 20, 1999, as amended (as amended, the "Registration Statement"), and the Prospectus included therein (as amended, the "Prospectus"). Capitalized terms used herein shall have the meaning ascribed to them in the "Glossary" section of the Prospectus or as set forth in Article 14 of the Operating Agreement of the Fund included as Exhibit A to the Prospectus. Any reference to a "partnership" or to a "partner" in the discussion which follows includes a limited liability company, such as the Fund, classified as a partnership for federal income tax purposes and the members, such as the Managing Member and Unitholders, thereof.

         In order to render our opinion, we have reviewed and relied upon (a) an executed copy of the Articles of Organization of the Fund dated October 28, 1998; (b) the Prospectus; and (c) representations of the Managing Member provided herein and as disclosed in the Prospectus, including, INTER ALIA, that: (i) all statements and information in the Prospectus are accurate and complete; and (ii) the Fund will be operated in a business-like manner and substantially in accordance with the Operating Agreement and Prospectus. We have assumed the accuracy of the representations contained in the Prospectus, that the Operating Agreement will be executed substantially in the form included as Exhibit "A" to the Prospectus and that the Fund will be operated in accordance with the provisions of the Operating Agreement. We have also relied upon, and based our interpretation on, pertinent provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including Temporary and Proposed Regulations) promulgated thereunder ("Regulations"), existing judicial decisions, and current administrative rulings and procedures issued by the Internal Revenue Service ("IRS"), all of which are subject to change, with or without retroactive application, by legislation, administrative action and judicial decision. Any changes in the facts assumed hereunder or in the Code or Regulations made subsequent to the date of this opinion could materially affect the statements made herein and have adverse effects on the income tax consequences of investing in the Fund.

         This opinion is strictly subject to all of the terms, conditions and limitations set forth herein, and all references to this opinion contained in the Prospectus are expressly qualified by reference to the entirety of this opinion. Further, this opinion is directed primarily to individual taxpayers who are citizens of the United States. No opinion is given with respect to federal income tax aspects of the offering which depend upon a Unitholder's particular financial or tax circumstances, and no opinion is

Managing Member
June 12, 2000
Page 2


given with respect to the federal income tax consequences to any new Unitholder substituted for a Unitholder. Foreign, state or local tax consequences are not generally addressed herein. The opinions expressed herein also do not extend to a continuation of operations following the resignation or removal of the Managing Member.

         In giving this opinion, we have considered and attempted to follow the guidelines of Formal Opinion 346 (revised) of the American Bar Association Standing Committee on Ethics and Professional Responsibility issued January 29, 1982, which requires that an attorney should, if possible, state his or her opinion as to the probable outcome on the merits of each material tax issue, I.E., each issue that would have a significant effect in sheltering income from sources other than the Fund from federal income taxes by providing deductions to investors in excess of the income of the Fund. In this regard, it should be noted that Section 9.3 of the Operating Agreement prohibits the Fund from borrowing funds for the purpose of acquiring or holding any Properties; accordingly, the Managing Member does not intend for an investment in the Fund to be a tax shelter.

         Our opinion addresses each material tax issue that involves a reasonable possibility of challenge by the IRS for which a legal opinion can be given at this time; however, it should be noted that this opinion is not a representation or a guarantee that the tax results opined to herein or described in the Prospectus will be achieved. This opinion has no binding effect or official status of any kind, and no assurance can be given that the conclusions reached in this opinion would be sustained by a court if contested by the IRS. FOR PURPOSES OF OUR OPINION, ANY STATEMENT THAT IT IS "MORE LIKELY THAN NOT" THAT ANY TAX POSITION WILL BE SUSTAINED MEANS THAT IN OUR JUDGMENT AT LEAST A 51% CHANCE OF PREVAILING EXISTS IF THE IRS WERE TO CHALLENGE THE ALLOWABILITY OF SUCH TAX POSITION AND THAT CHALLENGE WERE TO BE LITIGATED AND JUDICIALLY DECIDED.

SUMMARY OF OPINIONS

         In reliance on the representations and assumptions described herein and in the Prospectus, and subject to the qualifications set forth herein and in the Prospectus, we are of the opinion that the following material tax issues are all of the material tax issues relevant to an investor for which an opinion can be given and such material tax issues are more likely than not (except for items (1), (2) and (4) below as to which we express an unqualified opinion) to have a favorable outcome on the merits for federal income tax purposes if challenged by the IRS, litigated and judicially decided:

         (1) The Fund will be classified as a "partnership" for federal income tax purposes and not as an "association taxable as a corporation";

         (2) The Fund will not be classified as a "publicly traded partnership" taxable as a corporation under Section 7704 of the Code since the Operating Agreement limits transfers of Units, and the Fund is expected to satisfy certain trading safe harbors from "publicly traded partnership" status as adopted by the IRS;

         (3) A Unitholder's interest in the Fund will be treated as a passive activity; and Net Income will be considered income from a passive activity subject to the potential issuance of Regulations that could classify Fund income as non-passive income;

Managing Member
June 12, 2000
Page 3


         (4) Fund items of income, gain, loss, deduction and credit will, pursuant to Section 704(b) of the Code and the related Regulations, be properly allocated among the Managing Member and the Unitholders, assuming such allocations are made substantially in accordance with the allocation provisions of the Operating Agreement; and

         (5) The Fund is not currently required to register as a tax shelter with the IRS under Section 6111 of the Code prior to the offer and sale of the Units based upon the Managing Member's representation that the "tax shelter ratio" with respect to an investment in the Fund, as defined in the Code and Regulations, will not exceed 2 to 1 for any investor as of the close of any year in the Fund's first five calendar years.

         As of the date of this opinion, no Properties have been acquired by the Fund, nor has the Fund entered into any contracts to acquire Properties. Therefore, it is impossible at this time for us to opine on the application of federal income tax laws to the specific facts which will exist when Properties are acquired by the Fund.

         In summary, we are of the opinion that, in the aggregate, substantially more than one-half of the material federal income tax benefits contemplated by the Prospectus, in terms of their financial impact on a typical investor, will more likely than not be realized by an investor in the Fund.

         We are unable to form opinions as to the probable outcome of the following potentially material tax aspects of the transactions described in the Prospectus if challenged by the IRS, litigated and judicially decided, because of the lack of any actual facts on which to base such opinion or such issues requiring a factual determination that is not susceptible to a legal analysis:

         (i) The amount and timing of any depreciation or cost recovery deductions available to the Fund;

         (ii) The deductibility of and timing of deductions for certain payments made by the Fund, including but not limited to fees paid to the Managing Member and its affiliates;

         (iii) The tax consequences of an investment in the Fund by qualified plans and other tax-exempt entities;

         (iv)     The tax consequences of a sale of Fund Properties;


         (v) Whether the Fund might be considered a "dealer" in Fund properties or whether such properties should be treated as held for investment;


         (vi)     The tax consequences of a sale of Fund Units;


         (vii) Capital gain or loss characterization and applicable tax rates;


         (viii)   The tax consequences upon dissolution of the Fund;


         (ix)     The tax consequences to foreign investors;

Managing Member
June 12, 2000
Page 4


         (x)      The state or local tax consequences to investors;


         (xi)     Applicability of Fund-level audit rules;


         (xii) Whether the Fund is a "tax-shelter" for purposes of investors seeking to avoid application of the accuracy-related penalty provisions of the Code; and




         (xiii) Federal penalties potentially applicable to understatements of tax liability by investors.


         The IRS may also attempt to disallow or limit some of the tax benefits derived from an investment in the Fund by applying certain provisions of the Code at the individual or Unitholder level rather than at the Fund level. No opinion is given herein as to the tax consequences to Unitholders with regard to any material tax issue which is determined at the individual or Unitholder level and which is dependent upon an individual Unitholder's tax circumstances, including but not limited to, issues relating to the alternative minimum tax, investment interest limitations or the application of Section 183 of the Code.


DISCUSSION

         1.       FUND CLASSIFICATION (GENERALLY).


         The availability of the income tax attributes of the Fund's activities to the Unitholders depends upon the classification of the Fund as a "partnership" for federal income tax purposes and not as an "association taxable as a corporation." In the event that the Fund, for any reason, were to be treated for federal income tax purposes as an association taxable as a corporation, the Unitholders of the Fund would be treated as shareholders of a corporation with the following results, among others: (a) the Fund would become a taxable entity subject to the federal income tax imposed on corporations; (b) items of income, gain, loss, deduction and credit would be accounted for by the Fund on its own federal income tax return and would not flow through to the Unitholders; and (c) distributions of cash would generally be treated as dividends taxable to the Unitholders at ordinary income rates, to the extent of current or accumulated earnings and profits of the Fund, and would not be deductible by the Fund in computing its income tax.


         The Fund has been formed as a "limited liability company" under California law. A California limited liability company is considered an "eligible entity" under Treasury Regulations classifying business entities. Since its formation, the Fund has had at least two members. Under current Treasury Regulations, a newly formed domestic eligible entity that has two or more owners will automatically qualify for "partnership" tax classification status, subject to other Code provisions that could alter such "default" classification, such as the publicly traded partnership rules described below.

Managing Member
June 12, 2000
Page 5

Treas. Regs. Section 301.7701-3(b)(1)(i). If this default classification as a partnership is not acceptable, or the entity desires to change its classification, a domestic eligible entity may elect to be classified as a corporation for federal income tax purposes. SEE Treas. Regs. Section 301.7701-3(c)(1)(i). The Fund, as a California limited liability company, has been formed as a qualifying domestic eligible entity, and, accordingly, it automatically will default to "partnership" classification status, subject to other Code provisions that could alter such "default" classification, such as the publicly traded partnership rules described below. Moreover, the Operating Agreement of the Fund prohibits the Managing Member from electing corporate classification status. Accordingly, it is our opinion that, subject to the assumptions set forth below in the discussion regarding "publicly traded partnerships," the Fund will be classified as a "partnership" and not as an "association taxable as a corporation" for federal income tax purposes if such issue were challenged by the IRS, litigated and judicially decided. The Fund will not seek a ruling from the IRS that it will be treated as a partnership for federal income tax purposes.


         In rendering this opinion, we have relied specifically upon the fact that the Fund is duly organized and in good standing as a limited liability company under the laws of the State of California. This opinion is also premised expressly on the representation by the Managing Member that the Fund will be organized and operated strictly in accordance with the provisions of the Operating Agreement.

         2.       Fund Classification (Status as a Publicly Traded
Partnership).


         Section 7704 of the Code provides that even though an entity may generally be treated as a "partnership" under Section 7701(a) of the Code, entities which are deemed to be "publicly traded partnerships" will nonetheless be treated as corporations, rather than as partnerships, for federal income tax purposes, with the adverse income tax consequences to the Unitholders as described above. Under Section 7704(b), a publicly traded partnership is defined as any partnership (or entity otherwise taxable as a partnership) whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof).


         The IRS has issued Regulations under Section 7704 (the "Section 7704 Regulations") that set forth limited safe harbors from the definition of a publicly traded partnership, at least two of which may be applicable to the Fund. First, interests in a partnership (or entity otherwise taxable as a partnership) will not be considered readily tradable on a secondary market or the substantial equivalent thereof if the partnership does not participate in the establishment of the market or the inclusion of its interests thereon and the partnership does not recognize any transfers made on the market by (i) redeeming the transferor partner (in the case of a redemption or repurchase by the partnership), or (ii) admitting the transferee as a partner or otherwise recognizing any rights of the transferee, such as a right of the transferee to receive partnership distributions (directly or indirectly) or to acquire an interest in the capital or profits of the partnership. Second, interests in a partnership (or entity otherwise taxable as a partnership) will not be considered readily tradable if, for any taxable year of the partnership, the sum of the percentage interests in partnership capital or profits represented by partnership interests that are sold or otherwise disposed of during the taxable year, other than "disregarded transfers," does not exceed two percent (2%) of the total interests in partnership capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan, block transfers (which are defined as transfers by a partner and any persons related to such partner during any 30 calendar day period of partnership interests representing more than two percent (2%) of the total interests in a partnership's capital or profits), and transfers not recognized by the partnership. The Section 7704 Regulations further provide that the failure to satisfy a safe harbor provision under the Regulations

Managing Member
June 12, 2000
Page 6

will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all of the facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

         An exception from "publicly traded partnership" status also exists under Code Section 7704(c) for certain partnerships where ninety percent (90%) or more of their gross income consists of certain "qualifying" passive types of income (including interest, dividends, certain real property rents and gain from the sale or other disposition of real property (including property described in Section 1221(1) of the Code), and gain from the sale or disposition of capital assets (or property described in Code Section 1231(b))) held for the production of any such qualifying income, among other items. The term "real property rent" for these purposes means amounts which would qualify as rent from real property under Section 856(d) of the real estate investment trust rules, as modified. In addition, "qualifying" income includes any income that would qualify as appropriate real estate investment trust income under Code Section 856(c)(2). Such income generally includes interest, dividends, rents, gains from the sale of securities or real estate assets, property tax refunds and foreclosure property income. According to the legislative history of Section 7704, qualifying income does not include real property rents which are contingent on the profits of the lessees or income from the rental or lease of personal property. H.R. Rep. No. 495, 100th Cong., 1st Sess. 947, reprinted in 1987 U.S. Code Cong. & Ad. News 2313-1693. Since a significant portion of the Fund's gross income will consist of rental income from commercial real estate, the Fund may also meet the exception from publicly traded partnership status set forth in Code
Section 7704(c) due to its receipt of such qualifying income in the amount of ninety percent (90%) or more of its gross income. Nevertheless, the Fund intends to restrict trading in Units in such a manner as to qualify for the various regulatory trading safe harbors from "publicly traded partnership" status irrespective of the amount and/or nature of its gross income. It should also be noted that if only the qualifying income exception is relied upon by the Fund to avoid publicly traded partnership status, the passive activity rules, pursuant to Code Section 469(k), will be applied separately with respect to the Fund, thus, for example, preventing Fund passive income, if any, from being offset against passive activity losses from other sources.


         The Managing Member has represented that Units in the Fund, when issued, will not be traded on an established securities market or a secondary market or the substantial equivalent thereof. Further, the Managing Member has represented that it does not intend to cause the Units to be traded on an established securities market or a secondary market in the future. Moreover, the Operating Agreement limits Unit transfers of all types to transfers of Units which satisfy an applicable secondary market safe harbor contained in the Section 7704 Regulations (or which satisfy any other applicable safe harbor from "publicly traded partnership" status adopted by the IRS). The Managing Member has represented that the Fund will be operated strictly in accordance with the Operating Agreement and that it will void any transfers or assignments of Units if it believes that such transfers or assignments will cause the Fund to be treated as a publicly traded partnership under the
Section 7704 Regulations or any Regulations adopted by the IRS in the future.


         Based on (i) the items set forth above, (ii) the Fund being operated in accordance with the Operating Agreement, (iii) the representations of the Managing Member that the Fund Units will be issued in a transaction registered under the Securities Act, (iv) the representations of the Managing Member that the Units in the Fund will not be traded on an established securities market, and (v) the covenant of the Managing Member that it will take all actions necessary to prevent the interests in the Fund from being traded on a secondary market or the substantial equivalent thereof,

Managing Member
June 12, 2000
Page 7

we are of the opinion that the Fund will not be treated as a "publicly traded partnership" for federal income tax purposes if such issue were challenged by the IRS, litigated and judicially decided. There can be no assurance, however, that the IRS will not successfully contend that the Fund should be treated as a publicly traded partnership based on, for example, the recognition of transfers in contravention of the Operating Agreement, the actions of third parties not within the control of the Managing Member or the Fund, the ineffectiveness of the provisions of the Operating Agreement designed to avert the creation of a secondary market (or the substantial equivalent thereof), or the Fund failing to generate sufficient qualifying gross income to avoid such status.

         The Managing Member has also represented that it intends to operate the Fund such that at all times more than 90% of the gross income of the Fund will be derived from interest, real property rents (excluding rents which are contingent on the profits of the lessees and rents from rental of personal property) and gains from the sale of real property in an attempt to qualify for the 90% qualifying income exception. Hence, even if the Fund were deemed to be a publicly traded partnership due to excessive trading outside of the available safe harbors, assuming the Fund is operated in accordance with its stated investment objectives, the qualifying income exception should be satisfied by the Fund and, therefore, the Fund should not be treated as a corporation for federal income tax purposes by reason of the exemption for such qualifying income.

         The remaining summary of federal income tax consequences in this Opinion assumes that the Fund will be classified as a "partnership" for federal income tax purposes. Accordingly, if, as anticipated, the Fund is treated as a partnership for federal income tax purposes, the Fund will not be treated as a separate taxable entity subject to federal income tax, but instead each Unitholder will be required to report on such Unitholder's federal income tax return for each year a distributive share of the Fund's items of income, gain, loss, deduction or credit for that year, without regard to whether any actual cash distributions have been made to the Unitholder.

         3.       LIMITATIONS ON DEDUCTION OF FUND LOSS.

         The Managing Member anticipates that the Fund will produce taxable income in each year of operations and that Unitholders generally will not be allocated losses. There can, of course, be no assurance that such objective can be achieved in any fiscal year of the Fund. Anticipated operating income may not materialize due to reduced rental income with respect to the Properties or increased or unanticipated expenses. Moreover, losses could arise upon the disposition of any Properties at a loss that is in excess of taxable income from operations in the year of such loss. The ability of a Unitholder to utilize any losses in a year, should a loss be allocated to a Unitholder, is determined by applying the following three limitations dealing with basis, at-risk and passive losses. Because of the Fund's investment criteria of acquiring Properties on an all-cash basis, without so-called "leverage," it is not expected that the Fund will generate significant losses in excess of a Unitholder's basis or amount at risk in the Fund (I.E., its Capital Contribution). Even where the basis and at-risk rules do not limit losses allocated to the Unitholders, it is anticipated, however, that the passive loss rules will apply to limit the deductibility of any allocated loss.

Managing Member
June 12, 2000
Page 8


                  (a)      BASIS LIMITATIONS.

         A Unitholder may not deduct his share of Fund losses and deductions in excess of the adjusted basis of his Fund interest determined as of the end of the taxable year. I.R.C. Section 704(d). Losses which exceed a Unitholder's basis will not be allowed but may be carried over indefinitely and claimed as a deduction in a subsequent year to the extent that such Unitholder's adjusted basis in his Units has increased above zero. ID. A Unitholder's adjusted basis in his Units will include his cash investment in the Fund along with his pro-rata share of any Fund liabilities. I.R.C. Sections 722 and 752(a). A Unitholder's basis in his Units will be increased by his distributive share of the Fund's Net Income and decreased (but not below zero) by his distributive share of the Fund's Net Loss and by the amount of any cash Distributions which are made to him. I.R.C. Section 705. A cash distribution to a Unitholder will constitute a return of capital to the extent of the basis of his Units and, in the event that a Unitholder has no remaining basis in his Units, will generally be taxable to him as gain from the sale of his Units.

                  (b)      AT-RISK LIMITATIONS.

         The deductibility of Fund Net Loss is limited further by the "at risk" limitations in the Code. I.R.C. Section 465(a). Unitholders who are individuals, estates, trusts and certain closely-held corporations are not allowed to deduct Fund losses in excess of the amounts which such Unitholders are considered to have "at risk" at the close of the Fund's year. ID. A Unitholder's amount "at risk" will include the amount of his cash Capital Contribution to the Fund plus his pro-rata share of "qualified nonrecourse financing" of the Fund, if any. I.R.C. Section 465(b). Qualified nonrecourse financing is defined to mean nonrecourse financing provided by a person unrelated to the taxpayer which is actively and regularly engaged in the business of lending money (other than a person from whom the property was purchased). I.R.C. Section 465(b)(6). Unless and until the Fund incurs any such financing, which is not expected, only the cash Capital Contribution of a Unitholder will be taken into account when determining such Unitholder's amount "at risk." A Unitholder's amount "at risk" is reduced by his allocable share of Fund Net Loss and by Fund Distributions and increased by his allocable share of Fund Net Income. Any deductions disallowed to a Unitholder under this limitation may be carried forward indefinitely and utilized in subsequent years to the extent that the Unitholder's amount "at risk" is increased in those years.

                  (c)      PASSIVE LOSS LIMITATIONS; PASSIVE INCOME.

         The Code substantially restricts the ability of many taxpayers (including individuals, estates, trusts, certain closely-held corporations and certain personal service corporations) to deduct losses derived from so-called "passive activities." I.R.C. Section 469(a). Passive activities generally include any activity involving the conduct of a trade or business in which the taxpayer does not materially participate (including the activity of a limited liability company in which the taxpayer is a member) and certain rental activities (including the rental of real estate). I.R.C. Section 469(c). Based on the above-cited authority, we are of the opinion that a Unitholder's interest in the Fund will be treated as a passive activity, for those Unitholders not affiliated with or employed by the Managing Member, if such issue were challenged by the IRS, litigated and judicially decided. Such determination may limit a Unitholder's ability to claim a current deduction for losses, if any, of the Fund. In addition, the ability of Unitholders to treat income of the Fund as passive income is discussed below and subject to a separate opinion described below.

Managing Member
June 12, 2000
Page 9

         Generally, losses from passive activities are deductible only to the extent of a taxpayer's income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income and "portfolio income," which includes nonbusiness income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. I.R.C. Section 469(e)(1). Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years. I.R.C. Section 469(f). Upon a taxable disposition of a taxpayer's entire interest in a passive activity to an unrelated party, suspended passive losses with respect to that activity will then be allowed as a deduction against: (i) first, any remaining income or gain from that activity including gain recognized on such disposition; (ii) then, net income or gain for the taxable year from other passive activities; and (iii) finally, any other non-passive income or gain. I.R.C. Section 469(g). Under the Regulations, suspended losses derived from a specific Fund Property would generally not be available to offset non-passive income or gain following the sale of such Property (other than in liquidation of the Fund) because similar real estate undertakings under common control and ownership of a pass-through entity such as the Fund are generally aggregated into a single "activity" for purposes of these rules; hence, the sale of a single Fund property not in liquidation of the Fund would not be treated as a disposition of the entire interest of a Unitholder in the passive activity.

         In the case of entities which are deemed to be publicly traded partnerships, the Code provides that the passive activity loss rules are applied separately with respect to items attributable to a publicly traded partnership. I.R.C. Section 469(k). Accordingly, if the Fund were deemed to be a publicly traded partnership, Fund Loss, if any, would be available only to offset future non-portfolio income of the Fund. H.R. Rep. No. 495, 100th Cong., 1st Section 951, reprinted in 1987 U.S. Code Cong. & Ad. News 2313-1697.


         If the Fund is successful in achieving its investment and operating objectives, the Unitholders are likely to be allocated Net Income from the Fund. To the extent that a Unitholder's share of the Fund's Net Income constitutes income from a passive activity (as described above), such income may generally be offset by the Unitholder's net losses and credits from investments in other passive activities unrelated to the Fund.


         Assuming (i) the Properties are acquired and operated in the manner described in the Prospectus, (ii) the Properties are owned for federal income tax purposes by the Fund, and (iii) the Fund is not viewed as a "publicly traded partnership" within the meaning of Code Section 469(k), we are of the opinion that it is more likely than not that an individual Unitholder's share of the Fund's Net Income will be net income or gain from a "passive activity," as defined in Section 469 of the Code, which passive income can generally be offset by a Unitholder's net losses and credits from other passive activities, if such issue were challenged by the IRS, litigated and judicially decided. Our opinion is issued on a "more likely than not" basis due to the implicit threat issued by the Treasury to promulgate regulations that would treat certain passive income streams as "portfolio" income, rather than "passive" income, as referenced in the last sentence of this paragraph, and the possibility that the Service could adopt such a position even if such Regulations are never promulgated. This opinion does not apply to income that is attributable to (i) the investment by the Fund in liquid investments, such as certificates of deposit or money-market funds prior to an investment in Properties, or to Distributions of Net Cash Flow from Operations or Net Sales Proceeds to the Unitholders, or (ii) the investment, in interest bearing accounts or otherwise, of amounts held as working capital, as security deposits, or in reserve. Such income described in the preceding sentence constitutes, for purposes of Section 469, "portfolio income" which CANNOT be offset by losses from passive activities. Moreover, if the Fund is a "publicly

Managing Member
June 12, 2000
Page 10

traded partnership" within the meaning of Code Section 469(k), any income from the Fund cannot offset losses from other passive activities and will be treated in a manner similar to portfolio income. You should also be aware that the Treasury Department has been given broad authority to issue Regulations defining income that does not constitute passive activity income, and no assurance can be given that future Regulations promulgated under Code
Section 469 (even if the exception for qualifying income applies), which could be applied to the Fund, will not treat Fund Net Income as income that is not from a passive activity, thereby preventing any setoff of such income against unrelated passive losses or credits. SEE, E.G., Treasury Decision 8175, 53 Federal Register 5686, 5695 (February 25, 1988) (discussing the possibility of issuing prospective Regulations that could characterize certain preferential income rights to partners of a partnership as "portfolio," rather than "passive," income).

         4.       ALLOCATION OF NET INCOME AND NET LOSS.

         Generally, partnership items of income, gain, loss, deduction and credit are allocated among partners as set forth in the relevant partnership agreement pursuant to Section 704(a) of the Code. Section 704(b) provides, however, that if an allocation to a partner under the partnership agreement of income, gain, loss, deduction or credit (or items thereof) does not have "substantial economic effect," such allocation will instead be made in accordance with the partner's interest in the partnership (determined by taking into account all facts and circumstances).

         The Fund has not received an advance ruling with respect to whether its allocations of Net Income or Net Loss will be recognized for federal income tax purposes, and the IRS may attempt to challenge the allocations of Net Income or Net Loss made by the Fund, which challenge, if successful, could adversely affect the Unitholders by changing their respective shares of taxable income or loss.

         The Regulations under Section 704(b) (the "Section 704(b) Regulations") provide that in order to have "economic effect": (i) partners' capital accounts must be determined and maintained in accordance with the
Section 704(b) Regulations; (ii) upon the liquidation of the partnership, liquidating distributions must be made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the partnership's taxable year during which such liquidation occurs; and (iii) if a partner has a deficit balance in his capital account following the liquidation of his interest in the partnership after taking into account all capital account adjustments for the partnership taxable year during which such liquidation occurs, he must be unconditionally obligated to restore the amount of such deficit balance to the partnership. Treas. Reg. Section 1.704-1(b)(2)(ii)(b).

         The Section 704(b) Regulations contain an alternate test for economic effect, however, which sets forth circumstances under which allocations will be deemed to have economic effect without the requirement to restore capital account deficits upon liquidation. Such alternative test provides that an allocation will be considered to have economic effect if the partnership agreement contains provisions satisfying clauses (i) and (ii) above, the partnership agreement contains a "qualified income offset" provision and the allocation in question does not cause or increase a deficit balance in a partner's capital account as of the end of the partnership's taxable year to which such allocation relates. Treas. Reg. Section 1.704-1(b)(2)(ii)(d). In determining whether an allocation causes or increases a deficit balance in a partner's capital account, such partner's capital account must be reduced for distributions that are reasonably expected to be made to such partner to the extent they exceed offsetting increases to such partner's capital account that are reasonably expected to occur during or prior to the partnership taxable years in which distributions reasonably are expected to be made. ID. A partnership agreement contains a

Managing Member
June 12, 2000
Page 11


qualified income offset provision if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution which causes a deficit capital account balance will be allocated items of income and gain (consisting of a pro-rata portion of each item of partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate the deficit balance as quickly as possible.


         The Operating Agreement (which is the Fund's equivalent of a partnership agreement) provides for the determination and maintenance of Capital Accounts pursuant to the Section 704(b) Regulations and provides that liquidation proceeds are to be distributed in accordance with Capital Accounts; however, the Operating Agreement does not contain any provision requiring Unitholders having deficit Capital Accounts to restore the amount of such Capital Account deficits upon liquidation. The Operating Agreement does, however, contain a qualified income offset provision and a provision that prevents the allocation of Net Loss to a Unitholder where such an allocation would cause or increase a deficit Capital Account. The qualified income offset provision in the Operating Agreement provides that in the event that any Unitholder receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes a deficit balance in such Unitholder's Capital Account, such Unitholder will be allocated items of Net Income (consisting of a pro-rata portion of each item of Fund Net Income, including gross income) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. Accordingly, no Unitholder will be allocated items of Net Loss which would cause his Capital Account to be reduced below zero in any year. In addition, the Managing Member has represented that Fund allocations are not anticipated to reduce any Unitholder's Capital Account balance below zero and that Distributions of Net Cash Flow from Operations and Net Sales Proceeds (except to the extent such Distributions represent a return of capital should not have a material effect on a Unitholder's Capital Account since such Distributions of profits or gain are anticipated to be matched by corresponding allocations of Net Income to such Unitholder.


         Even if the allocations of profits and losses of a partnership are deemed to have "economic effect" under the Section 704(b) Regulations, an allocation will not be upheld unless the economic effect of such allocation is "substantial." The Section 704(b) Regulations generally provide that the economic effect of an allocation is "substantial" if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by partners from a partnership, independent of tax consequences. Treas. Reg. Section 1.704-1(b)(2)(iii). The economic effect of an allocation is presumed not to be substantial if there is a strong likelihood that the net adjustments to the partner's capital account for any taxable year will not differ substantially from the net adjustments which would have been made for such year in the absence of such allocation and the total tax liability of the partners for such year is less than it would have been in the absence of such allocations. ID. The economic effect will also be presumed not to be substantial where: (i) the partnership agreement provides for the possibility that the allocation will be largely offset by one or more other allocations; (ii) the net adjustments to the partners' capital accounts for the taxable years to which the allocations relate will not differ substantially from the net adjustments which would have been recorded in such partners' respective capital accounts for such years if the original allocations and the offsetting allocations were not contained in the partnership agreement; and (iii) the total tax liability of the partners for such year is less than it would have been in the absence of such allocations. With respect to the foregoing provision, the Section 704(b) Regulations state that original allocations and offsetting allocations will not be insubstantial if, at the time the allocations become part of the partnership agreement, there is a strong likelihood that the offsetting allocations will not, in large part, be made within five years after the original allocations are made. The

Managing Member
June 12, 2000
Page 12


Section 704(b) Regulations further state that for purposes of testing substantiality, the adjusted tax basis of partnership property will be presumed to be the fair market value of such property, and adjustments to the adjusted tax basis of partnership property (such as depreciation or cost recovery deductions) will be presumed to be matched by corresponding changes in the property's fair market value.

         The allocations contained in the Operating Agreement are intended to comply with the Treasury Regulations' test for having economic effect. The Operating Agreement requires Capital Accounts to be properly maintained, requires Distributions of proceeds from the liquidation of a Unitholder's or Managing Member's interest in the Fund (whether or not in connection with the liquidation of the Fund) to be made in accordance with the Unitholder's or Managing Member's positive Capital Account balance, and contains a qualified income offset provision (as well as a provision that prohibits Net Loss allocations that would cause or increase a deficit Capital Account). Moreover, the economic effect of the allocations should be substantial because the economic and tax consequences of deductions representing paid or incurred expenses will move in tandem.

         Because of the lack of any significant borrowings by the Fund, it is not anticipated that a Unitholder's Capital Account will be reduced below zero by any Distributions of Net Cash Flow from Operations or Net Sales Proceeds, any allocations of Net Loss, or any excess expected Distributions. Consequently, the Unitholders should not be required by operation of the qualified income offset provision to recognize gross income or Net Income in any year in excess of their pro-rata share of Net Income. The Operating Agreement, in addition to meeting the Treasury Regulations' test for allocations to have economic effect, contains "minimum gain chargeback" provisions, although, due to the anticipated lack of Fund-level indebtedness, it is not likely that any such chargebacks will arise.


         Accordingly, it is our opinion that the Operating Agreement will comply with the safe harbor provisions in the Treasury Regulations under Code
Section 704(b) and that the allocations of Net Income and Net Loss set forth in the Operating Agreement will have substantial economic effect or will be otherwise treated as being in accordance with the interests of the Unitholders and Managing Member in the Fund, if such issue were challenged by the IRS, litigated and judicially decided. Further, the allocations of deductions and losses set forth in the Operating Agreement will be treated as having substantial economic effect or as being otherwise in accordance with the interests of the Unitholders and Managing Member in the Fund to the extent that such allocations do not create a deficit in any Unitholder's or the Managing Member's Capital Account balance, taking into account all reasonably expected increases and decreases in such balance. The Section 704(b) Regulations are extremely complex, however, and in many respects subject to varying interpretations. There can be no assurance that the IRS will not challenge the allocations provided in the Operating Agreement and, if successful, reduce the anticipated tax benefits to the Unitholders and Managing Member.


         If the allocations of profits and losses in a partnership agreement are deemed not to have substantial economic effect, then as stated above, the allocations will be made in accordance with partners' interests in the partnership as determined by taking into account all of the facts and the circumstances. Treas. Reg. Section 1.704-1(b)(3)(i). In this regard, the
Section 704(b) Regulations provide that a partner's interest in a partnership will be determined by taking into account all facts and circumstances relating to the economic arrangement of the partners, including: (i) the partners' relative contributions to the partnership; (ii) the interests of the partners in economic profits and losses (if different from that in taxable income or loss); (iii) the interests of the partners in cash flow and other nonliquidating

Managing Member
June 12, 2000
Page 13


distributions; and (iv) the rights of the partners to distributions of capital upon liquidation. ID. Section 1.704-1(b)(3)(ii).

         5.       TAX SHELTER REGISTRATION.

         Under Section 6111 of the Code, any entity deemed to be a "tax shelter" as defined in Section 6111(c) is required to register with the IRS. For these purposes, a "tax shelter" is defined as any investment with respect to which (i) a person can reasonably infer from the representations made that the "tax shelter ratio" for any investor may be greater than 2 to 1 as of the close of any of the first five years ending after the date in which the investment is offered for sale; and (ii) is either registered under federal or state securities laws, sold pursuant to an exemption from such registration which requires the filing of a notice with a federal or state securities agency or is a substantial investment. The "tax shelter ratio" is determined by dividing the investor's share of the aggregate deductions derived from the investment, determined without regard to income or any limitations on the deductibility of passive losses, by the amount of an investor's contributions.


         The aggregate amount of the deductions potentially allowable to any of the Unitholders, including the Managing Member, in the offering of Units in the Fund is not expected, and has not been represented in the Prospectus or any other writing connected with the offering approved by the Managing Member, to exceed an amount equal to twice any such Unitholder's investment in the Fund in any of the Fund's first five calendar years. In addition, the Managing Member has represented that, in the absence of events which are unlikely to occur, the aggregate amount of deductions derived from any Unitholder's investment in the Fund, determined without regard to income, will not exceed twice the amount of any such Unitholder's investment in the Fund as of the close of any year in the Fund's first five calendar years. Further, even if the Fund were deemed to constitute a tax shelter under
Section 6111, the Regulations provide that the registration requirements are suspended with respect to a tax shelter that qualifies as a "projected income investment." Temp. Treas. Reg. Section 301.6111-1T, Q&A 57A. The Regulations define a "projected income investment" as a tax shelter that is not expected to reduce the cumulative tax liability of any investor for any year during the first five years ending after the date in which the investment is offered for sale. A tax shelter is not expected to reduce the cumulative tax liability of an investor for any year during the five year period only if (a) a written financial projection or other written representation that is provided the investor prior to sale of interests in the investment states (or leads a reasonable investor to believe) that the investment will not reduce the investor's tax liability with respect to any year in the five year period, and (b) no written or oral projections or representations, other than those related to circumstances that are highly unlikely to occur, state (or lead a reasonable investor to believe) that the investment may reduce the cumulative tax liability of any investor with respect to such years.



         Based upon the authority of the Regulations and the representations of the Managing Member that, in the absence of events which are unlikely to occur, the "tax shelter ratio" with respect to an investment in the Fund will not exceed 2 to 1 for any investor as of the close of any year in the Fund's first five calendar years, we are of the opinion that it is more likely than not the Fund is not currently required to register as a tax shelter with the IRS under Section 6111 of the Code prior to the offer and sale of the Units, if the issue were challenged by the IRS, litigated and judicially decided. Our opinion is limited to a "more likely than not" basis due to the lack of clarity in the statute and regulations, or any administrative guidance or judicial authority, as to the computation of the "tax shelter ratio" and the

Managing Member
June 12, 2000
Page 14


possibility that, in a single taxable period, the ratio could be exceeded in such period for unanticipated reasons.


         6.       OTHER POTENTIALLY MATERIAL TAX ISSUES.

                  The following tax issues could be considered to be material to potential investors in the Fund but we are unable to express any opinion with respect thereto for the reasons stated. In general, such issues are not susceptible to an opinion because the resolution of such issues (i) is an inherently factual matter on which no legal opinion can be made, (ii) is dependent upon facts that do not currently exist since the Fund has not acquired any properties, or (iii) is dependent upon certain financial or other characteristics of the individual investor.

         A. DEPRECIATION AND COST RECOVERY. Section 167(a) of the Code provides that the real property improvements acquired by the Fund and the personal property acquired by the Fund shall generally be entitled to a reasonable allowance for exhaustion, wear and tear or obsolescence. No opinion on this issue is expressed, however, the amount of depreciation or cost recovery deductions available to offset taxable income of the Fund is dependent upon the type of properties acquired and the allocation of the acquisition cost to various components of the properties, including land, buildings, other improvements and personal property. The amount of the allowable deduction is generally determined under Section 168 of the Code.


         In this regard, Sections 168(g)(1)(B) and (g)(2) of the Code provide that to the extent real property constitutes "tax-exempt use property," the cost recovery period will be 40 years, and in the case of personal property which constitutes "tax-exempt use property," the recovery period will be 12 years and the straight-line method must be utilized for determining deductions in each case. "Tax-exempt use property" generally includes that percentage of depreciable property owned by a partnership, such as the Fund, which equals the percentage of the partnership interests owned by tax-exempt entities, unless all allocations of partnership items to the tax-exempt entities are "qualified allocations." I.R.C. Section 168(h)(6). The allocations under the Operating Agreement will not likely constitute "qualified allocations," and, therefore, it is possible, although no opinion of Counsel is expressed, that real and personal property will be partially treated as "tax-exempt use property" to be depreciated for tax purposes using the straight-line method over 40-year and 12-year recovery periods, respectively, resulting in less favorable timing with respect to depreciation or amortization deductions of the Fund.


         It should also be noted that if the Fund were determined to be holding one or more Properties primarily for sale to customers in the ordinary course of business, the Fund might not be entitled to depreciation allowances with respect to such Properties, or such depreciation allowances could be substantially curtailed. SEE I.R.C. Section 167(a).

         B. INCOME TAX TREATMENT OF CERTAIN PAYMENTS MADE BY THE FUND. The income tax consequences to the Fund as a result of certain payments made by the Fund will be as follows:

                  (i) No opinion is expressed on the classification of various expenses as organizational, start-up or syndication expenses since such a determination is purely factual.

                  No deduction will be allowed for the cost of organizing the Fund, but at the election of the Fund certain qualified "organizational expenses" may be amortized ratably over a period of not less

Managing Member
June 12, 2000
Page 15


than 60 months. I.R.C. Section 709(b). Organizational expenses are generally defined as expenses which are incident to the creation of a partnership, are chargeable to a capital account and are of a character which, if expended incident to the creation of a partnership having an ascertainable life, would be amortized over such life.

         In addition, certain "start-up expenditures" may, at the election of the taxpayer, be amortized ratably over a period of not less than 60 months. I.R.C. Section 195. Under Code Section 195, start-up expenditures which may qualify for this treatment include amounts which are paid or incurred in connection with investigating the creation or acquisition of a business, the actual creation of an active trade or business, or any activity engaged in for profit and the production of income before the active trade or business begins, in anticipation of such activity becoming an active trade or business, and which would otherwise be deductible in the year in which paid or incurred.

         The cost of syndicating the Fund, including costs and expenditures incurred in connection with promoting and marketing the Units such as sales commissions, professional fees and printing costs, are neither deductible nor amortizable.

                  (ii) The Fund intends to claim deductions for property management fees, leasing fees and real property sales commissions paid to the Managing Member or its Affiliates. Such fees will be deductible by the Fund only to the extent that such expenses are ordinary and necessary and reasonable in amount. I.R.C. Section 162(a). Because this issue is dependent upon factual determinations which will not be known until the actual services are performed and such fees are paid by the Fund, we are unable to render an opinion as to whether such fees will constitute ordinary and necessary business expenses deductible under Section 162 of the Code.


                  (iii) Any ongoing expenses of the Fund paid to the Managing Member, such as management fees, will be deductible by the Fund only to the extent that such expenses are ordinary and necessary and reasonable in amount and either are received by the Managing Member otherwise than in its capacity as a member under Section 707(a) of the Code or, if it constitutes a guaranteed payment to the Managing Member, under Section 707(c) of the Code. Because these issues are dependent upon factual determinations which will not be known until actual services are performed and such fees are paid by the Fund, we are unable to render an opinion as to whether such fees will be deductible by the Fund.


         In summary, since the appropriate classification of fees and expenses paid by the Fund into their proper categories and a determination of whether certain fees and expenses are ordinary and necessary and reasonable in amount depend upon facts relating to and existing at the time the services are to be rendered to the Fund, we are unable to render an opinion as to the probable outcome if the IRS were to challenge the deductibility (or the timing of deduction or amortization) of those fees and expenses.

         C. INVESTMENT BY QUALIFIED PLANS AND OTHER TAX-EXEMPT ENTITIES. The IRS may take the position that income derived from the ownership of Units should be subject to federal income tax as "unrelated business taxable income" ("UBTI"), which is defined generally as income derived from any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member. I.R.C. Section 512(a). Because the classification of the fund income as UBTI to tax-exempt investors is largely dependent upon the particular tax-exempt investors' method of financing their investment, we are unable to express any opinion thereon.

Managing Member
June 12, 2000
Page 16



         While the types of income and gain which are anticipated to be realized by the Fund would not generally constitute UBTI within the meaning of Section 512(a) of the Code, all or a portion of such income may constitute UBTI if Unitholders borrow to acquire their Units or the Fund were to own property which is subject to "acquisition indebtedness." I.R.C. Section 512(b)(4). Acquisition indebtedness is defined as the unpaid amount of: (i) indebtedness incurred in acquiring or improving property; (ii) indebtedness incurred before the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement; and (iii) indebtedness incurred after the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement and the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement. I.R.C. Section 514(c)(1). The Fund's acquisitions of Properties will be made on an all cash basis and the Operating Agreement prohibits the Fund from borrowing funds in order to finance acquisitions of and improvements to Properties.


         If all or any portion of the Fund's income were to be characterized as UBTI by reason of the "acquisition indebtedness" rules (discussed above), the "dealer" status rules (discussed at paragraph E below) or otherwise, a tax-exempt entity holding Units would be required to report a portion of its pro-rata share of the Fund's taxable income as UBTI. I.R.C. Section 514(a)(1). Moreover, a "charitable remainder trust" qualifying for exemption from income taxation under Section 664 of the Code would lose such exemption with respect to all of its income for a tax year in which UBTI is derived from its ownership of Units and it would be required to file an income tax return on Form 1041. A tax-exempt entity (other than a charitable remainder trust) is required to file an Exempt Organization Business Income Tax Return (Form 990-T) when its gross UBTI from all sources exceeds $1,000 in any year and it is generally taxable on UBTI in excess of $1,000 in each year.

         D. SALES OF FUND PROPERTY. The Managing Member anticipates that most and perhaps all of the assets to be acquired and held by the Fund will constitute "Section 1231 property," defined as real property and depreciable assets used in a trade or business and held for more than one year. I.R.C. Section 1231(a). Because the ability of such property to qualify as Section 1231 property can only be determined at the time of sale after an analysis of all relevant facts and circumstances no opinion is expressed on this issue. To the extent that Fund assets constitute Section 1231 property, a Unitholder's share of the gains or losses resulting from the sale of the Fund's assets would be combined with any other Section 1231 gains or losses realized by the Unitholder in that year from sources other than the Fund, and the net Section 1231 gain or loss would be treated as long-term capital gain (subject to depreciation or cost recovery allowance recapture, if any) or ordinary loss, as the case may be. Net Section 1231 gains must be treated as ordinary income, however, in certain situations, but only to the extent of the aggregate amount of net Section 1231 ordinary losses claimed for the five most recent taxable years (to the extent such losses have not previously been "recaptured" pursuant to this rule). I.R.C. Section 1231(c).

         Gain will be recognized by the Fund to the extent that the amount realized from any sale of Fund Property exceeds the adjusted basis of such Property. I.R.C. Section 1001(a). The adjusted basis of Fund Property will in general be its original cost less depreciation and cost recovery allowances allowed to the Fund with respect to such Property. I.R.C. Section 1011. Loss will be recognized to the extent that the adjusted basis of such Property exceeds the amount realized. The amount realized from a sale or other disposition of Property includes the sum of cash and property received plus the amount of any liabilities assumed by the purchaser or to which the Property remains subject. I.R.C. Section 1001(b).

Managing Member
June 12, 2000
Page 17


         Any excess of gains over losses realized by the Fund on sales of capital assets (generally all property other than property held primarily for sale in the ordinary course of a trade or business or Section 1231 property) held for more than one year will be long-term capital gain. I.R.C. Section 1201. Any excess of losses over gains by the Fund on the sales of any such capital assets held for more than one year will be net long-term capital loss. General ordinary and long-term capital gain tax rates and special real property depreciation recapture rates are discussed below at paragraph G.

         E. PROPERTY HELD PRIMARILY FOR SALE. The Fund has been organized for the purpose of acquiring and developing real estate for investment and rental purposes; however, if the Fund were at any time deemed for tax purposes to be a "dealer," I.E., a seller of real estate held primarily for sale to customers in the ordinary course of a trade or business, any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute UBTI to Unitholders which are exempt organizations. I.R.C. Sections 1221(1) and 512(b)(5)(B).

         Whether property is held primarily for sale to customers in the ordinary course of a trade or business must be determined from all the facts and circumstances surrounding the particular property and sale in question. In this regard, the Managing Member has represented that the Fund intends to acquire existing multi-tenant industrial real estate for investment and rental purposes only and to engage in the business of owning and operating such properties. Further, the Fund will make sales thereof only as, in the opinion of the Managing Member, are consistent with the Fund's investment objectives. The IRS may take the position, however, that the gain realized on the sale of a Fund Property should be characterized as ordinary income (and
UBTI) because the Fund is a dealer in such Properties. Because the resolution of this issue is dependent upon facts which will not be known until the time a Property is sold or held for sale, and due to the lack of judicial authority in this area, we are unable to render an opinion as to whether the Fund will be considered to hold any or all of its Properties primarily for sale to customers in the ordinary course of a trade or business.

         F. SALES OF UNITS. The gain or loss realized on any sale of Units by a Unitholder (who is not a "dealer" with respect to such Units) who has held the Units for more than one year will be long-term capital gain or loss, except for that portion of any gain attributable to such Unitholder's share of the Fund's "unrealized receivables" and "inventory items," which portion would be taxed as ordinary income. I.R.C. Sections 741, 751. Potential cost recovery allowance recapture on personal property (not real property) associated with Fund Properties will be treated as "unrealized receivables" for this purpose. I.R.C. Section 751(c). A portion of the gain attributable to prior real estate depreciation may be subject to special capital gain rates as discussed in Paragraph G below. In addition, recently proposed regulations provide that the holding period of a partnership interest will be divided if a partner acquires portions of an interest at different times. The Fund generally must report to the IRS the sale or exchange of any Units where any portion of the consideration received in exchange for such Unit is attributable to "unrealized receivables" of the Fund. I.R.C. Section 6050K.

         Gain or loss on any such sale will be measured by the difference between the gross sale price and the Unitholder's adjusted tax basis in his Units. I.R.C. Section 1001(a). In computing the gross proceeds received from the sale or other disposition of his Units, a Unitholder must include among other items his share of the Fund's nonrecourse indebtedness allocable to him, if any. Treas. Reg. Section 1.752-3. Any negative Capital Account balance existing at the time of a sale of Units would be recaptured, possibly resulting in taxable income in excess of cash proceeds from sale. No opinion is expressed on this issue, since relevant facts cannot be determined until a sale takes place.

Managing Member
June 12, 2000
Page 2



         G. CAPITAL GAINS AND LOSSES. The characterization of income or gain recognized by a Unitholder upon a sale of Properties by the Fund or a sale of a Unit by a Unitholder as capital or ordinary income is relevant in determining the rate at which such income is taxed and the extent to which a Unitholder may deduct capital losses. Ordinary income is taxed to individuals at a maximum federal marginal rate of 39.6%, while long-term capital gains of individuals (on most capital assets held for more than one year) are taxed at a maximum marginal rate of 20% (10% for taxpayers in the 15% rate bracket). To the extent that any gain from the sale of real property by the Fund represents the recapture of prior straight-line depreciation deductions by the Fund, the capital gain attributable to depreciation from real estate held for more than one year will be subjected to a maximum capital gains tax rate of 25%, rather than the general 20% maximum long-term capital gain rate otherwise applicable. These long-term capital gain rates also apply for purposes of computing a Unitholder's alternative minimum tax. Unitholders are also cautioned that the sale of a Unit may require the Unitholder to "look through" the Units sold, with a portion of such sale possibly taxable as ordinary income under Code Section 751 (see "Sale of Units" in paragraph F above), and a portion of any long-term capital gain generated on the sale of a Unit subjected to the higher 25% maximum long-term capital gain rate applicable to straight-line real estate depreciation recapture. The position of the IRS on whether such a "look-through" rule applies for real estate depreciation recapture was recently clarified when the Treasury Department issued proposed regulations providing that a partner selling a partnership interest will be required to recognize gain at the higher 25% rate to the extent the partner would have been allocated such recapture gain if the partnership had sold all of its Section 1250 property in a fully taxable transaction. Capital losses generally may be used by individuals to offset capital gains and, in addition, a maximum of $3,000 of ordinary income annually. The capital losses not utilized by individuals in any year may be carried forward indefinitely to succeeding years. No opinion is expressed on this issue since the relevant facts cannot be determined until the Fund sells properties or a Unitholder sells Units.


         H. DISSOLUTION AND LIQUIDATION OF THE FUND. The dissolution and liquidation of the Fund will involve the Distribution to the Unitholders of the cash remaining after the sale of its assets, if any, and after payment of all the Fund's debts and liabilities. If a Unitholder receives cash in excess of the basis of his Units, such excess will be taxable as a gain. I.R.C. Section 731(a)(1). If a Unitholder were to receive only cash upon dissolution and liquidation, he would recognize a loss to the extent, if any, that the adjusted basis of his Units exceeded the amount of cash received. I.R.C. Section 731(a)(2). There are a number of exceptions to such general rules, however, including but not limited to, (i) the effect of a special basis election under Section 732(d) of the Code for a Unitholder who may have acquired his Fund interest within the two years prior to the dissolution, and
(ii) the effect of distributing one kind of property to some Unitholders and a different kind of property to others under Section 751(b) of the Code. No opinion is expressed on this issue since the relevant facts cannot be determined until the fund is dissolved and liquidated.

         I. FOREIGN INVESTORS. Non-resident aliens, foreign corporations, foreign partnerships, foreign trusts and foreign estates (collectively referred to as "foreign investors") who are partners in a partnership engaged in a trade or business in the United States will be considered to be engaged in such trade or business, even if such foreign investors are only limited partners or members in a limited liability company. A foreign investor engaged in a U.S. trade or business who has income that is "effectively connected" with that trade or business will be subject to regular U.S. income taxes. I.R.C. Section 871(b).

         After the Fund has acquired income-producing equity investments, the anticipated activities of the Fund will likely constitute a U. S. trade or business and a "permanent establishment" within the

Managing Member
June 12, 2000
Page 19


meaning of the Code and tax treaties entered into with foreign jurisdictions ("Tax Treaties") and the income from such investments (I.E., rents) will likely be deemed to be effectively connected with that trade or business. Therefore, a foreign investor who becomes a Unitholder in the Fund will be required to file a U.S. income tax return on which such investor must report his distributive share of the Fund's items of income, gain, loss, deduction and credit, and pay U.S. income taxes at regular U.S. income tax rates on his share of any allocable income or gain. In addition, Section 1446 of the Code (to the extent Section 1445 of the Code, discussed below, does not apply) provides for U.S. withholding taxes to be withheld on the effectively connected taxable income allocated to such foreign investors.

         Since a foreign investor who becomes a Unitholder in the Fund will likely be considered to be engaged in a U.S. trade or business and to have a permanent establishment in the United States, certain types of U.S. related income from other business transactions of the foreign investor could also be attributed to that trade or business or permanent establishment under the Code or a Tax Treaty (E.G., rents from other U.S. real estate owned by such investor). Furthermore, a foreign investor may be subject to tax on his distributive share of the Fund's income and gain in his country of nationality, residence or elsewhere. The method of taxation in such jurisdictions, if any, may vary considerably from the U.S. tax system with respect to characterization of the Fund and its income.

         It should also be noted that a foreign investor's allocable share of escrow earnings and interest income from funds placed in temporary investments pending acquisition of income-producing equity investments will likely not be considered to be income effectively connected with a U.S. trade or business, and the foreign investor will not be deemed to be otherwise engaging in a U.S. trade or business with respect to those investments. Accordingly, the Fund will generally be obligated to withhold U.S. tax in the amount of 30% (or lower Tax Treaty rate) of such investor's allocable share of the income derived from these investments, unless a statutory exemption applies to the particular type of income. I.R.C. Section 1441(a).

         A foreign investor will also be subject to U.S. income tax on gain realized from the sale of a United States real property interest and also, for this purpose, the sale of a Unit. I.R.C. Section 897. Further, under
Section 1445 of the Code, a partnership is required to withhold tax equal to 35% (or, to the extent provided in Regulations, 20%) of the foreign investor's allocable share of the gain realized from the sale of partnership real property (regardless of whether an actual distribution is made to such investor). I.R.C. Section 1445(e)(1). The amount required to be withheld by a purchaser of Units from a foreign investor is generally equal to 10% of the amount realized on the disposition of the Units. I.R.C. Section 1445(e)(5).

         It is impossible for us to predict the impact of the above-described general principles on specific foreign investors, or how the provisions of any Tax Treaty between the United States and the foreign investor's country of nationality or residence may affect these results. Accordingly, we offer no opinion as to the income tax consequences to a foreign investor investing as a Unitholder in the Fund.

         J. STATE AND LOCAL TAXES. The Fund will conduct its activities and own Properties in different taxing jurisdictions. Accordingly, it is likely that an investment in the Fund will impose upon a Unitholder the obligation to file annual tax returns in a number of different states or localities, as well as the obligation to pay taxes to a number of different states or localities. In addition, many states require partnerships or entities taxable as partnerships, like the Fund, to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in such

Managing Member
June 12, 2000
Page 20


states. Some states or localities may also impose income, franchise, gross receipts or similar taxes on the Fund as an entity, whether or not they respect its federal tax classification status.


         The Prospectus makes no attempt to summarize the state and local tax consequences to a Unitholder in those states in which the Fund may own Properties or carry on activities, and it is impractical for us to opine on all state laws or to predict the states in which the Fund may own Properties. However, the issues which a Unitholder should consider include: (i) whether the state in which he resides will impose a tax upon his share of the taxable income of the Fund; (ii) whether an income tax or other return must be filed in those states where the Fund will acquire Properties; (iii) whether he will be subject to state income tax withholding in states where the Fund will acquire properties; (iv) whether a state where the Fund owns properties will levy an income, franchise, gross receipts or similar Fund-level tax on the Fund, irrespective of its classification as a "partnership" for federal income tax purposes; and (v) whether his state of residence will offer a tax credit for taxes paid by the Unitholder or the Fund to those other states.

         K.       GENERAL CONSIDERATIONS.

                  (i) FUND ITEMS. The income tax treatment of all Fund items will be determined at the Fund level. I.R.C. Section 6221. In this regard, the Managing Member will take primary responsibility for contesting federal income tax adjustments proposed by the IRS, to extend the statute of limitations as to all Unitholders and, in certain circumstances, to bind the Unitholders to such adjustments. For partnerships such as the Fund, where the total number of partners is more than 100, the IRS is not required to furnish notice of the commencement of any administrative proceeding or the final disposition of any such proceeding to any partner having less than a 1% interest in the profits of the partnership. I.R.C. Section 6223(b). You should also be aware that Congress added Code Sections 771 to 777 to the Code in 1997 to provide special reporting rules and certain administrative relief for qualifying "electing large partnerships." Section 2.5 of the Operating Agreement authorizes the Managing Member to utilize these provisions if it is determined such an election is appropriate. No opinion is expressed on this issue since the relevant facts would not be known until an examination of the fund is initiated.


                  (ii) ACCURACY-RELATED PENALTIES. Under Section 6662 of the Code, a penalty equal to 20% of any underpayment of tax due to (i) negligence or disregard of rules or regulations, (ii) any substantial valuation misstatement, or (iii) any "substantial understatement of income tax" can be imposed on a taxpayer. In general, a "substantial understatement of income tax" will exist if the actual income tax liability of the taxpayer exceeds the income tax liability shown on his return by the greater of 10% of the actual income tax liability or $5,000 ($10,000 in the case of a corporation other than a subchapter S corporation or a personal holding company). I.R.C. Section 6662(d)(1). Unless the understatement is attributable to a "tax shelter," the amount of an understatement is reduced by any portion of such understatement which is attributable to the income tax treatment of (a) any item shown on the return if there is "substantial authority" for the taxpayer's treatment of such item on his return or (b) any item with respect to which the taxpayer has a "reasonable basis" for such position and adequately discloses on his return the relevant facts affecting the item's income tax treatment. I.R.C. Section 6662(d)(2). In the case of a "tax shelter," which is defined in Section 6662(d)(2)(c)(iii) of the Code as a partnership or other entity, plan or arrangement, a significant purpose of which is the avoidance or evasion of federal income tax, this reduction in the understatement only will apply in cases where, in addition to having "substantial authority" for treatment of the item in

Managing Member
June 12, 2000
Page 21


question, the taxpayer reasonably believed that the income tax treatment of that item was more likely than not the proper treatment. I.R.C. Section 6662(d)(2)(C)(i).



         Although the Fund is not intended to be a so-called "tax shelter," it is possible that it may be considered a tax shelter for purposes of
Section 6662 of the Code and that certain Fund tax items could be considered tax shelter items within the meaning of Section 6662. Based on the investment objectives of the Fund, the Managing Member believes that there are substantial grounds for a determination that the Fund does not constitute a tax shelter; however, because the issue is dependent upon facts relating to future Fund operations, the acquisition and disposition of Fund Properties and other factual determinations which are not known at this time, we are unable to render an opinion as to whether an investment in the Fund will be considered a tax shelter for purposes of determining certain potential exemptions from the application of the accuracy-related penalties under
Section 6662 of the Code. Moreover, no opinion can be expressed as to the application of any penalty provisions of the Code due to a lack of relevant facts at this time. Please be aware that all of the accuracy-related penalties described above may be abated where a taxpayer had "reasonable cause" for its position and acted in good faith. I.R.C. Section 6664(c).


                  (iii) TAX SHELTER INVESTOR LISTS. Section 6112 of the Code requires that a list identifying each person who has invested in a potentially abusive tax shelter be maintained by the tax shelter organizer. The list must include the name, address and taxpayer identification number of each investor, as well as certain other information. The organizer is also required to make the list available for inspection upon request by the IRS. The term "potentially abusive tax shelter" is defined for this purpose as (i) any tax shelter with respect to which registration is required, as described above in Section 5, and (ii) any other entity, plan or arrangement that is treated by applicable Regulations as a tax shelter for purposes of the list requirements. The Regulations under Section 6112 clarify that an entity which is a tax shelter under Section 6111, but which is not required to register as such because it qualifies as a "projected income investment," continues to be subject to the list requirements of Section 6112. Although the Managing Member does not believe that the Fund constitutes a potentially abusive tax shelter, the Managing Member does intend to maintain a list of the Unitholders as required by Section 6112 of the Code. Because the actual maintenance of such a list is a factual determination, no opinion of counsel is expressed with respect to this issue.

AGGREGATE OPINION


         Subject to the assumptions and limitations set forth herein, it is our opinion that it is more likely than not that, in the aggregate, substantially more than one-half of the material tax benefits contemplated by the Prospectus for which an opinion can be given at this time, in terms of their financial impact on a typical Unitholder, will be realized by a Unitholder in the Fund. We advise you further that the section of the Prospectus entitled "Federal Income Tax Considerations" accurately reflects our opinion with respect to those matters therein as to which an opinion is specifically attributed to us.

Managing Member
June 12, 2000
Page 22


         Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement and to the references to this Firm under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Prospectus.

Very truly yours,


/s/ OPPENHEIMER WOLFF & DONNELLY, LLP

                                  EXHIBIT "C-1"
                             SUBSCRIPTION AGREEMENT



-----------------------------------------------------------------------------------------------------------------------------------
    INVESTMENT      / / Initial Purchase / / Additional Purchase                   U.S. CITIZEN / / YES / / NO
        1           Minimum Purchase - 5 Units (2 Units if IRA or other Qualified Plan)
                    Amount Enclosed $______________________________ (must be in increments of $500)

-----------------------------------------------------------------------------------------------------------------------------------

      TYPE OF       / /  Individual            / /  Joint Tenants*   / /  Roth IRA**        / /  Pension Plan**          / /  LLC**
     OWNERSHIP      / /  Community Property*   / /  Trust**          / /  Keogh (H.R. 10)** / /  Profit Sharing Plan**
                    / /  Partnership**
     CHECK ONE      / /  Tenants in Common*    / /  IRA**            / /  Other
(explain)_____________________________________________

         2          *Two names and signatures required.    **Complete Sections 3 and 4.

-----------------------------------------------------------------------------------------------------------------------------------

     INVESTOR      ________________________________________________________________________________________________________________
   REGISTRATION     Name (print or type)                               Social Security #                 Primary State of Residence
        AND        ________________________________________________________________________________________________________________
      REPORT        Name (print or type)                               Social Security #                 Primary State of Residence
    INFORMATION    ________________________________________________________________________________________________________________
         3          Mailing Address                                    City, State, Zip Code

                   ________________________________________________________________________________________________________________
                    Phone #:  Business                                 Home

                    / /  Please mail me the reports described in Section 2.4 of the Operating Agreement.
                    / /  Do NOT mail reports to me.  I prefer to access reports from the Fund's website at
                         www.cvinc.net.

-----------------------------------------------------------------------------------------------------------------------------------

     TRUST OR      ________________________________________________________________________________________________________________
     CUSTODIAL      Exact Name of Trust and Trustee, Custodian, Trust Officer or Administrator
   REGISTRATION
         4         ________________________________________________________________________________________________________________
                    Address

                   ________________________________________________________________________________________________________________
                    City, State, Zip Code                              Tax Id #

-----------------------------------------------------------------------------------------------------------------------------------

REPRESENTATION      In order to induce the Managing Member to accept this subscription, the undersigned hereby
         5          represents and warrants to the Fund and its Managing Member that:

            ____    (a)  I have received a copy of  the Prospectus.
           initial
            ____    (b) I meet the applicable suitability standards and/or financial requirements set forth in the Prospectus under initial  "Who May Invest" or in a supplement to the Prospectus as they pertain to the state of my primary residence and domicile. If I am a resident of California, Indiana, Iowa, North Carolina or Washington, I also meet the financial requirements set forth on the reverse side.
            ____    (c)  I am purchasing the Units for my own account or for the account or benefit of a member or members of my initial  immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.
            ____    (d)  I am aware that there will be no public market for Units, and accordingly, it may be impossible for me initial  to readily liquidate this investment in the Fund.
            ____    (e)  I am purchasing the Units with the expectation of deriving an economic profit from the Fund without initial  regard to any tax benefits of an investment in the Fund.
            ____    (f) I am aware that (i) the Operating Agreement contains restrictions applicable to transfers of the Units;
           initial  and (ii) if I am a California resident or any person to whom I may subsequently propose to assign or transfer any units is a California resident, I may not consummate a sale or transfer of my units, or any interest therein or receive any consideration prior therefore, without the written consent of the Commissioner of
                    Corporations of the State of California, except as permitted in the Commissioner's Rules, and I understand that my units, or any document evidencing my units, will bear a legend reflecting the substance of the foregoing understanding.

------------------------------------------------------------------------------------------------------------------------------------

    SIGNATURES      The undersigned has the authority to enter into this subscription agreement on behalf of the
         6          person(s) or entity registered in Sections 3 and/or 4 above.

                    Executed this________________day of____________________at_____________________________________,_______________
                                                                                             City                      State
                    ---------------------------------------------------  ----------------------------------------------------------
                     Signature (Investor, Trustee, Custodian,            Signature (Investor, Trustee, Custodian, Administrator)
                               Administrator)

-----------------------------------------------------------------------------------------------------------------------------------


The undersigned Representative hereby certifies that he has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and any other information known by the Representative, that investment in these limited liability company Units is suitable for the above investor. Additionally, it is hereby certified that the investor has been apprised of the probable illiquidity of this investment and the unlikelihood of a public trading market developing for the Units. I HAVE PREVIOUSLY SOLD UNITS OF CORNERSTONE REALTY FUND, LLC / / YES / / NO


  BROKER/DEALER
  AND REGISTERED    ___________________________________________________  ___________________________________________________________
  REPRESENTATIVE     Broker/Dealer Firm                                   Registered Representative Name (print or type)
         7
                    ___________________________________________________  ___________________________________________________________
                     Main Office Address                                  Registered Representative Branch Office Address

                    ___________________________________________________  ___________________________________________________________
                     City, State  Zip                                     City, State  Zip

                    ___________________________________________________  ___________________________________________________________
                     Dealer Code                                          Telephone Number

                    ___________________________________________________  ___________________________________________________________
                     Broker/Dealer Authorized Signature                   Registered Representative Signature Date

------------------------------------------------------------------------------------------------------------------------------------

      PAYMENT       DURING ESCROW IMPOUND MAKE CHECK PAYABLE TO:        AFTER TERMINATION OF ESCROW IMPOUND, MAKE CHECK PAYABLE TO:
    AND MAILING     USB ESCROW NO. 12563-GG FOR                         CORNERSTONE REALTY FUND, LLC
         8          CORNERSTONE REALTY FUND
                    AND MAIL TO:                                        AND MAIL TO:
                    U.S. Bank, National Association                     Pacific Cornerstone Capital, Incorporated
                    4100 Newport Place, Suite 130                       4590 MacArthur Blvd., Suite 610
                    Newport Beach, CA  92660   Attn:  Gloria Garriott   Newport Beach, CA 92660

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             -----------------------------
    ACCEPTANCE      ___________________________________________________                         WHITE - Managing Member
         9           Managing Member Authorized Signature     Date                             copy (submit with check)
                                                                                              YELLOW - Broker/Dealer copy
                       Subscription Agreement for members of Cornerstone Realty Fund, LLC        PINK - Investor copy
                          continued on reverse side of this signature page.                  -----------------------------

                             SUBSCRIPTION AGREEMENT

Cornerstone Realty Fund, LLC, a California limited liability company:

         The undersigned desires to become a Member in Cornerstone Realty Fund, LLC, a California limited liability company (the "Fund") and to purchase the number of units of limited liability company interest ("Units") appearing on the signature page of this Subscription Agreement in accordance with the terms and conditions of the Operating Agreement (the "Agreement") in substantially the form attached as Exhibit "A" to the Prospectus of the Fund. In connection therewith, the undersigned hereby represents, warrants and agrees as follows:

         1. SUBSCRIPTION. The undersigned agrees to purchase the number of Units set forth in Section 1 of the Subscription Agreement, and hereby tenders the amount required to purchase such Units ($500 per Unit, minimum subscription five (5) Units, two (2) Units for Qualified Plans). I am aware that this subscription may be rejected in whole or in part by the Managing Member in its sole and absolute discretion.

         2. ADOPTION. The undersigned hereby specifically adopts and agrees to be bound by each and every provision of the Agreement, including the power of attorney granted to the Managing Member in Section 12.6.

         3. SPECIAL POWER OF ATTORNEY. Each Member constitutes and appoints the Managing Member of the Fund with full power of substitution, its true and lawful attorney to make, execute, and acknowledge and file in its name, place and stead:

              a)  The Agreement;

              b) Any certificate or other instrument, including registrations or filings concerning the use of fictitious names and necessary or appropriate filings under the federal and state securities laws;

              c)  Documents required to dissolve and terminate the Fund;

              d) Amendments and modifications to the Articles of Organization or any of the instruments described above;

              e) Amendments and modifications to the Agreement which have been approved pursuant to the terms hereof; and

              f) All loan and security agreements, notes, instruments and other similar documents which are necessary or desirable for the Fund to conduct its business as contemplated by the Agreement.

              This power of attorney is coupled with an interest and is irrevocable.

              The foregoing grant of authority (i) is a special power of attorney coupled with an interest, (ii) is irrevocable and shall survive his health or disability, and (iii) may be exercised by such attorney-in-fact by listing his name along with the names of all other persons for whom such attorney-in-fact is acting, and executing the Agreement and such other certificates, instruments and documents with the single signature of such attorney-in-fact is acting, and for all of the persons whose names are so listed.

              The undersigned shall mean the person or entity whose signature appears in Section 6 on the reverse side of this form.

         4. CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER. Under the penalties of perjury, the undersigned certifies that (1) the number provided herein is his correct Taxpayer Identification Number; and (2) he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding. (If the undersigned has been notified that he is currently subject to backup withholding, he has stricken the language under clause (2) above before signing).

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE UNDERSIGNED IS NOT WAIVING ANY RIGHTS UNDER FEDERAL OR STATE SECURITIES LAWS.

For California Residents


         This offering was approved in California on the basis of a limited offering qualification where offers and sales may be made to prospective investors based on their meeting the suitability standards set forth below. The fund was not required to demonstrate compliance with some or all of the merit regulations of the Department of Corporation as found in Title 10, CA Code of Regulations, Rule 260.140 et seq.


         The exceptions for secondary trading available under Corporations Code
Section 25104(h) have been withheld, but there may be other exceptions to cover private sales of the units by the bona fide owner for his own account without advertising and without being effected by or through a broker dealer in a public offering.


For California and Indiana Residents


         Units will be sold only to residents of the States of California and Indiana representing that they meet one of the following suitability standards:.
(1) a net worth of at least $500,000 exclusive of their home, home furnishings and personal automobiles; or (2) a net worth of at least $250,000, exclusive of their home, home furnishings and personal automobiles, and annual gross income of $65,000 or more; or (3) a net worth of at least $1,000,000; or (4) annual gross income of $200,000 or more.


For Iowa Residents


         Units will be sold only to residents of the State of Iowa representing that they meet one of the following suitability standards: (1) a net worth of at least $350,000, exclusive of their home, home furnishing and personal automobiles; or (2) a net worth of at least $100,000, exclusive of their home, home furnishings and personal automobiles, and annual taxable income of $75,000 or more. ira investors must purchase a minimum of $3,000 of units.


For North Carolina Residents


         Units will be sold only to residents of the State of North Carolina representing that they meet one of the following suitability standards: (1) a net worth of at least $250,000, exclusive of their home, home furnishing and personal automobiles; or (2) a net worth of at least $60,000, exclusive of their home, home furnishings and personal automobiles, and had annual taxable income of $60,000 or more during the last tax year or estimates having annual taxable income of $60,000 or more during the current tax year without regard to the investment in the units.


For Washington Residents


         Units will be sold only to residents of the State of Washington representing that they meet one of the following suitability standards: (1) a net worth of at least $225,000, exclusive of their home, home furnishing and personal automobiles; OR (2) a net worth of at least $70,000, exclusive of their home, home furnishings and personal automobiles, AND annual gross income of $50,000 or more.

                                                  EXHIBIT "C-2"
                                    IRA APPLICATION AND SUBSCRIPTION AGREEMENT
-----------------------------------------------------------------------------------------------------------------------------------
    INVESTMENT      / /  Initial Purchase  / /  Additional Purchase   Amount Enclosed $ _____________________ (in $500 increments)
         1          U.S. CITIZEN   / /  YES   / /  NO                 Minimum Purchase -- 2 Units
-----------------------------------------------------------------------------------------------------------------------------------
      TYPE OF       / /  Regular IRA    / /  Rollover IRA     / /  SEP-IRA      / /  Roth IRA    / /  Roth Contributory IRA
     OWNERSHIP      / /  Contribution for ______ Tax Year (if no year is stated, contribution will be designated for year received)
         2          / /  Transfer of Existing IRA   (please complete and enclose IRA Transfer Letter)
-----------------------------------------------------------------------------------------------------------------------------------
     CUSTODIAL      First Regional Bank/Trust Administration Services Corp. (TASC) [see disclosure information on reverse]
   REGISTRATION     P.O. Box 85410
         3          San Diego, CA  92186-5410        TIN 95-4716174
-----------------------------------------------------------------------------------------------------------------------------------
     INVESTOR
   REGISTRATION,   ----------------------------------------------------------------------------------------------------------------
      REPORT        Name (print or type)                               Social Security #                 Primary State of Residence
    INFORMATION
        AND        ----------------------------------------------------------------------------------------------------------------
    BENEFICIARY     Mailing Address                                    City, State, Zip Code             Date of Birth
    DESIGNATON
        4          ----------------------------------------------------------------------------------------------------------------
                    Business Telephone Number                          Home Telephone Number             E-Mail Address
                    / /  Please mail me the reports described in Section 2.4 of the Operating Agreement.
                    / /  Do NOT mail reports to me.  I prefer to access reports from the Fund's website at www.cvinc.net.

-----------------------------------------------------------------------------------------------------------------------------------
Primary Beneficiary Name and Address                                 Social Security #  Date of Birth   Relationship      % Share

-----------------------------------------------------------------------------------------------------------------------------------
Contingent Beneficiary Name and Address                              Social Security #  Date of Birth   Relationship      % Share

If you are married and designate someone other than your spouse as Primary Beneficiary, spousal consent is required by his/her signature below. If a Trust is designated as either a Primary or Contingent Beneficiary, a copy of the Trust document must be provided to TASC.

I agree to my spouse's naming of a Primary Beneficiary other than myself and also acknowledge that I shall have no claim whatsoever against the Trustee for any payment to my spouse's named Beneficiary.

                    ---------------------------------------------------------   ---------------------------------------------------
                     Spouse's Signature                                          Date

-----------------------------------------------------------------------------------------------------------------------------------
REPRESENTATION To induce the Managing Member to accept this subscription, I represent and warrant to the Fund and its Managing
      5        Member that:

           _______  (a) I have received a copy of  the Prospectus.
           initial
           _______  (b) I meet the applicable suitability standards and/or financial requirements set forth in the Prospectus under initial  "Who May Invest" or in a supplement to the Prospectus as they pertain to the state of my primary residence and domicile.  [IF I AM A RESIDENT OF CALIFORNIA, INDIANA, IOWA, NORTH CAROLINA OR WASHINGTON, I ALSO MEET THE
                    FINANCIAL STANDARDS SET FORTH ON THE REVERSE SIDE.]
           _______  (c) I am purchasing the Units for my own account or for the account or benefit of a member or initial  members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.
           _______  (d)  I am aware that there will be no public market for Units, and accordingly, it may be impossible for me to initial  readily liquidate this investment in the Fund.
           _______  (e)  I am purchasing the Units with the expectation of deriving an economic profit from the Fund without regard
           initial   to any tax benefits of an investment in the Fund.
           _______  (f)  I am aware that (i) the Operating Agreement contains restrictions applicable to transfers of the Units;
           initial  and (ii) if I am a California resident or any person to whom I may subsequently propose to assign or transfer any units is a California resident, I may not consummate a sale or transfer of my units, or any interest therein or receive any consideration prior therefore, without the written consent of the Commissioner of Corporations of the State of California, except as permitted in the
                    Commissioner's Rules, and I understand that my units, or any document evidencing my units, will bear a legend reflecting the substance of the foregoing understanding.
-----------------------------------------------------------------------------------------------------------------------------------

The Registered Representative named below will receive a copy of your IRA account statement unless you check the box below:

                    / / Do NOT send copies of my IRA Statement to the Registered Representative named below.

The undersigned Representative hereby certifies that he has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and any other information known by the Representative, that investment in these limited liability company Units is suitable for the above investor. Additionally, it is hereby certified that the investor has been apprised of the probable illiquidity of this investment and the unlikelihood of a public trading market developing for the Units. I HAVE PREVIOUSLY SOLD UNITS OF CORNERSTONE REALTY FUND, LLC / / YES / / NO

   BROKER/DEALER
  AND REGISTERED    ---------------------------------------------------  ----------------------------------------------------------
  REPRESENTATIVE     Broker/Dealer Firm                                   Registered Representative Name (print or type)
         6
                    ---------------------------------------------------  ----------------------------------------------------------
                     Main Office Address                                  Registered Representative Branch Office Address

                    ---------------------------------------------------  ----------------------------------------------------------
                     City, State  Zip                                     City, State  Zip

                    ---------------------------------------------------  ----------------------------------------------------------
                     Dealer Code                                          Telephone Number

                    ---------------------------------------------------  ----------------------------------------------------------
                     Broker/Dealer Authorized Signature                   Registered Representative Signature           Date
-----------------------------------------------------------------------------------------------------------------------------------

      PAYMENT       DURING ESCROW IMPOUND MAKE CHECK PAYABLE TO:        AFTER TERMINATION OF ESCROW IMPOUND, MAKE CHECK PAYABLE TO:
    AND MAILING     USB ESCROW NO. 12563-GG FOR                         CORNERSTONE REALTY FUND, LLC AND MAIL TO:
         7          CORNERSTONE REALTY FUND AND MAIL TO:
                    US National Bank Association                        Pacific Cornerstone Capital, Incorporated
                    4100 Newport Place, Suite 130                       4590 MacArthur Blvd., Suite 610
                    Newport Beach, CA  92660   Attn:  Gloria Garriott   Newport Beach, CA 92660
-----------------------------------------------------------------------------------------------------------------------------------

    SIGNATURES      By signing this IRA Application and Subscription Agreement, I  hereby warrant and represent that I have read
         8          and understand the disclosure on the reverse side of this form.  PLEASE SIGN EACH COPY OF THIS FORM.

                    Executed this       day of          at                                           ,
                                 -------      ----------  ------------------------------------------   ----------------------------
                                                                                                                    State

                    ---------------------------------------------------  ----------------------------------------------------------
                     Signature (Investor)                                 Signature (Custodian)
-----------------------------------------------------------------------------------------------------------------------------------
    ACCEPTANCE
         9          ---------------------------------------------------  ----------------------------------------------------------
                    Managing Member Authorized Signature                 Date

  Subscription Agreement for members of Cornerstone Realty Fund, LLC continued on reverse side of this signature page.
    WHITE -  Managing Member copy (submit with check) YELLOW - Broker/Dealer copy PINK - Transfer Agent GREEN - Investor copy

TASC PARTIAL FEE SCHEDULE

Establishment Fee . . . . . . . . . . . . . . . . . . . . . . $35   Partnerships, LLCs and Private Stock
Annual Administration Fee  . . . . . $55 plus Asset Holding Fee     Transaction Fee . . . . . . . . . . . . . . . . . . . . . . $25
Termination Fee . . . . . .  . . . . . . .5%of distributed value    Additional Purchase/ Partial Sale . . . . . . . . . . . . . $10
             Minimum $100, Maximum $250) plus direct costs          Asset Holding Fee . . . . . . . . .$5.00 per asset, per quarter
                                                                    Asset Transfer Fee . . . . . . . . . . $25 per asset plus costs

Other fees may apply, please refer to TASC Complete Published Fee Schedule for Self-Directed Accounts at www.trustlynk.com or contact us at (800) 455-9472.

                    TASC DOCUMENT REQUIREMENTS AND DISCLOSURE

I hereby acknowledge that the retirement plan I am establishing is self-directed and that I am solely responsible for the success or failure of my investments. I have read and understand the IRA Custodial Agreement, including, but not limited to Article VIII. I understand that TASC (TASC) is a subsidiary of First Regional Bank, the named Custodian of my IRA, and will handle the daily administration of my account. All references to TASC include First Regional Bank, its subsidiaries and/or agents.

I understand that, with the exception of deposits in amounts under $100,000 held at First Regional Bank and/or other similar banking institution, my investments are: (a) not insured by the FDIC or any other federal or state deposit guaranteed fund; (b) not guaranteed by First Regional Bank, its subsidiaries, and/or agents; and (c) subject to investment risk, including the possible loss of the principal invested.

I understand that my account is subject to an Arbitration provision that appears in the IRA Agreement. I hereby give consent to have my telephone conversations with TASC recorded. I hereby acknowledge receipt and acceptance of TASC's Self-Directed IRA fee schedule.

I hold harmless, protect and indemnify TASC from and against any and all liabilities, losses, damages, expenses and charges, including but not limited to attorney's fees and expenses of litigation, which TASC may sustain or might sustain resulting directly or indirectly from my investment direction or those received from my authorized financial representative and/or agent.

If I use a financial representative they work for me and do not in any way represent TASC. TASC makes no representations or guarantees concerning investments purchased at my direction, and any such claims made by a financial representative or product provider are not supported by TASC. TASC does not sponsor or endorse any investment nor does it evaluate investments as to their merit. I understand that TASC is not a "fiduciary" for my account as such term is defined in the Internal Revenue Code, ERISA or any other applicable local, state or federal laws.

I understand that certain transactions are prohibited for tax-exempt retirement arrangements under Internal Revenue Code Section 4975. I further understand that the determination of whether the transaction directed hereby is a prohibited transaction depends on the facts and circumstances surrounding this purchase. I warrant and represent that I have consulted with such advisors as I deem necessary and appropriate, and have determined among other things, that this investment does not constitute a prohibited transaction as defined in Internal Revenue Code Section 4975, and that the offering entity or any affiliate thereof, is neither a "disqualified person" (as defined in Section 4975 (e) (2) of the Internal Revenue Code). To the extent that any such self-dealing may otherwise be involved, this investment transaction is the subject of a specific statutory exemption or administrative exemption. Furthermore, I understand that, should my IRA engage in a prohibited transaction, a taxable distribution equal to the fair market value of my account will result. I further understand that if such a deemed distribution takes place prior to my attaining age 59 1/2, an additional 10% premature distribution excise tax may be imposed.

I hereby authorize TASC to invest all uninvested cash into a FDIC insured account. In addition to the fees reflected on the most recent fee schedule of TASC, I understand a service fee may be billed to my account relating to the recordkeeping responsibilities provided by TASC for the master money market account. This fee is reimbursed in full by First Regional Bank to the money market account and, therefore, is not reflected on my fee invoice, as it does not affect the yield on my money market deposit balances.

I agree to be responsible for any and all collection actions, including contracting with a collection agency or instituting legal action, and bringing any other suits or actions which may become necessary to protect the rights of my Account as a result of the operation or administration of my investment(s). In the event that any of my investments produce taxable income (unrelated business or debt-financed income), pursuant to the provision of sections 511 through 514 of the Internal Revenue Code, I understand that TASC does not monitor the amount of UBTI in my Account and does not prepare Form 990-T. If such a tax is applicable, I agree to prepare, or have prepared, the proper 990-T tax form and forward it to TASC, along with authorization to pay the tax from my Account.

                             SUBSCRIPTION AGREEMENT

Cornerstone Realty Fund, LLC, a California limited liability company:

              The undersigned desires to become a Member in Cornerstone Realty Fund, LLC, a California limited liability company (the "Fund") and to purchase the number of units of limited liability company interest ("Units") appearing on the signature page of this Subscription Agreement in accordance with the terms and conditions of the Operating Agreement (the "Agreement") in substantially the form attached as Exhibit "A" to the Prospectus of the Fund. In connection therewith, the undersigned hereby represents, warrants and agrees as follows:

         1. SUBSCRIPTION. The undersigned agrees to purchase the number of Units set forth in Section 1 of the Subscription Agreement, and hereby tenders the amount required to purchase such Units ($500 per Unit, minimum subscription five (5) Units, two (2) Units for Qualified Plans). I am aware that this subscription may be rejected in whole or in part by the Managing Member in its sole and absolute discretion.

         2. ADOPTION. The undersigned hereby specifically adopts and agrees to be bound by each and every provision of the Agreement, including the power of attorney granted to the Managing Member in Section 12.6.

         3. SPECIAL POWER OF ATTORNEY. Each Member constitutes and appoints the Managing Member of the Fund with full power of substitution, its true and lawful attorney to make, execute, and acknowledge and file in its name, place and stead:

              a) The Agreement;
              b) Any certificate or other instrument, including registrations or filings concerning the use of fictitious names and necessary or appropriate filings under the federal and state securities laws;
              c) Documents required to dissolve and terminate the Fund;
              d) Amendments and modifications to the Articles of Organization or any of the instruments described above;
              e) Amendments and modifications to the Agreement which have been approved pursuant to the terms hereof; and
              f) All loan and security agreements, notes, instruments and other similar documents which are necessary or desirable for the Fund to conduct its business as contemplated by the Agreement.

              This power of attorney is coupled with an interest and is irrevocable.

              The foregoing grant of authority (i) is a special power of attorney coupled with an interest, (ii) is irrevocable and shall survive his health or disability, and (iii) may be exercised by such attorney-in-fact by listing his name along with the names of all other persons for whom such attorney-in-fact is acting, and executing the Agreement and such other certificates, instruments and documents with the single signature of such attorney-in-fact is acting, and for all of the persons whose names are so listed.

              The undersigned shall mean the person or entity whose signature appears in Section 8 on the reverse side of this form.

         4. CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER. Under the penalties of perjury, the undersigned certifies that (1) the number provided herein is his correct Taxpayer Identification Number; and (2) he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding. (If the undersigned has been notified that he is currently subject to backup withholding, he has stricken the language under clause (2) above before signing).

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE UNDERSIGNED IS NOT WAIVING ANY RIGHTS UNDER FEDERAL OR STATE SECURITIES LAWS.

For California Residents


         This offering was approved in California on the basis of a limited offering qualification where offers and sales may be made to prospective investors based on their meeting the suitability standards set forth below. the fund was not required to demonstrate compliance with some or all of the merit regulations of the Department of Corporation as found in Title 10, CA Code of Regulations, Rule 260.140 et seq.


         The exceptions for secondary trading available under Corporations Code
Section 25104(h) have been withheld, but there may be other exceptions to cover private sales of the units by the bona fide owner for his own account without advertising and without being effected by or through a broker dealer in a public offering.


For California and Indiana Residents


         Units will be sold only to residents of the States of California and Indiana representing that they meet one of the following suitability standards:.
(1) a net worth of at least $500,000 exclusive of their home, home furnishings and personal automobiles; or (2) a net worth of at least $250,000, exclusive of their home, home furnishings and personal automobiles, and annual gross income of $65,000 or more; or (3) a net worth of at least $1,000,000; or (4) annual gross income of $200,000 or more.


For Iowa Residents


         Units will be sold only to residents of the State of Iowa representing that they meet one of the following suitability standards: (1) a net worth of at least $350,000, exclusive of their home, home furnishing and personal automobiles; or (2) a net worth of at least $100,000, exclusive of their home, home furnishings and personal automobiles, and annual taxable income of $75,000 or more. ira investors must purchase a minimum of $3,000 of units.


For North Carolina Residents


         Units will be sold only to residents of the State of North Carolina representing that they meet one of the following suitability standards: (1) a net worth of at least $250,000, exclusive of their home, home furnishing and personal automobiles; or (2) a net worth of at least $60,000, exclusive of their home, home furnishings and personal automobiles, and had annual taxable income of $60,000 or more during the last tax year or estimates having annual taxable income of $60,000 or more during the current tax year without regard to the investment in the units.


For Washington Residents


         Units will be sold only to residents of the State of Washington representing that they meet one of the following suitability standards: (1) a net worth of at least $225,000, exclusive of their home, home furnishing and personal automobiles; or (2) a net worth of at least $70,000, exclusive of their home, home furnishings and personal automobiles, and annual gross income of $50,000 or more.

===============================================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IF SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO HANGE IN THE AFFAIRS OF THE FUND OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

     THIS PROSPECTUS OMITS CERTAIN INFORMATION CONTAINED IN THE REGISTRATION STATEMENT ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. THE INFORMATION SO OMITTED MAY BE OBTAINED FROM THE PRINCIPAL OFFICE OF THE COMMISSION IN WASHINGTON, D.C. UPON PAYMENT OF THE FEE PRESCRIBED BY THE COMMISSION, OR EXAMINED THERE WITHOUT CHARGE.

                                TABLE OF CONTENTS

     Prospectus Summary....................................................1
     Risk Factors..........................................................5
     Who May Invest........................................................9
     Estimated Use of Proceeds............................................12
     Selected Financial Data..............................................13
     Management's Discussion of Financial Condition and Results
       of Operation.......................................................14
     Management Compensation..............................................15
     Fiduciary Responsibilities of the Managing Member....................18
     Management...........................................................19
     Prior Performance....................................................21
     Conflicts of Interest................................................22
     Investment Objectives and Policies...................................25
     Business.............................................................28
     Summary of the Operating Agreement...................................36
     Federal Income Tax Considerations....................................40
     ERISA Considerations.................................................52
     The Offering.........................................................54
     How to Subscribe.....................................................57
     Your Representations and Warranties in the Subscription
       Agreement..........................................................58
     Supplemental Sales Material..........................................58
     Legal Matters........................................................59
     Experts..............................................................59
     Available Information................................................59
     Additional Information...............................................60
     Index to Financial Statements........................................61
     Prior Performance Tables.............................................62


     UNTIL TERMINATION OF THIS OFFERING, AND IN ANY EVENT UNTIL NINETY (90) DAYS AFTER THE EFFECTIVE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

===============================================================================



===============================================================================

                           $3,000,000





                   CORNERSTONE REALTY FUND, LLC



               A California Limited Liability Company





                          6,000 units of
                        membership interest

















                              PROSPECTUS



                            _________, 2000

===============================================================================

                                PART II

                    INFORMATION REQUIRED IN PROSPECTUS

     Item 30.     QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

                  Not applicable

     Item 31.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  The estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission Registration Fee...........................................         13,900

National Association of Securities Dealers, Inc. and Blue Sky Registration Fees...............         28,210

Accounting Fees and Expenses..................................................................     $   30,000*

Legal Fees and Expenses.......................................................................     $  125,000*

Printing and Design...........................................................................     $  275,000*

                                       II-1


Seminars......................................................................................     $  255,000*

Marketing Support Fee,  Reimbursement of Expenses and Due Diligence Expense
     Allowance Fee Payable to the Dealer Manager..............................................     $  815,000*

Miscellaneous.................................................................................     $  302,890*

Total                                                                                              $1,845,000*
                                                                                                   ===========


--------------------
* Estimated

Item 32.          SALES TO SPECIAL PARTIES.

                  Not applicable.

Item 33.          RECENT SALES OF UNREGISTERED SECURITIES.

                  In November 1999, the fund sold $500 of membership interest to the managing member and $500 of membership interest to Terry G. Roussel. These sales are exempt from registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act.

Item 34.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Indemnification of the managing member, including its partners, employees, agents, affiliates, subsidiaries and assigns is provided for in Article X of the operating agreement, which Article is incorporated herein by reference. (See "Fiduciary Responsibility of the managing member".)

Item 35.          TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

                  Not applicable.

Item 36.          FINANCIAL STATEMENTS AND EXHIBITS.

                  (a)      FINANCIAL STATEMENTS.

                           The financial statements required by Regulation
S-X are filed as a part of the Registration Statement and are included in the prospectus commencing on page F-1.


                  (b)      EXHIBITS:

                           1.1      Form of Dealer Manager Agreement.

                           1.2      Form of Participating Broker Agreement.

                           3.1 Articles of Organization of the Fund (previously filed).

                           3.2 Operating Agreement, included in the prospectus as Exhibit "A" and incorporated herein by reference.

                           3.3 Amendment to Articles of Organization of the Fund filed August 18, 1999 (previously filed).

                           3.4 Amendment to Articles of Organization of the Fund filed January 26, 2000 (previously filed).

                           4.1 Subscription Agreement and Power of Attorney whereby a purchaser agrees to purchase units and adopts the provisions of the operating agreement, included in the prospectus as Exhibits "C-1" and "C-2" and incorporated herein by reference.

                           5.1 Opinion of Counsel with respect to the legality of the securities being registered, including consent to the use of such opinion in the Registration Statement.

                           8.1 Opinion of Counsel with respect to Federal income tax matters, including consent to the use of such opinion in the Registration Statement, included in the prospectus as Exhibit "B" and incorporated herein by reference.

                           10.1     Form of Escrow Agreement.

                           23.1     Consent of U.S. Bank, National Association.

                           23.2     Consent of Ernst & Young LLP.

UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect on the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To send to each member at least on an annual basis a detailed statement of any transactions with the managing member or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the managing member or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

         (5) To provide to the unitholders the financial statements required by Form 10-K for the first full fiscal year of operations of the fund;

         (6) To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing unitholders; each sticker supplement will disclose all compensation and fees received by the managing member and its affiliates in connection with any such acquisition, the post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period; and

         (7) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the unitholders at least once each quarter after the distribution period of the offering has ended.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registration pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURE


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment No. 3 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California on June 14, 2000.


                             CORNERSTONE REALTY FUND, LLC

                             By: CORNERSTONE INDUSTRIAL PARTNERS, LLC Its Managing Member

                             By:      CORNERSTONE VENTURES, INC.
                                      Its Manager


                                      By:  /s/ TERRY G. ROUSSEL
                                         --------------------------------------
                                           Terry G. Roussel, President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on the dates indicated.



        Signature                                     Title                                  Date
        ---------                                     -----                                  ----
/s/ TERRY G. ROUSSEL                    Director of Cornerstone Ventures, Inc.            June 14, 2000
-------------------------------
  Terry G. Roussel


/s/ JAMES V. CAMP                       Director of Cornerstone Ventures, Inc.            June 14, 2000
-------------------------------
James V. Camp